SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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OVERLAND STORAGE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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OVERLAND STORAGE, INC.

9112 Spectrum Center Boulevard

San Diego, California 92123

                , 2013

Dear Shareholder:

Overland Storage, Inc., a California corporation (the “Company”), entered into an acquisition agreement dated as of November 1, 2013 (the “Acquisition Agreement”) providing for the acquisition of Tandberg Data Holdings S.à.r.l., a private limited liability company incorporated under the laws of the Grand Duchy of Luxembourg (“Tandberg”) by the Company. If the acquisition contemplated by the Acquisition Agreement is completed, Tandberg will become a wholly-owned subsidiary of the Company and the shareholders of Tandberg will be entitled to receive 47,152,630 shares of common stock of the Company (collectively, the “Acquisition Shares”), such that, following the completion of the acquisition, the former shareholders of Tandberg will own, by virtue of the issuance of the Acquisition Shares, approximately 54% of the common stock of the Company (assuming no shares of common stock are issued after the date of the Acquisition Agreement but before the closing other than upon conversion of the outstanding convertible promissory notes as described below and the exercise of all exercisable securities of the Company having an exercise price of not more than $1.30 per share) following the completion of the acquisition.

At a special meeting of our shareholders, you will be asked to consider and vote on a proposal to approve the issuance of the Acquisition Shares. After careful consideration, our board of directors has unanimously approved the Acquisition Agreement, the acquisition, the issuance of the Acquisition Shares and the other transactions contemplated by the Acquisition Agreement and determined that the acquisition and the issuance of the Acquisition Shares is fair to and in the best interests of the Company and its shareholders. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE ISSUANCE OF THE ACQUISITION SHARES AT THE CLOSING OF OUR PROPOSED ACQUISITION OF TANDBERG DATA HOLDINGS S.À.R.L.

You will also be asked to vote on a number of other proposals relating to the Company, including:

•	a proposal to approve an amendment to the Amended and Restated Articles of Incorporation to increase the authorized number of shares of common stock from 90,200,000 shares to 125,000,000 shares;

•

a proposal to approve the issuance of up to 17,192,304 shares of the Company’s common stock which were issued or are issuable upon the conversion of outstanding promissory notes issued in February 2013 and November 2013 and additional convertible promissory notes to be issued on the date that the Company files a definitive proxy statement with the Commission for the approval of the issuance of the shares issuable in the Acquisition and the earlier of (i) the Company’s obtaining irrevocable binding written commitments from holders of at least 50% of its shares of record as of the record date fixed by the Company’s board of directors for the determination of shareholders entitled to vote on of the issuance of shares in connection with the Acquisition and (ii) such time that the Company secures the vote of its shareholders required to approve the issuance of shares in connection with the Acquisition, as well as the issuance of shares to pay interest on the convertible notes and certain other matters;

•

a proposal to authorize the board of directors, in its discretion, to effect a reverse stock split of our common stock at a specific ratio, ranging from one-for-two to one-for-ten, to be determined by the board of directors and effected, if at all, within one year from the date of the special meeting;

•

a proposal to approve amendments to our 2009 Equity Incentive Plan, including an increase in the number of shares of common stock available for award grant purposes under the 2009 Equity Incentive Plan by 7,000,000 shares of common stock, and a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the issuance of the Acquisition Shares.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THESE PROPOSALS.

The special meeting will be held at the CityView Plaza Conference Center located at 100 W. San Fernando Street, San Jose, CA 95113, on                 ,                 , 2013 at         (Pacific Time). Notice of the special meeting and the related proxy statement are enclosed.

The attached proxy statement provides you with detailed information about the special meeting, the acquisition, and the issuance of the Acquisition Shares. A copy of the Acquisition Agreement is attached as Annex A to the proxy statement. We encourage you to read the entire proxy statement and the Acquisition Agreement carefully. You may also obtain more information about the Company from documents we have filed with the Securities and Exchange Commission.

Your vote is very important regardless of the number of shares you own. While we are not seeking shareholder approval or adoption of the Acquisition Agreement, or the acquisition of Tandberg, we cannot complete the acquisition and the issuance of the Acquisition Shares unless the holders of a majority of outstanding shares of common stock that are entitled to vote at the special meeting vote in favor of the proposal to approve the issuance of the Acquisition Shares. The failure of any shareholder to vote on the proposal to approve the issuance of the Acquisition Shares will have the same effect as a vote against the proposal to approve the issuance of the Acquisition Shares.

The consummation of the acquisition is also subject to the satisfaction of certain other conditions to closing as set forth in the Acquisition Agreement, which is attached to this proxy statement as Annex A.

Whether or not you plan to attend the special meeting, please complete, sign, date, and return the enclosed proxy card as soon as possible to ensure your representation at the special meeting. We have provided a postage-paid envelope for your convenience. If you plan to attend the special meeting and prefer to vote in person, you may still do so even if you have already returned your proxy card.

If you are a shareholder of record (that is, if your stock is registered with us in your own name), then you may vote by telephone or electronically via the Internet by following the instructions included in the proxy statement and with your proxy card. If your shares are registered in the name of a broker or other nominee, your nominee may be participating in a program provided through Broadridge Financial Solutions, Inc. that allows you to vote by telephone or via the Internet. If so, the voting form that your nominee sends you will provide telephone and Internet instructions.

We look forward to seeing you at the special meeting. Thank you in advance for your cooperation and continued support.

Sincerely,

ERIC L. KELLY

President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the issuance of the Acquisition Shares, passed upon the merits of the issuance of the Acquisition Shares or the fairness of the issuance of the Acquisition Shares or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

The proxy statement is dated                 , 2013, and is first being mailed to shareholders on or about                 , 2013.

OVERLAND STORAGE, INC.

9112 Spectrum Center Boulevard

San Diego, California 92123

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                , 2013

A special meeting of shareholders of Overland Storage, Inc. (the “Company”) will be held at the CityView Plaza Conference Center located at 100 W. San Fernando Street, San Jose, CA 95113, on         ,         , 2013 at (Pacific Time) for the following purposes:

1.	to approve the issuance of 47,152,630 shares of common stock of the Company (assuming no shares of common stock are issued after the date of the Acquisition Agreement but before the closing other than upon conversion of outstanding convertible promissory notes and the exercise of all exercisable securities of the company having an exercise price of not more than $1.30 per share), and any additional shares issuable (collectively, the “Acquisition Shares”), pursuant to the acquisition agreement dated November 1, 2013 (the “Acquisition Agreement”), providing for the acquisition of Tandberg Data Holdings S.à r.l., a private limited liability company incorporated under the laws of the Grand Duchy of Luxembourg (“Tandberg”), at the closing of such acquisition , such that, following the completion of the acquisition, the former shareholders of Tandberg will own, by virtue of the issuance of the Acquisition Shares, approximately 54% of the common stock of the Company (assuming no shares of common stock are issued after the date of the Acquisition Agreement but before the closing other than upon conversion of the outstanding convertible promissory notes as described below and the exercise of all exercisable securities of the company having an exercise price of not more than $1.30 per share) following the completion of the acquisition;

2.	to approve an amendment to the Amended and Restated Articles of Incorporation to increase the authorized number of shares of common stock from 90,200,000 shares to 125,000,000 shares;

3.	to approve a proposal to authorize the Board of Directors, in its discretion, to effect a reverse stock split of our common stock at a specific ratio, ranging from one-for-two to one-for-ten, to be determined by the Board of Directors and effected, if at all, within one year from the date of the special meeting;

4.	to approve the issuance of up to 17,192,304 shares of the Company’s common stock which were issued or are issuable upon the conversion of outstanding promissory notes issued in February 2013 and November 2013 and additional convertible promissory notes to be issued on the date that the Company files a definitive proxy statement with the Commission for the approval of the issuance of the shares issuable in the Acquisition and the earlier of (i) the Company’s obtaining binding written commitments from holders of at least 50% of its shares of record as of the record date fixed by the Company’s board of directors for the determination of shareholders entitled to vote on of the issuance of shares in connection with the Acquisition and (ii) such time that the Company secures the vote of its shareholders required to approve the issuance of shares in connection with the Acquisition and certain other matters;

5.	to approve amendments to our 2009 Equity Incentive Plan, including an increase in the number of shares of common stock available for award grant purposes under the 2009 Equity Incentive Plan by 7,000,000 shares of common stock; and

6.	to transact any other business that may properly come before the special meeting or to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposals described above.

The foregoing items of business are more fully described in the proxy statement.

We are not seeking shareholder approval or adoption of the Acquisition Agreement, or the acquisition of Tandberg.

The Board of Directors has fixed the close of business on             , 2013 as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof. A list of shareholders entitled to vote at the special meeting will be available for inspection at our offices.

After careful consideration, the Board of Directors unanimously recommends that you vote:

FOR the proposal to approve the issuance of the Acquisition Shares;

FOR the proposal to approve an amendment to the Amended and Restated Articles of Incorporation to increase the authorized number of shares of common stock from 90,200,000 shares to 125,000,000 shares;

FOR the proposal to authorize the Board of Directors, in its discretion, to effect a reverse stock split of our common stock at a specific ratio, ranging from one-for-two to one-for-ten, to be determined by the Board of Directors and effected, if at all, within one year from the date of the special meeting;

FOR the proposal to approve the issuance of up to 17,192,304 shares of the Company’s common stock which were issued or are issuable upon the conversion of outstanding promissory notes issued in February 2013 and November 2013 and additional convertible promissory notes to be issued on the date that the Company files a definitive proxy statement with the Commission for the approval of the issuance of the shares issuable in the Acquisition and the earlier of (i) the Company’s obtaining binding written commitments from holders of at least 50% of its shares of record as of the record date fixed by the Company’s Board of Directors for the determination of shareholders entitled to vote on of the issuance of shares in connection with the Acquisition and (ii) such time that the Company secures the vote of its shareholders required to approve the issuance of shares in connection with the Acquisition and certain other matters;

FOR the proposal to approve amendments to our 2009 Equity Incentive Plan, including an increase in the number of shares of common stock available for award grant purposes under the 2009 Equity Incentive Plan by 7,000,000 shares of common stock; and

FOR any proposal to adjourn the special meeting in order to allow the Company to solicit additional proxies in favor of proposals set forth above in the event that there are insufficient proxies received to approve the proposals at the special meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting

This proxy statement, along with a proxy card are available on-line at http://proxy.overlandstorage.com. This proxy statement is dated             , 2013, and is first being mailed to shareholders on or about             , 2013.

By order of the Board of Directors,

KURT L. KALBFLEISCH
Dated: , 2013	Secretary

All shareholders are cordially invited to attend the special meeting in person. Whether or not you expect to attend the special meeting, please complete, sign, date and return the enclosed proxy card as soon as possible to ensure your representation at the special meeting. A postage-paid return envelope is enclosed for your convenience. Shareholders with shares registered directly with our transfer agent, Wells Fargo Bank, N.A., may choose to vote those shares via the Internet at http://www.eproxy.com/ovrl, or telephonically, within the United States and Canada, by calling 1-800-560-1965. Shareholders holding shares with a broker, bank or other nominee may also be eligible to vote via the Internet or telephonically if their broker, bank or other nominee participates in the proxy voting program provided by Broadridge Financial Solutions, Inc. (“Broadridge”). See “Voting Shares Registered in the Name of a Broker, Bank or Other Nominee” in the proxy statement for further details on the Broadridge program. Even if you have given your proxy, you may still vote in person if you attend the special meeting. Please note, however, that if a broker, bank or other nominee holds your shares of record and you wish to vote at the special meeting, then you must obtain from the record holder a proxy issued in your name.

PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS	1
GENERAL INFORMATION	1
SUMMARY TERM SHEET RELATING TO ISSUANCE OF ACQUISITION SHARES	1
QUESTIONS AND ANSWERS ABOUT THE ISSUANCE OF THE ACQUISITION SHARES AND THE SPECIAL MEETING OF SHAREHOLDERS	9
RISK FACTORS	17
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION	23
SOLICITATION AND VOTING	25
DESCRIPTION OF OUR CAPITAL STOCK	28
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	35
PROPOSAL 1 TO APPROVE THE ISSUANCE OF 47,152,630 SHARES OF OUR COMMON STOCK (ASSUMING NO SHARES OF COMMON STOCK ARE ISSUED AFTER THE DATE OF THE ACQUISITION AGREEMENT BUT BEFORE THE CLOSING OTHER THAN UPON CONVERSION OF OUTSTANDING CONVERTIBLE PROMISSORY NOTES AND THE EXERCISE OF ALL EXERCISABLE SECURITIES OF THE COMPANY HAVING AN EXERCISE PRICE OF NOT MORE THAN $1.30 PER SHARE) AS THE ACQUISITION SHARES AT THE CLOSING OF OUR PROPOSED ACQUISITION OF TANDBERG DATA HOLDINGS S.À R.L.	38
PROPOSAL 2 APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF OUR COMMON STOCK FROM 90,200,000 SHARES TO 125,000,000 SHARES	100
PROPOSAL 3 TO APPROVE THE ISSUANCE OF UP TO 17,192,304 SHARES OF THE COMPANY’S COMMON STOCK, WHICH WERE ISSUED OR ARE ISSUABLE UPON THE CONVERSION OF OUTSTANDING PROMISSORY NOTES ISSUED IN FEBRUARY 2013 AND NOVEMBER 2013 AND ADDITIONAL CONVERTIBLE PROMISSORY NOTES TO BE ISSUED PURSUANT TO THE NPA, TOGETHER WITH ANY SHARES OF OUR COMMON STOCK ISSUED OR TO BE ISSUED BY THE COMPANY AS PAYMENT OF INTEREST ON SUCH NOTES	101
PROPOSAL 4 TO APPROVE AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT IN A SPECIFIC RATIO RANGING FROM ONE-FOR-TWO TO ONE-FOR-TEN, TO BE DETERMINED BY THE BOARD OF DIRECTORS AND EFFECTED, IF AT ALL, WITHIN ONE YEAR FROM THE DATE OF THE SPECIAL MEETING	107
PROPOSAL 5 APPROVAL OF AMENDMENTS TO OUR 2009 EQUITY INCENTIVE PLAN, INCLUDING AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR AWARD GRANT PURPOSES UNDER THE 2009 EQUITY INCENTIVE PLAN BY 7,000,000 SHARES OF COMMON STOCK	116
PROPOSAL 6 APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES	127
WHERE YOU CAN FIND ADDITIONAL INFORMATION	128
TRANSACTION OF OTHER BUSINESS	128
Annex A Form of Acquisition Agreement
Annex B Roth Financial Opinion
Annex C Certificate of Amendment to Articles of Incorporation
Annex D 2009 Equity Incentive Plan

OVERLAND STORAGE, INC.

9112 Spectrum Center Boulevard

San Diego, California 92123

PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

The Board of Directors of Overland Storage, Inc., a California corporation, is providing these proxy materials to you in connection with the solicitation of proxies for use at our special meeting of shareholders to be held at the CityView Plaza Conference Center located at 100 W. San Fernando Street, San Jose, CA 95113, on         ,         , 2013 at 1:00 p.m. (Pacific Time) or at any adjournment or postponement thereof, for the purposes stated herein. This proxy statement summarizes the information that you will need to know to vote in an informed manner.

SUMMARY TERM SHEET RELATING TO ISSUANCE OF ACQUISITION SHARES

This summary term sheet, together with the “Questions and Answers About the Issuance of the Acquisition Shares and the Special Meeting of Shareholders,” highlights selected information from this proxy statement and may not contain all of the information that is important to you. We urge you to read carefully the entire proxy statement, the annexes, and the other documents to which we refer or incorporate by reference in order to fully understand the acquisition and the related transactions. See “Where You Can Find More Information” on page 129. Each item in this summary refers to the page of this proxy statement on which that subject is discussed in more detail. Except as otherwise specifically noted in this proxy statement, “the Company,” “we,” “our,” “us” and similar words in this proxy statement refer to Overland Storage, Inc. and its subsidiaries.

Parties to the Acquisition

The Company

Overland Storage, Inc., a California corporation, provides unified data management and data protection solutions designed to enable small and medium enterprises, distributed enterprises, and small and medium businesses to anticipate and respond to data storage requirements.

Tandberg

Tandberg Data Holdings S.à r.l., which we refer to herein as “Tandberg,” is a private limited liability company incorporated under the laws of the Grand Duchy of Luxembourg. The shares of Tandberg’s capital stock are privately held and not traded on a public market. Tandberg is a global supplier of affordable, easy-to-use data protection solutions.

Shareholders of Tandberg

FBC Holdings S.à r.l., a Luxembourg private limited liability company, and Tandberg Data Management S.à r.l., a Luxembourg private limited liability company, which we refer to collectively herein as “the Tandberg Shareholders,” or “the shareholders of Tandberg,” are the holders of all of Tandberg’s capital stock. Each of these entities is beneficially owned by entities affiliated with the Cyrus Group, which as of the record date, beneficially owned         % of the issued and outstanding shares of common stock of the Company (see “Interests of Certain Shareholders” below).

The Acquisition

On November 1, 2013, we entered into an acquisition agreement (the “Acquisition Agreement”) with Tandberg and the shareholders of Tandberg providing for the acquisition of Tandberg by the Company (the “Acquisition”). If the Acquisition is completed, Tandberg will become a wholly-owned subsidiary of the Company and the shareholders of Tandberg will be entitled to receive 47,152,630 shares of common stock of the Company (assuming no shares of common stock are issued after the date of the Acquisition Agreement but before the closing other than upon conversion of outstanding convertible promissory notes and the exercise of all exercisable securities of the Company having an exercise price of not more than $1.30 per share) (collectively, with any additional shares that are issuable pursuant to the Acquisition Agreement the “Acquisition Shares”), such that, following the completion and as a result of the Acquisition, the former shareholders of Tandberg will own, by virtue of the issuance of the Acquisition Shares, approximately 54% of the common stock of the Company (assuming the exercise of all exercisable securities of the Company having an exercise price of not more than $1.30 per share but excluding the conversion of the Company’s outstanding convertible promissory notes issued in February 2013 and November 2013, other than such portion of the notes, if any, that are actually converted into common stock).

As a result of the Acquisition, our shareholders’ existing share ownership and voting power will be diluted by the issuance of 47,152,630 new shares, which represent 152% of our outstanding common stock as of the filing date of this preliminary proxy statement, and 54% of our outstanding common stock that would be outstanding at the closing of the Acquisition.

The Acquisition Agreement is included as Annex A to this proxy statement.

Conversion of Existing Convertible Notes; Convertible Note Financing

In connection with the entry into the Acquisition Agreement, the Company entered into an amended and restated Note Purchase Agreement dated November 1, 2013 (the “NPA”) with certain funds (the “Cyrus Funds”) for whom Cyrus Capital Partners, L.P. serves as investment manager, and certain other note purchasers party thereto, which NPA amended and restated the Note Purchase Agreement dated February 12, 2013 between the Company, the Cyrus Funds and the other note purchasers party thereto. The Cyrus Funds, together with affiliates, are the beneficial owners of the Tandberg Shares.

Pursuant to the NPA, immediately upon our filing of the preliminary version of this proxy statement, all of convertible promissory notes previously issued pursuant to the NPA in February 2013 automatically converted into shares of Common Stock pursuant to their existing terms and at their existing conversion price of $1.30 per share, subject to a limitation prohibiting any such holder (or group of affiliated holders) from holding more than 19.99% of the Company’s outstanding common stock immediately following such conversion. As a result of such conversion, the Cyrus Funds hold 19.99% of the Company’s common stock and, upon the closing of the Acquisition, will, with affiliates, hold approximately 63% of the Company’s outstanding stock (assuming no other shares of Common Stock are issued after the date of the Acquisition Agreement but before the Closing and the exercise of all exercisable securities of the Company having an exercise price of not more than $1.30 per share), which holding of shares of the Company’s common stock will be subject to the Voting Agreement described on page 3. The NPA does not amend or modify the terms of the remaining portion of such notes that do not convert and that are scheduled to mature on February 13, 2017.

Pursuant to the NPA, the Cyrus Funds agreed to purchase, and the Company agreed to sell to the Cyrus Funds, additional convertible promissory notes (the “Additional Notes”) of the Company in aggregate original principal amount of $7.0 million in exchange for the payment of the purchase price by the Cyrus Funds in an equivalent amount. The Additional Notes shall be issued upon satisfaction of the following conditions:

•	$3.0 million within two business days of the filing date of the preliminary form of this proxy statement;

•

an additional $2.0 million within two business days of the date that the Company filed the form of this definitive proxy statement with the Commission for the approval of the issuance of the shares issuable in the Acquisition; and

•

an additional $2.0 million within two business days of the earlier of (i) the Company’s obtaining binding written commitments from holders of at least 50% of its shares of record as of the record date fixed by the Company’s board of directors for the determination of shareholders entitled to vote on of the issuance of shares in connection with the Acquisition and (ii) such time that the Company secures the vote of its shareholders required to approve the issuance of shares in connection with the Acquisition and certain other matters.

The Additional Notes, when issued, are scheduled to mature on the fourth (4th) anniversary of the date of their issuance; provided, however, that if any party to the Acquisition Agreement terminates the Acquisition Agreement pursuant to Article 10 of the Acquisition Agreement, the Company shall be required, no later than ninety (90) days after such termination, to prepay the Additional Notes in full, together with all accrued and unpaid interest thereon. In addition, the Company is entitled, at its option, to prepay the Additional Notes in full or in part within ninety (90) days following the consummation of the Acquisition.

Board of Directors and Management of the Company Following the Acquisition; Voting Agreement

Following the closing of the Acquisition, the Company’s board of directors will be expanded to seven directors, five of whom initially will be the current members of our Board of Directors, and two of whom will initially be selected by the Tandberg Shareholders. In connection with the closing of the Acquisition, the Company and the Tandberg Shareholders will enter into a Voting Agreement pursuant to which, until the earlier of (a) the filing by the Company of its annual report on Form 10-K for the fiscal year ending on or about June 30, 2015 with the Securities & Exchange Commission (the “SEC”) or (b) September 30, 2015 (the “Expiration Date”):

•

up to two persons designated by the Tandberg Shareholders and reasonably acceptable to the Company’s current Board of Directors will be nominated for election to the Board of Directors at each meeting of shareholders at which members of our board of directors are elected;

•

in any election of members of our Board of Directors, the Tandberg Shareholders will agree to vote all shares of our common stock held by them with respect to any nominee for election to our Board of Directors (other than the two persons designated by the Tandberg Shareholders) in the same proportion that our other shareholders vote for such nominee;

•	the Tandberg Shareholders will agree not to nominate any person for election to our Board of Directors other than the two persons described above; and

•

the Tandberg Shareholders will agree not to initiate, propose or otherwise solicit, or participate in the solicitation of shareholders for the approval of, any shareholder proposals with respect to the Company.

After the Expiration Date (assuming no further issuances of our voting equity securities prior to such date), the Cyrus Funds and affiliates would have the right to appoint all of our directors by virtue of the fact that the Cyrus Funds and affiliates will hold a majority of our outstanding voting stock.

Under the terms of the Acquisition Agreement, Eric Kelly will continue to serve as the president and chief executive officer of the Company and Kurt Kalbfleisch will continue to serve as the senior vice president and chief financial officer of the Company.

Basis of Shareholder Approval Requirement

Our common stock is listed on the NASDAQ Capital Market, and we are subject to the NASDAQ listing standards set forth in its Listing Rules. Although we are not required to obtain shareholder approval under California law in connection with the Acquisition, we are required under Listing Rule 5635(a)(1) and Listing

Rule 5635(b) to seek shareholder approval of our proposed issuance of the Acquisition Shares at the closing of the Acquisition.

Listing Rule 5635(a)(1) requires shareholder approval prior to the issuance of securities “in connection with” the acquisition of the stock or assets of another company, where due to the present or potential issuance of common stock (or securities convertible into or exercisable for common stock), other than a public offering for cash, the common stock to be issued (a) constitutes voting power in excess of 20% of the outstanding voting power prior to the issuance or (b) is or will be in excess of 20% of the outstanding common stock prior to the issuance. In addition, Listing Rule 5635(b) requires shareholder approval prior to the issuance of securities when such issuance or potential issuance will result in a change of control of a company. NASDAQ may deem a change of control to occur when, as a result of an issuance, an investor or a group would own, or have the right to acquire, 20% or more of the outstanding shares of common stock or voting power and such ownership or voting power would be the largest ownership position of the issuer.

The total shares proposed to be issued to the Tandberg shareholders is 47,152,630 shares, or approximately 152% of our outstanding shares of our outstanding common stock, based on the shares outstanding as of the filing date of this preliminary proxy statement or approximately 54% of our outstanding shares of common stock that would be outstanding at the closing of the Acquisition. In addition, the Cyrus Funds and affiliates, assuming the conversion of all of the convertible promissory notes held by the Cyrus Funds and affiliates (subject to certain limitations on conversion) and including the number of shares of Common Stock currently owned by the Cyrus Funds and affiliates, would own approximately 55,098,130 shares of our common stock (including the Acquisition Shares), which subject to the Voting Agreement described on page 3, is expected to represent approximately 63% of the total voting power of the Company’s voting securities following the closing of the Acquisition.

In addition, under NASDAQ Listing Rule 5635(d), prior shareholder approval is required for the issuance, other than in a public offering, of securities convertible into common stock at a price less than the greater of book or market value of the common stock if the securities are convertible into 20% or more of a company’s common stock. Because the Acquisition Shares will be issued in exchange for all of the capital stock of Tandberg, the deemed issuance price of the Acquisition Shares may be less than the greater of the book or market value of our common stock immediately before the closing of the Acquisition. If the proposal is approved, the issuance of the Acquisition Shares will exceed 20% of our common stock currently outstanding. Because the issuance price may be below the greater of the book or market value of our Common Stock immediately prior to the closing of the Acquisition, we believe the NASDAQ Listing Rules require that we obtain shareholder approval of the issuance of the Acquisition Shares at the closing of the Acquisition. Therefore, we are requesting shareholder approval for the issuance of the Acquisition Shares under the NASDAQ Listing Rules.

When the Acquisition is Expected to be Completed

We currently anticipate that the Acquisition will be completed in the              quarter of calendar year         . However, there can be no assurances that the Acquisition will be completed at all or, if completed, that it will be completed in the              quarter of calendar year         .

Date, Time and Place of the Special Meeting of Shareholders

The special meeting will be held at the CityView Plaza Conference Center located at 100 W. San Fernando Street, San Jose, CA 95113, on         ,         , 2013 at              (Pacific Time).

Record Date, Outstanding Shares and Quorum Requirement

You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on                     , 2013, the record date for the determination of shareholders entitled to vote at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock issued and outstanding as of the close of business on the record date for the determination of shareholders entitled to

vote at the meeting will constitute a quorum. On the record date, there were              shares of our common stock issued and outstanding.

Vote Required

Each share of our common stock outstanding on the record date for the determination of shareholders entitled to vote at the meeting will be entitled to one vote, in person or by proxy, on each matter submitted for the vote of shareholders. The approvals of the issuance of the Acquisition Shares, the issuance of shares upon the conversion of outstanding promissory Notes, the amendment to the 2009 Equity Plan, and the adjournment of the Special Meeting require the affirmative vote of the holders of a majority of the shares of our common stock casting votes in person or by proxy at the Special Meeting. The number of such affirmative votes must be at least a majority of the required quorum for the Special Meeting. The approvals to amend our Articles of Incorporation to increase the authorized shares and to amend our Articles of Incorporation to effect a reverse stock split require the affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding at the record date, and entitled to vote on such proposals.

Voting of Proxies

Any shareholder entitled to vote at the special meeting whose shares are registered in his, her or its name may submit a proxy by telephone or via the Internet in accordance with the instructions provided on the enclosed proxy card, or by returning the enclosed proxy card by mail, or may attend the special meeting and vote in person by appearing at the special meeting.

If your shares are held in “street name” by a broker, bank, or other nominee, you should advise your broker, bank, or other nominee how to vote your shares using the instructions provided by your broker, bank, or other nominee. If you do not provide your broker, bank, or other nominee with instructions, your shares will not be voted and that will have the same effect as a vote “AGAINST” the approval of the issuance of the Acquisition Shares, but will have no effect on the adjournment proposal.

Revocability of Proxies

As a shareholder of record, once you have submitted your proxy by mail, telephone or via the Internet, you may revoke it at any time before it is voted at the special meeting. You may revoke your proxy in any one of three ways:

•	you may grant another proxy marked with a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);

•	you may notify our Secretary in writing that you wish to revoke your proxy before it is voted at the special meeting; or

•	you may vote in person at the special meeting.

Please note that if you hold your shares in “street name” through a broker, bank or other nominee and you have instructed your broker, bank or other nominee to vote your shares, the above-described options for changing your vote do not apply, and instead, you must follow the instructions received from your broker, bank or other nominee to change your vote.

Recommendation of Our Board of Directors as to the Issuance of the Acquisition Shares

After careful consideration, our Board of Directors unanimously recommends that you vote FOR the proposal to approve the issuance of 47,152,630 shares of common stock of the Company (assuming no shares of common stock are issued after the date of the acquisition agreement but before the closing other than upon conversion of outstanding convertible promissory notes and the exercise of all exercisable securities of the Company having an exercise price of not more than $1.30 per share) as the Acquisition Shares and FOR any proposal to adjourn the special meeting in order to allow the Company to solicit additional proxies in the event that there are insufficient proxies received to approve the proposals at the special meeting.

Interests of the Company’s Executive Officers and Directors in the Acquisition

When considering the recommendation of the Company’s Board of Directors, you should be aware that certain of our executive officers and directors have interests in the Acquisition other than their interests as the Company shareholders generally, pursuant to individual agreements with certain officers and directors. These interests are different from your interests as a the Company shareholder, however, the members of our board of directors have taken these additional interests into consideration.

A “change in control” for purposes of the individual award agreements, employment agreements, and the Company plans discussed below is deemed to occur if, among other things, any person or entity becomes the beneficial owner, directly or indirectly, of 50% or more of the combined voting power of the Company’s outstanding voting securities. Upon the completion of the transaction, the Cyrus Funds and their affiliates will own approximately 63% of the voting power of the Company, triggering a change in control for purposes of these agreements and plans.

Each of our non-employee directors holds stock options to acquire shares of our common stock. Pursuant to their award agreements under the Company’s equity compensation plans, any stock options issued to the non-employee directors in their capacity as non-employee directors and that remain unvested as of the date of a change in control of the Company will become fully vested and exercisable as of the date of the change in control. As of October 16, 2013, our non-employee directors did not hold any unvested stock options to purchase shares of the Company common stock. In addition, Scott McClendon holds 226,347 unvested Restricted Stock Units that will vest upon the Change in Control.

Interests of Certain Shareholders

Tandberg is 100% beneficially owned by the Cyrus Funds and their affiliates. The Cyrus Group would receive 47,152,630 shares of our common stock upon the closing of the Acquisition, representing approximately 54% of the common stock of the Company following the closing of the Acquisition (assuming no shares of common stock are issued after the date of the Acquisition Agreement but before the Closing other than upon conversion of outstanding convertible promissory notes and the exercise of all exercisable securities of the Company having an exercise price of not more than $1.30 per share). In addition, if the Acquisition is consummated the Cyrus Funds and their affiliates will have the right to appoint two (2) directors to our Board of Directors. The Cyrus Funds also hold 7,945,500 shares of our common stock, and hold or have the right to acquire convertible promissory notes having a principal amount of approximately $9.5 million, which are convertible into 8,944,410 shares of our common stock.

Opinion of Financial Advisor

On October 31, 2013, Roth Capital Partners, LLC, or “Roth,” rendered an opinion to our Board of Directors that the issuance of the Acquisition Shares to the holders of Tandberg was fair, from a financial point of view, to the Company, as of October 31, 2013, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken, and other matters considered by Roth in preparing its opinion.

Our Conduct of Business Pending the Acquisition

As described below and set forth in the Acquisition Agreement, (i) we have agreed that, from November 1, 2013 through the effective time of the Acquisition, subject to certain exceptions, we will not take certain actions without Tandberg’s prior written consent and (ii) Tandberg has agreed that, from November 1, 2013 through the effective time of the Acquisition, subject to certain exceptions, Tandberg will not take certain actions without our prior written consent.

Registration Rights Agreement

If the Acquisition is consummated, we will enter into a Registration Rights Agreement with the Tandberg Shareholders pursuant to which we will grant the Tandberg Shareholders the right to participate in registered public offerings we initiate, subject to certain limitations and exceptions. In the event that the managing underwriter advises us in writing that marketing factors require a limitation on the number of shares that can be included in the registration statement, the shares will be included in the registration statement in an agreed order of preference.

Restrictions on Solicitations of Other Offers and Change in Recommendation

The Acquisition Agreement restricts our ability to solicit or engage in discussions or negotiations with third parties regarding alternative acquisition proposals. However, subject to specified conditions, we may furnish information to, or enter into discussions or negotiations with, a third party in response to an unsolicited acquisition proposal from such third party if our Board of Directors determines in good faith (after consultation with its outside financial advisors and outside legal counsel) that it is required to take the actions with respect to such proposal in order to avoid a breach of its fiduciary duties to the shareholders of the Company.

Conditions That Must Be Satisfied or Waived for the Acquisition to Occur

As more fully described in this proxy statement and in the Acquisition Agreement, the completion of the Acquisition depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include, among others, absence of any injunction prohibiting the consummation of the Acquisition and absence of any legal requirements enacted by any court or other governmental entity since the date of the Acquisition Agreement that remain in effect prohibiting consummation of the Acquisition.

Termination of the Acquisition Agreement

The Acquisition Agreement may be terminated and the Acquisition may be abandoned at any time prior to the effective time of the Acquisition in certain cases, by either the Company or by Tandberg.

Termination Fee

We have agreed to pay Tandberg a termination fee of $900,000 if the Acquisition Agreement is terminated by us because we have accepted a proposal from a third party relating to an alternative acquisition.

Material U.S. Federal Income Tax Consequences to Shareholders

We do not believe the completion of the Acquisition or the issuance of the Acquisition Shares will have any material tax consequences on the holders of our existing shares of common stock.

Regulatory Approvals

The Company does not believe that any material regulatory approvals, filings, or notices are required in connection with the Acquisition other than the approvals, filings, or notices required under the federal securities laws and the filing of supporting documentation, as specified in the Luxembourg Companies Law, with the Luxembourg Register of Commerce and Companies.

Market Price and Dividends

Our common stock is listed on the NASDAQ Capital Market under the trading symbol “OVRL.” On October 31, 2013, which was the last trading day before we announced the transaction, our common stock closed at $0.90. On                 , 2013, which was the last trading day before the date of this proxy statement, our common stock closed at $            .

Appraisal Rights

Under California law, our shareholders do not have any “dissenters’ rights” or rights to an appraisal of the value of their shares in connection with the Acquisition or the issuance of the Acquisition Shares.

Additional Information

You can find more information about the Company in the periodic reports and other information we file with the SEC. The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov. For a more detailed description of the additional information available, see “Where You Can Find More Information” beginning on page 83 below.

QUESTIONS AND ANSWERS ABOUT THE ISSUANCE OF THE ACQUISITION SHARES AND THE SPECIAL MEETING OF SHAREHOLDERS

The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed Acquisition. These questions and answers may not address all questions that may be important to you as a shareholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, including the annexes and the documents we refer to in this proxy statement.

Q:	Why am I receiving this proxy statement?

A:	You are receiving this proxy statement because you have been identified as a shareholder of the Company as of the close of business on the record date for the determination of shareholders entitled to notice of the special meeting. This proxy statement contains important information about the Acquisition, the issuance of the Acquisition Shares, and the special meeting of shareholders. You should read this proxy statement carefully.

The Issuance of the Acquisition Shares and Related Transactions

Q:	What is the proposed transaction for which I am being asked to vote?

A:	You are being asked to consider and vote on a proposal to approve the issuance of the Acquisition Shares. On November 1, 2013, we entered into an acquisition agreement (the “Acquisition Agreement”) with Tandberg and the shareholders of Tandberg providing for the acquisition of Tandberg by the Company (the “Acquisition”). If the Acquisition is completed, Tandberg will become a wholly-owned subsidiary of the Company and the shareholders of Tandberg will be entitled to receive 47,152,630 shares of common stock of the Company (collectively, the “Acquisition Shares”), such that, following the completion of the Acquisition, the former shareholders of Tandberg will own, by virtue of the issuance of the Acquisition Shares, approximately 54% of the common stock of the Company (assuming no shares of common stock are issued after the date of the acquisition agreement but before the closing other than upon conversion of outstanding convertible promissory notes and the exercise of all exercisable securities of the Company having an exercise price of not more than $1.30 per share).

We are not seeking shareholder approval or adoption of the Acquisition Agreement, or the acquisition of Tandberg. However, we cannot complete the Acquisition and the issuance of the Acquisition Shares unless the holders of a majority of outstanding shares of our common stock that are entitled to vote at the special meeting vote in favor of the proposal to approve the issuance of the Acquisition Shares.

Q:	As a shareholder, what will I receive in the Acquisition?

A:	Current shareholders of the Company will not receive anything in the Acquisition. As a result of the Acquisition, our shareholders’ existing share ownership will be diluted by the issuance of 47,152,630 new shares, which represent 152% of our outstanding common stock as of the filing date of this preliminary proxy statement or approximately 54% of our outstanding shares of common stock that would be outstanding at the closing of the Acquisition.

Q:	What will happen to the convertible promissory notes issued by the Company?

A:	In connection with the entry into the Acquisition Agreement, the Company entered into an amended and restated Note Purchase Agreement dated November 1, 2013 (the “NPA”) with certain funds (the “Cyrus Funds”) for whom Cyrus Capital Partners, L.P. serves as investment manager, and certain other note purchasers party thereto, which NPA amended and restated the Note Purchase Agreement dated February 12, 2013 between the Company, the Cyrus Funds and the other note purchasers party thereto. The Cyrus Funds, together with affiliates, are the beneficial owners of the Tandberg Shares.

Pursuant to the NPA, upon the Company’s filing of the preliminary version of this proxy statement for the approval of the issuance of the shares issuable in the Acquisition, all of convertible promissory notes previously issued pursuant to the NPA in February 2013 automatically converted into shares of Common Stock pursuant to their existing terms and at their existing conversion price of $1.30 per share, subject to a limitation prohibiting any such holder (or group of affiliated holders) from holding more than 19.99% of the Company’s outstanding common stock immediately following such conversion. As a result of such conversion, the Cyrus Funds hold 19.99% of the Company’s common stock and, upon the closing of the Acquisition, will, with affiliates, hold approximately 63% of the Company’s outstanding stock (assuming no other shares of Common Stock are issued after the date of the Acquisition Agreement but before the Closing and the exercise of all exercisable securities of the Company having an exercise price of not more than $1.30 per share), which shares shall be subject to the Voting Agreement described on page 52.

Pursuant to the NPA, the Cyrus Funds agreed to acquire, and the Company agreed to sell to the Cyrus Funds, additional convertible promissory notes (the “Additional Notes”) of the Company in aggregate original principal amount of $7.0 million in exchange for the payment of the purchase price by the Cyrus Funds in an equivalent amount. The Additional Notes shall be issued upon satisfaction of the following conditions:

•	$3.0 million within two business days of the filing date of the preliminary form of this proxy statement with the Commission;

•

an additional $2.0 million within two business days of the date that the Company filed a definitive form of this proxy statement with the Commission for the approval of the issuance of the shares issuable in the Acquisition; and

•

an additional $2.0 million within two business days of the earlier of (i) the Company’s obtaining binding written commitments from holders of at least 50% of its shares of record as of the record date fixed by the Company’s board of directors for the determination of shareholders entitled to vote on of the issuance of shares in connection with the Acquisition and (ii) such time that the Company secures the vote of its shareholders required to approve the issuance of shares in connection with the Acquisition and certain other matters.

The Additional Notes are scheduled to mature on the fourth (4th) anniversary of the date of their issuance; provided, however, that if any party to the Acquisition Agreement terminates the Acquisition Agreement pursuant to Article 10 of the Acquisition Agreement, the Company shall be required, no later than ninety (90) days after such termination, to prepay the Additional Notes in full, together with all accrued and unpaid interest thereon. In addition, the Company is entitled, at its option, to prepay the Additional Notes in full or in part within ninety (90) days following the consummation of the Acquisition.

Q:	Is the Acquisition expected to be taxable to me?

A:	We do not believe the completion of the Acquisition or the issuance of the Acquisition Shares will have any material tax consequences on the holders of our existing shares of common stock.

Q:	When is the Acquisition expected to be completed?

A:	We are working toward completing the Acquisition as quickly as possible, and we currently anticipate that the Acquisition will be completed in the quarter of calendar year . However, there can be no assurances that the Acquisition will be completed at all or, if completed, that it will be completed in the quarter of calendar year . The exact timing and likelihood of completion of the Acquisition cannot be predicted because the Acquisition is subject to certain conditions, including the receipt of regulatory approvals. Neither we nor Tandberg are obligated to complete the Acquisition unless and until the closing conditions in the Acquisition Agreement have been satisfied or waived.

Q:	What effects will the proposed Acquisition have on the Company?

A:

If the Acquisition is completed, Tandberg will become a wholly-owned subsidiary of the Company, and the shareholders of Tandberg will become shareholders of the Company. In addition, we have agreed to increase the size of the Board of Directors of the Company from five (5) directors to seven (7) directors at the closing of the Acquisition, and to appoint directors designated by the shareholders of Tandberg to fill the newly created vacancies. Under the terms of the Acquisition Agreement, Eric Kelly will continue to serve as the chief executive officer of the Company and Kurt Kalbfleisch will continue to serve as the senior vice president and chief financial officer of the Company.

Q:	What happens if the Acquisition is not completed?

A:	If the issuance of the Acquisition Shares is not approved by our shareholders, or if the Acquisition is not completed for any other reason, we will not issue the Acquisition Shares and Tandberg will not become a wholly-owned subsidiary of the Company. Instead, Tandberg will continue to be independently owned by its shareholders and we will remain as a public company and our common stock will continue to be registered under the Exchange Act. In addition, our securities may be delisted from the NASDAQ Capital Market and the Company will be required to prepay the Additional Notes.

Q:	Am I entitled to exercise appraisal or similar rights under California law as a result of the Acquisition or the issuance of the Acquisition Shares?

A:	No. Under California law, our shareholders do not have any “dissenters’ rights” or rights to an appraisal of the value of their shares in connection with the Acquisition or the issuance of the Acquisition Shares.

The Special Meeting

Q:	When and where is the special meeting?

A:	The special meeting will be held at the CityView Plaza Conference Center located at 100 W. San Fernando Street, San Jose, CA 95113, on , , 2013 at (Pacific Time).

Q:	What other proposals are being presented at the special meeting?

A:	In addition to the proposal to approve the issuance of the Acquisition Shares (Proposal 1), shareholders will be asked to vote:

•	to approve an amendment to the Amended and Restated Articles of Incorporation to increase the authorized number of shares of common stock from 90,200,000 shares to 125,000,000 shares (Proposal 2);

•

to approve the issuance of up to 17,192,304 shares of the company’s common stock, which were issued or are issuable upon the conversion of outstanding promissory notes issued in February 2013 and November 2013 and additional convertible promissory notes to be issued pursuant to the NPA (Proposal 3);

•

to authorize the Board of Directors, in its discretion, to effect a reverse stock split of our common stock at a specific ratio, ranging from one-for-two to one-for-ten, to be determined by the Board of Directors and effected, if at all, within one year from the date of the special meeting (Proposal 4);

•

to approve amendments to the 2009 Equity Incentive Plan, including an increase in the number of shares of common stock available for award grant purposes under the 2009 Equity Incentive Plan by 7,000,000 shares of common stock (Proposal 5); and

•

to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the issuance of the Acquisition Shares (Proposal 6).

Q:	How does the Board of Directors recommend that I vote?

A:	Our Board of Directors unanimously recommends that you vote your shares:

•	“FOR” the proposal to approve the issuance of the Acquisition Shares (Proposal 1).

•

“FOR” the proposal to approve an amendment to the Amended and Restated Articles of Incorporation to increase the authorized number of shares of common stock from 90,200,000 shares to 125,000,000 shares (Proposal 2).

•

“FOR” the proposal to approve the issuance of up to 17,192,304 shares of the company’s common stock, which were issued or are issuable upon the conversion of outstanding promissory notes issued in February 2013 and November 2013 and additional convertible promissory notes to be issued pursuant to the NPA(Proposal 3).

•

“FOR” the proposal to authorize the board of directors, in its discretion, to effect a reverse stock split of our common stock at a specific ratio, ranging from one-for-two to one-for-ten, to be determined by the board of directors and effected, if at all, within one year from the date of the special meeting (Proposal 4).

•

“FOR” the proposal to approve amendments to our 2009 Equity Incentive Plan, including an increase in the number of shares of common stock available for award grant purposes under the 2009 Equity Incentive Plan by 7,000,000 shares of common stock (Proposal 5).

•	“FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies (Proposal 6).

Q:	Who is entitled to vote at the special meeting?

A:	All shareholders of record as of the close of business on , 2013, the record date for the determination of shareholders entitled to vote at the special meeting, are entitled to vote at the special meeting. On that date, shares of our common stock were issued and outstanding.

As of the record date, our executive officers and directors held an aggregate of                  shares of our common stock, which represents approximately     % of all shares issued and outstanding on the record date.

Q:	What vote is required to approve each proposal?

A:	Proposal 1, the approval of the issuance of the Acquisition Shares, requires the affirmative vote of the holders of a majority of the shares of our common stock casting votes in person or by proxy on this proposal at the Special Meeting. The number of such affirmative votes must be at least a majority of the required quorum for the Special Meeting.

With respect to Proposal 1, if you do not submit a proxy or voting instructions or do not vote in person at the meeting, your shares will not be counted in determining the outcome of these proposals. If you “ABSTAIN” from voting on Proposal 1, the effect will be the same as a vote “AGAINST” that proposal.

Proposal 2, the approval of an amendment to the Amended and Restated Articles of Incorporation to increase the authorized number of shares of common stock from 90,200,000 shares to 125,000,000 shares, requires the affirmative vote of the holders of a majority of the shares issued and outstanding on the record date, and entitled to vote at the meeting. The number of such affirmative votes must be at least a majority of the required quorum for the special meeting. If you do not submit a proxy or voting instructions or do not vote in person at the meeting or if you “ABSTAIN” from voting on Proposal 2, the effect will be the same as a vote against Proposal 2.

Proposal 3, the proposal to approve the issuance of up to 17,192,304 shares of the Company’s common stock, which were issued or are issuable upon the conversion of outstanding promissory notes issued in February 2013 and November 2013 and additional convertible promissory notes to be issued pursuant to the NPA, together with any shares of our common stock issued or to be issued by the Company as payment of interest on such notes, requires the affirmative vote of the holders of a majority of the shares of our common stock casting votes in person or by proxy on this proposal at the Special Meeting. The number of such affirmative votes must be at least a majority of the required quorum for the Special Meeting.

With respect to Proposal 3, if you do not submit a proxy or voting instructions or do not vote in person at the meeting, your shares will not be counted in determining the outcome of these proposals. If you “ABSTAIN” from voting on Proposal 3, the effect will be the same as a vote “AGAINST” that proposal.

Proposal 4, the proposal to authorize the Board of Directors, in its discretion, to effect a reverse stock split of our common stock at a specific ratio, ranging from one-for-two to one-for-ten, to be determined by the Board of Directors and effected, if at all, within one year from the date of the special meeting, requires the affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding on the record date, and entitled to vote at the meeting. If you do not submit a proxy or voting instructions or do not vote in person at the meeting, or if you “ABSTAIN” from voting on Proposal 4, the effect will be the same as a vote “AGAINST” Proposal 4.

Proposal 5, the proposal to approve amendments to our 2009 Equity Incentive Plan, including an increase in the number of shares of common stock available for award grant purposes under the 2009 Equity Incentive Plan by 7,000,000 shares of common stock, requires the affirmative vote of the holders of a majority of the shares casting votes in person or by proxy on this Proposal 5 at the special meeting. The number of such affirmative votes must be at least a majority of the required quorum for the special meeting.

With respect to Proposal 5, if you do not submit a proxy or voting instructions or do not vote in person at the meeting, your shares will not be counted in determining the outcome of these proposals. If you “ABSTAIN” from voting on Proposal 5, the effect will be the same as a vote “AGAINST” that proposal.

Proposal 6, approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the issuance of the Acquisition Shares, requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the special meeting, and entitled to vote on the matter at the special meeting.

With respect to Proposal 6, if you do not submit a proxy or voting instructions or do not vote in person at the meeting, your shares will not be counted in determining the outcome of these proposals. If you “ABSTAIN” from voting on Proposal 6, the effect will be the same as a vote “AGAINST” that proposal.

Q:	Can I attend the special meeting? What do I need for admission?

A:	You are entitled to attend the special meeting if you were a shareholder of record or a beneficial owner as of the close of business on , 2013 or you hold a valid legal proxy for the special meeting. If you are a shareholder of record, your name will be verified against the list of shareholders of record prior to your being admitted to the special meeting. If you are a beneficial owner, you will need to provide proof of beneficial ownership on the record date in order to be admitted to the special meeting, such as a brokerage account statement showing that you owned common stock of the Company as of the record date, a voting instruction form provided by your bank, broker or other nominee, or other similar evidence of ownership as of the record date, including a valid legal proxy from your bank, broker or other nominee. You should also be prepared to present photo identification for admission. If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the special meeting.

Q:	How can I vote my shares in person at the special meeting?

A:	All shareholders, including shareholders of record and shareholders who hold their shares through banks, brokers or other nominees, are invited to attend the special meeting and vote their shares in person.

If your shares of our common stock are registered directly in your name with our transfer agent, Wells Fargo Bank, N.A., you are considered the shareholder of record with respect to those shares. If you are a shareholder of record as of the close of business on the record date for the determination of shareholders entitled to vote at the meeting, you have the right to vote your shares in person at the special meeting. If you choose to do so, you can vote at the special meeting using the written ballot that will be provided at the meeting or you can complete, sign and date the enclosed proxy card you received with this proxy statement and submit it at the special meeting.

If your shares are held in a stock brokerage account or by a bank, broker, or other nominee (that is, in “street name”) rather than directly in your own name with our transfer agent, you are considered a beneficial owner of your shares and this proxy statement is being forwarded to you by your bank, broker, or other nominee. As the beneficial owner, you may attend the special meeting and vote your shares in person at the special meeting only if you obtain a legal proxy from the bank, broker, or other nominee that holds your shares giving you the right to vote the shares at the meeting.

Even if you plan to attend the special meeting, we recommend that you submit your proxy or voting instructions in advance of the meeting as described below so that your vote will be counted if you later decide not to attend the special meeting.

Q:	How can I vote my shares without attending the special meeting?

A:	Whether you are a shareholder of record or a beneficial owner, you may direct how your shares are voted without attending the special meeting. If you are a shareholder of record, you may submit a proxy to authorize how your shares are voted at the special meeting. Your proxy can be submitted by mail by completing, signing, and dating the proxy card you received with this proxy statement and then mailing it in the enclosed prepaid envelope. Shareholders of record may also submit a proxy over the Internet or by telephone by following the instructions provided on the proxy card you received with this proxy statement. If you are a beneficial owner, you must submit voting instructions to your bank, broker or other nominee in order to authorize how your shares are voted at the special meeting. Please follow the instructions provided by your bank, broker or other nominee.

Submitting a proxy or voting instructions will not affect your right to vote in person should you decide to attend the special meeting, although beneficial owners must obtain a “legal proxy” from the bank, broker, or other nominee that holds their shares giving them the right to vote the shares at the special meeting in order to vote in person at the meeting.

Q:	What does it mean if I received more than one set of proxy materials?

A:	If you received more than one set of proxy materials, it means that you hold shares of our common stock in more than one account. For example, you may own your shares in various forms, including jointly with your spouse, as trustee of a trust, or as custodian for a minor. To ensure that all of your shares are voted, please provide a proxy or voting instructions for each account for which you received proxy materials.

Q:	How will my shares be voted if I do not provide specific voting instructions in the proxy or voting instruction form I submit?

A:	If you submit a proxy or voting instructions but do not indicate your specific voting instructions on one or more of the proposals to be presented at the special meeting, your shares will be voted as recommended by our board of directors on those proposals and as the proxyholders may determine with respect to any other matter properly presented for a vote at the special meeting.

Q:	What is the deadline for voting my shares?

A:	If you are a shareholder of record, your proxy must be received by telephone or the Internet by 9:00 p.m. (Pacific Time) on , , 2013 in order for your shares to be voted at the special meeting. However, if you are a shareholder of record, you may instead mark, sign, date, and return the enclosed proxy card, which must be received before the polls close at the special meeting, in order for your shares to be voted at the meeting. If you are a beneficial owner, please read the voting instructions provided by your bank, broker, or other nominee for information on the deadline for voting your shares.

Q:	What is a quorum?

A:	The presence at the special meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding at the close of business on the record date for the determination of shareholders entitled to vote at the meeting constitutes a quorum for the purposes of the special meeting. Abstentions are counted as present for the purpose of determining whether a quorum is present.

Q:	How will abstentions be counted?

A:	If you “ABSTAIN” from voting on any proposal the effect will be the same as a vote “AGAINST” such proposal. If you do not submit a proxy or do not vote in person at the Special Meeting, the effect will be the same as a vote against Proposals 2 and 4.

Q:	Why is my vote important?

A:	If you do not submit a proxy or voting instructions or vote in person at the special meeting, it will be more difficult for us to obtain the necessary quorum to hold the special meeting. In addition, because the amendments to the Article of Incorporation to increase the authorized shares and effect the stock split must be approved by the holders of a majority of the outstanding shares of our common stock entitled to vote on the issuance of the Acquisition Shares, your failure to submit a proxy or voting instructions or to vote in person at the special meeting will have the same effect as a vote “AGAINST” Proposals 2 and 4.

If you do not submit a proxy or voting instructions or do not vote in person at the meeting, your shares will not be counted in determining the outcome of Proposals 1, 3, 5 and 6 at the special meeting.

Q:	If my shares are held in “street name” by my broker, bank, or other nominee, will my broker, bank, or other nominee vote my shares for me if I do not submit voting instructions?

A:	No. We do not expect that your broker, bank, or other nominee will have discretion to vote your shares on any of the matters listed in the notice of special meeting, except in accordance with your specific instructions. Therefore, if you hold your shares in “street name” through a brokerage account and do not submit voting instructions to your broker, bank, or other nominee, your broker, bank, or other nominee will not be able to vote your shares of common stock on any of the proposals at the special meeting. Please note, however, that if you properly submit voting instructions to your broker, bank, or other nominee but do not indicate how you want your shares to be voted, your shares will be voted as recommended by our board of directors on those proposals and as the proxyholders may determine with respect to any other matter properly presented for a vote at the special meeting.

Q:	May I change my vote after I have submitted my proxy or voting instructions?

A:	Yes. As a shareholder of record, once you have submitted your proxy by mail, telephone or via the Internet, you may revoke it at any time before it is voted at the special meeting. You may revoke your proxy in any one of three ways:

•	you may grant another proxy marked with a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);

•	you may notify our Secretary in writing that you wish to revoke your proxy before it is voted at the special meeting; or

•	you may vote in person at the special meeting.

Attendance at the special meeting in and of itself, without voting in person at the meeting, will not cause your previously granted proxy to be revoked.

Please note that if you hold your shares in “street name” through a broker, bank, or other nominee and you have instructed your broker, bank, or other nominee to vote your shares, the above-described options for changing your vote do not apply, and instead, you must follow the instructions received from your broker, bank, or other nominee to change your vote.

Q:	What happens if I transfer my shares of common stock after the record date?

A:	Transferors of shares of our common stock after the record date but prior to the special meeting will retain their right to vote at the special meeting.

Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully, including its annexes and the documents we refer to in this proxy statement, and then mail your completed, dated, and signed proxy card or voting instruction form in the enclosed prepaid return envelope as soon as possible, or submit your proxy or voting instruction via the Internet or by phone in accordance with the instructions included with this proxy statement and the enclosed proxy card or voting instruction form, so that your shares can be voted at the special meeting.

Q:	Who is paying for this proxy solicitation?

A:	We will pay the costs of printing and mailing this proxy statement to shareholders and all other costs incurred in connection with the solicitation of proxies for the special meeting. In addition to the mailed proxy materials, our directors, officers, and other employees may also solicit proxies or votes in person, in writing, by telephone, e-mail, or other means of communication. Directors, officers, and other employees will not be paid any additional compensation for soliciting proxies. We will also reimburse banks, brokers, nominees, and other record holders for their reasonable expenses in forwarding proxy materials to beneficial owners of our common stock.

Q:	Who can help answer my questions?

A:	If you have any questions or need further assistance in voting your shares of our common stock, or if you need additional copies of this proxy statement or the proxy card, please contact Investor Relations at Overland Storage, Inc., 9112 Spectrum Center Boulevard, San Diego, California 92123, or by calling 1-800-729-8725.

RISK FACTORS

In addition to the other information included or incorporated by reference in this proxy statement, including the matters addressed in the section of the proxy statement entitled “Cautionary Statement Concerning Forward-Looking Information,” you should carefully consider the following risks before deciding how to vote on the proposals presented at the special meeting. The risk factors related to the Acquisition present the material risks directly related to the Acquisition and the integration of the two companies presently known to us. We have also included the material risks associated with each of the businesses of Tandberg and the Company presently known to us, because these risks will also affect the Company following the closing of the Acquisition. The risks below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Concerning Forward-Looking Information” beginning on page 23.

Risk Factors Related to the Acquisition

Subject to limited exceptions, the exchange ratio is fixed and will not be adjusted in the event of any change in our stock price.

Upon closing of the Acquisition, each share of Tandberg common stock will be converted into the right to receive a pro rata portion of 47,152,630 shares of our common stock (assuming no shares of common stock are issued after the date of the acquisition agreement but before the closing other than upon conversion of the outstanding convertible promissory notes as described below and the exercise of all exercisable securities of the Company having an exercise price of not more than $1.30 per share). This exchange ratio will not be adjusted for changes in the market price of our common stock between the date of signing the Acquisition Agreement and completion of the Acquisition. Changes in the price of our common stock prior to the closing date of the Acquisition will affect the value of the consideration we pay to the Tandberg shareholders on the closing date of the Acquisition. For example, based on the range of closing prices of our common stock during the period from October 31, 2013, the last trading day before public announcement of the Acquisition, through                     , 2013, the latest practicable trading date before the date of this proxy statement, the exchange ratio represented a value ranging from a high of $         to a low of $         for each share of our common stock.

These variations in the price of our common stock could result from changes in our business, operations or prospects prior to or following the Acquisition, our shareholders perceptions of the Acquisition and Tandberg, regulatory considerations, general market and economic conditions, and other factors both within and beyond our control. The Acquisition may be completed a considerable period of time after the date of the special meeting of the shareholders. Therefore, at the time of the special shareholders’ meeting, our shareholders will not know with certainty the value of the consideration being paid to the Tandberg shareholders.

Current shareholders will have reduced ownership and voting interests after the Acquisition.

We will issue 47,152,630 shares of our common stock to the Tandberg Shareholders in the Acquisition (assuming no shares of common stock are issued after the date of the acquisition agreement but before the closing other than upon conversion of the outstanding convertible promissory notes as described below and the exercise of all exercisable securities of the Company having an exercise price of not more than $1.30 per share). Based on the number of shares of common stock of the Company outstanding on             , 2013, the record date for our special meeting, upon the completion of the Acquisition, current Company shareholders and current Tandberg shareholders would own approximately     % and     % of our common stock, respectively, based on the assumptions described above.

Our shareholders currently have the right to vote for the directors of the Company and on other matters affecting the Company. When the Acquisition occurs, each Tandberg shareholder who receives shares of our common stock will become a shareholder of the Company. As a result, the percentage ownership of the Company held by each of our current shareholders will be smaller than such shareholder’s percentage ownership of the

Company prior to the Acquisition. Our current shareholders will, therefore, have proportionately less ownership and voting interests in the Company following the Acquisition than they have now.

The market price of our common stock may decline as a result of the Acquisition or the issuance of shares of our common stock.

We currently anticipate that the Acquisition will be accretive to earnings per share by our 2015 fiscal year, after factoring in synergies and excluding costs to achieve synergies and other one-time costs related to the Acquisition. This expectation is based on preliminary estimates that are subject to change. We could also encounter additional transaction and integration-related costs, may fail to realize all of the benefits anticipated in the Acquisition, or be subject to other factors that affect preliminary estimates. Any of these factors could cause a decrease in our adjusted earnings per share or decrease or delay the expected accretive effect of the Acquisition and contribute to a decrease in the price of our common stock.

In addition, we are unable to predict the potential effects of the issuance of shares of our common stock in connection with the Acquisition on the trading activity and market price of our common stock. We have granted certain piggyback registration rights to the Tandberg Shareholders for the resale of the shares of our common stock issued in connection with the Acquisition. These registration rights would facilitate the resale of such securities into the public market, and any such resale would increase the number of shares of our common stock available for public trading. Sales of a substantial number of shares of our common stock in the public market, or the perception that such sales might occur, could have a material adverse effect on the price of our common stock.

The Acquisition will result in changes to our board of directors that may affect the strategy and operations of the Company as compared to that of the Company and Tandberg.

If we complete the Acquisition, the composition of our board of directors will change. Following the completion of the Acquisition, our Board of Directors will increase from five to seven directors and two new directors designated for appointment to our board of directors by the Tandberg shareholders will become members of our board of directors. This new composition of our board of directors may affect our business strategy and operating decisions following completion of the Acquisition. In addition, there can be no assurances that the new board will function effectively as a team and that there will not be any adverse effects on our business as a result.

The Acquisition is subject to a number of conditions, including the receipt of consents and clearances from regulatory authorities that may not be obtained, may not be completed on a timely basis or may impose conditions that could have an adverse effect on us.

Completion of the Acquisition is conditioned upon, among other matters, the receipt of certain governmental authorizations, consents, orders, clearances, or other approvals necessary to permit all parties to perform their obligations under the agreement and complete the Acquisition. There can be no assurance that regulators will not impose conditions, terms, obligations, or restrictions and that such conditions, terms, obligations, or restrictions will not have the effect of delaying completion of the Acquisition or imposing additional material costs on, or materially reducing the revenues of, the Company following the Acquisition. In addition, such conditions, terms, obligations, or restrictions may result in the delay or abandonment of the Acquisition.

Any delay in completing the Acquisition may reduce or eliminate the benefits expected to be achieved thereunder.

In addition to the required regulatory approvals and clearances, the Acquisition is subject to a number of other conditions beyond our control that may prevent, delay, or otherwise materially adversely affect its completion. We cannot predict whether and when these other conditions will be satisfied. Furthermore, the requirements for obtaining the required clearances and approvals could delay the completion of the Acquisition for a significant period of time or prevent it from occurring. Any delay in completing the Acquisition could cause us not to realize some or all of the synergies and other benefits that we expect to achieve if the Acquisition is successfully completed within its expected time frame.

Uncertainties associated with the Acquisition may cause a loss of management personnel and other key employees which could adversely affect our future business and operations following the Acquisition.

We are dependent on the experience and industry knowledge of our officers and other key employees to execute our business plans. Our success after the Acquisition will depend in part upon our ability to retain key management personnel and other key employees. Our current and prospective employees may experience uncertainty about their roles within the Company following the Acquisition or other concerns regarding our operations following the Acquisition, any of which may have an adverse effect on our ability to attract or retain key management and other key personnel. Accordingly, no assurance can be given that we will be able to attract or retain key management personnel and other key employees until the Acquisition is consummated or following the Acquisition to the same extent that we have previously been able to attract or retain such employees.

Failure to complete the Acquisition could negatively impact our business, financial condition, results of operations or stock prices.

Completion of the Acquisition is conditioned upon the satisfaction of certain closing conditions, including the approval of the issuance of the Acquisition Shares by our shareholders, as set forth in the Acquisition Agreement. The required conditions to closing may not be satisfied in a timely manner, if at all, or, if permissible, waived. If the Acquisition is not consummated for these or any other reasons, our ongoing business may be adversely affected and will be subject to a number of risks and consequences, including the following:

•	we may be required, under certain circumstances, to pay Tandberg a termination fee of $900,000;

•

we must pay the substantial fees and expenses we incurred related to the Acquisition, such as legal, accounting, printing and synergy planning fees and expenses, even if the Acquisition is not completed and, except in certain circumstances, we may not be able to recover such fees and expenses from Tandberg;

•

under the Acquisition Agreement, we are subject to certain restrictions on the conduct of our business prior to completing the Acquisition, which restrictions could adversely affect our ability to realize certain of our business strategies, including our ability to enter into additional acquisitions or other strategic transactions;

•

matters relating to the Acquisition may require substantial commitments of time and resources by our management, which could otherwise have been devoted to other opportunities that may have been beneficial to us;

•	the market price of our common stock may decline to the extent that the current market price reflects a market assumption that the Acquisition will be completed;

•	we may experience negative reactions to the termination of the Acquisition from customers, clients, business partners, lenders and employees; and

•	we would not realize any of the anticipated benefits of having completed the Acquisition.

In addition, any delay in the consummation of the Acquisition, or any uncertainty about the consummation of the Acquisition, may adversely affect our future business, growth, revenue, and results of operations.

The expected benefits of the Acquisition may not be realized.

To be successful after the Acquisition, we will need to combine and integrate the operations of the Company and Tandberg. Integration will require substantial management attention and could detract attention from the day-to-day business of the Company. We could encounter difficulties in the integration process, such as difficulties offering products and services, the need to revisit assumptions about reserves, revenues, capital expenditures and operating costs, including synergies, the loss of key employees or customers or the need to address unanticipated liabilities. If we cannot integrate our business and Tandberg’s business successfully, we may fail to realize the expected benefits of the Acquisition. In addition, we cannot be assured that all of the goals and anticipated benefits of the Acquisition will be achievable, particularly as the achievement of the benefits are in many important respects subject to factors that we do not control. These factors would include such things as the reactions of third parties with whom we enter into contracts and do business and the reactions of investors and analysts.

The obligations and liabilities of Tandberg, some of which may be unanticipated or unknown, may be greater than we have anticipated, which may diminish the value of Tandberg to us.

Tandberg’s obligations and liabilities, some of which may not have been disclosed to us or may not be reflected or reserved for in Tandberg’s historical financial statements, may be greater than we have anticipated. The obligations and liabilities of Tandberg could have a material adverse effect on Tandberg’s business or Tandberg’s value to us or on our business, financial condition, or results of operations. We have only limited indemnification from the Tandberg Shareholders under the Acquisition Agreement with respect to obligations or liabilities of Tandberg, whether known or unknown. In addition, even in cases where we are able to obtain indemnification, we may discover liabilities greater than the contractual limits or the financial resources of the indemnifying party. In the event that we are responsible for liabilities substantially in excess of any amounts recovered through rights to indemnification or alternative remedies that might be available to us, or any applicable insurance, we could suffer severe consequences that would substantially reduce our earnings and cash flows or otherwise materially and adversely affect our business, financial condition, or results of operations.

Our future results following the Acquisition may differ materially from the unaudited pro forma financial information included in this document.

The unaudited pro forma combined financial information contained in this document is presented for purposes of presenting our historical consolidated financial statements with Tandberg’s historical consolidated financial statements as adjusted to give effect to the contemplated Acquisition and is not necessarily indicative of the financial condition or results of operations of the Company following the Acquisition. The unaudited pro forma combined financial information reflects adjustments, which are based upon preliminary estimates, to allocate the purchase price to Tandberg’s acquired assets and liabilities. The purchase price allocation reflected in this document is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of Tandberg as of the date of the completion of the Acquisition. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect our financial condition and results of operations following the Acquisition. Any change in our financial condition or results of operations may cause significant variations in the price of our common stock. See the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 94 for more information.

Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.

As of June 30, 2013, we had substantial federal and state net operating loss carryforwards. Under Sections 382 and 383 of the Internal Revenue Code of 1986, as amended, or the Code, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change net operating loss carryforwards to offset its post-change income and taxes may be limited. In general, an “ownership change” generally occurs if there is a cumulative change in our ownership by “five-percent stockholders” that exceeds 50 percentage points over a rolling three-year period. For these purposes, a five-percent stockholder is generally any person or group of persons that at any time during the applicable testing period has owned 5% or more of our outstanding stock. In addition, persons who own less than 5% of the outstanding stock are grouped together as one or more “public groups,” which are also treated as five-percent stockholders. Similar rules may apply under state tax laws. We may experience ownership changes as a result of the Acquisition or in the future as a result of future transactions in our stock, some of which may be outside our control. As a result, our ability to use our pre-change net operating loss carryforwards to offset United States federal and state taxable income and taxes may be subject to limitations.

We expect to incur substantial expenses related to the Acquisition and our integration of Tandberg.

We expect to incur significant transaction costs and significant synergy planning and integration costs in connection with the Acquisition. While we have assumed that this level of expense will be incurred, there are many factors beyond our control that could affect the total amount or the timing of the Acquisition and integration expenses. Moreover, many of the expenses that will be incurred are, by their nature, difficult to estimate accurately. To the extent these Acquisition and integration expenses are higher than anticipated, our future operating results and financial condition may be materially adversely affected and our ability to meet the covenants mandated by our credit obligations may be impaired.

We may be unable to integrate Tandberg’s business with our own successfully.

The Acquisition involves the combination of two companies that operate as independent companies. Following the Acquisition, we will be required to devote significant management attention and resources to integrating Tandberg’s business practices and operations with our own. Potential difficulties we may encounter as part of the integration process include the following:

•

the potential inability to successfully combine Tandberg’s business with our own in a manner that permits us to achieve the cost synergies expected to be achieved as a result of the completion of the Acquisition and other benefits anticipated to result from the Acquisition;

•	the potential inability to integrate Tandberg’s customer-facing products and services;

•	challenges leveraging the customer information and technology of the two companies;

•

challenges effectuating the diversification strategy, including challenges achieving revenue growth from sales of each company’s products and services to the clients and customers of the other company;

•	challenges integrating foreign operations;

•	increased risks in performing a higher proportion of business through foreign operations;

•

complexities associated with managing the combined businesses, including difficulty addressing possible differences in corporate cultures and management philosophies and the challenge of integrating complex systems, technology, networks, and other assets of each of the companies in a seamless manner that minimizes any adverse impact on customers, clients, employees, lenders, and other constituencies; and

•	potential unknown liabilities and unforeseen increased expenses or delays associated with the Acquisition.

In addition, the Company and Tandberg have operated and, until the completion of the Acquisition, will continue to operate independently. It is possible that the integration process could result in diversion of the attention of each company’s management which could adversely affect each company’s ability to maintain relationships with customers, clients, employees, and other constituencies or our ability to achieve the anticipated benefits of the Acquisition, or could reduce each company’s operating results or otherwise adversely affect our business and financial results following the Acquisition.

Our future results will suffer if we do not effectively manage our expanded operations following the Acquisition.

Following the Acquisition, the size of our business will effectively double. Our future success depends, in part, upon our ability to manage this expanded business, which will pose substantial challenges for our management, including challenges related to the management and monitoring of new operations, significantly increased foreign operations, and associated increased costs and complexity. There can be no assurances that we will be successful following the Acquisition.

The Acquisition will increase our overall exposure to our international operations.

The growth and profitability of the Company following the Acquisition will depend on the level of economic activity in the European Union and certain emerging market countries, including China. Economic conditions in the European Union and emerging market countries could have a material adverse effect on our business, results of operations and financial condition following the consummation of the Acquisition.

The Acquisition will also increase our exposure to fluctuations in currency exchange rates, which affects the translation of local operating results into our consolidated financial statements and could have a material adverse effect on our business, results of operations and financial condition.

The Acquisition may result in a loss of customers, clients and strategic alliances.

As a result of the Acquisition, some of the customers, clients, potential customers or clients or strategic partners of the Company or Tandberg may terminate their business relationship with the Company following the Acquisition. Potential clients or strategic partners may delay entering into, or decide not to enter into, a business relationship with us because of the Acquisition. If customer or client relationships or strategic alliances are adversely affected by the Acquisition, our business and financial performance following the Acquisition would suffer.

The market price of our common stock may be affected by factors different from those affecting the shares of our common stock prior to consummation of the Acquisition.

Our historical business differs from that of Tandberg. Accordingly, the results of operations of the combined company and the market price of our common stock may be affected by factors different from those that previously affected the independent results of operations of each of the Company and Tandberg.

Third parties may terminate or alter existing contracts with Tandberg.

Tandberg has contracts with customers that have “change of control” or similar clauses that allow the counterparty to terminate or change the terms of their contract upon the closing of the transactions contemplated by the Acquisition Agreement. The Company and Tandberg have agreed to work together to identify any such material contracts and to obtain necessary consents from such third parties, but if these third party consents cannot be obtained, or are obtained on unfavorable terms, we may lose the benefit of such contracts going forward, including benefits that may be material to our business following the Acquisition. We do not anticipate that we will know whether any contracts will be terminated, or whether any such contracts will be renegotiated, until the Acquisition has been completed and, accordingly, we cannot currently quantify the financial impact, if any, of the loss of any benefits of such contracts.

We face a number of additional risks related to the operations of our business.

You should carefully consider each of the risk factors set forth in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2013 in evaluating our business and prospects. The risks and uncertainties described in this proxy statement are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also impair our business operations. If any of the risks actually occur, our business and financial results could be harmed. In that case the trading price of our common stock could decline.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement and the documents to which we refer you in this proxy statement contain forward-looking statements that involve risks, uncertainties, and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction, or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates,” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and our actual results could differ materially from those contained in such statements. Factors that could cause or contribute to such differences include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive acquisition agreement, the failure to obtain shareholder approval or the failure to satisfy the closing conditions, the failure to obtain the necessary regulatory approvals on conditions permissible under the acquisition agreement, risks related to disruption of management’s attention from our ongoing business operations due to the transaction, the effect of the announcement of the acquisition on the ability of the Company and Tandberg to retain customers and retain and hire key personnel and maintain relationships with its suppliers, operating results and business generally; our ability to maintain and increase sales volumes of our products; our ability to continue to aggressively control costs and operating expenses; our ability to achieve the intended cost savings and maintain quality with our manufacturing partner; our ability to generate cash from operations; the ability of our suppliers to provide an adequate supply of components for our products at prices consistent with historical prices; our ability to raise outside capital and to repay our debt as it comes due; our ability to introduce new competitive products and the degree of market acceptance of such new products; the timing and market acceptance of new products introduced by our competitors; our ability to maintain strong relationships with branded channel partners; our ability to regain compliance with the continued listing requirements of, and thereby maintain the listing of our common stock on, the NASDAQ Capital Market; customers’, suppliers’, and creditors’ perceptions of our continued viability; rescheduling or cancellation of customer orders; loss of a major customer; our ability to enforce our intellectual property rights and protect our intellectual property; general competition and price measures in the market place; unexpected shortages of critical components; worldwide information technology spending levels; general economic conditions; and the other concerns identified in Risk Factors above. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The underlying expected actions or our results of operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. These forward-looking statements speak only as of the date on which the statements were made and we undertake no obligation to update or revise any forward-looking statements made in this proxy statement or elsewhere as a result of new information, future events, or otherwise, except as required by law.

In addition to other factors and matters contained or incorporated in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•

the occurrence of any event, change, or other circumstances that could give rise to the termination of the Acquisition Agreement and the possibility that we could be required to pay a fee to Tandberg in connection with therewith;

•	risks that the regulatory approvals required to complete the Acquisition will not be obtained in a timely manner, if at all;

•

the inability to complete the Acquisition due to the failure to obtain shareholder approval of the issuance of the Acquisition Shares or failure to satisfy any other conditions to the completion of the Acquisition;

•	business uncertainty and contractual restrictions during the pendency of the Acquisition;

•	adverse outcomes of pending or threatened litigation or governmental investigations;

•	the failure of the Acquisition to close for any other reason;

•	the amount of the costs, fees, expenses and charges related to the Acquisition;

•	diversion of management’s attention from ongoing business concerns;

•	the effect of the announcement of the Acquisition on our and Tandberg’s business and customer relationships, operating results, and business generally, including the ability to retain key employees;

•	risks that the proposed transaction disrupts current plans and operations;

•	the possible adverse effect on our business and the price of our common stock if the Acquisition is not completed in a timely fashion or at all;

•	risks that we may be unable to successfully integrate Tandberg’s business and personnel with our own;

•	risks that the expected benefits of the Acquisition may not be realized; and

•

other risks and uncertainties applicable to our business set forth in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2013. See “Where You Can Find More Information” beginning on page 129.

Many of the factors that will determine our future results are beyond our ability to control or predict. We cannot guarantee any future results, levels of activity, performance, or achievements. In light of the significant uncertainties inherent in the forward-looking statements, readers should not place undue reliance on forward-looking statements, which speak only as of the date on which the statements were made and it should not be assumed that the statements remain accurate as of any future date.

You should carefully consider the cautionary statements contained or referred to in this section in connection with any subsequent forward-looking statements that may be issued by us or persons acting on our behalf.

SOLICITATION AND VOTING

Voting Rights and Outstanding Shares

We will begin mailing this proxy statement and the accompanying proxy card on or about             , 2013 to all shareholders of record that are entitled to vote. Each share of our common stock that you own entitles you to one vote on all matters to be voted upon at the special meeting. Only shareholders that owned our common stock at the close of business on             ,             , the record date, are entitled to vote at the special meeting. On the record date,             shares of our common stock were outstanding.

The proxy card indicates the number of shares of our common stock that you own. We will have a quorum to conduct the business of the special meeting if holders of a majority of the shares of our common stock are present, in person or by proxy. Abstentions and broker non-votes (i.e., shares of common stock held by a broker, bank, or other nominee that are represented at the special meeting, but that the broker, bank, or other nominee is not empowered to vote on a particular proposal) will be counted in determining whether a quorum is present at the special meeting. Brokers, banks, and other nominees typically do not have discretionary authority to vote on non-routine matters. Under the rules of the New York Stock Exchange (the “NYSE”), as amended (the “NYSE Rules”), which apply to all NYSE-licensed brokers, brokers have discretionary authority to vote on routine matters when they have not received timely voting instructions from the beneficial owner.

The proposal to approve the issuance of 47,152,630 shares of common stock of the Company, assuming no shares of common stock are issued after the date of the acquisition agreement but before the closing, other than upon conversion of outstanding convertible promissory notes and the exercise of all exercisable securities of the company having an exercise price of not more than $1.30 per share (collectively, the “Acquisition Shares”) (“Proposal 1”), the proposal to approve an amendment to the Amended and Restated Articles of Incorporation to increase the authorized number of shares of common stock from 90,200,000 shares to 125,000,000 shares (“Proposal 2”), the proposal to approve the issuance of the issuance of up to 17,192,304 shares of the company’s common stock, which were issued or are issuable upon the conversion of outstanding promissory notes issued in February 2013 and November 2013 and additional convertible promissory notes to be issued pursuant to the NPA, together with any shares of our common stock issued or to be issued by the Company as payment of interest on such notes (“Proposal 3”), the proposal to approve amendments to our 2009 Equity Incentive Plan, including an increase in the number of shares of common stock available for award grant purposes under the 2009 Equity Incentive Plan by 7,000,000 shares of common stock (“Proposal 5”), and the proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the issuance of the Acquisition Shares (“Proposal 6”), are not routine matters and therefore a broker may not be entitled to vote shares held in street name on these proposals absent instructions from the beneficial holder of such shares. Consequently, if your shares are held in street name and you do not submit any voting instructions to your bank, broker or other nominee, your shares will not be voted on these proposals and will be considered a “broker non-vote.” In order to minimize the number of broker non-votes, we encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice of Special Meeting of Shareholders.

Voting Shares Registered in Your Name

If you are a shareholder of record, you may vote in one of four ways:

•	attend the special meeting and vote in person;

•	complete, sign, date, and return the enclosed proxy card;

•	vote by telephone following the instructions included with your proxy card and outlined below; or

•	vote via the Internet following the instructions included with your proxy card and outlined below.

If you are a shareholder of record, then you may go to http://www.eproxy.com/ovrl/ to vote your shares via the Internet. The votes represented by this proxy will be generated on the computer screen and you will be prompted to submit or revise your vote as desired. If you are using a touch-tone telephone and are calling from the United States or Canada, then you may vote your shares by calling 1-800-560-1965 and following the recorded instructions.

Votes submitted by telephone or via the Internet must be received by 9:00 p.m. (Pacific Time) on             , 2013. Submitting your proxy by telephone or via the Internet will not affect your right to vote in person should you decide to attend the special meeting.

Voting Shares Registered in the Name of a Broker, Bank or Other Nominee

Most beneficial owners whose stock is held in street name will receive instructions for voting their shares from their broker, bank, or other nominee, rather than our proxy card.

A number of brokers and banks participate in a program provided through Broadridge that allows shareholders to grant their proxy to vote shares by means of the telephone or via the Internet. If your shares are held in an account with a broker or bank participating in the Broadridge program, then you may vote your shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at Broadridge’s web site at http://www.proxyvote.com.

If you wish to vote in person at the special meeting, then you must obtain a legal proxy issued in your name from the broker, bank, or other nominee that holds your shares of record.

Tabulation of Votes

A representative from our transfer agent, Wells Fargo Bank, N.A., will tabulate the votes. The shares of our common stock represented by proxy will be voted in accordance with the instructions given on the proxy so long as the proxy is properly executed and received by us prior to the close of voting at the special meeting or any adjournment or postponement of the special meeting. If no instructions are indicated on a properly executed proxy, the shares will be voted as the Board of Directors recommends on the proposals. The persons named as proxies will vote on any other matters properly presented at the Special Meeting in accordance with their best judgment.

Revocability of Proxies

As a shareholder of record, once you have submitted your proxy by mail, telephone, or via the Internet, you may revoke it at any time before it is voted at the special meeting. You may revoke your proxy in any one of three ways:

•	you may grant another proxy marked with a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);

•	you may notify our Secretary in writing that you wish to revoke your proxy before it is voted at the special meeting; or

•	you may vote in person at the special meeting.

Please note that if you hold your shares in “street name” through a broker, bank, or other nominee and you have instructed your broker, bank, or other nominee to vote your shares, the above-described options for changing your vote do not apply, and instead, you must follow the instructions received from your broker, bank, or other nominee to change your vote.

Solicitation

This solicitation is made by our Board of Directors and we will bear the entire cost of soliciting proxies, including the preparation, assembly, printing, and mailing of this proxy statement, the proxy card, and any additional information furnished to shareholders. We will provide copies of solicitation materials to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock that are beneficially owned by others for forwarding to the beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to the beneficial owners. Solicitations will be made primarily through the mail, but may be supplemented by telephone, facsimile, Internet, or personal solicitation by our directors, executive officers, employees, or other agents. No additional compensation will be paid to these individuals for these services.

We have engaged The Proxy Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support for a services fee and the reimbursement of customary disbursements that are not expected to exceed $20,000 in the aggregate.

Shareholder Proposals for 2013

Requirements for Shareholder Proposals to be Considered for Inclusion in Overland’s Proxy Materials. Shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and intended to be presented at our 2013 annual meeting of shareholders must be received by us not later than January 17, 2014 in order to be considered for inclusion in our proxy materials for that meeting.

Requirements for Shareholder Proposals to be Brought Before an Annual Meeting. Our amended and restated bylaws (our “Bylaws”) provide that, for shareholder nominations to our Board of Directors or other proposals to be considered at an annual meeting of shareholders, the shareholder must have given timely notice of the proposal or nomination in writing to our Secretary. To be timely for the 2013 annual meeting of shareholders, a shareholder’s notice must be delivered to, or mailed and received by, our Secretary at our principal executive offices between February 16, 2014 and March 18, 2014. Pursuant to our Bylaws, however, any shareholder proposal or nomination for director must meet the deadline pursuant to Rule 14a-8, as described above, to be included in our proxy materials. A shareholder’s notice to the Secretary must set forth, as to each matter the shareholder proposes to bring before the annual meeting, the information required by our Bylaws.

Separate Copy of Proxy Materials

If you share an address with another shareholder, each shareholder may not receive a separate copy of our proxy materials. Shareholders who do not receive a separate copy of our proxy materials and who want to receive a separate copy may request to receive a separate copy of our proxy materials by writing to Investor Relations at Overland Storage, Inc., 9112 Spectrum Center Boulevard, San Diego, California 92123, or by calling 1-800-729-8725. We undertake to deliver promptly a copy of the proxy materials upon the receipt of such request. Shareholders who share an address and receive multiple copies of our proxy materials may also request to receive a single copy by following the instructions above.

DESCRIPTION OF OUR CAPITAL STOCK

This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of our amended articles of incorporation and amended bylaws and all applicable provisions of California law. You are urged to read our amended articles of incorporation and amended bylaws in their entirety for the actual terms of our capital stock. These documents are filed as exhibits to the Post-Effective Amendment No. 2 on a Registration Statement on Form S-1 to a Registration Statement on Form S-3 filed with the SEC on September 18, 2013.

Overland is a corporation organized under the laws of the State of California.

Authorized Capital Stock

Our authorized capital stock consists of 90,200,000 shares of common stock, no par value, and 1,000,000 shares of preferred stock, no par value. As of October 16, 2013, 31,119,454 shares of our common stock, and no shares of our preferred stock, were issued and outstanding.

Common Stock

Subject to the preferences that may apply to any shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may from time to time declare. Upon the liquidation, dissolution, or winding-up of our Company, the holders of outstanding shares of our common stock will be entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock.

Each holder of our common stock is entitled to one vote per share on all matters submitted to a vote of shareholders, and may not cumulate votes for the election of directors unless proper notice is given pursuant to our bylaws.

Our common stock is quoted on The NASDAQ Capital Market under the trading symbol “OVRL”.

The transfer agent and registrar for shares of our common stock is Wells Fargo Bank, N.A.

Shares of our common stock do not have any preemptive rights.

Shares of our common stock are not subject to conversion or redemption.

Common Stock Purchase Rights

We have in place a shareholder rights agreement providing rights to purchase shares of our common stock. The rights are not currently exercisable and they are attached to and trade together with the shares of our common stock. A right will be attached to each share of our common stock issued in the Acquisition.

The shareholder rights agreement will take effect not earlier than the tenth day after the public announcement or disclosure that a person or group of affiliated or associated persons, other than exempt persons, has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of our common stock, except pursuant to a permitted acquisition.

At that time, the rights then attached to all outstanding shares of our common stock will become separate securities and each right will entitle the holder to purchase one-third of a common share, at a per-share purchase price of $37.00, subject to adjustment.

However,

•

from and after the date on which a person becomes an acquiring person, except pursuant to a permitted offer, each holder of a right, other than the acquiring person, may exercise the right to receive that number of shares of our common stock having a value equal to the purchase price divided by one-half the current market price (as defined in the shareholder rights agreement) of a common share at the date of the occurrence of the event.

•

if, after the shareholder rights agreement takes effect, we merge or combine into or with any acquiring person or any of its affiliates or associates or other related persons, if all of our shareholders are not treated alike, other than certain restructurings not resulting in any change of control of our company, or 50% or more of our assets or earnings power is sold or transferred in one or a series of related transactions, each holder of a right, other than an acquiring person, may exercise the right to receive that number of shares of our common stock which equals the initial exercise price, as adjusted, divided by one-half the current market price (as defined in the shareholder rights agreement) of such common stock at the date of the occurrence of the event.

At any time after any person becomes an acquiring person, our board of directors may exchange all or some of the rights other than the rights beneficially owned by the acquiring person, which rights will thereafter be void, at an exchange ratio of one-third of a common stock, or one-third of an equivalent common share (as defined in the shareholder rights agreement) per right, subject to adjustment in certain events.

The term “permitted acquisition” is defined as the acquisition of common stock directly from us, including by way of a dividend or distribution on the common stock, or pursuant to a permitted offer.

The term “permitted offer” is defined as a tender or exchange offer which is for all of our outstanding shares of common stock at a price and on terms which a majority of certain members of the board of directors determine to be adequate and in our best interests and the best interests of our shareholders.

Until a right is exercised, the holder thereof, as such, will have no rights as a shareholder, including the right to vote or to receive dividends.

The rights expire in August 2015 unless earlier redeemed or exchanged. We are entitled to redeem all of the rights at $0.001 per right, subject to adjustment, at any time.

Wells Fargo Bank, N.A. serves as the rights agent under the shareholder rights agreement.

Preferred Stock

Subject to the limitations imposed by law and the rules of The NASDAQ Stock Market, LLC, our board of directors is authorized to designate and issue up to 1,000,000 shares of preferred stock in one or more series, without further shareholder approval. Our board of directors is authorized from time to time to set the number of shares to be included in each series; to fix the voting rights, designations, preferences, and relative, participating, option and conversion or other special rights, and such qualifications, limitations or restrictions, of the shares of each wholly unissued series; and to increase or decrease the number of authorized shares of any series, but not below the number of shares of any series then outstanding. The rights of a series of preferred stock may include a preferential return in the event of our liquidation, dissolution or winding-up, the right to receive dividends if declared by our board of directors, special dividend rates, conversion rights, redemption rights, voting rights, the right to protection from dilutive issuances of securities, or the right to approve specified corporate actions. Any or all of these rights may be superior to the rights of the common stock.

Certain Provisions Affecting Control of Our Company

The shareholder rights agreement discussed above and the following provision of California law may affect the control of our company.

California Law

Section 1203 of the California Corporations Code, or the CCC, provides that if a tender offer or a written proposal for approval of a reorganization of a corporation or a sale of substantially all of its assets is made by an “interested party,” the person making the offer must deliver an affirmative opinion to each shareholder in writing as to the fairness of the consideration to be received by the shareholders. The term “interested party” means a person who is a party to the transaction and who

•	directly or indirectly controls the corporation that is the subject of the tender offer or proposal;

•	is, or is directly or indirectly controlled by, an officer, or director of the corporation; or

•	is an entity in which a material financial interest is held by any director or executive officer.

Indemnification Provisions

California Incorporation

Section 317 of the CCC provides a detailed statutory framework covering limitation of liability of directors in certain instances and indemnification of any officer or other agent of a corporation who is made or threatened to be made a party to any legal proceeding by reason of his or her services on behalf of such corporation.

With respect to limitation of liability, the CCC permits a California corporation to adopt a provision in its articles of incorporation reducing or eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the fiduciary duty of care, provided that such liability does not arise from certain proscribed conduct (including intentional misconduct and breach of duty of loyalty). The CCC in this regard relates only to actions brought by shareholders on behalf of the corporation (i.e., “derivative actions”) and does not apply to claims brought by outside parties.

With respect to indemnification, the CCC provides that to the extent any officer, director, or other agent of a corporation is successful “on the merits” in defense of any legal proceeding to which such person is a party or is threatened to be made a party by reason of his or her service on behalf of such corporation or in defense of any claim, issue, or matter therein, such agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, but does not require indemnification in any other circumstance. The CCC also provides that a corporation may indemnify any agent of the corporation, including officers and directors, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in a third party proceeding against such person by reason of his or her services on behalf of the corporation, provided the person acted in good faith and in a manner he or she reasonably believed to be in the best interests of such corporation. The CCC further provides that in derivative suits, a corporation may indemnify such a person against expenses incurred in such a proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and its shareholders. Indemnification is not available in derivative actions (i) for amounts paid or expenses incurred in connection with a matter that is settled or otherwise disposed of without court approval, or (ii) with respect to matters for which the agent shall have been adjudged to be liable to the corporation unless the court shall determine that such person is entitled to indemnification.

The CCC permits the advancing of expenses incurred in defending any proceeding against a corporate agent by reason of his or her service on behalf of the corporation upon the giving of a promise to repay any such sums in the event it is later determined that such person is not entitled to be indemnified. Finally, the CGCL provides that the indemnification provided by the statute is not exclusive of other rights to which those seeking indemnification may be entitled, by bylaw, agreement or otherwise, to the extent additional rights are authorized in a corporation’s articles of incorporation. The law further permits a corporation to procure insurance on behalf of its directors, officers and agents against any liability incurred by any such individual, even if a corporation would not otherwise have the power under applicable law to indemnify the director, officer or agent for such expenses.

Our articles of incorporation and bylaws implement the applicable statutory framework by limiting the personal liability of directors for monetary damages for a breach of a director’s fiduciary duty of care and making indemnification mandatory in those situations where it is merely permissible under the CGCL.

General

We also maintain insurance for our officers and directors against certain liabilities, including liabilities under the Securities Act. The effect of this insurance is to indemnify any of our officers or directors against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement, incurred by an officer, or director upon a determination that such person acted in good faith. We pay the premiums for this insurance.

We have also entered into separate indemnification agreements with each of our executive officers and directors, which indemnify the officer or director against all liabilities relating to his or her position as an executive officer or director of Overland, or as an employee, agent, officer, or director of any other entity if the executive officer or director is serving in that capacity at our request, to the fullest extent permitted under applicable law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification for violations of state securities laws may be limited by applicable laws.

Description of Convertible Notes

The material terms and provisions of the Notes are summarized below. This summary is subject to, and qualified in its entirety by, the terms set forth in the NPA and the Notes described below that we filed as exhibits to our Current Report on Form 8-K filed with the SEC on February 14, 2013.

In February 2013, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with the note purchaser’s party thereto (the “Purchasers”), which was amended in March 2013. The Company sold to the Purchasers convertible notes (the “Initial Notes”) of the Company in an aggregate original principal amount of $13.25 million.

On November 1, 2013, in connection with the entry into the Acquisition Agreement, the Company entered into an amended and restated Note Purchase Agreement (the “NPA”) with certain funds (the “Cyrus Funds”) for whom Cyrus Capital Partners, L.P. serves as investment manager and the other note purchasers party to the Note Purchase Agreement, which NPA amended and restated the Note Purchase Agreement. Upon the Company’s filing of the preliminary form of this proxy statement, all of the convertible promissory notes previously issued pursuant to the NPA in February 2013 automatically converted into shares of Common Stock pursuant to and their existing terms and at their existing conversion price of $1.30 per share, subject to a limitation prohibiting any holder (or group of affiliated holders) from holding more than 19.99% of the Company’s outstanding common stock immediately following such conversion. As of the date of this proxy statement, Initial Notes having an aggregate principal amount equal to approximately $2.5 million remain outstanding.

Pursuant to the NPA, immediately upon the Company’s filing of the preliminary version of this proxy statement, all of convertible promissory notes previously issued pursuant to the Purchase Agreement in February 2013 automatically converted into shares of Common Stock pursuant to their existing terms and at their existing conversion price of $1.30 per share, subject to a limitation prohibiting any such holder (or group of affiliated holders) from holding more than 19.99% of the Company’s outstanding common stock immediately following such conversion. As a result of such conversion, the Cyrus Funds hold 19.99% of the Company’s common stock and, upon the closing of the Acquisition, will, with affiliates, hold approximately 63% of the Company’s outstanding stock (assuming no other shares of Common Stock are issued after the date of the Acquisition Agreement but before the Closing and the exercise of all exercisable securities of the Company having an exercise price of not more than $1.30 per share).

As of the date of this proxy statement, Initial Notes having an aggregate principal amount equal to $2.5 million remain outstanding.

Pursuant to the NPA, the Cyrus Funds agreed to purchase, and the Company agreed to sell to the Cyrus Funds, additional convertible promissory notes (the “Additional Notes”) of the Company in aggregate original principal amount of $7.0 million in exchange for the payment of the purchase price by the Cyrus Funds in an equivalent amount. The Additional Notes shall be issued upon satisfaction of the following conditions:

•	$3.0 million within two business days of the filing date of the preliminary form of this proxy statement with the Commission;

•

an additional $2.0 million within two business days of the date that the Company filed the form of this definitive proxy statement with the Commission for the approval of the issuance of the shares issuable in the Acquisition; and

•

an additional $2.0 million within two business days of the earlier of (i) the Company’s obtaining binding written commitments from holders of at least 50% of its shares of record as of the record date fixed by the Company’s board of directors for the determination of shareholders entitled to vote on of the issuance of shares in connection with the Acquisition and (ii) such time that the Company secures the vote of its shareholders required to approve the issuance of shares in connection with the Acquisition and certain other matters.

The Initial Notes and the Additional Notes bear interest at a rate of 8% per annum, payable semi-annually. The Initial Notes and Additional Notes are scheduled to mature on the fourth (4th) anniversary of the applicable date of their issuance; provided, however, that if any party to the Acquisition Agreement terminates the Acquisition Agreement pursuant to Article 10 of the Acquisition Agreement, the Company shall be required, no later than ninety (90) days after such termination, to prepay the Additional Notes in full, together with all accrued and unpaid interest thereon. In addition, the Company is entitled, at its option, to prepay the Additional Notes in full or in part within ninety (90) days following the consummation of the Acquisition. In addition, if certain conditions are met with respect to ongoing litigation, the Company has an option to repay a portion of the Initial Notes prior to their maturity date.

Contemporaneous with the sale of the Initial Notes, the parties to the Purchase Agreement entered into a Registration Rights Agreement, pursuant to which the Company agreed to provide the Purchasers certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws. Pursuant to the Purchase Agreement, within thirty (30) days the Closing Date, the Company was required to file the Registration Statement (as defined in the Registration Rights Agreement) with the Commission covering the resale or other disposition of the Common Stock issuable upon conversion of the Initial Notes.

The Company may, subject to certain limitations, pay interest on the Initial Notes and the Additional Notes in cash or in shares of common stock at its option. The number of shares of common stock that may be issued as payment of interest will be determined by dividing the amount of interest due to the holder by the volume weighted average of the closing prices of one share of the common stock as reported on the NASDAQ Capital Market for the 20 consecutive trading days up to and including the trading day on the third trading day prior to the valuation date, using the interest payment due date at the valuation date; provided the Company may not pay interest in shares of common stock at a price per share lower than $0.98 for the Initial Notes or $0.90 for the Additional Notes (each as adjusted from time to time for items such as stock splits, combinations, reclassifications, or recapitalizations). In the event of a share price lower than $0.98 or $0.90 per share, as applicable, the Company has the option to pay interest in a combination of shares of common stock and cash so long as the number of shares of common stock that the Company issues does not exceed the quotient obtained by dividing the interest payable at such time by $0.98 or $0.90, as applicable, and the difference between the amount of the interest paid in shares and the average closing price of the shares of common stock, determined as described above, will be payable in cash.

Any Purchaser may elect to convert all or a portion of the outstanding principal amount of such Purchaser’s Initial Note or Additional Note into shares of common stock (subject to certain limitations) in an amount equal to the principal amount of the Notes being converted divided by $1.30 per share for the Initial Notes or $1.00 per share for the Additional Notes, each subject to adjustment as set forth in the NPA, such as stock splits.

The Initial Notes and the Additional Notes will automatically convert into shares of common stock on the first trading day immediately following the date that the closing bid price of the common stock exceeds two times (one and one half for the Additional Notes) the conversion price of such notes for ten consecutive trading days.

The obligations under the Initial Notes and the Additional Notes are secured by a pledge of 65% of the Company’s stock in each of its three foreign subsidiaries: Overland Storage (Europe) Ltd., Overland Storage SARL and Overland Storage GmbH.

The NPA contains customary covenants, including covenants that limit or restrict the Company’s ability to incur liens, incur indebtedness, or make certain restricted payments. Upon the occurrence of an event of default under the NPA, the Purchasers may declare all amounts outstanding to be immediately due and payable. The NPA specifies a number of events of default (some of which are subject to applicable grace or cure periods), including, among other things, non-payment defaults, covenant defaults, cross-defaults to other material indebtedness, bankruptcy and insolvency defaults and material judgment defaults. In the event of default, the interest rate shall automatically increase to 11%. The Company has also granted certain registration rights to the holders of the notes.

On June 28, 2013, we issued an aggregate of 348,490 shares of common stock to the holders Notes as payment of interest on such Notes. The issuance of these shares was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as sales of securities not involving any public offering.

Description Of Warrants

The material terms and provisions of the Warrants are summarized below. This summary is subject to, and qualified in its entirety by, the terms set forth in the Purchase Agreement, the Warrants, and the Registration Rights Agreement described below that we filed as exhibits to our Current Report on Form 8-K filed with the SEC on February 24, 2010.

February 2010 Financing

On February 18, 2010, we entered into the Purchase Agreement pursuant to which we issued and sold in a private placement an aggregate of 794,659 shares of Series A Convertible Preferred Stock, no par value per share, or the Series A Preferred Stock, initially convertible into 4,521,619 shares of common stock, and (ii) warrants initially exercisable to purchase up to 6,373,266 shares of common stock, or the Warrants, for an aggregate offering price of approximately $11.9 million, or the PIPE.

In addition, in connection with the PIPE and as partial compensation for Roth Capital Partners, LLC, or the Placement Agent’s, services, we issued to the Placement Agent warrants initially exercisable to purchase up to 180,865 shares of common stock at an exercise price of $2.952 per share, or the Placement Agent Warrants.

On April 29, 2010, we filed the Certificate of Amendment of Certificate of Determination (the “Certificate of Amendment”) with the Secretary of State of the State of California, which is effective as of April 29, 2010, to reduce the authorized number of shares of Series A Preferred Stock to zero.

Warrants

Each Warrant had an initial exercise price of $2.583 per share of common stock ($2.952 per share of common stock in the case of the Placement Agent Warrants). In July 2011, we issued 61,302 shares of common stock upon exercise of a Warrant. The Warrants and the Placement Agent Warrants are immediately exercisable, have a five year term, and provide for weighted-average anti-dilution protection.

However, subsequent issuances of our securities have triggered the weighted-average anti-dilution provisions of such warrants and as of October 16, 2013, there are outstanding Warrants to purchase up to an aggregate of 9,295,459 shares of common stock at an exercise price of $1.756 per share. As part of the February 2013 sale of common stock, and the payment of convertible notes interest in shares of common stock, the number of shares of common stock was adjusted from 8,368,135 shares at June 30, 2012 to 9,295,459 shares, net of shares previously issued, and the per share strike price of such warrants was proportionately decreased from $1.967 to $1.756, each as a result of the weighted-average anti-dilution provisions in the warrants. If we issue shares of common stock at a price that is lower than the warrant exercise price in effect immediately prior to such issuance, then the Warrant exercise price would be adjusted downward. The magnitude of such adjustment is dependent on the number of shares we issue and the price at which such shares are issued.

Registration Rights Agreement

We also entered into a Registration Rights Agreement, dated as of February 22, 2010, by and among the Company, the Investors and the Placement Agent, or the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, we agreed to file a registration statement with the SEC within 30 days of closing the PIPE, or the Filing Deadline, to register the shares of common stock issued upon conversion of the Series A Preferred Stock and issuable upon exercise of the Warrants and the Placement Agent Warrants.

The shares of Series A Preferred Stock, the Warrants and the Placement Agent Warrants, and the shares of common stock issued upon conversion of the Series A Preferred Stock and issuable upon exercise of the Warrants and the Placement Agent Warrants, were offered and sold by us pursuant to an exemption from the registration requirements of the Securities Act provided by Section 4(2) thereunder.

The above descriptions of the Placement Agency Agreement, the Purchase Agreement, the Certificate of Determination, the Warrants and the Registration Rights Agreement are qualified in their entirety by reference to Exhibits 1.1, 10.1, 3.1, 4.2 and 4.3, respectively, to our Current Report on Form 8-K filed with the SEC on February 24, 2010, and the above description is qualified in its entirety by reference to these documents. The above description of the Certificate of Amendment is qualified in its entirety by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on May 5, 2010, and the above description is qualified in its entirety by reference to this document.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters

The following table sets forth certain information regarding the beneficial ownership of our common stock as of October 16, 2013 (except as otherwise indicated) by each person who is known by us to own, or we have reason to believe owns, more than 5% of our shares of common stock, each of our named executive officers, each of our directors and all of our directors and executive officers as a group.

Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

	Beneficial Ownership
Beneficial Owner	Shares of common stock currently owned		Shares acquirable within 60 days (1)		Total shares of common stock owned		Percent of class (2)
5% Shareholders
Special Situations Fund 527 Madison Avenue, Suite 600 New York, NY 10022	3,143,459	(3)	6,684,563	(3)	9,828,022		26.0%

The Cyrus Group 399 Park Avenue, 39th Floor New York, NY 10022	315,614		9,230,767	(11)	9,546,381	(11)	19.99	%(11)

Marathon Capital Management 4 North Park Drive, Suite 106 Hunt Valley, MD 21030	5,040,464	(5)	—		5,040,464		16.2%

Clinton Group, Inc. 9 West 57th Street, 26th Floor New York, NY 10019	2,923,519	(4)	2,015,688	(4)	4,939,207		14.9%

Pinnacle Family Office Investments, L.P. 4965 Preston Park Blvd., Suite 240 Plano, TX 75093	2,227,680		347,600		2,575,280		8.2%

Executive Officers and Directors +
Eric Kelly	665,620	(7)	1,652,233	(12)	2,317,853		7.1%
Jillian Mansolf	255,483	(8)	265,540	(13)	521,023		1.7%
Kurt L. Kalbfleisch	228,581		177,333		405,914		1.3%
Scott McClendon	633,659	(9)	132,467	(14)	766,126		2.5%
Robert A. Degan	6,666	(6)	109,150		115,816		*
Joseph A. De Perio (10)	16,000		62,278		78,728		*
Vivekanand Mahadevan	1,000		30,000		31,000		*
Current directors and executive officers as a group (7 persons)	1,807,009		2,429,451		4,236,460		12.6%

*	Less than 1%
+	Except as otherwise indicated, the address for each beneficial owner is 9112 Spectrum Center Boulevard, San Diego, CA, 92123.

(1)

With respect to holders of 5% or more of our shares of common stock, this amount includes shares of our common stock, which could be acquired upon exercise of outstanding warrants and convertible debt. With respect to our executive officers and directors, this amount includes shares of our common stock, which could be acquired upon exercise of stock options which are either currently vested and exercisable or will vest and become exercisable within 60 days of October 16, 2013; with respect to Ms. Mansolf and Messrs.

Kelly and McClendon, shares of our common stock, which could be immediately acquired upon exercise of outstanding warrants.
(2)	Based on 31,119,454 shares of common stock outstanding on October 16, 2013 and calculated in accordance with Rule 13d-3 promulgated under the Exchange Act.
(3)	According to a Form 4 filed with the SEC on March 14, 2012 and our records, the number of shares of our common stock currently owned (“Shares”) and the number of shares of our common stock acquirable within 60 days pursuant to warrants (“Warrant Shares”) includes 1,311,720 Shares and 2,752,468 Warrant Shares held directly by Special Situations Fund III Q.P., L.P., 893,661 Shares and 1,966,047 Warrant Shares held directly by Special Situations Private Equity Fund, L.P., 131,329 Shares and 275,246 Warrant Shares held directly by Special Situations Technology Fund, L.P. and 806,749 Shares and 1,690,802 Warrant Shares held directly by Special Situations Technology Fund II, L.P. MGP Advisors Limited (“MGP”) is the general partner of the Special Situations Fund III, QP, L.P. AWM Investment Company, Inc. (“AWM”) is the general partner of MGP and the investment adviser to the Special Situations Fund III, QP, L.P., the Special Situations Technology Fund, L.P., the Special Situations Technology Fund II, L.P. and the Special Situations Private Equity Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP and AWM. Through their control of MGP and AWM, Messrs. Marxe and Greenhouse share voting and investment control over the portfolio securities of each of the funds listed above.
(4)	The number of shares includes 2,923,519 Shares and 1,246,458 Warrant Shares held directly by Clinton Magnolia Master Fund, Ltd. (“CMAG”). On February 13, 2013, we issued convertible notes (the “Additional Notes”) to certain investors, including CMAG, pursuant to a note purchase agreement. The number of shares reported above also includes 769,230 shares of our common stock issuable upon conversion of the Notes held by CMAG. Additional shares of our common stock may be issued to CMAG as payment of interest on the Notes pursuant to the terms of the note purchase agreement. Clinton Group, Inc. (“CGI”) is the investment manager of CMAG and consequently has voting control and investment discretion over securities held by CMAG. By virtue of his direct and indirect control of CMAG and CGI, George Hall, as Chief Investment Officer and President of CGI, has voting and investment power over these securities.
(5)	According to a Schedule 13F filed for the quarter ended June 30, 2013, James Kennedy, as President of Marathon Capital Management, LLC has sole investment authority with respect to these shares and sole voting power with respect to 483,750 of these shares.
(6)	Includes 3,333 shares of common stock held by Mr. Degan’s wife.
(7)	Includes 49,309 shares of common stock owned by Mr. Kelly through his family trust.
(8)	Includes 22,760 shares of common stock owned by Ms. Mansolf through her family trust.
(9)	Represents 599,993 shares of our common stock owned by Mr. McClendon through his family trust, 33,333 shares of our common stock through his self-directed IRA and 333 shares of our common stock held by his wife.
(10)	Mr. De Perio was elected to our Board of Directors pursuant to the terms of that certain purchase agreement, by and among us and certain investors, including CGI and CMAG, dated March 16, 2011 (the “Purchase Agreement”). CMAG is the nominee of, and is employed by, CGI and CGI is the investment manager of CMAG. Pursuant to the Purchase Agreement, CMAG acquired 2,832,861 Shares and 1,246,458 Warrant Shares for total consideration of $5.0 million.
(11)

The number of shares includes 9,230,767 shares of common stock issuable to the Cyrus Group upon conversion of the Notes held by the Cyrus Group; however, the terms of the note purchase agreement provide that the number of shares of our common stock issuable upon conversion of the Notes will be limited to the extent necessary to ensure that, following such conversion, the total number of shares of our common stock beneficially owned by the Cyrus Group will not exceed 19.99% of the total number of the then-issued and outstanding shares of our common stock (including for such purposes the shares of our common stock issuable upon conversion of the Notes). Additional shares of our common stock may be issued to the Cyrus Group as payment of interest on the Notes pursuant to the terms of the note purchase agreement. The Cyrus Group is comprised of Cyrus Capital Partners, L.P. (“Cyrus”), Crescent 1, L.P. (“Crescent”), CRS Master Fund, L.P. (“CRS”), Cyrus Opportunities Master Fund II, Ltd. (“Cyrus

Opportunities”), Cyrus Select Opportunities Master Fund, Ltd. (“Cyrus Select”) Cyrus Europe Master Fund, Ltd. (“Cyrus EMF”), Cyrus Capital Partners GP, L.L.C. (“Cyrus GP”), Cyrus Capital Advisors, L.L.C. (“Cyrus Advisors”), and Mr. Stephen C. Freidheim. Each of Crescent, CRS, Cyrus Opportunities and Cyrus Select, or collectively the Cyrus Funds and Cyrus EMF, are private investment funds engaged in the business of acquiring, holding and disposing of investments in various companies. Cyrus is the investment manager of each of the Cyrus Funds. Cyrus GP is the general partner of Cyrus. Cyrus Advisors is the general partner of Crescent and CRS. Mr. Freidheim is the manager of Cyrus GP and Cyrus GP is the managing member of Cyrus Advisors. Mr. Freidheim is also the Chief Investment Officer of Cyrus. Except for Mr. Freidheim, each member of the Cyrus Group disclaims beneficial ownership through these shares of common stock, other than those reported herein as being owned by such member of the Cyrus Group. Mr. Freidheim disclaims beneficial ownership of these shares of common stock held by the Cyrus Group, except to the extent of his pecuniary interest in members of the Cyrus Group, if any. Crescent 1, L.P., CRS Master Fund, L.P., Cyrus Opportunities Master Fund II, Ltd., Cyrus Select Opportunities Master Fund, Ltd. and Cyrus EMF have entered into an investment management agreement with Cyrus giving Cyrus full voting and dispositive power over the shares of common stock beneficially owned by the Cyrus Group.
(12)	Includes 102,234 shares of common stock which could be acquired upon exercise of outstanding warrants owned by Mr. Kelly through his family trust.
(13)	Includes 47,184 shares of common stock which could be acquired upon exercise of outstanding warrants owned by Ms. Mansolf through her family trust.
(14)	Includes 39,318 shares of common stock which could be acquired upon exercise of outstanding warrants owned by Mr. McClendon through his family trust.

We are aware of no arrangements, including any pledge by any person of shares of our common stock, the operation of which may at a subsequent date result in a change of control of our company.

PROPOSAL 1

TO APPROVE THE ISSUANCE OF 47,152,630 SHARES OF OUR COMMON STOCK (ASSUMING NO SHARES OF COMMON STOCK ARE ISSUED AFTER THE DATE OF THE ACQUISITION AGREEMENT BUT BEFORE THE CLOSING OTHER THAN UPON CONVERSION OF OUTSTANDING CONVERTIBLE PROMISSORY NOTES AND THE EXERCISE OF ALL EXERCISABLE SECURITIES OF THE COMPANY HAVING AN EXERCISE PRICE OF NOT MORE THAN $1.30 PER SHARE) AS, TOGETHER WITH ANY ADDITIONAL SHARES ISSUED PURSUANT TO THE ACQUISITION AGREEMENT, THE ACQUISITION SHARES AT THE CLOSING OF OUR PROPOSED ACQUISITION OF TANDBERG DATA HOLDINGS S.À R.L.

The Board of Directors recommends a vote “FOR” the approval of Proposal 1, as set forth below.

Background

On November 1, 2013, we entered into an Acquisition Agreement (the “Acquisition Agreement”) by and among us, on the one hand, and Tandberg Data Holdings S.à r.l., a private limited liability company incorporated under the laws of the Grand Duchy of Luxembourg (“Tandberg”), and the shareholders of Tandberg, on the other hand, pursuant to which we will acquire all of the outstanding capital stock Tandberg, and Tandberg will become a wholly-owned subsidiary of the Company (the “Acquisition”) if the conditions to completion of the acquisition are satisfied or waived in accordance with the terms of the Acquisition Agreement.

Our Board of Directors unanimously approved our acquisition of Tandberg on October 31, 2013. No shareholder vote was required for the entry into the Acquisition Agreement, and no shareholder vote is required for the consummation of our acquisition of Tandberg pursuant to the Acquisition Agreement. We are therefore not seeking any approval or ratification of our acquisition of Tandberg at the Special Meeting. Under California law, our shareholders do not have any “dissenters’ rights” or rights to an appraisal of the value of their shares in connection with our acquisition of Tandberg or this Proposal.

Pursuant to the terms of the Acquisition Agreement, the Company will purchase 100% of the outstanding capital shares of Tandberg, currently held by the Tandberg Shareholders, in exchange for a number of shares of the Company’s common stock, no par value per share (“Common Stock”) equal to:

(i)	the aggregate number of shares of Common Stock that are issued and outstanding as of the date of the Acquisition Agreement, plus

(ii)	any shares of Common Stock issued or issuable upon conversion of any convertible promissory notes of the Company in aggregate original principal amount of $7.0 million issued or issuable pursuant to an amended and restated Note Purchase Agreement dated November 1, 2013, plus

(iii)	all securities of the Company exercisable or convertible into shares of Common Stock at a per share price less than or equal to $1.30, plus

(iv)	any shares of Common Stock issued upon any conversion of convertible promissory notes of the Company previously issued in February 2013 pursuant to the Note Purchase Agreement dated February 12, 2013 between the Company and the note purchasers party thereto occurring prior to the closing of the Acquisition (the “Closing”), plus

(v)	any shares of Common Stock issued after the date of the Acquisition Agreement but before the Closing at a per share price of $1.00 or more, but excluding

(vi)	(x) all securities of the Company exercisable or convertible into shares of Common Stock at a per share price greater than $1.30, (y) all unvested restricted stock units issued to employees or consultants of the Company and its subsidiaries and (z) any shares issuable upon conversion of the Initial Notes (all such shares of Common Stock, collectively the “Acquisition Shares”).

Following the completion and as a result of the Acquisition, if consummated, the Acquisition Shares will constitute approximately 54% of the Company’s fully-diluted outstanding securities (assuming no shares of

Common Stock are issued after the date of the Acquisition Agreement but before the Closing other than upon conversion of the outstanding convertible promissory notes as described below and the exercise of all exercisable securities of the Company having an exercise price of not more than $1.30 per share).

The approval by our shareholders of the issuance of the Acquisition Shares is a condition to the closing of the Acquisition in order to comply with NASDAQ listing rules, as further described below. In the event that the issuance of the Acquisition Shares is not approved at the Special Meeting, we will not be able to consummate the Acquisition, and the Acquisition Agreement may be terminated in accordance with its terms. The Acquisition Agreement is summarized later in this section, and a copy of the Acquisition Agreement is attached to this proxy statement as Annex A.

The shares of Tandberg’s capital stock are privately held and not traded in a public market. The Acquisition Shares that will be issued if Proposal 1 is approved will be issued to the Tandberg shareholders in a private placement exempt from the registration requirements of the U.S. federal securities laws.

In connection with the entry into the Acquisition Agreement, the Company entered into an amended and restated Note Purchase Agreement dated November 1, 2013 (the “NPA”) with certain funds (the “Cyrus Funds”) for whom Cyrus Capital Partners, L.P. serves as investment manager and certain other note purchasers party thereto, which NPA amended and restated the Note Purchase Agreement dated February 12, 2013 between the Company, the Cyrus Funds and the other note purchasers party thereto. The Cyrus Funds together with affiliates are the beneficial owners of the Tandberg Shares.

Pursuant to the NPA, immediately upon our filing of the preliminary version of this proxy statement, all of convertible promissory notes previously issued pursuant to the NPA in February 2013 automatically converted into shares of Common Stock pursuant to their existing terms and at their existing conversion price of $1.30 per share, subject to a limitation prohibiting any such holder (or group of affiliated holders) from holding more than 19.99% of the Company’s outstanding common stock immediately following such conversion. As a result of such conversion, the Cyrus Funds holds 19.99% of the Company’s common stock and, upon the closing of the Acquisition, will, with affiliates, hold approximately 63% of the Company’s outstanding stock (assuming no other shares of Common Stock are issued after the date of the Acquisition Agreement but before the Closing and the exercise of all exercisable securities of the Company having an exercise price of not more than $1.30 per share), which stock shall be subject to the Voting Agreement described on page 52. The NPA does not amend or modify the terms of the remaining portion of such notes that do not convert and that are scheduled to mature on February 13, 2017.

Pursuant to the NPA, the Cyrus Funds agreed to purchase, and the Company agreed to sell to the Cyrus Funds, additional convertible promissory notes (the “Additional Notes”) of the Company in aggregate original principal amount of $7.0 million in exchange for the payment of the purchase price by the Cyrus Funds in an equivalent amount. The Additional Notes may be drawn by the Company with respect to:

•	$3.0 million within two business days of the date of the preliminary form of this proxy statement;

•

an additional $2.0 million within two business days of the date that the Company filed the form of this definitive proxy statement with the Commission for the approval of the issuance of the shares issuable in the Acquisition; and

•

an additional $2.0 million within two business days of the earlier of (i) the Company’s obtaining binding written commitments from holders of at least 50% of its shares of record as of the record date fixed by the Company’s board of directors for the determination of shareholders entitled to vote on of the issuance of shares in connection with the Acquisition and (ii) such time that the Company secures the vote of its shareholders required to approve the issuance of shares in connection with the Acquisition and certain other matters.

The Additional Notes, when issued, are scheduled to mature on the fourth (4th) anniversary of the date of their issuance; provided, however, that if any party to the Acquisition Agreement terminates the Acquisition

Agreement pursuant to Article 10 of the Acquisition Agreement, the Company shall be required, no later than ninety (90) days after such termination, to prepay the Additional Notes in full, together with all accrued and unpaid interest thereon. In addition, the Company is entitled, at its option, to prepay the Additional Notes in full or in part within ninety (90) days following the consummation of the Acquisition.

The obligations under the Notes are secured by a pledge of 65% of the Company’s stock in each of its three foreign subsidiaries: Overland Storage (Europe) Ltd., Overland Storage SARL and Overland Storage GmbH.

Outstanding principal under the Notes bears interest at 8.0% simple interest per annum. The Company has the option to pay accrued and outstanding interest either entirely in cash or shares of Common Stock; provided that the Company may not pay interest in stock at a price per share lower than $0.90 (as adjusted for stock splits, stock dividends, subdivisions, combinations, reclassifications, recapitalizations and the like) and in the event of a share price lower than such amount, the Company shall have the option to pay interest in a combination of stock and cash so long as the number of shares that the Company may issue shall not exceed the quotient obtained by dividing the interest payable at such time by $0.90 with any remaining interest being payable in case.

The Cyrus Funds may elect to convert all or a portion of the outstanding principal amount of the Notes into shares of Common Stock (subject to certain limitations set forth in the NPA) in an amount equal to the principal amount of the Notes being converted divided by $1.00 per share, subject to adjustment as set forth in the NPA.

The NPA contains customary covenants, including covenants that limit or restrict the Company’s ability to incur liens, incur indebtedness, or make certain restricted payments. Upon the occurrence of an event of default under the NPA, the Purchasers may declare all amounts outstanding to be immediately due and payable. The NPA specifies a number of events of default (some of which are subject to applicable grace or cure periods), including, among other things, non-payment defaults, covenant defaults, cross-defaults to other materials indebtedness, bankruptcy and insolvency defaults and material judgment defaults.

Contemporaneous with the sale of the Notes, the parties to the NPA entered into an Amended and Restated Registration Rights Agreement dated November 1, 2013 (the “Registration Rights Agreement”) between the Company, the Cyrus Funds and the other purchasers party to the NPA, which Registration Rights Agreement amended and restated the Registration Rights Agreement dated February 12, 2013 between the Company, the Cyrus Funds and the other purchasers party to the NPA. Pursuant to the Registration Rights Agreement, the Company agreed to provide the Cyrus Funds certain registration rights under the Securities Act, and the rules and regulations promulgated thereunder, and applicable state securities laws, in respect of the Common Stock issuable upon conversion of the Notes and the Common Stock issuable to the Cyrus Funds as payment of interest or principal on the Notes pursuant to the terms of the NPA. Pursuant to the Registration Rights Agreement, the Company is required to file a post-effective amendment to the Registration Statement (as defined in the Registration Rights Agreement) covering the resale or other disposition of the Common Stock issuable upon conversion of the Notes with the Commission by no later than thirty (30) days after the initial issuance of Notes pursuant to the NPA.

Shareholder Approval Requirement for Proposal 1

Our common stock is listed on the NASDAQ Capital Market, and we are subject to the NASDAQ listing standards set forth in its Listing Rules. Although we are not required to obtain shareholder approval in connection with our acquisition of Tandberg, we are required under Listing Rule 5635(a)(1), Listing Rule 5635(b) and Listing Rule 5635(d) to seek shareholder approval of our proposed issuance of the Acquisition Shares at the closing of the Acquisition.

Listing Rule 5635(a)(1) requires shareholder approval prior to the issuance of securities “in connection with” the acquisition of the stock or assets of another company, where due to the present or potential issuance of common stock (or securities convertible into or exercisable for common stock), other than a public offering for cash, the common stock to be issued (a) constitutes voting power in excess of 20% of the outstanding voting power prior to the issuance or (b) is or will be in excess of 20% of the outstanding common stock prior to the issuance. In addition, Listing Rule 5635(b) requires shareholder approval prior to the issuance of securities when such issuance or potential issuance will result in a change of control of a company. NASDAQ may deem a change of control to occur when, as a result of an issuance, an investor or a group would own, or have the right to acquire, 20% or more of the outstanding shares of common stock or voting power and such ownership or voting power would be the largest ownership position of the issuer.

The total shares proposed to be issued to the Tandberg Shareholders is 47,152,630 shares (assuming no shares of Common Stock are issued after the date of the Acquisition Agreement but before the Closing other than upon conversion of the outstanding convertible promissory notes as described below and the exercise of all exercisable securities of the Company having an exercise price of not more than $1.30 per share), or approximately 152% of our outstanding common stock, based on the shares outstanding as of the filing date of this preliminary proxy statement. In addition, immediately following the closing of the Acquisition, entities affiliated with the Cyrus Funds and their affiliates, would own approximately 55,098,130 shares of our common stock (including the Acquisition Shares), which, subject to the Voting Agreement described on page 52, is expected to represent approximately 63% of the total voting power of the Company’s voting securities following the closing of the Acquisition.

In addition, under NASDAQ Listing Rule 5635(d), prior shareholder approval is required for the issuance, other than in a public offering, of securities convertible into common stock at a price less than the greater of book or market value of the common stock if the securities are convertible into 20% or more of a company’s common stock. Because the Acquisition Shares will be issued in exchange for all of the capital stock of Tandberg, the deemed issuance price of the Acquisition Shares may be less than the greater of the book or market value of our common stock immediately before the closing of the Acquisition. If the proposal is approved, the issuance of the Acquisition Shares will exceed 20% of our common stock currently outstanding. Because the issuance price may be below the greater of the book or market value of our Common Stock immediately prior to the closing of the Transaction, we believe the NASDAQ Listing Rules require that we obtain shareholder approval of the issuance of the Acquisition Shares at the closing of the Acquisition. Therefore, we are requesting shareholder approval for the issuance of the Acquisition Shares under the NASDAQ Listing Rules.

Background of the Tandberg Acquisition

We began to explore the possibility of a business combination with Tandberg in August 2012. Such discussions began after we filed a patent infringement lawsuit against Tandberg in June 2012. After such filing, we had multiple discussions regarding such lawsuit, which resulted in our beginning to have discussions regarding a potential acquisition of Tandberg in August 2012. In connection with such discussions, on September 5, 2012, our CEO, Eric Kelly, forwarded to the CEO and CFO of Tandberg, Patrick Clarke and Nils Hoff, a summary of a potential transaction structure in connection with which Overland agree to purchase Tandberg for cash in an acquisition that would be contingent upon Overland’s completing an equity financing to finance the proposed acquisition.

Mr. Clarke responded to such summary by sending to Mr. Kelly a proposed letter of intent on September 6, 2012. This letter of intent referenced the same summary previously provided by Mr. Kelly and included proposed terms of the acquisition transaction, which included a valuation of Tandberg equal to 52% of the equity value of the combined companies (assuming all debt of Tandberg to related parties would be converted into equity or repaid prior to closing). The letter of intent also provided that Tandberg’s shareholders would reinvest a portion of the consideration received in the transaction into newly issued equity of Overland in a transaction resulting in its owning 30% of the combined equity following the transaction. The letter of intent further provided that Tandberg’s shareholders would have the right to appoint two members of Overland’s board of directors, that Overland’s CEO and CFO would remain in such positions following the transaction, that the CEO and CFO of Tandberg would provide integration services for twelve and six month periods, respectively and contained various other terms and conditions.

Shortly thereafter, in early September 2012, Tandberg provided access to various due diligence materials through an online dataroom and the parties began to review and discuss due diligence materials and prepared a potential financial model for the combined companies.

On September 23, 2012, Mr. Kelly sent a draft definitive purchase agreement to Messrs. Clarke and Hoff. The draft agreement contemplated essentially the same structure described in the September 6, 2012 letter of intent but did not include a proposed value of Tandberg, but provided for adjustments to the purchase price for working capital shortfalls and included that a portion of the purchase price be retained in an escrow to secure post-closing indemnification obligations of the Tandberg shareholders. On September 25, 2012, counsel to Tandberg responded with a proposal regarding the tax structure of the acquisition, which was followed on September 28, 2012 with a revised version of the definitive purchase agreement reflecting Tandberg’s issues with the original draft agreement. Among other things, the revised draft circulated by Tandberg’s counsel contemplated a transaction in which Overland and Tandberg would be providing mutual representations, warranties and indemnities, purchase price adjustments based on the working capital of both companies at closing and mutual covenants. This version of the purchase agreement did not contain any further information regarding the proposed purchase price or equity value of either of the companies.

On September 28, 2012, Mr. Kelly provided to Tandberg a list of substantive issues with the most recent version of the definitive purchase agreement proposed by Tandberg, which covered a range of issues related to timing of the transaction, the need for financial statements and other financial information from Tandberg, a revised structure proposed by Overland pursuant to which a portion of the consideration for the acquisition would be funded by the issuance of shares of Overland and other matters. The issues list also included concerns regarding the mutuality of the representations, warranties and indemnification provisions of the agreement given the public nature of much of Overland’s business information by virtue of its filing reports under the Securities Exchange Act of 1934, as amended, and the fact that very limited information regarding Tandberg was publicly available.

The parties met in San Francisco, California with their respective counsel on October 2, 2012 and October 3, 2012 to discuss the terms of the transactions. At these meetings, the parties came to an impasse regarding the pricing of the transaction and certain of its terms. Overland thereafter began evaluating alternatives to a transaction with Tandberg, however, discussions continued among various representatives of Overland and Tandberg, as well as among their respective counsel, throughout October and November. During such period, the parties continued to analyze the appropriate financial statement reporting obligations that would be applicable to the transaction and Tandberg began with the preparation of the financial statements deemed required to be filed under the Securities Exchange Act in the event a transaction were to occur.

During November, Overland formally engaged Roth Capital to serve as its financial advisor in connection with a potential transaction. Throughout the last calendar quarter of 2012 and January 2013, Overland had multiple discussions regarding both strategic and capital raising transactions with a large number of entities regarding the potential acquisition of entities by Overland, the possible sale of Overland and Overland’s possible sale of equity and debt securities. None of these discussions resulted in Overland’s agreement to terms of any such transaction. However, Overland’s discussions continued with Cyrus Capital Partners, L.P., (Cyrus Capital”) the investment manager of the investment funds which owned Tandberg.

On January 23, 2013, Overland provided a draft term sheet to Daniel Bordessa of Cyrus Capital for the issuance and sale of up to $15 million of preferred stock to funds affiliated with Cyrus Capital in a private placement transaction. Between that date and January 29, 2013, Messrs. Kelly and Bordessa continued to discuss a potential financing of the Company through both equity and convertible note structures, which culminated in agreement upon a term sheet for an investment in convertible promissory notes for between $10 million and $15 million of investment from funds affiliated with Cyrus Capital and other investors. On February 12, 2013, Overland entered into a Note Purchase Agreement with the Cyrus Funds and certain other investors pursuant to which Overland agreed to sell to such investors convertible promissory notes in aggregate original principal amount of $13.25 million in exchange for the payment of the purchase price of equivalent amount, $12 million of which was to be invested by the Cyrus Funds. This transaction closed on February 13, 2013. The notes issued to the Cyrus Funds were convertible into shares of Overland’s Common Stock equal to the principal amount divided by $1.30, but the number of shares of issuable upon conversion of the notes was limited to the extent necessary to ensure that, following such conversion, the total number of shares beneficially owned by the Cyrus Funds would not exceed 19.99% of the total number of the then issued and outstanding shares of Overland’s common stock. Cyrus Capital and its affiliates filed a Schedule 13D with the Securities Exchange Commission reporting its acquisition of these notes on February 22, 2013. In the Schedule 13D, Cyrus Capital reported that Overland and Tandberg had had discussions for the past several months regarding a possible business transaction or other combination, that no agreements or understandings had been reached and that the parties may have further discussions from time to time.

In early April 2013, Messrs. Kelly and Bordessa resumed discussions concerning a possible transaction between Overland and Tandberg, which discussions continued verbally, together with discussions among various other representatives to the parties and their respective legal counsel through May 2013.

On May 15, 2013, Cyrus Capital provided Overland with a letter proposing a business combination between Overland and Tandberg in a transaction pursuant to which Overland would acquire Tandberg in a merger of equals transaction which would provide Tandberg’s shareholders with 50% of Overland following the transaction on a fully-diluted basis and in connection with which the Overland shareholders might have the opportunity to receive cash for a portion of their shareholdings in Overland. On the same date, Cyrus Capital filed an amendment to its Schedule 13D reporting its submission of the proposal to Overland and including a copy thereof. The board of directors of Overland held a meeting the following day to discuss the proposal, during which it was determined that the proposal received by Cyrus Capital did not contain sufficient details for the board to make an informed analysis of the proposal, that the Overland board did not intend to go forward with a transaction that was not supported by the Overland’s Shareholders and that the Overland board did not have enough information regarding the financial position of Tandberg (including historical financial statements) to adequately analyze a proposed transaction. As a result, Mr. Kelly provided a written response to Cyrus Capital stating that the Overland board of directors would be interested in discussing a more detailed proposal but that it was unable to sign the written proposal.

On May 22, 2013, Mr. Kelly sent a proposed term sheet for the potential transaction to Cyrus Capital with revised terms of a potential transaction. Pursuant to the terms outlined in this term sheet, the Cyrus Funds would convert all of its convertible promissory notes in Overland, Overland would acquire Tandberg in consideration of 50% of the fully-diluted equity of Overland post-transaction, excluding out-of-the-money instruments, and Overland would commence a tender offer to purchase up to $17.2 million of its common stock post-closing, wholly funded through the sale of common stock to the funds affiliated with Cyrus Capital. The term sheet further provided that the Tandberg Shareholders would receive a combination of voting and non-voting shares, and that Overland would have a call option to repurchase all but 20% of such shares within 18 months after the closing at the greater of a pre-defined price and the then current trading price of Overland’s common stock. Cyrus Capital quickly rejected the term sheet and counsel to Tandberg and Cyrus provided specific comments on May 23, 2013.

On May 28, 2013, Overland issued a press release confirming that it had received Cyrus Capital’s proposal of May 15, 2013 and announcing that, consistent with its fiduciary and legal duties, Overland’s board of directors would evaluate the proposal and other strategic alternatives carefully, and that Overland had retained Roth Capital Partners as its financial advisor to assist it with this process. On the same day, Overland’s counsel provided Tandberg’s counsel with a revised term sheet accepting some of Cyrus Capital’s prior comments. On May 29, 2013, during Overland’s board meeting discussing the potential transaction, Tandberg’s counsel provided further comments to the term sheet. Overland responded with a revised term sheet on June 6, 2013 and Tandberg provided a revised term sheet on June 19, 2013. After deliberation, Overland notified Tandberg of its board’s unanimous decision to decline the proposal and reiterated its belief that the term sheet provided by Overland on June 6, 2013 was a fair and balanced offer.

After verbal discussions occurring throughout the remainder of June and the first half of July, Mr. Kelly provided Cyrus Capital with a revised version of the term sheet on July 24, 2013. This version of the term sheet was accepted by Tandberg and executed by Overland, Tandberg and Cyrus Capital on or about August 3, 2013, after a meeting of the Overland board of directors held on July 29, 2013. The executed term sheet provided for substantially the same terms contained definitive Acquisition Agreement, except that it also included a commitment from funds affiliated with Cyrus Capital to fund a contemplated tender offer by Overland pursuant to which Overland would offer to purchase between $5 million and $7 million of its shares post-closing, which would be funded by a sale of common stock to funds affiliated with Cyrus Capital, it included a the call option that was included in the May 22, 2013 term sheet referred to above and it provided that the Tandberg Shareholders would be entitled to appoint only one member of the Overland board of directors. These terms were removed during the course of negotiations among the parties between this date and the date of entry into the Acquisition Agreement.

During the months of August, September, and October of 2013, the parties engaged in extensive due diligence efforts regarding one another, each of their businesses and each of their financial condition, historical operating results and financial statements. During this period, the parties also continued to discuss and prepare financial models for the combined business of Overland and Tandberg. On September 16, 2013, counsel to Overland provided an initial draft of the Acquisition Agreement to Tandberg. A response containing a list of key issues was delivered by Tandberg’s counsel to Overland on September 27, 2013 and a revised version of the Acquisition Agreement on September 30, 2013. On October 1, 2013, Mr. Kelly, Mr. Bordessa and counsel to Overland and Tandberg met to negotiate the terms of the Acquisition Agreement and to discuss potential financial alternatives for the combined entity, after which counsel to Overland provided a revised version of the Acquisition Agreement to Tandberg on October 4, 2013. Over the next three weeks, the parties held many telephonic discussions with their counsel to negotiate the remaining terms of the Acquisition Agreement, together with the exhibits and schedules thereto, and exchanged multiple drafts of such agreements.

On October 15, 2013, Cyrus Capital provided Overland a proposed term sheet for the expansion of the convertible note financing of Overland led by Cyrus Capital, pursuant to which funds affiliated with Cyrus Capital would invest additional amounts in Overland on terms similar to the terms of the convertible promissory notes issued to Cyrus by Overland in February 2013. Messrs. Kelly, Kalbfleisch and Bordessa engaged in various discussions regarding such term sheet and agreed in principle on the terms of such financing during the week of October 21, 2013. As a part of such agreement, the parties agreed that the tender offer funded through the sale of common stock to funds affiliated with Cyrus Capital contained in the term sheet would be eliminated from the transaction.

On October 21, 2013, the Overland board of directors met to discuss the terms of the transaction, having received the near final draft of the Acquisition Agreement several days prior to such meeting. At such meeting, Messrs. Kelly and Kalbfleisch, as well as Overland’s outside counsel, reviewed the proposed terms of the transaction, the issues not yet resolved among the parties, their financial and legal due diligence findings, the risks and uncertainties inherent in the transaction, the historical financial statements of Tandberg, the pro forma historical financial statements of Overland and Tandberg, and various other matters related to the transaction. The Board did not take any formal action regarding the Acquisition at that time.

On October 31, 2013, our Board of Directors reviewed the negotiated terms of the proposed acquisition of Tandberg, concluded that the Acquisition Agreement, the sale and issuance and sale of up to $7 million of convertible promissory notes (all of which are issuable to the Cyrus Funds) pursuant to an amended and restated note purchase agreement and related transactions were advisable and in the best interests of the Overland and our shareholders, and unanimously approved the Acquisition Agreement and related transactions. The Board specifically considered the opinion of Roth Capital as to the fairness to the Overland of the consideration to be issued in exchange for all of Tandberg’s capital stock and considered such other factors such as the revenues and earnings of the Overland, its future prospects, the advantages of the transaction with Tandberg and related matters.

Summary of the Acquisition

The following description summarizes the material terms of the Acquisition Agreement. However, it may not contain all of the information that may be important to your consideration of the proposed issuance of the Acquisition Shares. We encourage you to read the Acquisition Agreement in full, a copy of which is attached as Annex A.

The description of the Acquisition Agreement in this proxy statement has been included to provide you with information regarding its terms, and we recommend that you read carefully the Acquisition Agreement in its entirety. Except for its status as the contractual document that establishes and governs the legal relations among the parties with respect to the Acquisition, we do not intend for its text to be a source of factual, business, or operational information about the Company or Tandberg. That kind of information can be found elsewhere in this proxy statement. The Acquisition Agreement contains representations and warranties of the parties as of specific dates and may have been used for the purposes of allocating risk between the parties other than establishing matters as facts. Those representations and warranties are qualified in several important respects, which you should consider as you read them in the Acquisition Agreement, including contractual standards of materiality that may be different from what may be viewed as material to shareholders. Only the parties themselves may enforce and rely on the terms of the Acquisition Agreement. As shareholders, you are not third party beneficiaries of the Acquisition Agreement and therefore may not directly enforce or rely upon its terms and conditions and you should not rely on its representations, warranties, or covenants as characterizations of the actual state of facts or condition of the Company, Tandberg, the Tandberg shareholders or any of their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Acquisition Agreement and subsequently developed or new information qualifying a representation or warranty may have been included in this proxy statement.

The Parties Involved in the Acquisition

Overland Storage, Inc.

We are a global provider of unified data management and data protection solutions designed to enable small and medium enterprises (“SMEs”), distributed enterprises, and small and medium businesses (“SMBs”) to anticipate and respond to data storage requirements. We develop and deliver a comprehensive solution set of award-winning products and services for storing data throughout the organization and during the entire data lifecycle. End users of our products include SMEs, SMBs, distributed enterprise companies such as divisions and operating units of large multi-national corporations, governmental organizations, and educational institutions. Our products are used in a broad range of industries including financial services, video surveillance, healthcare, retail, manufacturing, telecommunications, broadcasting, research and development, and many others. We sell our solutions worldwide in the Americas, Europe, the Middle East, Africa, and the Asia Pacific region. We generate sales of our branded products through a worldwide channel, which consists of commercial distributors, direct market resellers, and value-added resellers.

We were incorporated in California in 1980 as Overland Data, Inc., and changed our name to Overland Storage, Inc. in 2002. Our headquarters is located at 9112 Spectrum Center Boulevard, San Diego, California 92123.

For a description of our history and development, business and organizational structure, see our Annual Report on Form 10-K for our fiscal year ended June 30, 2013. See “Where You Can Find Additional Information” for a description of how to obtain a copy of our Annual Report and other SEC filings.

Tandberg Data Holdings S.à r.l.

Tandberg Data Holdings S.à r.l., which we refer to herein as “Tandberg,” is a private limited liability company incorporated under the laws of the Grand Duchy of Luxembourg. The shares of Tandberg’s capital stock are privately held and not traded in a public market.

Tandberg is a global supplier of data storage and data protection solutions for small and medium-sized businesses, remote offices, departments and workgroups. These solutions include an assortment of drives, systems, appliances and libraries based on disk, tape, removable disk and software for data storage, backup, archiving and disaster recovery. Tandberg’s wide range of storage solutions help organizations store and protect their data, increase productivity and improve business continuity.

Tandberg was established in 1979 as a separate data division when the Tandberg Radio Factory was dissolved into separate entities. At the same time, several other organizations carrying the Tandberg name were established, each pursuing different business opportunities.

During the 1980’s Tandberg Data introduced several information storage products based on the QIC (Quarter Inch Cartridge) standard, and developed a significant business in the area of data terminals. However, tape information storage products contributed the greatest portion of earnings by 1987. Tandberg also established subsidiary locations in Germany, France and the USA. In the 1990’s Tandberg expanded its presence by establishing subsidiary locations in Japan, Singapore and the UK and increased its focus on information storage products, primarily data storage on tape.

In October, 2003, Tandberg spun off its core tape development group into a separate publicly listed company, Tandberg Storage ASA (“Tandberg Storage”). In 2006, Tandberg Storage acquired Exabyte Corporation, further enhancing its product portfolio and coverage in the US market.

In the subsequent years, Tandberg introduced various tape solutions, with tape libraries scaling up to 182TB. The focus of Tandberg broadened to a wider set of data protection solutions as it introduced various disk based products, including its removable disk solution, the RDX QuikStor, in 2007, and the DPS1000 Series Virtual Tape Libraries in 2009. More product launches followed, including the DPS2000 NAS solution with AccuGuard deduplication software, the AccuVault data protection solution, and the RDX QuikStation disk library.

In November 2008, Tandberg integrated the tape development group by reacquiring Tandberg Storage. This was followed by a restructuring in April 2009. In connection with the restructuring, Tandberg Data Holdings S.à.r.l. became the new, privately owned holding company of the Tandberg subsidiaries (including Tandberg Storage).

In 2010, Tandberg acquired the contract manufacturing business of Lafe Technology, and in 2011, Tandberg acquired the RDX business from ProStor Systems, acquiring the RDX intellectual property and key members of ProStor’s RDX engineering team. The RDX removable disk technology has become an industry standard in removable disk storage for backup, data protection and archive.

Tandberg’s storage solutions range from disk-based solutions, such as the BizNAS™, RDX QuikStor™, AccuVault™ Series and RDX QuikStation™ to automated tape solutions like the StorageLoader™ and StorageLibrary™ Series. Tandberg also offers tape drives, based on the LTO, DAT, and SLR™ tape technology platforms, and media. Tandberg solutions are supported by AccuGuard™, a robust, easy-to-use deduplication software. Tandberg products work with major operating systems and software applications to integrate and operate in heterogeneous storage environments. Tandberg solutions are designed to meet the growing storage requirements of organizations with scalability, reliability and backward compatibility features.

Tandberg markets its solutions through a global channel of qualified resellers and distributors. This channel model is supported by OEM agreements with major server manufacturers. Headquartered in Dortmund, Germany, Tandberg operates additional offices around the world, including a manufacturing and repair plant in China.

Shareholders of Tandberg

FBC Holdings S.à r.l. a Luxembourg private limited liability company (“FBC”), and Tandberg Data Management S.à r.l., a Luxembourg private limited liability company, which we refer to collectively herein as “the Tandberg Shareholders,” or “the shareholders of Tandberg,” own 100% of Tandberg’s capital stock. Each of these entities is beneficially owned by funds affiliated with Cyrus Capital, which as of the date of this proxy statement, own 19.99% of the issued and outstanding shares of common stock of the Company. As a result, at the Closing of the Acquisition, funds affiliated with the Cyrus Capital would receive an additional 47,152,630 shares of our common stock, representing approximately 54% of the common stock of the Company following the closing of the Acquisition, based on the assumptions described under “Consideration” below.

The Acquisition

If the conditions to completion of the Acquisition are satisfied or waived in accordance with the terms of the Acquisition Agreement, the Company will acquire the entire capital stock of Tandberg, and Tandberg will become a wholly-owned subsidiary of the Company.

Consideration

If the Acquisition is completed, Tandberg will become a wholly-owned subsidiary of the Company and the shareholders of Tandberg will be entitled to receive 47,152,630 shares of common stock of the Company (collectively, the “Acquisition Shares”) (assuming no shares of Common Stock are issued after the date of the Acquisition Agreement but before the Closing other than upon conversion of the outstanding convertible promissory notes as described below and the exercise of all exercisable securities of the Company having an exercise price of not more than $1.30 per share), such that as a result of the Acquisition, the former shareholders of Tandberg will own 54% of the common stock of the Company (assuming the exercise of all exercisable securities of the Company having an exercise price of not more than $1.30 per share but excluding the conversion of the Company’s outstanding convertible promissory notes issued in February 2013 and November 2013that have not been converted into common stock as of the date of this proxy statement) following the completion of the Acquisition.

Tandberg Shareholder Vote Required to Approve and Adopt the Acquisition Agreement and the other Transactions Contemplated Thereby

Because all of the shareholders of Tandberg are parties to the Acquisition Agreement, there is no additional approval requirement by the Tandberg shareholders in respect of the Acquisition.

Opinion of Financial Advisor to the Board of Directors

On October 31, 2013, Roth Capital, or Roth, rendered an opinion to our board of directors that the issuance of the Acquisition Shares to the holders of Tandberg was fair, from a financial point of view, to the Company, as of October 31, 2013, based upon and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken, and other matters considered by Roth in preparing its opinion.

Roth’s opinion was directed to the board of directors of the Company and only addressed the fairness, from a financial point of view, to the Company and did not address any other aspect or implication of the Acquisition Agreement or any other agreement, arrangement, or understanding entered into in connection with the Acquisition or otherwise. The full text of Roth’s opinion, dated October 31, 2013, which sets forth, among other things, the procedures followed, assumptions made, matters considered and limitations on the scope of the review undertaken by Roth in connection with its opinion, is attached as Annex B and is incorporated into this proxy statement by reference in its entirety. Roth’s opinion was provided for the information of the board of directors of the Company in connection with its consideration of the Acquisition and Roth’s opinion does not constitute advice or a recommendation to any shareholder of the Company as to how such person should vote or act on any matter relating to the proposed issuance of the Acquisition Shares.

Interests of the Company’s Shareholders in the Acquisition

In considering the recommendations of the board of directors, the Company’s shareholders should be aware that certain of the Company’s shareholders have interests with respect to the Acquisition that are, or may be, different from, or in addition to those of the Company’s shareholders generally. These interests include, among others:

•

Each of the Tandberg Shareholders is beneficially owned by entities affiliated with the Cyrus Group. The Cyrus Group is comprised of Cyrus Capital Partners, L.P. (“Cyrus”), Crescent 1, L.P. (“Crescent”), CRS Master Fund, L.P. (“CRS”), Cyrus Opportunities Master Fund II, Ltd. (“Cyrus Opportunities”), Cyrus Select Opportunities Master Fund, Ltd. (“Cyrus Select”), Cyrus Capital Partners GP, L.L.C. (“Cyrus GP”), Cyrus Capital Advisors, L.L.C. (“Cyrus Advisors”), Cyrus Europe Master Fund, Ltd. (“Cyrus EMF”), and Mr. Stephen C. Freidheim. Each of Crescent, CRS, Cyrus Opportunities, and Cyrus Select, or collectively the Cyrus Funds and Cyrus EMF, are private investment funds engaged in the business of acquiring, holding, and disposing of investments in various companies. As of the date of this proxy statement, the members of the Cyrus Group own 19.99% of the issued and outstanding shares of common stock of the Company and have notes convertible into an additional 8,944,410, of the common stock of the Company.

•

Members of the Cyrus Group hold approximately $2.5 million aggregate principal amount of the Company’s 8% convertible notes issued in February 2013 and scheduled to mature in February 2017. In addition, members of the Cyrus Group hold or have the right to acquire $7.0 million aggregate principal amount of convertible notes issued in November 2013. The Cyrus Group may elect to convert all or a portion of the outstanding principal amount of convertible notes held by the members of the Cyrus Group into shares of common stock (subject to certain limitations) in an amount equal to the principal amount of the convertible being converted divided by $1.30 per share for the February 2013 notes or $1.00 per share for the other notes, in each case, subject to adjustment. The Cyrus Group has not agreed and is not required to convert any of the convertible notes currently held by the Cyrus Group and not converted upon the filing of this proxy statement into shares of common stock in connection with the Acquisition. As a result, the Cyrus Group, if it does not elect to convert the convertible notes held by the Cyrus Group into shares of common stock prior to the closing of the Acquisition, shall continue to be a creditor of the Company following the closing of the Acquisition.

•

Following the closing of the Acquisition, the Company’s board of directors will be expanded to seven directors, five of whom initially will be the current members of our board of directors, and two of whom will initially be selected by the Tandberg Shareholders. In connection with the closing of the Acquisition, the Company and the Tandberg Shareholders will enter into a Voting Agreement pursuant to which, until the Expiration Date, up to two persons designated by the Tandberg Shareholders and reasonably acceptable to the Company’s current board of directors will be nominated for election to the board of directors at each of meeting of shareholders at which members of our board of directors are elected. After the earlier of (a) the filing by the Company of its annual report on Form 10-K for the fiscal year ending on or about June 30, 2015 with the SEC or (b) September 30, 2015, the Cyrus Group would have the right to appoint all of our directors by virtue of the fact that the Cyrus Group will hold a majority of our outstanding voting stock (assuming no further issuances of our voting equity securities prior to such date).

Our Board of Directors was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decisions with respect to the Acquisition Agreement and related matters, as well its decisions and recommendations with respect to the issuance of the Acquisition Shares.

Limitation on Solicitation and Considering Acquisition Proposals

The Acquisition Agreement restricts our ability to solicit or engage in discussions or negotiations with third parties regarding alternative acquisition proposals. However, subject to specified conditions, we may furnish information to, or enter into discussions or negotiations with, a third party in response to an unsolicited acquisition proposal from such third party if our board of directors determines in good faith (after consultation with its outside financial advisors and outside legal counsel) that it is required to take the following actions with respect to such proposal in order to avoid a breach of its fiduciary duties to the shareholders of the Company, subject to providing written notice of its decision to take such action to Tandberg: (x) furnish information with respect to the Company to the person making such proposal and its representatives and advisors, (y) participate in discussions or negotiations with such person and its representatives and advisors regarding any proposal, and (z) consummate a transaction with respect to such proposal. If the our Board takes such actions and terminates the Acquisition Agreement, we would become obligated to pay a termination fee to Tandberg equal to $900,000.

Termination of the Acquisition Agreement

The Acquisition Agreement may be terminated at any time prior to the consummation of the Acquisition:

•	by mutual written consent of the Company and FBC; or

•	by either of the Company or FBC, if:

1.	a court of competent jurisdiction or other Governmental Authority shall have issued a final judgment or taken any action (and the appeal of such judgment or action has been denied) having the effect of permanently restraining or enjoining or otherwise prohibiting the Acquisition or any other material transaction contemplated by this Agreement;

2.	the Acquisition is not completed by February 28, 2014 (which we refer to herein as the “end date”), provided that this termination right is not available to either the Company or Tandberg if the failure of the Acquisition to have been consummated on or before the termination date was due to the breach or failure of such party to perform any of its obligations under the Acquisition Agreement;

3.	the other party has committed a breach of its representations and warranties or its covenants, and has not cured such breach within ten (10) business days after receipt of written notice of such breach and such breach would result in the failure of any of the closing conditions to be fulfilled or satisfied, provided that the right to terminate the Acquisition Agreement shall not be available to a party that is in material breach of the Acquisition Agreement; or

4.	the shareholders of the Company do not approve the issuance of the Acquisition Shares to the Tandberg Shareholders at the special meeting described in this proxy statement; or

•	by the Company, if:

1.	Tandberg or any Tandberg Shareholder has committed a material breach of any of such person’s representations and warranties;

2.	the Company elects to consummate an alternative transaction pursuant to any alternative acquisition proposals from any third party relating to the Company (in which case we would be required to pay the termination fee described above); or

3.	any event has occurred or any circumstance exists which, alone or together with any one or more other events or circumstances has had, is having or would reasonably be expected to have a material adverse effect.

•

by FBC, if any event has occurred or any circumstance exists which, alone or together with any one or more other events or circumstances has had, is having or would reasonably be expected to have a material adverse effect on the Company.

Regulatory Matters

The Company does not believe that any material regulatory approvals, filings, or notices are required in connection with the Acquisition other than the approvals, filings, or notices required under the federal securities laws and the filing supporting documentation, as specified in the Luxembourg Companies Law, with the Luxembourg Register of Commerce and Companies.

Conditions to the Acquisition

The consummation of the Acquisition is subject to the satisfaction of the following conditions:

•

all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by any governmental authority shall have been filed, occurred, or been obtained, and there shall have been taken all such other actions by any governmental authority or other regulatory authority having jurisdiction over the parties and the actions proposed to be taken by the Acquisition Agreement, as may be required to consummate the Acquisition; or

•

no temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal or regulatory action, restraint or prohibition preventing or challenging the consummation of the Acquisition or limiting or restricting the conduct or operation of the business of Tandberg by the Company after the Acquisition shall have been issued, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or other third party, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition which makes the consummation of the Acquisition illegal.

The obligations of the Company to effect the Acquisition are also subject to the satisfaction, or waiver by the Company, of the following conditions:

•

the representations and warranties of Tandberg in the Acquisition Agreement being true and correct as of the date of the Acquisition Agreement and as of the closing date of the Acquisition, in all material respects (except that those representations and warranties qualified by materiality or material adverse effect shall be true in all respects);

•	Tandberg having performed in all material respects all obligations required to be performed by it under the Acquisition Agreement at or before the closing date of the Acquisition;

•

there not having been any change, event, circumstance, development, condition, or effect that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect, as defined in the Acquisition Agreement;

•	certain of the Tandberg employees shall have entered into and delivered to the Company employment agreements;

•	nonsolicitation agreements in favor of the Company by certain of the Tandberg employees and consultants shall remain in full force and effect;

•	the Tandberg Shareholders shall have executed and delivered the Registration Rights Agreement and the Voting Agreement;

•	the Company shall have received duly executed copies of certain third-party consents, approvals, assignments, notices, waivers, authorizations or other certificates;

•

certain agreements shall have been terminated, effective as of the closing of the Acquisition, in accordance with their respective terms, and the parties to the agreements shall have waived all of their respective rights thereunder, effective as of, and contingent upon, the closing of the Acquisition;

•

the persons holding the positions of a director of Tandberg and certain of the persons holding positions as directors of Tandberg’s subsidiaries shall have resigned from such positions in writing effective as of the closing of the Acquisition;

•

Tandberg shall have delivered to the Company (i) a true, correct and complete copy of resolutions adopted by the Board and the board of directors of Tandberg Data Corporation, certified by the Secretary of Tandberg, authorizing the termination of the 401(k) Plan of Tandberg Data Corporation, and terminating the 401(k) Plan, respectively, and (ii) an amendment to the 401(k) Plan, executed by Tandberg Data Corporation, that is sufficient to assure compliance with all applicable requirements of the Internal Revenue Code and regulations thereunder so that the tax-qualified status of the 401(k) Plan shall be maintained at the time of its termination; and

•

the Company shall have received evidence reasonably satisfactory to it that all indebtedness converted or to be converted into Tandberg shares shall have been converted into Tandberg shares and that that all indebtedness to be paid by Tandberg at the closing shall have been repaid in full, and all encumbrances with respect to Tandberg’s assets shall either have been terminated at or prior to the closing.

The obligations of Tandberg to effect the Acquisition are subject to the satisfaction, or waiver by Tandberg, of the following conditions:

•

the representations and warranties of the Company in the Acquisition Agreement being true and correct as of the date of the Acquisition Agreement and as of the closing date of the Acquisition, in all material respects (except that those representations and warranties qualified by materiality or material adverse effect shall be true in all respects);

•	the Company having performed in all material respects all obligations required to be performed by it under the Acquisition Agreement at or prior to the closing date;

•	the Company shall have executed and delivered the Registration Rights Agreement and the Voting Agreement; and

•

there not having been any change, event, circumstance, development, condition, or effect that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect, as defined in the Acquisition Agreement.

Fees and Expenses

If the Acquisition is consummated, all costs and expenses incurred in connection with the Acquisition Agreement, the Acquisition, the issuance of the Acquisition Shares and the other transactions contemplated thereby will be paid by the party incurring such costs and expenses except as otherwise provided in the Acquisition Agreement.

Resale Limitations; Registration Rights Agreement

The issuance of the Acquisition Shares, if issued, will be exempt from registration under the Securities Act of 1933 (the “Securities Act”) by reason of Section 4(2) thereof and/or Regulation D promulgated under the Securities Act. Therefore, the shares of our common stock issued in connection with the Tandberg acquisition may not be resold unless the shares become registered or an exemption from registration under the Securities Act is available. However, pursuant to the Acquisition Agreement, we would enter into a Registration Rights Agreement at the closing of the Acquisition, pursuant to which we would grant the holders of the Acquisition Shares certain “piggyback” registration rights to include the Acquisition Shares in any registration statements filed by us in the future for the purposes of a public offering, subject to specified exceptions. In the event that the managing underwriter advises us in writing that marketing factors require a limitation on the number of shares that can be included in the registration statement, the shares will be included in the registration statement in an agreed order of preference.

Board of Directors and Management of the Company Following the Acquisition; Voting Agreement

Following the closing of the Acquisition, the Company’s board of directors will be expanded to seven directors, five of whom initially will be the current members of our board of directors, and two of whom will initially be selected by the Tandberg Shareholders. In connection with the closing of the Acquisition, the Company and the Tandberg Shareholders will enter into a Voting Agreement pursuant to which, until the Expiration Date:

•

up to two persons designated by the Tandberg Shareholders and reasonably acceptable to the Company’s current board of directors will be nominated for election to the board of directors at each of meeting of shareholders at which members of our board of directors are elected;

•

in any election of members of our board of directors, the Tandberg Shareholders will agree to vote all shares of our common stock held by them with respect to any nominee for election to our board of directors (other than the two persons designated by the Tandberg Shareholders) in the same proportion that our other shareholders vote for such nominee;

•	the Tandberg Shareholders will agree not to nominate any person for election to our board of directors other than the two persons described above; and

•

the Tandberg Shareholders will agree not to initiate, propose or otherwise solicit, or participate in the solicitation of shareholders for the approval of, any shareholder proposals with respect to the Company.

After the Expiration Date (assuming no further issuances of our voting equity securities prior to such date), the Cyrus Group would have the right to appoint all of our directors by virtue of the fact that the Cyrus Group will hold a majority of our outstanding voting stock. The following is biographical information for the two initial designees of the Tandberg Shareholders to the Company board of directors:

Under the terms of the Acquisition Agreement, Eric Kelly will continue to serve as the chief executive officer of the Company and Kurt Kalbfleisch will continue to serve as the senior vice president and chief financial officer of the Company.

Employment, Severance and Change in Control Agreements

The following discussion describes the different contractual arrangements and other rights of our named executive officers that could be triggered in connection with a change of control and, with respect to double trigger arrangements, in the event that a termination of the executive’s employment were to occur in connection with a change of control.

Eric L. Kelly. We entered into an employment agreement with Mr. Kelly, our President and Chief Executive Officer, on June 24, 2009, which was amended and restated on June 29, 2011 (the “Kelly Agreement”). The Kelly Agreement provides for Mr. Kelly to earn a base salary of $400,000, which has been his base salary since his appointment as Chief Executive Officer on January 27, 2009. Mr. Kelly is eligible to receive an annual bonus based upon the achievement of financial and management objectives reasonably established by our Board of Directors or an authorized committee of our Board of Directors. His annual bonus target is 100% of the greater of $400,000 or his base salary as of the end of the applicable fiscal quarter or year in which the bonus is earned, and he has the opportunity to earn an annual bonus of up to 150% of the target bonus. If we terminate Mr. Kelly’s employment without cause or he resigns for good reason, or if he dies or becomes disabled, before the end of a fiscal quarter or year, he will be eligible to receive a prorated amount of the target bonus for the fiscal quarter or year in which his employment terminates. For purposes of the Kelly Agreement, the terms “cause” and “good reason” are defined in the agreement, and a termination of employment by us without cause includes a termination by us at the end of the term then in effect. To the extent that any travel, lodging, or auto expense reimbursements are taxable to Mr. Kelly, we will provide him with a tax restoration payment so that he will be put in the same after-tax position as if such reimbursements had not been subject to tax. The Kelly Agreement has a three-year term and automatically renews for additional one-year terms. We may unilaterally modify Mr. Kelly’s cash compensation at any time, subject to Mr. Kelly’s right to terminate his employment for good reason.

The Kelly Agreement also provides that if we terminate Mr. Kelly’s employment without cause or if Mr. Kelly resigns from employment for good reason, then we will be obligated to pay him an aggregate severance payment equal to the sum of (i) 150% of the greater of his base salary then in effect or his original base salary, (ii) a portion of his target bonus prorated based on the number of days he was employed during the period on which the target bonus is based, (iii) an amount equal to the premiums he would be required to pay to continue health insurance coverage under our insurance plans for himself and his eligible dependents under COBRA for 18 months following the date of his termination, and (iv) an amount necessary for him to continue life, accident, medical and dental insurance benefits for himself and his eligible dependents in amounts substantially similar to those which he received immediately prior to the date of his termination for a period of 18 months following his termination (reduced by the amount of any reimbursement for COBRA premiums as described in clause (iii) above). The severance payment will be made in equal monthly installments over 18 months in accordance with our regular payroll practices. In addition, Mr. Kelly will be entitled to accelerated vesting for any unvested portion of his then outstanding stock options and any other equity-based awards that would otherwise have vested during the 12-month period following his termination. In the case of vested stock options, he will be permitted to exercise such options in whole or in part at any time within one year of the date of his termination, subject to earlier termination upon the expiration of the maximum term of the applicable options under the applicable plan or upon a change in control. The severance benefits described above are contingent upon Mr. Kelly providing us with a general release of all claims.

In addition, we entered into a retention agreement with Mr. Kelly on June 24, 2009, which provides that he will receive a lump sum severance payment if, within 60 days before or two years following a change of control of our company, his employment is terminated by us without cause or he resigns for good reason (as such terms are defined in the agreement). The severance payment will equal 150% of the sum of Mr. Kelly’s base salary at the time of the consummation of the change of control or termination date or $400,000, whichever is higher, plus any annual target bonus. The retention agreement provides that (i) if Mr. Kelly elects to continue insurance coverage as provided by COBRA, we will reimburse him for an amount equal to the premiums he would be required to pay to continue health insurance coverage under our insurance plans for himself and his eligible dependents under COBRA for 18 months following the date of his termination, and (ii) we will reimburse him for an amount necessary for him to continue life, accident, medical and dental insurance benefits for himself and his eligible dependents in amounts substantially similar to those which he received immediately prior to the date of his termination for a period of 18 months following his termination (reduced by the amount of any reimbursements for COBRA premiums as described in clause (i) above). We are required to reimburse Mr. Kelly for the estimated costs of these benefits in one lump sum payment on his termination date. In addition, Mr. Kelly will be entitled to accelerated vesting for any unvested portion of his then outstanding stock options and any other equity-based awards. In the case of vested stock options, he will be permitted to exercise such options in whole or in part at any time within one year of the date of his termination, subject to earlier termination upon the expiration of the maximum term of the applicable options under the applicable plan or upon a change of control. If any portion of any payment under the retention agreement would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, then that payment will be reduced to an amount that is one dollar less than the threshold for triggering the tax imposed by Section 4999 of the Internal Revenue Code if such reduction would result in a greater benefit for Mr. Kelly on an after-tax basis. The consideration payable to Mr. Kelly under the retention agreement is contingent upon him providing us a general release of claims.

Kurt L. Kalbfleisch. We entered into an employment and severance agreement with Mr. Kalbfleisch, our Senior Vice President of Finance, Chief Financial Officer and Corporate Secretary on September 29, 2009, which was amended and restated on June 29, 2011 (the “Kalbfleisch Agreement”). The Kalbfleisch Agreement provides for Mr. Kalbfleisch to earn a base salary of $266,000 which was effective in May 2011. If we terminate Mr. Kalbfleisch’s employment without cause or he resigns his employment for good reason before the end of a fiscal quarter or year, he will be eligible to receive a prorated amount of the target bonus for the fiscal quarter or year in which his employment terminates. For purposes of the Kalbfleisch Agreement, the terms “cause” and “good reason” are defined in the agreement, and a termination of employment by us without cause includes a termination by us at the end of the term then in effect. The Kalbfleisch Agreement has a three-year term and automatically renews for additional one-year terms. We may unilaterally modify Mr. Kalbfleisch’s cash compensation at any time, subject to Mr. Kalbfleisch’s right to terminate his employment for good reason.

The Kalbfleisch Agreement also provides that if we terminate Mr. Kalbfleisch’s employment without cause or if Mr. Kalbfleisch resigns from employment for good reason, we will be obligated to pay him an aggregate severance payment equal to the sum of (i) the greater of his annual base salary then in effect or his original base salary of $266,000, (ii) a portion of any target bonus prorated based on the number of days he was employed during the period on which the target bonus is based, (iii) an amount equal to the premiums he would be required to pay to continue health insurance coverage under our insurance plans for himself and his eligible dependents under COBRA for 12 months following the date of his termination, and (iv) an amount necessary for him to continue life, accident, medical and dental insurance benefits for himself and his eligible dependents in amounts substantially similar to those which he received immediately prior to the date of his termination for a period of 12 months following his termination (reduced by the amount of any reimbursement for COBRA premiums as described in clause (iii) above). The severance payment will be made in equal monthly installments over the 12 months following termination of employment. In addition, Mr. Kalbfleisch will be entitled to accelerated vesting for any unvested portion of his then outstanding stock options and any other equity-based awards that would otherwise have vested during the 12-month period following his termination. In the case of vested stock options, he will be permitted to exercise such options in whole or in part at any time within one year of the date of his termination, subject to earlier termination upon the expiration of the maximum term of the applicable options under the applicable plan or upon a change in control. If such a termination of employment occurs within two years following a change in control of our company, then the severance benefits will generally be the same as described above except that the cash severance will be paid in a single lump sum on the sixtieth day after termination of employment and Mr. Kalbfleisch will be entitled to accelerated vesting for any unvested portion of his then outstanding stock options and any other equity-based awards. If any payment under the Kalbfleisch Agreement would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, then that payment will be reduced to an amount that is one dollar less than the threshold for triggering the tax imposed by Section 4999 of the Internal Revenue Code if such reduction would result in a greater benefit for Mr. Kalbfleisch on an after-tax basis. The severance benefits described above are contingent upon Mr. Kalbfleisch providing us with a general release of all claims.

Golden Parachute Compensation

The following table sets forth the estimated amounts of “golden parachute” compensation (for purposes of Item 402(t) of Regulation S-K) that each of our named executive officers could receive in connection with the Transaction. None of the named executive officers are entitled to receive any payments or benefits solely as a result of the Transaction or any other transaction that constitutes a change in control of the Company. The amounts in the table assume, where applicable, that the named executive officer’s employment is terminated in circumstances that would trigger the right to receive severance benefits in connection with a change in control of the Company under the agreements described above (a “qualifying termination”), and that such a qualifying termination of the executive’s employment occurred on November 7, 2013. The actual amounts that would be paid upon a named executive officer’s termination of employment can be determined only at the time of such executive’s separation from the Company. As a result, the actual amounts received by a named executive officer may differ in material respects from the amounts set forth below.

Name	Cash Severance ($) (1)	Equity ($) (2)	Perquisites/ Benefits ($) (3)	Tax Reimbursement ($) (4)	Total ($)
Eric L. Kelly	1,200,000	477,260	29,525	—	1,706,785
Kurt L. Kalbfleisch	364,110	190,237	23,407	—	577,754
Jillian Mansolf (5)	—	—	—	—	—

(1)	The amounts reported in this column represent the potential cash severance payments that would be made to the named executive officer assuming a qualifying termination of the executive’s employment in connection with the Acquisition.
(2)	The amounts reported in this column reflect the value of each executive’s outstanding RSUs as of November 7, 2013 that would vest if the executive incurred a qualifying termination in connection with the Transaction. These amounts were calculated based on the closing price of the Company’s common stock on November 7, 2013, which was $0.91 per share.
(3)	The amounts reported in this column represent the estimated cost to provide the health and welfare benefits described above (including reimbursement of COBRA premiums for the applicable period) to the executive following a qualifying termination in connection with the Acquisition.
(4)	None of the named executive officers is entitled to a “gross-up” payment for any excise taxes that may be due by reason of Sections 280G and 4999 of the Internal Revenue Code.
(5)	Ms. Mansolf voluntarily resigned from her employment with the Company on November 5, 2013, and she will not receive any severance or other benefits in connection with her resignation or the Acquisition.

Integration Plan, Anticipated Net Reductions in Costs and Expenses, Other Benefits and Synergies, and Dilution and Accretion

The Company estimates a net reduction in costs and expenses in the range of $10 million to $13 million, which will be realized annually after the completion of the integration period.

The Company expects other benefits and synergies that are not included in the above net reductions in costs and expenses that are related to additional operational efficiencies, greater economies of scale and revenue enhancement opportunities. However, the timing and amount of these other benefits and synergies cannot be currently estimated.

Effects of Proposal 1

If our shareholders do not approve Proposal 1:

•

We will not be able to consummate the Acquisition of Tandberg on the terms set forth in the Acquisition Agreement, and Tandberg and its shareholders will have the right to terminate the Acquisition Agreement.

•	If the Acquisition Agreement is terminated, we will be required to prepay the Additional Notes within 90 days after such termination.

•

We may not be able to maintain a minimum market value of listed securities, or MVLS, of $35 million as required for continued listing on The NASDAQ Capital Market under NASDAQ Listing Rule 5550(b)(2), and as a result our securities may be delisted from The NASDAQ Capital Market as a result of our failure to comply with the minimum MVLS requirement.

•

We may not be able to maintain a minimum bid price of $1 per share as required for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2), and as a result our securities may be delisted from The Nasdaq Capital Market as a result of our failure to comply with the minimum bid price of $1 per share.

•

Our business would continue to incur significant operating losses, which would require us to seek additional capital in the form of debt or equity, which we may not able to secure. If we are unable to secure such financing, we may need to implement additional cost reduction efforts across our operations, which could materially harm our business, results of operations and future prospects.

If our shareholders do approve Proposal 1:

•

Our shareholders’ existing share ownership will be diluted by the issuance of 47,152,630 new shares, which represent approximately 152% of our outstanding common stock as of the filing date of this preliminary proxy statement and 54% of our common stock that would be outstanding at the closing of the Acquisition.

•

Our obligations under the Acquisition Agreement will be satisfied by the issuance of 47,152,630 shares of our common stock to the shareholders of Tandberg, which implies a value of approximately $42.4 million, based on the per share closing price for our common stock on The NASDAQ Capital Market on the last full trading day prior to our entry into the Acquisition Agreement of $0.90. As of             , 2013, the closing price for our common stock was $            , and the 52 week high and low range of closing prices was then $             to $            . Thus, the value of the Acquisition Shares may be deemed to be              than the closing prices of our common stock on recent dates prior to our mailing this proxy statement, but              than the highest closing price of our shares within a recent 52 week range. We cannot predict the extent, if any, to which the issuance of the Acquisition Shares would adversely affect the trading price of our stock.

•

Entities affiliated with the Cyrus Group would increase their aggregate ownership positions in the Company from approximately 19.99% to 63%, measured by shares outstanding on the date of this proxy statement (subject to the Voting Agreement described on page 52), and assuming the conversion of the convertible promissory notes held by the members of the Cyrus Group. See the table of “Security Ownership of Certain Beneficial Owners and Management” above.

•

We will increase the size of the board of directors of the Company from five directors to seven directors at the closing of the Acquisition, and we will appoint two directors designated by the shareholders of Tandberg to fill the newly created vacancies.

The Company’s Reasons for the Transaction

The board of directors of the Company has determined that the Acquisition Agreement, the other agreements entered into in connection with the Acquisition Agreement and the transactions contemplated by all of these agreements are fair to, and in the best interests of, the Company and its shareholders. In approving these agreements and the transactions contemplated by them, the board of directors of the Company consulted with its financial advisors with respect to the financial aspects and fairness of the acquisition of Tandberg to the Company from a financial point of view and with its legal counsel as to its fiduciary duties and the terms of the Acquisition Agreement and the other agreements entered into in connection with the Acquisition Agreement. In reaching its determination to approve these agreements and the transactions contemplated by these agreements, the board of directors of the Company, with advice from the Company’s executive officers and the Company’s financial and legal advisors, considered the following material factors:

•

The board of directors’ knowledge of the Company’s business, operations, financial condition and prospects and of Tandberg’s business, operations, financial condition and prospects, taking into account the results of the Company’s due diligence review of Tandberg, discussions with management of Tandberg and the Tandberg shareholders and the presentations and evaluations of the Company’s financial advisors.

•

The board of directors’ knowledge of the current and prospective environment in which the Company and Tandberg operate, including economic conditions, the competitive environment, the market for potential acquisitions and the likely effect of these factors on the Company’s and Tandberg’s potential growth, profitability and strategic options.

•	The board of directors’ assessment that the acquisition of Tandberg is reasonably likely to enhance the Company’s strategic goals necessary to remain competitive with the Company’s major competitors.

•

The board of directors’ understanding of the other strategic alternatives likely to be available to the Company and the growth opportunities offered by such alternatives compared with the growth opportunities presented by the acquisition of Tandberg.

•

The significant synergy opportunities identified by the Company management in connection with the acquisition of Tandberg, including expected cost savings and increased revenue opportunities, and the timeline for achievement of these synergies projected by the Company management following its due diligence investigation of Tandberg.

•	The opportunity for improved operating results as a consequence of spreading fixed expenses over a larger revenue base.

•

The experience of certain members of the Company’s management in implementing previous mergers and acquisitions, and the expectation that the Company following the acquisition of Tandberg would continue to be managed by the Company’s experienced senior executives.

•

The financial terms of the acquisition of Tandberg, together with the realization of the synergy opportunities projected in connection with the acquisition of Tandberg and the ability of the Company’s shareholders to continue to participate in any future growth of the Company.

•

The shareholder and regulatory approvals required in connection with the acquisition of Tandberg and the other terms of the Acquisition Agreement, and the likelihood that, once the Acquisition Agreement had been entered into, the acquisition of Tandberg would be completed if the issuance of the Acquisition Shares in accordance with the terms of the Acquisition Agreement were approved by our shareholders and the acquisition of Tandberg were approved by applicable regulatory agencies.

•

The financial analyses presented by Roth, as financial advisor to the Company, and the opinion delivered by Roth to the effect that, as of October 31, 2013, and based upon and subject to the assumptions made, matters considered and limitations set forth in its opinion, the consideration to be paid by the Company pursuant to the Acquisition Agreement was fair to the Company from a financial point of view. See the section entitled “Opinion of Financial Advisor to the Board of Directors” beginning on page 47 for a more detailed discussion. The opinion of Roth will not reflect any developments that may occur or may have occurred after the date of the opinion and prior to completion of the Acquisition. The Company did not request, and does not currently expect that it will request, an updated opinion from Roth.

In the course of its deliberations, the board of directors of the Company also considered a variety of risks, uncertainties and other potentially negative factors concerning the acquisition of Tandberg, including without limitation the risks described under “Risk Factors” beginning on page 17 and the following:

•

The fact that the Tandberg Shareholders would hold approximately 54% of the voting power of the Company’s voting securities outstanding as a result of the consummation of the Acquisition (assuming no shares of common stock are issued after the date of the acquisition agreement but before the closing other than upon conversion of outstanding convertible promissory notes and the exercise of all exercisable securities of the Company having an exercise price of not more than $1.30 per share).

•	The terms of the voting agreement and the registration rights agreement following the Acquisition.

•	The possibility that the synergies and other financial and strategic benefits expected to be achieved in the acquisition of Tandberg would not be obtained on a timely basis or at all.

•	The diversion of management and employee attention during the period after the signing of the Acquisition Agreement and the potential effect on the Company’s business.

•	The risks and costs that could be borne by the Company if the acquisition of Tandberg is not completed.

•	That the transaction will be dilutive to the current shareholders of the Company.

•	That the Company will incur significant integration related non-recurring expenses during the 12-month period following the closing of the Acquisition.

The board of directors also took into account the fact that Roth’s opinion addressed only the fairness, from a financial point of view, of the consideration to be paid by the Company and did not address strategic considerations or the other reasons the board of directors supported the transaction discussed above.

The foregoing discussion of the information considered by the Company’s board of directors is not intended to be exhaustive, but includes the material factors that the Company’s board of directors considered in approving and recommending the issuance of the Acquisition Shares in accordance with the terms of the Acquisition Agreement. The Company’s board of directors, together with the Company management and the Company’s financial advisors, conducted numerous discussions of the factors described above. In view of the wide variety of factors considered by the Company’s board of directors in connection with its evaluation of the Acquisition and the complexity of these factors, the Company’s board of directors did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign any specific or relative weights to the specific factors that it considered in the course of reaching its decision. In addition, in considering the factors described above, individual directors may have assigned different weights to different factors. The board of directors discussed the factors described above, including asking questions of the Company’s senior management and legal and financial advisors, and, by the unanimous vote of those directors present, determined that the Acquisition was in the best interests of the Company and its shareholders.

The above explanation of the reasoning of the Company’s board of directors and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 23.

For the reasons set forth above, our board of directors has approved the Acquisition Agreement, the other agreements entered into in connection with the Acquisition Agreement and the transactions contemplated by those agreements, has concluded that the transactions are advisable and in the best interests of the Company and its shareholders and recommends that our shareholders vote “FOR” approval of the issuance of the Acquisition Shares to the Tandberg Shareholders in accordance with the Acquisition Agreement.

Financial Information

The Tandberg acquisition, if consummated, would be significant to the Company under SEC accounting rules. Financial statements of Tandberg, and pro forma financial statements of the Company reflecting the acquisition are included below. A representative of Moss Adams LLP, our independent registered public accounting firm, is expected to be present at the Special Meeting. The representative will have an opportunity to make a statement and to respond to appropriate questions.

Tandberg Financial Statements

Index to the Tandberg Data Holding S.à r.l. Consolidated Financial Statements

INDEPENDENT AUDITOR’S REPORT

To the Management and Shareholders of

Tandberg Data Holding S.à r.l. and its subsidiaries

Luxembourg, Grand Duchy of Luxembourg

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Tandberg Data Holding S.à r.l. and its subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations, consolidated statements of equity (deficit), consolidated statement of comprehensive income and consolidated statements of cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America: this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States if America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tandberg Data Holding S.à r.l. and their subsidiaries as of December 31, 2012 and 2011, and the results of their operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 1, the Company’s ability to continue as a going concern is dependent upon continued future funding from the company’s shareholders.

As discussed in Note 11, the Company has entered into a definitive agreement to be acquired by Overland Storage, Inc., which is subject to certain closing conditions.

Our opinion is not modified with respect to these matters.

/s/ RSM Deutschland GmbH Wirtschaftsprüfungsgesellschaft

Berlin, Germany

November 8, 2013

Tandberg Data Holding S.à r.l.

Consolidated balance sheets

(in thousands of USD)

Assets	December 31, 2012	December 31, 2011
Current assets
Cash and cash equivalents	$2,841	$2,015
Accounts receivable, net	10,827	13,428
Inventories	7,066	7,561
Other current assets	1,864	2,030

Total current assets	$22,598	$25,034
Non-current assets
Property, plant and equipment, net	$3,518	$3,732
Goodwill and trade name	2,220	2,342
Intangible assets, net	19,394	21,523
Deposits	162	253
Deferred tax assets	3	3

Total non-current assets	$25,297	$27,853
Total assets	$47,895	$52,887

Liabilities and equity (deficit)
Current liabilities
Debt to related party	$43,139	$37,774
Credit facility	1,285	1,161
Trade accounts payable	7,465	6,056
Accrued liabilities	5,580	4,796
Deferred tax liabilities	40	28

Total current liabilities	$57,509	$49,815

Non-current liabilities
Other long-term liabilities	$3,471	$4,482
Deferred tax liabilities	348	405
Total non-current liabilities	$3,819	$4,887

Total liabilities	$61,328	$54,702

Commitments and contingencies (Note 8)

Equity (deficit)
Subscribed capital	$18	$18
Accumulated deficit	(14,254)	(2,794)
Accumulated other comprehensive income	803	961

Total equity (deficit)	$(13,433)	$(1,815)

Total liabilities and equity (deficit)	$47,895	$52,887

See accompanying notes to consolidated financial statements

Tandberg Data Holding S.à r.l.

Consolidated statements of operations

(in thousands of USD)

	Fiscal Year
	2012	2011
Net revenue:
Product revenue	$61,618	$73,106
Service revenue	4,261	5,341
Royalty fees	1,735	1,202

Total net revenue	$67,614	$79,649

Cost of sales:
Cost of product revenue	$44,765	$50,003
Cost of service revenue	2,541	2,617
Cost of royalty fees	1,113	862

Total cost of sales	$48,419	$53,482

Gross profit	$19,195	$26,167
Operating expenses:
Sales and marketing	$13,010	$15,318
Research and development	3,294	2,674
General and administrative	10,417	12,078

Total operating expenses	$26,721	$30,070

Loss from operations	$(7,526)	$(3,903)
Interest (expense), related party debt	(3,866)	(2,818)
Interest (expense), net	(291)	(234)
Other income (expense), net	255	(293)

Loss before income taxes	$(11,428)	$(7,248)

Provision for income tax expenses	(32)	(364)

Net loss	$(11,460)	$(7,612)

See accompanying notes to consolidated financial statements

Tandberg Data Holding S.à r.l.

Consolidated statement of comprehensive loss

(in thousands of USD)

	Fiscal Year
	2012	2011
Net loss	$(11,460)	$(7,612)
Other comprehensive income (loss):
Foreign currency translation	(158)	136

Comprehensive loss	$(11,618)	$(7,476)

See accompanying notes to consolidated financial statements

Tandberg Data Holding S.à r.l.

Consolidated statements of equity (deficit)

(in thousands of USD)

	Subscribed capital	Accumulated deficit	Accumulated other comprehensive income / loss	Total deficit
Balance as of January 1, 2011	$18	$4,818	$825	$5,661

Net loss		(7,612)		(7,612)
Foreign currency translation gain / (loss)			136	136

Balance as of December 31, 2011	18	(2,794)	961	(1,815)

Net loss		(11,460)		(11,460)
Foreign currency translation gain / (loss)			(158)	(158)

Balance as of December 31, 2012	$18	$(14,254)	$803	$(13,433)

See accompanying notes to consolidated financial statements

Tandberg Date Holding S.à r.l.

Consolidated statements of cash flows

(in thousands of USD)

	Fiscal Year
	2012	2011
Operating activities:
Net loss	$(11,460)	$(7,612)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	3,082	2,326
Impairment on trade name	122	—
Gain/loss on sale of equipment	—	(337)
Accrued interest expense	3,955	2,600
Provision for losses on accounts receivable	153	385
Changes in operating assets and liabilities (net of acquisition):
Accounts receivable	2,448	(1,070)
Prepayments	190	469
Inventories	495	100
Accounts payable and accrued liabilities	1,409	2,052
Other assets and liabilities, net	666	(137)

Net cash provided by (used in) operating activities	1,060	(1,224)

Investing activities:
Purchase of fixed assets	(388)	(933)
Purchase of RDX Business	—	(17,750)
Purchase of intangible assets	(296)	—
Proceeds from sale of tangible and intangible assets	—	700

Net cash used in investing activities	(684)	(17,983)

Financing activities:
Proceeds from borrowings, related party	1,500	17,750
Proceeds from borrowings, net—Credit facility	131	48
Repayment of RDX obligation	(1,168)	(549)

Net cash provided by financing activities	463	17,249

Effect of exchange rate changes on cash	(13)	(10)
Net increase in cash and cash equivalents	839	(1,958)
Cash and cash equivalents, beginning of period	2,015	3,983

Cash and cash equivalents, end of period	$2,841	$2,015

Supplemental disclosure of cash flow information

	2012 ($ in thousand)	2011 ($ in thousand)
Cash paid for interest	160	90
Cash paid for income tax	234	219

See accompanying notes to consolidated financial statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

Tandberg Data Holding S.à r.l. (“Tandberg”, “Tandberg Data” or the “Company”) was incorporated on August 14, 2009 as Société à Responsabilité Limitée (S.à r.l.) under the laws of the Republic of Luxembourg with wholly-owned subsidiaries in Germany, USA, Norway, Japan, China, Singapore, Hong Kong and France.

In 2009, Tandberg Data assumed the operating activities of Tandberg Data ASA and Tandberg Storage ASA (in liquidation) (the “Predecessor Companies”), which went into bankruptcy the same year. For this purpose, Cyrus Capital Partners, LP (“Cyrus”) established Tandberg Data in its current structure, which ultimately acted as the recipient of all transferred assets and shares from the bankruptcy estate. Prior to the establishment of the Company, Cyrus was the largest creditor and pledgee to the Predecessor Companies.

Pursuant to an asset purchase agreement entered into on May 13, 2009, the operating assets were transferred from the bankruptcy estate of the insolvent Predecessor Companies to newly formed and wholly owned subsidiaries of Cyrus and accounted for in accordance with acquisition accounting principles. Such assets included, but were not limited to, property, plant and equipment, inventories and all public and private licenses granted to Predecessor Companies as well as shares of Tandberg Data ASA’s subsidiaries in Germany, USA, Singapore and Japan. Accordingly, most of the assets of the bankruptcy estate were ultimately transferred to Tandberg Data.

Tandberg Data is a leading global supplier of data storage and data protection solutions for small and medium-sized businesses, remote offices, departments and workgroups. These solutions include an assortment of drives, systems, appliances and libraries based on disk, tape, removable disk and software for data storage, backup, archiving and disaster recovery. The Company’s wide range of storage solutions help organizations store and protect their data, increase productivity and improve business continuity.

Tandberg Data’s storage solutions range from disk-based solutions, such as the BizNAS™, RDX® QuikStor™, AccuVault™ Series and RDX QuikStation™, to automated tape solutions like the StorageLoader™ and StorageLibrary™ Series. Tandberg Data also offers tape drives, based on the LTO, DAT, and SLR™ tape technology platforms, and media. Tandberg Data solutions are supported by AccuGuard™, a robust, easy-to-use deduplication software. All solutions are maintained through a worldwide service and support network.

Tandberg Data’s products work with many major operating systems and software applications to successfully integrate and operate in heterogeneous storage environments. All solutions are designed to meet the growing storage requirements of organizations with scalability, reliability and backward compatibility features that ensure cost-effective operation and long-term investment protection.

Tandberg Data markets its solutions through a global channel of qualified resellers and distributors. This channel model is supported by original equipment manufacturer (OEM) agreements with major server manufacturers. Headquartered in Dortmund, Germany, Tandberg Data operates additional offices around the world, including a manufacturing and repair plant in China.

Financial Conditions and Going Concern

The Company has projected that cash on hand, combined with additional debt or equity capital provided by Cyrus will be sufficient to allow the Company to continue operations for the next 12 months. Significant changes from the Company’s current forecast, including but not limited to: (i) shortfalls from projected sales levels, (ii) unexpected increases in product costs, (iii) increases in operating costs, and/or (iv) changes in the historical timing of collecting accounts receivable could have a material adverse impact on the Company’s liquidity. This could force the Company to make further reductions in spending, extend payment terms with suppliers, liquidate assets where possible, and/or suspend or curtail planned programs. Any of these actions could materially harm the Company’s business, results of operations, and future prospects. The accompanying financial statements do not include any adjustments that may result if the Company is unable to continue as a going concern.

In February 2013 and June 2013, the Company agreed with FBC Holdings Holdings S.à r.l., a 100% subsidiary of Cyrus, to receive promissory notes with principal amounts of $2.0 million and $1.0 million, respectively.

Furthermore, in April 2013 the Company agreed with FBC Holdings Holdings S.à r.l. to receive a facility loan in the amount of $1.5 million, which the Company intend to use to fund general working capital.

In addition, in July 2013 the Company agreed with FBC Holdings S.à r.l. to receive a revolving credit facility with an aggregate principal amount of up to $5.0 million which the Company intend to use for liquidity.

In September 2013, the Company agreed with FBC Holdings S.à r.l. the extension of the Promissory Notes, the Reconfirmed Bond, and the RDX Loan to October 15, 2014 (see Note 5).

In October 2013, the Company agreed with the third party financial institution to the extension of its revolving credit facility to December 31, 2013.

Principles of Consolidation

The consolidated financial statements include the accounts of Tandberg Data Holding S.à r.l. (holding company; Luxembourg) and its wholly-owned subsidiaries, Tandberg Data S.A.S. (France), Tandberg Data GmbH (Germany), Tandberg Data Norge (Norway), Guangzhou Tandberg Electronic Components Co., Ltd. (China), Tandberg Data Corp. (USA), Tandberg Data (Asia) Pte Ltd. (Singapore), Tandberg Data (Japan) Inc., and Tandberg Data (Hong Kong) Limited. All intercompany accounts and transactions have been eliminated in consolidation.

On May 12, 2011 (“Closing Date”), the Company acquired the RDX removable disk cartridge and dock products business (“RDX”), which comprises of the RDX software, all maintenance and support services related to the business, and all other service offerings, products, technology or software of the seller related to the business (“RDX Business”). The acquisition is further described in Note 2. The results of operations of RDX since the dates of its acquisition are included in the consolidated financial statements.

Management Estimates and Assumptions

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The estimates and judgment affect the reported amounts of assets, liabilities, revenues, expenses and related disclosure of contingent liabilities. The Company evaluates estimates, including those related to customer programs and incentives, product returns, allowance for doubtful accounts, inventories and inventory reserves, impairments of goodwill, intangibles and long-lived assets, income taxes, warranty obligations, contingencies and litigation. The Company bases estimates on historical experience and on other assumptions that management believes are reasonable under the circumstances. These estimates form the basis for making judgments about the carrying value of assets and liabilities when those values are not readily apparent from other sources. Actual results could materially differ from these estimates.

Revenue Recognition

Revenue is derived primarily from the sale of products and services. The following revenue recognition policies define the manner in which the Company accounts for sales transactions. The Company enters into agreements and contracts, generally in the form of purchase orders, to sell its products and services, and, while the majority of sales agreements contain standard terms and conditions, there are agreements that contain non-standard terms and conditions.

Generally, the Company recognizes revenue when persuasive evidence of a sales arrangement exists, delivery has occurred or services are rendered, the sales price or fee is fixed or determinable and collectability is reasonably assured. Additionally, the Company recognizes hardware revenue on sales to channel partners, including resellers or distributors, at the time of sale when the channel partners have economic substance apart from the Company and it has completed its obligations related to the sale.

The Company records estimated reductions to revenue for customer programs and incentive offerings, including price protection, volume-based incentives, and expected returns. The Company is able to reasonably estimate such exposures and revenue from shipments to these customers is recognized upon delivery with the related estimates accrued at the time of recognition. Future market conditions and product transitions may require increases to customer incentive offerings, possibly resulting in an incremental reduction of revenue at the time the incentive is offered. Additionally, certain incentive programs require estimates which are based on historical experience and the specific terms and conditions as well as the number of expected customers who will actually redeem the incentive and actual results may differ from those estimates.

Generally, title and risk of loss transfer to the customer when the product arrives at the customer’s location. Product sales to distribution customers are subject to certain rights of return, stock rotation privileges and price protection. The Company recognizes revenue from the sale of software bundled with hardware that is essential to the functionality of the hardware in accordance with current general revenue recognition accounting guidance. Additionally, revenues are recognized, in accordance with the current guidance, on a gross basis as the Company is the primary obligor for all arrangements, maintains sole inventory risk, and has sole discretion regarding pricing decisions.

For Accuguard™ products, the Company has determined that the software is more than an incidental component and recognizes revenue in accordance with current authoritative guidance for software revenue recognition. In accordance with the specific guidance for recognizing software revenue, the Company recognizes revenue from software licenses at the inception of the license term, assuming all revenue recognition criteria have been met. Tandberg Data offers post contract customer support (“PCS”) accessible through the Company’s website. The Company recognizes all revenues associated with the PCS from software products together with the licensing fee as PCS is not substantive, are insignificant to the arrangements as a whole, and support provided is attributable to product maintenance and bug fixes.

The Company offers a suite of support services called SecureService™ which can be purchased separately by end users of the Company’s products, providing both onsite and remote assistance to diagnose and resolve technical problems. The service package also includes an Advanced Replacement Service (“ARS”), which will ship replacement parts or units depending on the product to the customer site within 48 hours. The related services revenue is generally recognized when the service is provided and the amount earned is not contingent upon any future event. The Company recognizes revenue from support or maintenance contracts, including extended warranty contracts ratably over the contract period and recognizes the costs associated with these contracts as incurred.

The Company records amounts invoiced to customers in excess of revenue recognized as deferred revenue until the revenue recognition criteria are met.

The Company has licensing agreements relating to RDX technology with third parties. The third parties pay a royalty fee for sales of their products that incorporate our RDX® technology. They provide the Company with periodic reports, which include the number of units, subject to royalty, sold to their end users. The Company records the royalties when reported to it by the third parties, generally in the period during which the third parties ship the products incorporating RDX® technology.

Warranty and Extended Warranty

The Company provides for the estimated cost of product warranties at the time that revenue is recognized. The Company evaluates its warranty obligations on a product group basis. The standard product warranty terms generally include post-sales support and repairs or replacement of a product at no additional charge for a specified period of time. While the Company engages in extensive product quality programs and processes, including actively monitoring and evaluating the quality of our component suppliers, it bases the estimated warranty obligation upon several factors including warranty terms, ongoing product failure rates, and current period product shipments. If actual product failure rates or other factors were to differ from our estimates, the Company would be required to make revisions to the estimated warranty liability. Warranty terms generally range from one to three years depending upon the product.

In addition to the standard warranty described above offered with all product sales, the Company also offers a separately priced extended warranty. Extended warranty revenue and amounts paid in are deferred and recognized as revenue ratably over the period of the service agreement. The Company had USD 1,755 thousand and USD 1,451 thousand in deferred revenues related to revenue for extended warranty contracts at December 31, 2012 and 2011, respectively.

Changes in the liability for standard product warranty were as follows:

In thousands	Product warranty
Liability as of December 31, 2010	$1,333

New warranty provision	775

Payments of warranty obligations	(1,138)
Liability as of December 31, 2011	$970
thereof short-term	552
thereof long-term	418

New warranty provision	623

Payments of warranty obligations	(644)
Liability as of December 31, 2012	$949

thereof short-term	586
thereof long-term	363

Shipping and Handling

Amounts billed to customers for shipping and handling are included in product revenue, and costs incurred related to shipping and handling are included in cost of sales.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expenses in the amount of $1,448 thousand and $2,031 thousand were incurred during the year ended December 31, 2012 and 2011, respectively.

Research and Development Costs

Research and development costs are expensed as incurred.

Cash and Cash Equivalents

Cash equivalents are short-term, highly liquid investments in money market funds with insignificant interest rate risk that are readily convertible to cash and have remaining maturities of three months or less at date of purchase. The carrying amounts approximate fair value due to the short maturities of these instruments.

Accounts Receivable

Accounts receivable include amounts owed by geographically dispersed distributors, retailers and OEM customers. The Company estimates the collectability of its accounts receivable based on a combination of factors, including but not limited to, customer credit ratings and historical experience. In circumstances where the Company is aware of a specific customer’s inability to meet its financial obligations to the Company (e.g., bankruptcy filings or substantial downgrading of credit ratings), the Company provides allowances for bad debts against amounts due to reduce the net recognized receivable to the amount it reasonably believes will be collected. Tandberg Data GmbH receivable balances are partially covered by a credit insurance.

The following table summarizes the changes in allowance for doubtful accounts (in thousands):

Fiscal year	Balance at beginning of year	Charged to Expense	Write-off, net of recoveries	Balance at end of year
2012	$621	$(172)	$(16)	$433
2011	183	(495)	933	621

Inventories

The Company values inventories at the lower of cost (weighted average costs and first-in, first-out (“FIFO”) or net realizable value. The weighted average method of valuing certain inventories does not materially differ from a FIFO method. The Company assesses the value of its inventories based upon numerous factors including, but not limited to, expected product or material demand, current market conditions, technological obsolescence, current cost and net realizable value. If necessary, the Company adjusts its inventory for obsolete or unmarketable inventory by an amount equal to the difference between the cost of the inventory and the estimated market value. Inventory impairment charges, when taken, permanently establish a new cost basis and are not subsequently reversed to income even if circumstances later suggest that increased carrying amounts are recoverable. Rather, these amounts are recognized in income only if, as and when the inventory is sold.

Property and Equipment

Property and equipment are recorded at cost less accumulated depreciation. Depreciation expenses are computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are depreciated over the shorter of the estimated useful life of the asset or the term of the lease.

Estimated useful lives are as follows:
Building	40 years
Machinery and equipment	5 - 10 years
Leasehold improvements	Shorter of useful life or lease term
Computer equipment	1 - 5 years
Furniture and fixtures	5 - 15 years

Expenditures for normal maintenance and repair are charged to expense as incurred, and improvements are capitalized. Upon the sale or retirement of property or equipment, the asset cost and related accumulated depreciation are removed from the respective accounts and any gain or loss is included in the results of operations.

Business Combinations

The Company accounts for business combinations using the acquisition method of accounting in accordance with ASC 805, Business Combinations, identifiable assets acquired and liabilities assumed are recorded at their acquisition date fair values. Goodwill represents the excess of the purchase price over the fair value of net assets, including the amount assigned to identifiable intangible assets. The primary drivers that generate goodwill are the value of the acquired assembled workforce. Identifiable intangible assets with finite lives are amortized over their useful lives. Acquisition-related costs, including advisory, legal, accounting, valuation and other costs, are expensed in the periods in which the costs are incurred.

Goodwill and Indefinite Life Intangible Assets

Goodwill derived from the acquisition of the RDX Business is not amortized, but is subject to an annual impairment test. The Goodwill is assigned to all reporting units (EMEA, USA, APAC and Japan) in which the RDX technology is marketed. The definition of the reporting units reflects the Company’s reporting structures that are distinguished between four geographical areas. ASC 350, Goodwill and Other Intangible Assets, prescribes a two-step process for impairment testing of goodwill, which is generally performed annually, or more frequently if an event triggering impairment may have occurred. The first step tests for impairment, while the second step, if necessary, measures the impairment. The Company determined that there was no impairment for the fiscal year ended December 31, 2012 or 2011.

The trade name, Tandberg Data, was retained as the company name, reflecting a perceived value. The Company has no expectation of rebranding its products or changing the Company’s trade name and therefore expects to continue using the trade name for the foreseeable future. As such, the life of the trade name was deemed indefinite by management. Accordingly, the trade name is subject to annual impairment test described in the preceding paragraph. The Company recorded an impairment charge on the trade name during the fiscal year 2012 (see Note 4) due to new competitive technologies and consolidation in the storage business industry that resulted in sustained pressure on the Company’s margin and revenue. Fair value was determined based on an estimated future discounted cash flows using a discount rate determined by management to be commensurate with the risk inherent in our current business model.

Intangible Assets

Intangible assets that meet the recognition criteria specified in ASC 805, Business Combinations and that are separately allocable from goodwill are recognized upon acquisition of a business. The Company mainly acquired patents, license arrangements and trade names in business combinations. Intangible asset with finite useful lives are amortized on a straight-line basis (software over 5 years, RDX technology assets over 10 years and patents and licenses over 10 years).

Intangible assets with finite useful lives and other long-lived assets are tested for impairment if certain impairment indicators are identified. Factors the Company considers important, which could result in an impairment review include: (1) significant under-performance relative to the historical or projected future operating results; (2) significant changes in the manner of use of assets; (3) significant negative industry or economic trends; and (4) significant decrease in the market value of the assets. When such events or changes in circumstances are present, the Company generally assesses the recoverability of its long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets.

Foreign Currency

The financial statements of foreign subsidiaries, for which the functional currency is the local currency, are translated into US Dollar using the exchange rate at the balance sheet date for assets and liabilities and a weighted-average exchange rate during the year for revenue, expenses, gains and losses. Translation adjustments are recorded as other comprehensive income (loss) within shareholders’ equity. Gains or losses from foreign currency transactions are recognized in the statements of operations. Such transactions resulted in a gain of $259 thousand for fiscal 2012 and a loss of $318 thousand for fiscal 2011 and are recorded in other income (expense) in the consolidated statements of operations. The Company’s main exposure to functional currency is to the Japanese Yen and the Euro.

For the Company’s subsidiaries that do not maintain their records in the functional currency, the records are remeasured into the functional currency before translation into the group reporting currency. The remeasurement between the functional currency and the other currency for nonmonetary balance sheet accounts and for related income statement accounts is based on historical exchange rates.

Income Taxes

The Company provides for income taxes utilizing the asset and liability approach of accounting for income taxes. Under this approach, deferred taxes represent the future tax consequences expected to occur when the reported amounts of assets and liabilities are recovered or paid. The provision for income taxes generally represents income taxes paid or payable for the current year plus the change in deferred taxes during the year. Deferred taxes result from differences between the financial and tax basis of the Company’s assets and liabilities and are adjusted for changes in tax rates and tax laws when changes are enacted. Valuation allowances are recorded to reduce deferred tax assets when a judgment is made that it is considered more likely than not that a tax benefit will not be realized. When the Company changes its determination as to the amount of deferred tax assets that can be realized, the valuation allowance is adjusted with a corresponding impact to income tax expense/benefit in the period in which such determination is made.

The calculation of tax liabilities involves dealing with uncertainties in the application of complex global tax regulations. The impact of an uncertain income tax position is recognized at the largest amount that is “more likely than not” to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. If the estimate of tax liabilities proves to be less than the ultimate assessment, a further charge to expense would result.

Comprehensive Income (Loss)

Comprehensive income (loss) and its components encompasses all changes in equity other than those with stockholders, includes net loss and foreign currency translation adjustments, and are disclosed as a separate statement of comprehensive income.

Concentration of Credit Risks

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of trade accounts receivable, which are generally not collateralized. To reduce credit risk, the Company performs ongoing credit evaluations of its customers and maintains allowances for potential credit losses and sales returns.

Sales are generally dispersed among a large number of customers, minimizing reliance on any particular customer or group of customers. No singled customer represented more than 10 percent of total net revenue or accounts receivable during the fiscal year ended December 31, 2012 or 2011.

Litigation and Other Contingencies

When the Company becomes aware of a claim or potential claim, the Company assesses the likelihood of any loss or exposure. The Company discloses information regarding each material claim where the likelihood of a loss contingency is probable or reasonably possible. If a loss contingency is probable and the amount of the loss can be reasonably estimated, the Company records an accrual for the loss. In such cases, there may be an exposure to potential loss in excess of the amount accrued. Where a loss is not probable but is reasonably possible or where a loss in excess of the amount accrued is reasonably possible, the Company discloses an estimate of the amount of the loss or range of possible losses for the claim if a reasonable estimate can be made, unless the amount of such reasonably possible losses is not material to the Company’s financial position, results of operations or cash flows. The ability to predict the ultimate outcome of such matters involves judgments, estimates and inherent uncertainties. The actual outcome of such matters could differ materially from management’s estimates. See Note 8.

Recently Issued Accounting Pronouncements

On February 5, 2013, the FASB issued ASU 2013-02, which requires an entity to report the effect of significant reclassifications out of accumulated other comprehensive income on the respective line items in net income if the amount being reclassified is required under U.S. generally accepted accounting principles (GAAP) to be reclassified in its entirety to net income. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety to net income in the same reporting period, an entity is required to cross-reference other disclosures required under U.S. GAAP that provide additional detail about those amounts. This new guidance is effective for fiscal periods beginning after December 15, 2012. The Company does not anticipate a material impact to the consolidated operating results.

In July 2012, the FASB issued guidance to amend and simplify the rules related to testing indefinite-lived intangible assets for impairment. The revised guidance permits an entity to first assess qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that the indefinite-lived intangible asset is impaired. If, after assessing the totality of events and circumstances, an entity concludes that it is not more likely than not that the indefinite-lived intangible asset is impaired, then the entity is not required to take further action. However, if an entity concludes otherwise, then it is required to determine the fair value of the indefinite-lived intangible asset and perform the quantitative impairment test by comparing the fair value with the carrying amount in accordance with current guidance. These amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. The adoption of this guidance is not expected to materially impact the Company’s consolidated financial statements.

In December 2011, the FASB issued amended guidance related to disclosures about offsetting assets and liabilities. The amended guidance requires entities to disclose both gross information and net information about financial instruments, including derivatives, and transactions eligible for offset in the statement of financial position, as well as financial instruments and transactions subject to agreements similar to a master netting arrangement. This guidance will be applied retrospectively and is effective for fiscal years, and interim periods within those years, beginning on or after January 1, 2013. The adoption of this guidance is not expected to materially impact the Company’s consolidated financial statements.

NOTE 2 — ACQUISITION

On May 12, 2011, the Company completed the acquisition of the RDX Business. The Company acquired the RDX Business, including intellectual property, for an aggregate purchase price of $17.75 million which was funded with cash from new debt (see Note 5 – Cyrus RDX Loan). The purchase price of $17.75 million included cash held in escrow in the amount of $1,775 thousand, which was paid during fiscal year 2012. The RDX removable disk technology is used in enterprise removable disk storage for backup, disaster protection and archive. The acquisition of the RDX Business was intended to further solidify Tandberg Data’s position in the data protection market. The Company identified and recorded the assets acquired and liabilities assumed at their estimated fair values at the Closing Date, and allocated the remaining value of $61 thousand to goodwill. The goodwill is primarily attributable to the workforce of the acquired business and benefits the Company’s expect from synergies from acquiring the RDX Business. None of the goodwill is deductible for tax purposes.

The fair values of the identifiable intangible assets acquired were estimated using an income approach. The intangible assets acquired primarily relate to acquired patents, license arrangements and trade name. The fair value of the intangible assets will be amortized to cost of product revenue and cost of royalty fees over their weighted average useful lives of ten years.

The obligations relating to an acquired license agreement, whereby 31.5 % of all worldwide royalties collected by Tandberg after the acquisition for media products during an exclusivity period have to be paid the providing third party, was recognized at its estimated fair value of $3,508 thousand (the “RDX Obligation”).

The fair value of assets acquired and liabilities assumed were as follows:

In thousands	May 12, 2011
Assets acquired and liabilities assumed:
Property, plant and equipment	$50
Deferred tax assets	1
Intangible assets	21,146
RDX Obligation	(3,508)
Goodwill	61

Total	$17,750

From the beginning of fiscal 2011 through the Closing Date, the Company incurred $0.5 million of expenses related to the acquisition which were included within selling, general and administrative expense in the consolidated statements of operations.

NOTE 3 — COMPOSITION OF CERTAIN FINANCIAL STATEMENT CAPTIONS

The following table summarizes inventories:

In thousands	2012	2011
Raw materials	$2,628	$4,042
Finished goods	4,438	3,519

Total	$7,066	$7,561

The following table summarizes property, plant and equipment:

In thousands	2012	2011
Building	$1,872	$1,817
Machinery and equipment	2,049	1,839
Leasehold improvement	910	691
Computer equipment	361	288
Furniture and fixtures	227	190
Accumulated depreciation	(1,901)	(1,093)

Total	$3,518	$3,732

Depreciation expense for property, plant and equipment was $741 thousand and $639 thousand in fiscal 2012 and 2011, respectively.

The following table summarizes other current assets:

In thousands	2012	2011
Prepaid royalties	$215	$282
Prepaid expenses	285	408
VAT receivable	324	123
Other current receivables and assets	1,040	1,217

Total	$1,864	$2,030

The following table summarizes accrued liabilities:

In thousands	2012	2011
Accrued payroll and employee compensation	$1,551	$1,451
Income tax payables	156	159
Other taxes	383	308
Warranty accruals	586	552
Deferred revenue	692	515
Lease obligation	51	50
Accrued royalty expenses	—	159
VAT payable	5	329
Accrued expenses	2,156	1,273

Total	$5,580	$4,796

The following table summarizes other long-term liabilities:

In thousands	2012	2011
Tax accruals	$18	$18
Warranty accruals	363	418
Deferred revenue	1,063	936
Lease obligation	11	21
RDX Obligation	1,956	3,029
Other non current accruals	60	60

Total	$3,471	$4,482

See Note 2 for further information regarding the RDX Obligation.

NOTE 4 — INTANGIBLE ASSETS

The following table summarizes intangible assets subject to amortization as of December 31, 2012 and 2011:

In thousands	Gross Carrying Amount		Accumulated Amortization		Net Carrying Amount
	2012	2011	2012	2011	2012	2011
Patents & licenses	$21,147	$21,147	$3,525	$1,410	$17,622	$19,737
Technology	2,264	2,264	830	604	1,434	1,660
Software & other intangible assets	1,122	798	784	672	338	126

Total intangible assets subject to amortization	$24,533	$24,209	$5,139	$2,686	$19,394	$21,523

Amortization expense of patents & licenses, technologies and software & other intangible assets amounted to $2,341 thousand and $1,687 thousand during fiscal 2012 and 2011, respectively, and is recognized in cost of product revenue and cost of royalty fees. Estimated amortization expense for these intangible assets will be $2,453 thousand in each of fiscal 2013 to 2017 and $12,265 thousand for the total five year period.

Patents & licenses increased during the fiscal 2011 due to the acquisitions of the RDX Business (see Note 2).

The following table summarizes intangible assets not subject to amortization as of December 31, 2012:

In thousands	Gross Carrying Amount	Impairment losses	Net Carrying Amount
Trade name	$2,281	$122	$2,159

Goodwill	61	—	61

Total intangible assets not subject to amortization	$2,342	$122	$2,220

The following table summarizes intangible assets not subject to amortization as of December 31, 2011:

In thousands	Gross Carrying Amount	Impairment losses	Net Carrying Amount
Trade Name	$2,281	—	$2,281

Goodwill	61	—	61

Total intangible assets not subject to amortization	$2,342	—	$2,342

NOTE 5 — DEBT

Debt consisted of the following as of December 31, 2012 and 2011:

In thousands	Principle amounts	Maturity date 2012	2012	2011
Cyrus promissory notes
Issued 10/2009 (note 1)	$2,000	10/15/2014	$2,786	$2,530
Issued 03/2010 (note 2)	250	10/15/2014	365	297
Issued 03/2010 (note 3)	250	10/15/2014	342	311
Issued 04/2010 (note 4)	2,750	10/15/2014	3,584	3,255
Issued 12/2012 (note 5)	1,500	10/15/2014	1,508	—

	6,750		8,585	6,393
Cyrus reconfirmed bond	10,303	10/15/2014	13,745	12,483
Cyrus RDX loan	17,750	10/15/2014	20,809	18,898

Total debt to related parties	34,803		43,139	37,774

Credit facility	1,285	09/30/2013	1,285	1,161

Total	$36,088		$44,424	$38,935

Cyrus Promissory Notes

The promissory notes as presented in the table above consist of five notes. The applicable interest rate in 2012 was 9.75% p.a. In November 2012, the termination date was extended to March 15, 2013, and in September 2013, extended again to October 15, 2014. The effective interest rate was 9.75% p.a. and 9.75% p.a. as of December 31, 2012 and December 31, 2011, respectively.

Cyrus Reconfirmed Bond

The bond as presented in the table above was issued February 2010. The initial termination date was December 31, 2012. In November 2012, the termination date was extended to March 15, 2013 and in September 2013 extended again to October 15, 2014. The reconfirmed bond is secured by a pledge over all intellectual property rights and receivables and a pledge over all shares in subsidiaries. The effective interest rate was 9.75% p.a. (9.75% p.a.) as of December 31, 2012 (December 31, 2011).

Cyrus RDX Loan

In May 2011, the RDX loan was issued to fund the purchase of the RDX Business. In November 2011, the initial due date was extended to December 31, 2011 and in November 2012 and September 2013, extended again to March 15, 2013 and October 15, 2014, respectively. The effective interest rate was 9.75% p.a. and 14.75% p.a. as of December 31, 2012 and December 31, 2011, respectively.

The Cyrus Promissory Notes, the Cyrus Reconfirmed Bond, and the Cyrus RDX Loan are pay-in-kind with an interest rate of 9.75% p.a., which in case of a default event rises up to 14.75% p.a. The lender for all of these instruments is FBC Holdings S.à r.l. The carrying amount of the Company’s debt approximates its fair value as the interest rates are substantially comparable to the expected cost for similar debt instruments. All amounts are received and payable in USD.

Credit facility

The credit facility is a revolving facility, which is renewed every 6 months. It has a maximum capacity of $1.25 million. The principle amounts drawn down as of each balance sheet date are shown in the table above. The lender is a financial institution. The interest is floating and is currently USDLIBOR + 2.9%. All amounts are received and payable in US Dollars. The credit facility is secured by a pledge in inventory, accounts receivable and cash deposits at Tandberg Data Norge AS. The overdraft as of December 31, 2012 was agreed by the lender and cleared in January 2013.

NOTE 6 — INCOME TAXES

The Company recognizes the impact of an uncertain income tax position on its income tax return at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. The Company records interest and penalties on uncertain tax positions as a component of income tax expense.

At December 31, 2012 and 2011, there were no unrecognized tax benefits presented as a component of long-term liabilities in the accompanying consolidated balance sheet.

The Company believes it is reasonably possible that, within the next twelve months, the amount of unrecognized tax benefits may remain unchanged. The Company had no material accrual for interest and penalties on its consolidated balance sheet as of December 31, 2012 and 2011, and recognized no interest and/or penalties in the consolidated statement of operations for the fiscal years 2012 and 2011.

The Company is subject to taxation in Luxembourg and also in certain foreign tax jurisdictions. Generally, the Company’s tax returns for fiscal years 2009 and forward are subject to examination by the Luxembourg tax authorities. In foreign jurisdictions the Company is subject to examination for all years subsequent to 2009.

The components of income/(loss) before income taxes were as follows:

In thousands	2012	2011
Domestic	$(3,261)	$(2,616)
Foreign	(8,167)	(4,632)

	$(11,428)	$(7,248)

The components of the provision for income tax income/ expenses include the following:

In thousands	2012	2011
Domestic	$4	$15
Foreign	(36)	(379)

	$(32)	$(364)

A reconciliation of income taxes computed by applying the applicable income tax rate of 1.44 % to income/loss before income taxes to the total income tax provision reported in the accompanying consolidated statements of operations is as follows:

In thousands	2012 (USD)	2012 (%)	2011 USD	2011%
Earnings before tax	$(11,428)		$(7,248)
Expected tax [expense(-)/income(+)]	165	(1.44)	104	(1.44)
Increase/decrease in valuation allowance	(3,119)	27.29	(1,266)	17.48
Permanent differences	(185)	1.62	(198)	2.73
Difference to local tax rate	2,299	(20.12)	924	(12.75)
Other	808	(7.07)	72	(0.99)

Taxes in P&L/ effective tax rate	$(32)	0.28	$(364)	5.03

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

Significant components of the Company’s deferred tax assets and liabilities are shown below. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, carry back opportunities, and tax planning strategies in making the assessment. A full valuation allowance for the excess of deferred tax assets over deferred tax liabilities in each individual jurisdiction has been recorded, as realization of such assets is uncertain. Deferred income taxes are comprised of:

In thousands	2012	2011
Deferred tax assets:
Loss carryforwards	$33,938	$30,904
Loan receivables	418	368
Obligation (RDX)	36	44
Research and development (RDX)	56	32
Insurance reserve fund	—	99
Other	30	47

Gross deferred tax assets	34,478	31,494

Deferred tax liabilities:
Deferred revenue	(171)	(358)
Tangible assets	(217)	(216)
Intangible assets	(102)	(159)
Other accruals	(215)	(152)

Gross deferred tax liabilities	(705)	(885)

Valuation allowances	(34,158)	(31,039)

Net deferred tax liabilities	$(385)	$(430)

The components giving rise to the net deferred tax assets and liabilities described above as of December 31, 2012 and 2011 are as follows:

In thousands	2012	2011
Current deferred tax assets	$3	$3
Current deferred tax liabilities	(40)	(28)
Noncurrent deferred tax liabilities	(348)	(405)

Net deferred tax liabilities	$(385)	$(430)

The valuation allowance is based on our assessment that it is more likely than not that certain deferred tax assets will not be realized in the foreseeable future. At December 31, 2012, the Company has net operating loss carryforwards of $109.2 million. At December 31, 2011, the Company has net operating loss carryforwards of $97.7 million. The loss carryforwards result from the foreign operations and expire between 2013 (with an amount of $0.2 million, unless previously utilized) and 2029. If certain substantial changes in the entity’s ownership occur, there could be an annual limitation on the amount of the carryforwards that can be utilized.

NOTE 7 — EQUITY

Subscribed capital consists of the minimum capital of Tandberg Data S.à r.l. in the amount of $17.8 thousand which was fully subscribed and fully paid in cash on August 14, 2009.

NOTE 8 — COMMITMENTS AND CONTINGENCIES

Leases

The Company leases its office, production and sales facilities under non-cancelable operating leases that expire in various years through fiscal year 2016. Future minimum lease payments under these arrangements as of December 31, 2012 are as follows:

In thousands	Minimum Lease Payments
2013	$1,038
2014	930
2015	569
2016	179
2017	—
Thereafter	—

Total future minimum payments	$2,716

Rental expense is recognized on a straight-line basis over the respective lease terms and was $1,302 thousand and $1,262 thousand in fiscal 2012 and 2011, respectively.

Commitments relating to capital leases amount to $69 thousand in fiscal 2012.

Litigation

From time to time, the Company may be involved in various lawsuits, legal proceedings or claims that arise in the ordinary course of business. Management does not believe any legal proceedings or claims pending as of December 31, 2012 will have, individually or in the aggregate, a material adverse effect on its business, liquidity, financial position or results of operations. Litigation, however, is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the Company’s business.

NOTE 9 — RELATED PARTIES

During the years ended December 31, 2012 and 2011, the Company’s significant related party transactions related to debt from FBC Holdings S.à r.l.

The following shows related party transactions relating to debt from FBC Holding S.à r.l. as of December 31:

In thousands	2012	2011
Debt to FBC Holdings S.à r.l.
Debt (including pay in kind interest of $4,470 and $1,652 as of the beginning of the annual periods ending December 31, 2012 and 2011, respectively)	$39,273	$34,956
Accrued interest expense (current period)	3,866	2,818

	$43,139	$37,774

NOTE 10 — DEFINED CONTRIBUTION PLAN

Tandberg Data Corp. has adopted an employee savings plan (the “Plan”) covering all Tandberg Data Corp.’s employees. Pursuant to the Plan, eligible employees may make before-tax contributions of up to 75% of their annual compensation not to exceed certain limitations established by the Internal Revenue Service. This maximum percentage may be reduced by the Plan Administrator in certain circumstances. In addition to before-tax contributions, employees may designate all or a portion of their elective deferrals as after-tax Roth deferrals. The Plan also permits rollover contributions from other qualified retirement plans. Employee contributions to the plan are made through regular payroll deductions and are recorded in the period of deduction. The Company may, at the discretion of the board of directors, make matching contributions. The Tandberg Data Corp. did not make matching contributions during the year ended December 31, 2012 and December 31, 2011.

NOTE 11 — SUBSEQUENT EVENTS

Beginning February 2013, the Company initiated organizational modifications to its logistic and customer service functions. Such modifications primarily related to the transfer of consignment stock from Tandberg Data Corp. to Tandberg Date (Hong Kong) Limited and the assignment of the customer service function for North America from Tandberg Data Corp. to Tandberg Data GmbH..

On May 15, 2013, Cyrus Capital announced a proposal to Overland Storage, Inc (“Overland”) for the acquisition by Overland of Tandberg Data (the “Transaction”). On 1 November 2013 the Company entered into a definitive agreement in respect of the Transaction subject to certain closing conditions including shareholder approval by Overland’s shareholders.

There were no other subsequent events or transactions that required recognition or disclosure in the Company’s evaluation period from the consolidated financial statement date through November 8, 2013, which is the date the Company had financial statements available for issuance.

Tandberg Data Holding S.à r.l.

Consolidated condensed balance sheets

(in thousands of USD)

Assets	June 30, 2013	December 31, 2012
	(Unaudited)
Current assets
Cash and cash equivalents	$1,802	$2,841
Accounts receivable, net	10,677	10,827
Inventories	7,257	7,066
Other current assets	1,630	1,864

Total current assets	$21,366	$22,598
Non-current assets
Property, plant and equipment, net	3,266	3,518
Goodwill and trade name	2,220	2,220
Intangible assets, net	18,172	19,394
Deposits	173	162
Deferred tax assets	145	3

Total non-current assets	23,976	25,297
Total assets	$45,342	$47,895

See accompanying notes to consolidated condensed financial statements

Tandberg Data Holding S.à r.l.

Consolidated condensed balance sheets

(in thousands of USD)

Liabilities and equity (deficit)	June 30, 2013	December 31, 2012
	(Unaudited)
Current liabilities
Debt to related party	$49,814	$43,139
Credit facility	1,276	1,285
Trade accounts payable	9,156	7,465
Accrued liabilities	4,471	5,580
Deferred tax liabilities	—	40

Total current liabilities	64,717	57,509
Non-current liabilities
Other long-term liabilities	2,938	3,471
Deferred tax liabilities	76	348

Total non-current liabilities	3,014	3,819

Total liabilities	67,731	61,328

Commitments and contingencies (Note 6)
Equity (deficit)
Subscribed capital	18	18
Accumulated deficit	(23,151)	(14,254)
Accumulated other comprehensive income	744	803

Total equity (deficit)	(22,389)	(13,433)

Total liabilities and equity (deficit)	$45,342	$47,895

See accompanying notes to consolidated condensed financial statements

Tandberg Data Holding S.à r.l.

Consolidated condensed statements of operations

(in thousands of USD)

	Six months ended June 30
	2013	2012
	(Unaudited)	(Unaudited)
Net revenue:
Product revenue	$26,660	$31,392
Service revenue	2,239	2,197
Royalty fees	817	1,147

Total net revenue	29,716	34,736

Cost of sales:
Cost of product revenue	$19,378	$22,603
Cost of service revenue	1,318	1,174
Cost of royalty fees	534	657

Total cost of sales	21,230	24,434

Gross profit	8,486	10,302

Operating expenses:
Sales and marketing	6,411	6,615
Research and development	1,718	1,384
General and administrative	7,071	4,722

Total operating expenses	15,200	12,721

Loss from operations	(6,714)	(2,419)

Interest (expense), related party debt	(2,176)	(1,845)
Interest (expense), net	(107)	(189)
Other income (expense), net	(353)	(309)
Loss before income taxes	(9,350)	(4,762)
Provision for income tax expenses	453	(325)

Net loss	$(8,897)	$(5,087)

See accompanying notes to consolidated condensed financial statements

Tandberg Data Holding S.à r.l.

Consolidated condensed statements of comprehensive loss

(in thousands of USD)

	Six months ended June 30
	2013	2012
Net loss	$(8,897)	$(5,087)
Other comprehensive income (loss):
Foreign currency translation	(60)	(147)

Comprehensive loss	$(8,957)	$(5,234)

See accompanying notes to consolidated condensed financial statements

Tandberg Data Holding S.à r.l.

Consolidated condensed statements of cash flows

(in thousands of USD)

	Six months ended June 30
	2013	2012
	(Unaudited)	(Unaudited)
Operating activities:
Net loss	$(8,897)	$(5,087)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	1,458	1,726
Accrued interest expense	2,206	2,220
Provision for losses on accounts receivable	(1,215)	(115)
Changes in operating assets and liabilities (net of acquisition):
Accounts receivable	1,365	3,644
Prepayments	220	220
Inventories	(191)	(726)
Accounts payable and accrued liabilities	1,690	(590)
Other assets and liabilities, net	(1,457)	(348)

Net cash provided by (used in) operating activities	(4,821)	944

Investing activities:
Purchase of fixed assets	(56)	(326)
Purchase of intangible assets	(19)	(292)

Net cash used in investing activities	(75)	(618)

Financing activities:
Proceeds from borrowings, related parties	4,500	—
Proceeds from borrowings, net – credit facility	(2)	49
Repayment of RDX obligation	(564)	(643)

Net cash provided by (used in) financing activities	3,934	(594)

Effect of exchange rate changes on cash	(77)	(19)
Net increase in cash and cash equivalents	(962)	(268)
Cash and cash equivalents, beginning of period	2,841	2,015

Cash and cash equivalents, end of period	$1,802	$1,728

See accompanying notes to consolidated condensed financial statements

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 — THE COMPANY AND BASIS OF PRESENTATION

The Company

Tandberg Data Holding S.à r.l. (collectively, “Tandberg”, “Tandberg Data” or the “Company”) was incorporated on August 14, 2009 as Société à Responsabilité Limitée (S.à r.l.) under the laws of the Republic of Luxembourg, with wholly-owned subsidiaries in Germany, USA, Norway, Japan, China, Singapore, Hong Kong and France.

Tandberg Data is a leading global supplier of data storage and data protection solutions for small and medium-sized businesses, remote offices, departments and workgroups. These solutions include an assortment of drives, systems, appliances and libraries based on disk, tape, removable disk and software for data storage, backup, archiving and disaster recovery. The Company’s wide range of storage solutions assist organizations store and protect their data, increase productivity and improve business continuity.

Tandberg Data’s products function with many major operating systems and software applications to successfully integrate and operate in heterogeneous storage environments. All solutions are designed to meet the growing storage requirements of organizations with scalability, reliability and backward compatibility features that ensure cost-effective operation and long-term investment protection.

Tandberg Data markets its solutions through a global channel of qualified resellers and distributors. This channel model is supported by original equipment manufacturer (OEM) agreements with major server manufacturers. Headquartered in Dortmund, Germany, Tandberg Data operates additional offices around the world, including a manufacturing and repair plant in China.

Basis of Presentation

The accompanying interim unaudited consolidated condensed financial statements of Tandberg Data and its subsidiaries should be read in conjunction with the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2012. The accompanying unaudited consolidated condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). These condensed statements do not include all of the information and disclosures required by U.S. GAAP for complete financial statements. In the opinion of management, the unaudited financial information for the interim periods presented reflects all adjustments, which are normal and recurring, necessary for a fair statement of the Company’s consolidated condensed results of operations, comprehensive loss, financial position and cash flows as of June 30, 2013 and for all periods presented. The results reported in these consolidated condensed financial statements for the six months ended June 30, 2013 and 2012 are not necessarily indicative of the results that may be expected for the full fiscal year.

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The estimates and judgment affect the reported amounts of assets, liabilities, revenues, expenses and related disclosure of contingent liabilities. The Company evaluates estimates, including those related to customer programs and incentives, product returns, allowance for doubtful accounts, inventories and inventory reserves, impairments of goodwill, intangibles and long-lived assets, income taxes, warranty obligations, contingencies and litigation. Actual results could differ from those estimates.

Financial Conditions and Going Concern

The Company has projected that cash on hand, combined with additional debt or equity capital provided by of Cyrus Capital Partners L.P. (“Cyrus”) will be sufficient to allow the Company to continue operations for the next

12 months. Significant changes from the Company’s current forecast, including but not limited to: (i) shortfalls from projected sales levels, (ii) unexpected increases in product costs, (iii) increases in operating costs, and/or (iv) changes in the historical timing of collecting accounts receivable could have a material adverse impact on the Company’s liquidity. This could force the Company to make further reductions in spending, extend payment terms with suppliers, liquidate assets where possible, and/or suspend or curtail planned programs. Any of these actions could materially harm the Company’s business, results of operations, and future prospects. The accompanying financial statements do not include any adjustments that may result if the company is unable to continue as a going concern.

In February 2013 and June 2013, the Company agreed with FBC Holdings Holdings S.à r.l., a 100% subsidiary of Cyrus, to receive promissory notes with principal amounts of USD 2.0 million and USD 1.0 million, respectively.

Furthermore, in April 2013 the Company agreed with FBC Holdings Holdings S.à r.l., to receive a facility loan in the amount of USD 1.5 million, which the Company intend to use to fund general working capital.

In addition, in July 2013 the Company agreed with FBC Holdings S.à r.l. to receive a revolving credit facility with an aggregate principal amount of up to USD 5.0 million which the Company intend to use for liquidity.

In September 2013 the Company agreed with FBC Holdings S.à r.l., a 100% subsidiary of Cyrus, the extension of the Cyrus Promissory Notes, the Cyrus Reconfirmed Bond, and the Cyrus RDX Loan to October 15, 2014 (see Note 4).

In October 2013, the Company agreed with the third party financial institution to the extension of its revolving credit facility to December 31, 2013.

Recently Issued and Adopted Accounting Pronouncements

There are no recently issued accounting standards for which the Company expects a material impact on our consolidated financial statements. In addition, for the six months ended June 30, 2013, the Company has not adopted any new accounting guidance that has had a material impact on our consolidated financial statements.

NOTE 2 — COMPOSITION OF CERTAIN FINANCIAL STATEMENT CAPTIONS

The following table summarizes the changes in allowance for doubtful accounts

In thousands
Balance at December 31, 2012	$433
Charged to expense during period	—
Write-off, net of recoveries during period	(76)

Balance at June 30, 2013	$357

The Company estimates the collectability of its accounts receivable based on a combination of factors, including but not limited to, customer credit ratings and historical experience. In circumstances where the Company is aware of a specific customer’s inability to meet its financial obligations to the Company (e.g., bankruptcy filings or substantial downgrading of credit ratings), the Company provides allowances for bad debts against amounts due to reduce the net recognized receivable to the amount it reasonably believes will be collected. Tandberg Data GmbH receivable balances are partially covered by a credit insurance.

The following table summarizes inventories:

In thousands	June 30, 2013	December 31, 2012
Raw materials	$2,482	$2,628
Finished goods	4,775	4,438

Total	$7,257	$7,066

The following table summarizes other current assets:

In thousands	June 30, 2013	December 31, 2012
Prepaid royalties	$197	$215
Prepaid expenses	199	285
VAT receivable	190	324
Other current receivables and assets	1,044	1,040

Total	$1,630	$1,864

The following table summarizes accrued liabilities:

In thousands	June 30, 2013	December 31, 2012
Accrued payroll and employee compensation	$1,348	$1,551
Income tax payables	86	156
Other taxes	358	383
Warranty accruals	569	586
Deferred revenue	661	692
Lease obligation	32	51
VAT payable	8	5
Accrued expenses	1,409	2,156

Total	$4,471	$5,580

The following table summarizes other long-term liabilities:

In thousands	June 30, 2013	December 31, 2012
Tax accruals	$18	$18
Warranty accruals	358	363
Deferred revenue	1,090	1,063
Lease obligation	10	11
RDX Obligation	1,429	1,956
Other non current accruals	33	60

Total	$2,938	$3,471

In 2011, the Company recognized an obligation relating to an acquired license agreement upon the acquisition of RDX Company, which is included in these condensed consolidated financial statements. The Company is obligated to pay 31.5 % of all worldwide royalties collected on the RDX acquired products, to the providing party during an exclusivity period. At the acquisition date, USD 3,508 thousand was recognized, which was the estimated fair value of the obligation (the “RDX Obligation”).

NOTE 3 — INTANGIBLE ASSETS

The following table summarizes intangible assets subject to amortization as of June 30, 2013 and December 31, 2012, respectively:

In thousands	Gross Carrying Amount		Accumulated Amortization		Net Carrying Amount
	June 30, 2013	December 31, 2012	June 30, 2013	December 31, 2012	June 30, 2013	December 31, 2012
Patents & licenses	$21,147	$21,147	$4,582	$3,525	$16,565	$17,622
Technology	2,264	2,264	943	830	1,321	1,434
Software & other intangible assets	1,146	1,122	860	784	286	338

Total intangible assets subject to amortization	$24,557	$24,533	$6,385	$5,139	$18,172	$19,394

Amortization expense of patents & licenses, technologies and software & other intangible assets amounted to USD 1,171 thousand and USD 1,171 thousand for the six months ending June 30, 2013 and June 30, 2012, respectively, and has been recognized in cost of product revenue and cost of royalty fees.

The following table summarizes intangible assets not subject to amortization as of June 30, 2013:

In thousands	Gross carrying amount	Impairment losses	Net carrying amount
Trade name	$2,159	—	$2,159
Goodwill	61	—	61

Total intangible assets not subject to amortization	$2,220	—	$2,220

The following table summarizes intangible assets not subject to amortization as of December 31, 2012:

In thousands	Gross carrying amount	Impairment losses	Net carrying amount
Trade name	$2,281	$(122)	$2,159
Goodwill	61	—	61

Total intangible assets not subject to amortization	$2,342	$(122)	$2,220

NOTE 4 — DEBT

Debt consisted of the following as of June 30, 2013 and December 31, 2012 respectively:

In thousands	Principal amounts June 30, 2013	Maturity date	June 30, 2013	December 31, 2012
Cyrus promissory notes
Issued 10/2009 (note 1)	$2,000	10/15/2014	$2,923	$2,786
Issued 03/2010 (note 2)	250	10/15/2014	337	365
Issued 03/2010 (note 3)	250	10/15/2014	359	342
Issued 04/2010 (note 4)	2,750	10/15/2014	3,761	3,584
Issued 12/2012 (note 5)	1,500	10/15/2014	1,582	1,508
Issued 02/2013 (note 6)	2,000	10/15/2014	2,067	—
Issued 06/2013 (note 7)	1,000	10/15/2014	1,005	—
	9,750		12,034	8,585
Cyrus reconfirmed bond	10,303	10/15/2014	14,423	13,745
Cyrus RDX loan	17,750	10/15/2014	21,836	20,809
Cyrus facility loan	1,500	10/15/2014	1,521	—
Total debt to related parties	39,303		49,814	43,139

Credit facility	1,276	09/30/2013	1,276	1,285

Total	$40,579		$51,090	$44,424

Cyrus Promissory Notes

The promissory notes as presented in the table above consist of seven notes. The applicable interest rate for the period ending June 30, 2013 and in 2012 was 9.75% p.a. In November 2012 the termination date was extended to March 15, 2013 and in September 2013 extended again to October 15, 2014. The effective interest rate was 9.75% p.a. and 9.75% p.a. as of June 30, 2013 and December 31, 2012, respectively.

Cyrus Reconfirmed Bond

The bond as presented in the table above was issued February 2010. The initial termination date was December 31, 2012. In November 2012, the termination date was extended to March 15, 2013 and in September 2013, extended again to October 15, 2014. The reconfirmed bond is secured by a pledge over all intellectual property rights and receivables and a pledge over all shares in subsidiaries. The effective interest rate was 9.75% p.a. as of June 30, 2013 and of December 31, 2012.

Cyrus RDX Loan

In May 2011, the Cyrus RDX loan was issued to fund the purchase of the RDX Business. In November 2011, the initial due date was extended to December 31, 2011 and in November 2012 and September 2013, extended again to March 15, 2013 and October 15, 2014, respectively. The effective interest rate was 9.75% p.a. as of June 30, 2013 and December 31, 2012, respectively.

The Cyrus Promissory Notes, the Cyrus Reconfirmed Bond, and the Cyrus RDX Loan are pay-in-kind with an interest rate of 9.75% p.a., which in case of a default event rises up to 14.75% p.a. The lender for all of these instruments is FBC Holdings S.à r.l. The carrying amount of the Company’s debt approximates its fair value as the interest rates are substantially comparable to the expected cost for similar debt instruments. All amounts are received and payable in U.S. Dollars.

Cyrus Facility Loan

In April 2013, the facility loan was issued to fund general working capital. The initial due date was September 30, 2013. In September 2013, the due date was extended to October 15, 2014. The effective interest rate was 9.75% p.a. as of June 30, 2013.

Credit Facility

The credit facility is a revolving facility, which is renewed every 6 months. The next due date is December 31, 2013. It has a maximum capacity of 1,250,000 USD. The nominal amounts drawn down as of each balance sheet date are shown in the table above. The lender is a financial institution. The interest is floating and is currently USDLIBOR + 3.6%. All amounts are received and payable in US Dollars. The credit facility is secured by a pledge in inventory, accounts receivables, and cash deposits at Tandberg Data Norge AS.

NOTE 5 — INCOME TAXES

The Company recognizes the impact of an uncertain income tax position on its income tax return at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained. The Company records interest and penalties on uncertain tax positions as a component of income tax expense.

At June 30, 2013 and December 31, 2012, there were no unrecognized tax benefits presented as a component of long-term liabilities in the accompanying consolidated balance sheet.

In assessing the reliability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, carry back opportunities, and tax planning strategies in making the assessment. In making that assessment, except for TD GmbH and TD (Hong Kong), the Company recorded full valuation allowances for the excess of deferred tax assets over deferred tax liabilities.

The Company believes it is reasonably possible that, within the next six months, the amount of unrecognized tax benefits may remain unchanged. The Company had no material accrual for interest and penalties on its consolidated balance sheet as of June 30, 2013 and December 31, 2012 and recognized no interest and/or penalties in the consolidated statement of operations for the six months ending June 30, 2013 and June 30, 2012, respectively.

The Company is subject to taxation in Luxembourg and also in certain foreign tax jurisdictions. Generally, the Company’s tax returns for fiscal years 2009 and forward are subject to examination by the Luxembourg tax authorities. In foreign jurisdictions the Company is subject to examination for all years subsequent to 2009.

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Warranty and Extended Warranty

The Company provides for the estimated cost of product warranties at the time that revenue is recognized. The Company evaluates its warranty obligations on a product group basis. The standard product warranty terms generally include post-sales support and repairs or replacement of a product at no additional charge for a specified period of time. While the Company engages in extensive product quality programs and processes, including actively monitoring and evaluating the quality of our component suppliers, it bases the estimated warranty obligation upon several factors including warranty terms, ongoing product failure rates, and current period product shipments. If actual product failure rates or other factors were to differ from our estimates, the Company would be required to make revisions to the estimated warranty liability. Warranty terms generally range from one to three years depending upon the product.

In addition to the standard warranty described above offered with all product sales, the Company also offers a separately priced extended warranty. Extended warranty revenue and amounts paid in are deferred and recognized as revenue ratably over the period of the service agreement. The Company had USD 1,751 thousand and USD 1,755 thousand in deferred revenues related to revenue for extended warranty contracts at June 30, 2013 and December 31, 2012, respectively.

Changes in the liability for standard product warranty were as follows:

In thousands	Product Warranty
Liability as of December 31, 2012	$949
New warranty provision	210
Payments of warranty obligations.	(232)

Liability as of June 30, 2013	$927

Litigation

From time to time, the Company may be involved in various lawsuits, legal proceedings or claims that arise in the ordinary course of business. Management does not believe any legal proceedings or claims pending as of June 30, 2013 will have, individually or in the aggregate, a material adverse effect on its business, liquidity, financial position or results of operations. Litigation, however, is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm the Company’s business.

NOTE 7 — RELATED PARTIES

During the six months ended June 30, 2013 and the fiscal year ended December 31, 2012, the Company’s significant related party transactions related to debt from FBC Holdings S.à r.l., a 100% subsidiary of Cyrus Capital Partners L.P.

The following shows related party transactions relating to debt from FBC Holding S.à r.l. as of the six months ending June 30, 2013 and December 31, 2012, respectively:

In thousands	June 30, 2013	December 31, 2012
Debt to FBC Holdings S.à r.l.
Debt (including pay in kind interest of $8,335 and $4,470 as of the beginning of the interim and annual periods ending June 30, 2013 and December 31, 2012, respectively)	$47,638	$39,273
Accrued interest expense (current period)	2,176	3,866

	$49,814	$43,139

For further details regarding the debt from FBC Holdings S.à r.l., please refer to Note 4 of the consolidated condensed financial statements.

NOTE 8 — SUBSEQUENT EVENTS

On May 15 2013, Cyrus Capital announced a proposal to Overland Storage, Inc (“Overland”) for the acquisition by Overland of Tandberg Data (the “Transaction”). On November 1, 2013 the Company entered into a definitive agreement in respect of the Transaction subject to certain closing conditions including shareholder approval by Overland’s shareholders.

There were no other subsequent events or transactions that required recognition or disclosure in the Company’s evaluation period from the consolidated financial statement date through November 8, 2013, which is the date the Company had financial statements available for issuance.

Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial statements give effect to the acquisition of Tandberg by the Company (collectively, the “pro forma events”). The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only. The pro forma information is not necessarily indicative of what the combined company’s condensed financial position or results of operations actually would have been had the pro forma events occurred as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company. The pro forma adjustments are based on the information available at the time of the preparation of this proxy statement.

The unaudited pro forma condensed combined balance sheet gives effect to the pro forma events as if they had occurred on June 30, 2013 while the unaudited pro forma condensed combined statements of operations for the year ended June 30, 2013 are presented as if the pro forma events had occurred on July 1, 2012. The historical financial statements of Tandberg were derived from the audited financial statements for the year ended December 31, 2012 and the unaudited financial statements for the six-month periods ended June 30, 2013 and 2012, included herein. The historical financial statements have been adjusted in the pro forma financial statements to give effect to events that are (1) directly attributable to the pro forma events, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined company. The unaudited pro forma condensed combined statements of operations do not reflect any non-recurring charges directly related to the pro forma events that may be incurred upon completion of the transactions. Further, because the tax rate used for these pro forma financial statements is an estimated statutory tax rate, it will likely vary from the actual effective rate in periods subsequent to completion of the pro forma events, and no adjustment has been made to the unaudited pro forma condensed combined financial information as it relates to limitations on the ability to utilize deferred tax assets, such as those related to net operating losses and tax credit carryforwards, as a result of the pro forma events.

The unaudited pro forma condensed combined financial data should be read in conjunction with the historical consolidated financial statements and notes thereto of Tandberg, which are set forth above, and the historical consolidated financial statements and notes thereto of the Company, which are included in our Annual Report on Form 10-K for our fiscal year ended June 30, 2013, as well as the other information contained in this proxy statement. Further review may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the financial statements of the combined company. At this time, Tandberg and the Company are not aware of any accounting policy differences that would have a material impact on the unaudited pro forma condensed combined financial statements of the combined company that are not reflected in the pro forma adjustments.

The Acquisition will be treated as a business combination for accounting purposes; the Company is the accounting acquirer and Tandberg is the accounting acquiree based on a number of factors viewed at the time of the preparation of this proxy statement which will be finalized upon the closing of the Acquisition. These factors include, but are not limited to, an evaluation of both quantitative and qualitative factors including the voting rights agreement and composition of management. The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with FASB ASC Topic 805, Business Combinations. The acquisition accounting is dependent upon certain valuations and other studies that have yet to commence or progress to a stage where there is sufficient information for a definitive measurement. In addition, the value of the shares of common stock of the Company to be issued to the Tandberg shareholders pursuant to the Acquisition Agreement will be determined based on the trading price of the Company common stock at the date of completion of the transaction. Accordingly, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Following completion of the transactions, final valuations will be performed and management anticipates that the values assigned to the assets acquired and liabilities assumed will be finalized during the one-year measurement period following the date of completion of the transactions. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined financial statements do not include any adjustments for the anticipated benefits from cost savings or synergies of Tandberg and the Company operating as a combined company or for liabilities resulting from integration planning, as management of Tandberg and the Company are in the process of making these assessments, and estimates of these costs are not currently known. However, liabilities ultimately may be recorded for severance, relocation or retention costs in subsequent periods related to employees of both companies, as well as the costs of vacating certain leased facilities of either company or other costs associated with exiting or transferring activities between the companies. The ultimate recognition of such costs and liabilities would affect amounts in the unaudited pro forma condensed combined financial statements, and such costs and liabilities could be material.

Overland Storage, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2013

(in thousands)

	Historical Overland	Historical Tandberg	Pro Forma Adjustments		Pro Forma Combined
Assets
Current Assets:
Cash and cash equivalents	$8,831	$1,802	$5,198	(2)(3)	$15,831
Accounts receivable, net	6,640	10,677	—		17,317
Inventories	10,354	7,257	—		17,611
Other current assets	1,923	1,630	—		3,553

Total current assets	27,748	21,366	5,198		54,312
Property and equipment, net	2,014	3,266	—		5,280
Goodwill and trade name	—	2,220	20,296	(1)	22,516
Intangible assets, net	652	18,172	—		18,824
Other assets	989	318	—		1,307

Total assets	$31,403	$45,342	$25,494		$102,239

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$5,221	$9,156	$(1,193	)(7)	$13,184
Debt to related party	—	49,814	(49,814	)(4)	—
Credit facility	—	1,276	(1,276	)(4)	—
Accrued liabilities	15,665	4,471	1,434	(5)	21,570
Income tax payable	178	—	—		178

Total current liabilities	21,064	64,717	(50,849)		34,932
Long-term debt	16,750	—	(13,250	)(8)	3,500
Long-term debt—related party	—	—	9,530	(8)(3)	9,530
Other long-term liabilities	3,885	3,014	—		6,899

Total liabilities	41,699	67,731	(54,569)		54,861
Shareholders’ equity (deficit)
Preferred stock	—	—	—		—
Common stock / Subscribed capital	123,065	18	57,374	(1)(6)(9)	180,457
Accumulated other comprehensive loss	(991)	744	—		(247)
Accumulated deficit	(132,370)	(23,151)	22,689	(6)(9)	(132,832)

Shareholders’ equity (deficit)	(10,296)	(22,389)	80,063		47,378

Total liabilities and shareholders’ equity (deficit)	$31,403	$45,342	$25,494		$102,239

Notes	to Unaudited Pro Forma Condensed Combined Balance Sheet at June 30, 2013 (in thousands, except share amounts):

(1)	The adjustment reflects the acquisition method of accounting, which takes into account the total consideration transferred to Tandberg’s assets and liabilities based on their historical amounts as no valuation has occurred at this time to determine their respective fair values.

The preliminary estimated consideration transferred, assets acquired and liabilities assumed are recorded as follows:

.	Calculation of consideration is based upon approximately 47,152 shares of common stock of the Company valued as of November 1, 2013 at $0.98 per share. The value of the shares of common stock of the

Company to be issued to the Tandberg Shareholders pursuant to the Acquisition Agreement will be determined based on the trading price of the Company’s common stock at the date of the closing of the acquisition. Shares to be issued include issued and outstanding stock as of the date of the Acquisition Agreement plus (i) shares issued in connection with the conversion of the Initial Notes plus (ii) shares issuable in connection with the Additional Notes plus (iii) all exercisable securities of the Company having an exercise price of not more than $1.30 per share.

Calculated consideration	$46,210
Book value of Tandberg net assets acquired	26,155
Adjustments to historical net book value:
Fair value adjustment to deferred margin (footnote 5)	(1,434)
Accounts payable (see footnote 7)	1,193

Adjusted book value of Tandberg net assets	25,914

Adjustment to goodwill	$20,296

A final determination, which is expected to be finalized within one year from the date of acquisition, of fair values may differ materially from the amounts recorded and will include management’s final valuation of the fair values of assets acquired and liabilities assumed. This final valuation will be based on the actual net assets of Tandberg that exists as of the date of the completion of the acquisition. The final valuation may change the allocations of purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements data.

(2)	The adjustment of $1,802 reflects the removal of the historical cash of Tandberg that is not included as a purchased asset and will not be acquired at the acquisition date.

(3)	The adjustment of $7,000 reflects the Additional Notes entered into in connection with the acquisition.

(4)	The adjustment reflects the historical related party debt and credit facility, including accrued interest, of Tandberg that will be settled prior to the closing of the acquisition.

(5)	The adjustment of $1,434 is to conform the accounting policy of Tandberg to the existing policy of the Company related to certain sales. The adjustment reflects the additional deferral of product sales and cost of sales to distribution customers that are subject to certain rights of return, stock rotation privileges and price protection to be recognized until the related products are sold to the ultimate customer by the distributor.

(6)	The adjustment of $462 reflects the accelerated vesting related to a non-employee director.

(7)	The adjustment reflects the direct, incremental costs of the acquisition which are reflected in the historical financial statements.

(8)	The adjustment reflects the conversion of certain of the Initial Notes, $10,720, to equity at $1.30 per share and the reclassification of the remaining Initial Notes of the Company held by the Cyrus Group in the amount of $2,530 to long-term debt-related party.

(9)	The adjustment reflects the elimination of Tandberg’s historical subscribed capital and accumulated deficit accounts.

Overland Storage, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended June 30, 2013

(in thousands, except per share data)

	Historical Overland	Historical Tandberg	Pro Forma Adjustments		Pro Forma Combined

Net revenues:
Product revenue	$28,836	$56,886	$(943	)(1)	$84,779
Service revenue	19,184	4,303	—		23,487
Royalty revenue	—	1,405	—		1,405

	48,020	62,594	(943)		109,671
Cost of product revenue	24,950	41,396	(697	)(1)	65,649
Cost of service revenue	6,270	2,685	—		8,955
Cost of royalty revenue	—	1,134	—		1,134

Gross profit	16,800	17,379	(246)		33,933

Operating expenses:
Sales and marketing	17,574	12,806	—		30,380
Research and development	6,522	3,628	—		10,150
General and administrative	11,579	12,766	(2,468	)(2)	21,877

	35,675	29,200	(2,468)		62,407

Loss from operations	(18,875)	(11,821)	2,222		(28,474)
Interest income	3	—	—		3
Interest expense (related party)	—	(4,197)	3,561	(3)(4)(5)	(636)
Interest expense	(594)	(209)	610	(3)(4)	(193)
Other income (expense), net	(16)	211	—		195

(Loss) before income taxes	(19,482)	(16,016)	6,393		(29,105)
Provision (benefit) for income taxes	165	(746)	—		(581)

Net loss	$(19,647)	$(15,270)	$6,393		$(28,524)

Net loss per share:
Basic and diluted	$(0.68)				$(0.38)

Shares used in computing net loss per share:
Basic and diluted	28,841		47,152	(6)	75,993

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations for the 12 Months Ended June 30, 2013 (in thousands):

(1)	The adjustment is to conform the accounting policy of Tandberg to the existing policy of the Company related to certain sales. The adjustment reflects the additional deferral of product sales and cost of sales to distribution customers that are subject to certain rights of return, stock rotation privileges, and price protection to be recognized until the related products are sold to the ultimate customer by the distributor.

(2)	The adjustment of $2,468 removes the direct, incremental costs of the acquisition which are reflected in the historical financial statements.

(3)	The adjustment of $76 reflects the reclassification of interest expense related to the remaining Initial Notes held by the Cyrus Group from interest expense to related party-interest expense and the removal of $325 of interest expense associated with the conversion of certain of the Initial Notes.

(4)	The adjustment of $4,406, comprised of interest expense (related party) of $4,197 and interest expense of $209, removes the historical interest expense related to the debt of Tandberg that will be settled prior to the acquisition date.

(5)	The adjustment of $560 reflects the interest expense on the $7,000 Additional Notes.

(6)	Reflects the weighted-average outstanding shares of approximately 47,152 issued in connection with the acquisition.

Vote Required and Board of Directors Recommendation

Approval of the issuance of the Acquisition Shares requires the affirmative vote of the holders of a majority of the shares casting votes in person or by proxy on this Proposal 1 at the Special Meeting. The number of such affirmative votes must be at least a majority of the required quorum for the Special Meeting. If you indicate “ABSTAIN” on your proxy card, it will have the same effect as a vote against approval of Proposal 1. If you do not submit a proxy or voting instructions or vote person at the meeting, your shares will not be counted in determining the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 1. PROXIES RECEIVED BY OUR BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF

INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF OUR COMMON

STOCK FROM 90,200,000 SHARES TO 125,000,000 SHARES

The Board of Directors recommends a vote “FOR” the approval of Proposal 2, as set forth below.

Overview

At the special meeting, shareholders will be asked to approve an amendment to our Amended and Restated Articles of Incorporation (the “Amended Articles”) to increase the authorized number of shares of our common stock from 90,200,000 shares to 125,000,000 shares. The proposed amendment to the Amended Articles was approved, subject to shareholder approval, by our board of directors on October 31, 2013. Brokers, banks and other nominees will have discretionary authority to vote on this Proposal 2.

The complete text of the form of the Amended Articles is set forth in Annex C to this proxy statement. Such text is, however, subject to revision for such changes as may be required by the California Secretary of State and other changes consistent with this Proposal 2 that we may deem necessary or appropriate.

As of October 16, 2013, 31,119,454 shares of common stock were issued and outstanding, 17,192,306 shares of common stock were reserved for issuance upon conversion of the outstanding convertible notes, 13,634,282 shares of common stock were reserved for issuance upon exercise of outstanding warrants, 3,691,558 shares of common stock were reserved for issuance upon exercise of outstanding options and other stock awards granted under our various equity compensation plans, and 3,037,569 shares of common stock were reserved for future issuance pursuant to our various equity incentive plans.

The board of directors believes it is in the best interests of our company and our shareholders to have sufficient additional authorized but unissued shares of common stock available to provide flexibility for corporate action in the future to support our business. Our management believes that the availability of additional authorized shares for issuance from time to time in the discretion of the board of directors in connection with potential transactions or for other corporate purposes is desirable in order to avoid repeated separate amendments to our Amended Articles. Other than the proposed issuances of shares described in this proxy statement, we currently have no specific understandings, arrangements or agreements, either oral or written, regarding the issuance of common stock in connection with any such transactions subsequent to the increase in the number of authorized shares of common stock. Even if the shareholders approve this Proposal 2, we reserve the right not to amend the Amended Articles if the board of directors does not deem such amendment to be in the best interests of our company and our shareholders following the special meeting.

We do not intend to solicit further authorization by vote of the shareholders for the issuance of the additional shares of common stock proposed to be authorized by this Proposal 2, except as required by applicable law, regulatory authorities or the NASDAQ Listing Rules or the rules of any other exchange or quotation service on which the common stock may then be listed or quoted. The issuance of additional shares of common stock could have the effect of diluting existing shareholder earnings per share, book value per share and voting power.

Vote Required

Approval of this Proposal 2 requires the affirmative vote of the holders of a majority of the shares issued and outstanding on the record date, and entitled to vote on this Proposal 2 at the special meeting. The number of such affirmative votes must be at least a majority of the required quorum for the special meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF OUR COMMON STOCK FROM 90,200,000 SHARES TO 125,000,000 SHARES.

PROPOSAL 3

TO APPROVE THE ISSUANCE OF UP TO 17,192,304 SHARES OF THE COMPANY’S COMMON STOCK, WHICH WERE ISSUED OR ARE ISSUABLE UPON THE CONVERSION OF OUTSTANDING PROMISSORY NOTES ISSUED IN FEBRUARY 2013 AND NOVEMBER 2013 AND ADDITIONAL CONVERTIBLE PROMISSORY NOTES TO BE ISSUED PURSUANT TO THE NPA, TOGETHER WITH ANY SHARES OF OUR COMMON STOCK ISSUED OR TO BE ISSUED BY THE COMPANY AS PAYMENT OF INTEREST ON SUCH NOTES

The Board of Directors recommends a vote “FOR” the approval of Proposal 3, as set forth below.

Background

The material terms and provisions of the Notes are summarized below. This summary is subject to, and qualified in its entirety by, the terms set forth in the NPA and the Notes described below that we filed as exhibits to our Current Reports on Forms 8-K filed with the SEC on February 14, 2013 and November 1, 2013.

In February 2013, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with the note purchaser’s party thereto (the “Purchasers”), which was amended in March 2013. The Company sold to the Purchasers convertible notes (the “Initial Notes”) of the Company in an aggregate original principal amount of $13.25 million. Upon the Company’s filing of this preliminary proxy statement, all of convertible promissory notes issued pursuant to the NPA in February 2013 automatically converted into shares of Common Stock pursuant to their existing terms and at their existing conversion price of $1.30 per share, subject to a limitation prohibiting any such holder (or a group of affiliated holders) from holding more than 19.99% of the Company’s outstanding common stock immediately following such conversion. As of the date of this proxy statement, Initial Notes having an aggregate principal amount equal to approximately $2.5 million remain outstanding.

On November 1, 2013, in connection with the entry into the Acquisition Agreement, the Company entered into an amended and restated Note Purchase Agreement (the “NPA”) with the Cyrus Funds and the other note purchasers party to the Note Purchase Agreement, which NPA amended and restated the Note Purchase Agreement. The Cyrus Funds and their affiliates are the beneficial owners of the Tandberg Shares.

Pursuant to the NPA, upon the Company’s filing of this preliminary proxy statement, all of convertible promissory notes previously issued pursuant to the Purchase Agreement in February 2013 automatically converted into shares of Common Stock pursuant to their existing terms and at their existing conversion price of $1.30 per share, subject to a limitation prohibiting any such holder (or group of affiliated holders) from holding more than 19.99% of the Company’s outstanding common stock immediately following such conversion. As a result of such conversion, the Cyrus Funds and their affiliates hold 19.99% of the Company’s common stock and, upon the closing of the Acquisition, will hold approximately 63% of the Company’s outstanding stock (assuming no other shares of Common Stock are issued after the date of the Acquisition Agreement but before the Closing and the exercise of all exercisable securities of the Company having an exercise price of not more than $1.30 per share), subject to the Voting Agreement described on page 52 and assuming the Additional Notes (as defined below) are not converted into common stock.

As of the date of this proxy statement, Initial Notes having an aggregate principal amount equal to approximately $2.5 million remain outstanding.

Pursuant to the NPA, the Cyrus Funds agreed to purchase, and the Company agreed to sell to the Cyrus Funds, additional convertible promissory notes (the “Additional Notes”) of the Company in aggregate original principal amount of $7.0 million in exchange for the payment of the purchase price by the Cyrus Funds in an equivalent amount. The Notes are issuable by the Company in three tranches as follows:

•	$3.0 million within two business days of the date of the date of the filing of a preliminary form of this proxy statement with the Commission;

•

an additional $2.0 million within two business days of the date that the Company filed a definitive form of this proxy statement with the Commission for the approval of the issuance of the shares issuable in the Acquisition; and

•

an additional $2.0 million within two business days of the earlier of (i) the Company’s obtaining irrevocable binding written commitments from holders of at least 50% of its shares of record as of the record date fixed by the Company’s board of directors for the determination of shareholders entitled to vote on of the issuance of shares in connection with the Acquisition and (ii) such time that the Company secures the vote of its shareholders required to approve, the issuance of shares in connection with the Acquisition and certain other matters.

The Initial Notes and the Additional Notes (collectively, the “Notes”) bear interest at a rate of 8% per annum, payable semi-annually. The Initial Notes and Additional Notes are scheduled to mature on the fourth (4th) anniversary of the applicable date of their issuance; provided, however, that if any party to the Acquisition Agreement terminates the Acquisition Agreement pursuant to Article 10 of the Acquisition Agreement, the Company shall be required, no later than ninety (90) days after such termination, to prepay the Additional Notes in full, together with all accrued and unpaid interest thereon. In addition, the Company is entitled, at its option, to prepay the Additional Notes in full or in part within ninety (90) days following the consummation of the Acquisition. In addition, if certain conditions are met with respect to ongoing litigation, the Company has an option to repay a portion of the Initial Notes prior to their maturity date.

Contemporaneous with the sale of the Initial Notes, the parties to the Note Purchase Agreement entered into a Registration Rights Agreement, pursuant to which the Company agreed to provide the Purchasers certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws. Pursuant to the Note Purchase Agreement, the Company filed the Registration Statement (as defined in the Registration Rights Agreement) with the Commission covering the resale or other disposition of the Common Stock issuable upon conversion of the Initial Notes.

The Company may, subject to certain limitations, pay interest on the Initial Notes and the Additional Notes in cash or in shares of common stock at its option. The number of shares of common stock that may be issued as payment of interest will be determined by dividing the amount of interest due to the holder by the volume weighted average of the closing prices of one share of the common stock as reported on the NASDAQ Capital Market for the 20 consecutive trading days up to and including the trading day on the third trading day prior to the valuation date, using the interest payment due date at the valuation date; provided the Company may not pay interest in shares of common stock at a price per share lower than $0.98 for the Initial Notes or $0.90 for the Additional Notes (each as adjusted from time to time for items such as stock splits, combinations, reclassifications, or recapitalizations). In the event of a share price lower than $0.98 or $0.90 per share, as applicable, the Company has the option to pay interest in a combination of shares of common stock and cash so long as the number of shares of common stock that the Company issues does not exceed the quotient obtained by dividing the interest payable at such time by $0.98 or $0.90, as applicable, and the difference between the amount of the interest paid in shares and the average closing price of the shares of common stock, determined as described above, will be payable in cash.

Any Purchaser may elect to convert all or a portion of the outstanding principal amount of such Purchaser’s Initial Note or Additional Note into shares of common stock (subject to certain limitations) in an amount equal to the principal amount of the Notes being converted divided by $1.30 per share for the Initial Notes or $1.00 per share for the Additional Notes, each subject to adjustment as set forth in the NPA, such as stock splits.

The Initial Notes and the Additional Notes will automatically convert into shares of common stock on the first trading day immediately following the date that the closing bid price of the common stock exceeds two times the conversion price of such notes (one and one half times in the case of the Additional Notes) for ten consecutive trading days.

The obligations under the Initial Notes and the Additional Notes are secured by a pledge of 65% of the Company’s stock in each of its three foreign subsidiaries: Overland Storage (Europe) Ltd., Overland Storage SARL and Overland Storage GmbH.

The NPA contains customary covenants, including covenants that limit or restrict the Company’s ability to incur liens, incur indebtedness, or make certain restricted payments. Upon the occurrence of an event of default under the NPA, the Purchasers may declare all amounts outstanding to be immediately due and payable. The NPA specifies a number of events of default (some of which are subject to applicable grace or cure periods), including, among other things, non-payment defaults, covenant defaults, cross-defaults to other material indebtedness, bankruptcy and insolvency defaults and material judgment defaults. In the event of default, the interest rate shall automatically increase to 11%. The Company has also granted certain registration rights to the holders of the Initial Notes and the holders of the Additional Notes.

On June 28, 2013, we issued an aggregate of 348,490 shares of common stock to the holders of Initial Notes as payment of interest on such Initial Notes. The issuance of these shares was exempt from registration under Section 4(2) of the Securities Act as sales of securities not involving any public offering.

The parties to the NPA entered into an Amended and Restated Registration Rights Agreement dated November 1, 2013 (the “Registration Rights Agreement”) between the Company, the Cyrus Funds and the other purchasers party to the NPA, which Registration Rights Agreement amended and restated the Registration Rights Agreement dated February 12, 2013 between the Company, the Cyrus Funds and the other purchasers party to the NPA. Pursuant to the Registration Rights Agreement, the Company agreed to provide the Cyrus Funds certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws, in respect of the Common Stock issuable upon conversion of the Additional Notes and the Common Stock issuable to the Cyrus Funds as payment of interest or principal on the Additional Notes pursuant to the terms of the NPA. Pursuant to the Registration Rights Agreement, the Company is required to file a post-effective amendment to the Registration Statement (as defined in the Registration Rights Agreement) covering the resale or other disposition of the Common Stock issuable upon conversion of the Additional Notes with the Commission by no later than thirty (30) days after the initial issuance of Additional Notes pursuant to the NPA.

Shareholder Approval Requirement for Proposal 3

Our common stock is listed on the NASDAQ Capital Market, and we are subject to the NASDAQ listing standards set forth in its Listing Rules. We are required under Listing Rule 5635(a)(1), Listing Rule 5635(b) and Listing Rule 5635(d) to seek shareholder approval of our proposed issuance of shares of common stock upon the conversion of the Notes.

Listing Rule 5635(a)(1) requires shareholder approval prior to the issuance of securities “in connection with” the acquisition of the stock or assets of another company, where due to the present or potential issuance of common stock (or securities convertible into or exercisable for common stock), other than a public offering for cash, the common stock to be issued (a) constitutes voting power in excess of 20% of the outstanding voting power prior to the issuance or (b) is or will be in excess of 20% of the outstanding common stock prior to the issuance. In addition, Listing Rule 5635(b) requires shareholder approval prior to the issuance of securities when such issuance or potential issuance will result in a change of control of a company. NASDAQ may deem a change of control to occur when, as a result of an issuance, an investor or a group would own, or have the right to acquire, 20% or more of the outstanding shares of common stock or voting power and such ownership or voting power would be the largest ownership position of the issuer.

The total shares issued and issuable upon the conversion of the Notes is 17,192,304 shares (excluding any shares of our common stock issued or to be issued by the Company as payment of interest on such notes), or approximately 55% of the pre-issuance shares, based on the shares outstanding as of the date of this proxy statement (assuming the exercise of all exercisable securities of the Company). In addition, entities affiliated with the Cyrus Group, assuming the conversion of all of the Initial Notes and Additional Notes held by the Cyrus

Group and including the number of shares of Common Stock currently owned by the Cyrus Group and assuming the closing of the Acquisition, would own approximately 63% of the Company’s outstanding stock, which shares would be subject to the Voting Agreement described on page 52.

In addition, under NASDAQ Listing Rule 5635(d), prior shareholder approval is required for the issuance, other than in a public offering, of securities convertible into common stock at a price less than the greater of book or market value of the common stock if the securities are convertible into 20% or more of a company’s common stock. Because the shares issuable upon the conversion of the Notes will be issued in exchange for the Notes, the deemed issuance price of the shares issuable upon conversion of the Notes may be less than the greater of the book or market value of our common stock immediately before the issuance. If the proposal is approved, the issuance of the shares issuable upon the conversion of the Notes will exceed 20% of our common stock currently outstanding. Because the issuance price may be below the greater of the book or market value of our common stock immediately prior to the closing of the transaction, we believe the NASDAQ Listing Rules require that we obtain shareholder approval of the issuance of the shares issuable upon the conversion of the Notes. Therefore, we are requesting shareholder approval for the issuance of the shares issuable upon the conversion of the Notes under the NASDAQ Listing Rules.

Effects of Proposal 3

If our shareholders do not approve Proposal 3:

•	We may be required pay the entire principal of the Notes in cash when due.

•	We may be required pay accruing interest on the Notes in cash when due, rather than paying such interest by issuing shares of our common stock.

•

We may not be able to maintain a minimum market value of listed securities, or MVLS, of $35 million as required for continued listing on the NASDAQ Capital Market under NASDAQ Listing Rule 5550(b)(2), and as a result our securities may be delisted from the NASDAQ Capital Market as a result of our failure to comply with the minimum MVLS requirement.

•

We may not be able to maintain a minimum bid price of $1 per share as required for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2), and as a result our securities may be delisted from The Nasdaq Capital Market as a result of our failure to comply with the minimum bid price of $1 per share.

•

We may not be able to secure additional capital in the form of debt or equity. If we are unable to secure such financing, we may need to implement additional cost reduction efforts across our operations, which could materially harm our business, results of operations and future prospects.

If our shareholders do approve Proposal 3:

•	We may retain cash that would otherwise have been used to pay interest and/or principal on the Notes.

•

Our shareholders’ existing share ownership may be diluted by the issuance of up to 17,192,304 new shares (excluding any shares of our common stock issued or to be issued by the Company as payment of interest on such notes), which represent approximately 55% of our outstanding common stock as of the record date.

•

Our obligations under the Notes may be satisfied by the issuance of 17,192,304 shares of our common stock, and our obligations to pay interest on the Notes may be satisfied by the issuance of shares of our common stock. On                     , 2013, the last full trading day before the record date, the per share closing price for our common stock on The NASDAQ Capital Market was $            . As of                 , 2013, the closing price for our common stock was $            , and the 52 week high and low range of closing prices was then $             to $            . Thus, the value of the shares issuable upon the conversion of the Notes may be deemed to be [higher] than the closing prices of our common stock on recent dates prior to our mailing this proxy statement, but [lower] than the highest closing price of our shares within a recent 52 week range. We cannot predict the extent, if any, to which the issuance of the shares issuable upon the conversion of the Notes would adversely affect the trading price of our stock.

•

Entities affiliated with the Cyrus Group would increase their aggregate ownership positions in the Company from approximately 19.99% to approximately 67% assuming the conversion of the convertible promissory notes held by the Cyrus Funds and the issuance of the Acquisition Shares, which shares would be subject to the Voting Agreement described on page 52. See the table of “Security Ownership of Certain Beneficial Owners and Management” above.

Resale Limitations

The Notes were issued in a transaction exempt from registration under the Securities Act by reason of Section 4(2) thereof and/or Regulation D promulgated under the Securities Act. The shares issuable upon conversion of the Notes, if issued, will also be issued in a transaction exempt from registration under the Securities Act. Therefore, the shares may not be resold unless the shares become registered or an exemption from registration under the Securities Act is available. However, we entered into a Registration Rights Agreement, pursuant to which we agreed to register with the SEC the shares of our common stock issuable upon the conversion of the Notes under certain circumstances.

Interests of the Company’s Shareholders

In considering the recommendations of the board of directors, the Company’s shareholders should be aware that certain of the Company’s shareholders have interests with respect to Proposal 3 that are, or may be, different from, or in addition to those of the Company’s shareholders generally. These interests include, among others:

•

Each of the Tandberg Shareholders is beneficially owned by entities affiliated with the Cyrus Group. As of the record date, the Cyrus Funds beneficially owned 19.99% of the issued and outstanding shares of common stock of the Company.

•

The Cyrus Funds hold or have the right to acquire $7.0 million aggregate principal amount of the Additional Notes and hold $2.5 million aggregate principal amount of the Initial Notes. The Cyrus Funds may elect to convert all or a portion of the outstanding principal amount of the Initial Notes and the Additional Notes held by the Cyrus Funds into shares of common stock (subject to certain limitations) in an amount equal to the principal amount of the Notes being converted divided by $1.30 per share for the Initial Notes or $1.00 per share for the Additional Notes, each subject to adjustment. However, if our shareholders do not approve Proposal 3, the Cyrus Funds would not be able to convert any such Additional Notes into shares of common stock.

•

Following the closing of the Acquisition, the Company’s board of directors will be expanded to seven directors, five of whom initially will be the current members of our board of directors, and two of whom will initially be selected by the Tandberg Shareholders. In connection with the closing of the Acquisition, the Company and the Tandberg Shareholders will enter into a Voting Agreement pursuant to which, until the earlier of (a) the filing by the Company of its annual report on Form 10-K for the fiscal year ending on or about June 30, 2015 with the SEC or (b) September 30, 2015 (the “Expiration Date”), up to two persons designated by the Tandberg Shareholders and reasonably acceptable to the Company’s current board of directors will be nominated for election to the board of directors at each of meeting of shareholders at which members of our board of directors are elected. After the Expiration Date (assuming no further issuances of our voting equity securities prior to such date), the Cyrus Group would have the right to appoint all of our directors by virtue of the fact that members of the Cyrus Group will hold a majority of our outstanding voting stock.

Our Board of Directors was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decisions with respect to the issuance of the shares issuable upon the conversion of the Notes and related matters, as well its decisions and recommendations with respect to this Proposal 3.

Vote Required and Board of Directors Recommendation

Approval of the issuance of the shares issuable upon the conversion of the Notes requires the affirmative vote of the holders of a majority of the shares casting votes in person or by proxy on this Proposal 3 at the Special Meeting. The number of such affirmative votes must be at least a majority of the required quorum for the Special Meeting. If you indicate “ABSTAIN” on your proxy card, it will have the same effect as a vote against approval of Proposal 3. If you hold your shares in street name and you do not provide voting instructions to your bank or broker, it will have the same effect as a vote against approval of Proposal 3.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3. PROXIES RECEIVED BY OUR BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

PROPOSAL 4

TO APPROVE AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO EFFECT A

REVERSE STOCK SPLIT IN A SPECIFIC RATIO RANGING FROM ONE-FOR-TWO TO ONE-FOR-

TEN, TO BE DETERMINED BY THE BOARD OF DIRECTORS AND EFFECTED, IF AT ALL, WITHIN

ONE YEAR FROM THE DATE OF THE SPECIAL MEETING

We are asking you to approve a proposal to authorize the board of directors, in its discretion, to effect a reverse stock split of our common stock at a specific ratio, ranging from one-for-two to one-for-ten, to be determined by the board of directors and effected, if at all, within one year from the date of the special meeting. The number of authorized shares of common stock, 90,200,000 if Proposal 2 is not approved, or 125,000,000 if Proposal 2 is approved, will not change in connection with any such reverse stock split.

An amendment of our Articles of Incorporation will be required to effect a reverse stock split. The complete text of the form of the Certificate of Amendment of Articles of Incorporation for the reverse stock split is set forth in Annex C to this proxy statement. Such text is however subject to revision for such changes as may be required by the California Secretary of State and other changes consistent with this proposal that we may deem necessary or appropriate.

The board of directors believes that by reducing the number of shares of common stock outstanding through the reverse stock split, the per share price of the common stock will, upon such reduction, proportionately increase, permitting our company to regain compliance with the requirement that our common stock have a minimum bid price of $1.00 to remain listed on the NASDAQ Capital Market.

The board of directors also believes that the additional available authorized shares of common stock that would result from a reverse stock split may facilitate future capital raising needs and acquisitions of companies or assets. We have no plans, proposals or arrangements, written or otherwise, at this time to issue any of the additional available authorized shares of common stock that would result from a reverse stock split.

Purposes of the Proposed Reverse Stock Split

Continued Listing on the NASDAQ Capital Market

On January 2, 2013, we received a notice from The NASDAQ Stock Market LLC stating that for the last 30 consecutive business days our common stock had not maintained a minimum market value of listed securities, or MVLS, of $35 million as required for continued listing on the NASDAQ Capital Market under NASDAQ Listing Rule 5550(b)(2). In accordance with NASDAQ Listing Rule 5810(c)(3)(C), we had 180 calendar days, or until July 1, 2013, to regain compliance with the MVLS requirement. On July 2, 2013, we received the expected written notification from The NASDAQ Stock Market LLC of the Staff’s decision to delist our securities from the NASDAQ Capital Market as a result of our failure to comply with the minimum MVLS requirement. To regain compliance with such rule, the MVLS (which is determined based on the closing bid price of our common stock on the NASDAQ Capital Market) would have had to have been at least $35 million for ten consecutive trading days during the period from January 2, 2013 through July 1, 2013. Based on the number of shares of common stock outstanding as of June 27, 2013, the MVLS would have exceeded $35 million if such closing bid price was at least $1.17 per share for the ten trading day period referred to above. We timely requested an appeal before the NASDAQ Listing Qualifications Panel, or the Panel, to seek continued listing pending our return to compliance with the minimum MVLS requirement under NASDAQ Listing Rule 5550(b)(2)and the delisting was stayed pending a decision by the Panel. The hearing was held on August 8, 2013. On September 17, 2013, the Panel granted our request to continue the listing of our common stock on the NASDAQ Capital Market, subject to our regaining compliance with minimum MVLS requirement and our demonstrating compliance with all other requirements for continued listing by December 30, 2013, and our complying with certain other requirements.

On November 4, 2013, we received a letter from The Nasdaq Stock Market notifying the Company that it was not in compliance with the requirement of Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market as a result of the closing bid price for the Company’s common stock being below $1.00 for 30 consecutive business days. This notification has no effect on the listing of the Company’s common stock at this time.

In accordance with Nasdaq Listing Rule 550(a)(2), the Company has 180 calendar days, or until May 5, 2014, to regain compliance with such rule. To regain compliance, the closing bid price for the Company’s common stock must be above $1.00 for a minimum of 10 consecutive business days. No assurance can be given that the Company will regain compliance during that period. If the Company does not regain compliance with Nasdaq Listing Rule 5550(a)(2) during such compliance period, it will be eligible for an additional compliance period of 180 calendar days provided that the Company satisfies the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, other than the minimum bid price requirement, and provides written notice to Nasdaq of its intention to cure the deficiency during the second compliance period. If the Company does not regain compliance during the initial compliance period and is not eligible for an additional compliance period, the Nasdaq staff will provide notice that the Company’s common stock is subject to delisting from The Nasdaq Capital Market. In that event, the Company may appeal such determination to a hearings panel.

The board of directors believes that delisting of the common stock by NASDAQ could adversely affect our ability to attract new investors, may result in decreased liquidity of the outstanding shares of common stock, and could reduce the price at which such shares trade and increase the transaction costs inherent in trading such shares with overall negative effects for our shareholders. In addition, the board of directors believes that delisting of the common stock could deter broker-dealers from making a market in or otherwise seeking or generating interest in our common stock, and might deter certain institutions and persons from investing in our stock at all. We cannot however assure you that that approval and implementation of a reverse stock split will succeed in achieving and maintaining the required $1.00 minimum bid price for our common stock, or the minimum MVLS of $35 million, or that we will continue to meet the other applicable NASDAQ continued listing requirements.

Potential Beneficial Effects on Trading Market for our Common Stock

The board of directors believes that a reverse stock split may enhance the acceptability of our common stock by the financial community and the investing public. The expected increased price level may encourage interest and trading in the common stock by institutional investors and funds that may be disinclined or prohibited from purchasing lower priced stocks. Additionally, a variety of policies and practices of broker-dealers discourage individual brokers from dealing in lower priced stocks, and brokers may be more inclined to transact in our shares if they trade at a higher per share price. In addition, the transaction costs (commissions, markups or markdowns) of lower priced stocks tend to represent a higher percentage of total share value than higher priced stocks, which can discourage ownership of lower priced stocks by both institutional and retail investors.

We cannot however offer you assurance that all or any of the anticipated beneficial effects on the trading market for our common stock will occur. The board of directors cannot predict with certainty what effect any specific reverse stock split will have on the market price of our common stock, particularly over the longer term. Some investors may view a reverse stock split negatively, which could result in a decrease in the market capitalization of our company. Additionally, any improvement in liquidity due to increased institutional or brokerage interest or lower trading commissions may be offset by the lower number of outstanding shares. If a reverse stock split is implemented, some shareholders currently holding round lots of one hundred shares may as a result own an odd lot of less than one hundred shares. The sale of an odd lot may result in incrementally higher trading costs through certain brokers.

Effective Increase in Authorized Shares of Common Stock

Please see “Effect of Reverse Stock Split on Authorized Shares of Common Stock” below for a discussion of the purposes and potential benefits of an effective increase in our authorized shares of common stock.

Board Discretion to Implement Reverse Stock Split

If this Proposal 4 is approved by our shareholders, then the board of directors will have the authority, for the one year period following the date of the special meeting, to determine the specific ratio of a reverse stock split within the range of one-for-two to one-for-ten, and to effect one reverse stock split of our common stock in such specific ratio. The board of directors believes that shareholder approval of a range of exchange ratios (rather than a fixed exchange ratio) provides the board of directors with the flexibility to achieve the desired results of a reverse stock split at a ratio which, at the time of such reverse stock split, would be in the best interests of the shareholders. No further action on the part of shareholders will be required to either implement or abandon a reverse stock split within the approved range of ratios.

If the trading price of our common stock increases before a reverse stock split is effected, the reverse stock split may not be necessary. If the board of directors determines to proceed with a reverse stock split, it may consider in determining the specific ratio, among other factors:

•	the per share price of our common stock at the time of a decision to proceed with a reverse stock split;

•	the number of authorized shares that will remain available for issuance after giving effect to the reverse stock split;

•	the historical fluctuations or patterns in the trading price and volume of our common stock;

•	projections for our financial condition and results of operations over various time horizons;

•	then current market conditions in our industry and in the broader market; and

•	informal communications with the staff of the NASDAQ Stock Market and/or the requirements of any decision of a NASDAQ Listing Qualifications Panel.

The table below shows the potential effects of a reverse stock split, assuming certain ratios, within the one-for-two to one-for-ten range, upon the number of shares of common stock outstanding, the number of shares of common stock reserved for future issuance, the number of authorized but unreserved and unissued shares of common stock without taking into account the effect of Proposal 2, and the product of the reverse stock split ratio and the market price on October 16, 2013.

Reverse Stock Split Ratio	Approximate Number of Shares Outstanding after Reverse Stock Split	Approximate Number of Shares Reserved for Issuance after Reverse Stock Split (1)	Approximate Number of Authorized but Unissued and Unreserved Shares after Reverse Stock Split	Product of Reverse Stock Split Ratio and Market Price on October 16, 2013
None	31,119,454	34,564,624	24,515,922	0.91
1-for-2	15,559,727	17,282,312	57,357,961	1.82
1-for-4	7,779,864	8,641,156	73,778,987	3.64
1-for-5	6,223,891	6,912,925	77,063,184	4.55
1-for-10	3,111,945	3,456,462	83,631,592	9.10

(1)	Includes all outstanding options and all shares of common stock reserved for potential issuance pursuant to Overland’s 2000 Stock Option Plan; 2003 Equity Incentive Plan; 2009 Equity Incentive Plan; 2006 Employee Stock Purchase Plan; outstanding options granted outside these option plans; pursuant to stock option plans assumed in connection with acquisitions by Overland; and pursuant to the Shareholder Rights Plan adopted by the board of directors in August 2005.

To effectuate the reverse stock split, we would complete and file with the California Secretary of State a Certificate of Amendment of Articles of Incorporation in the form attached as Appendix C to this proxy statement with such changes as may be required by the California Secretary of State or other changes consistent with this proposal that we may deem necessary or appropriate. The reverse stock split will be effective upon the date and time of filing such Certificate of Amendment with the California Secretary of State.

We would publicly announce, prior to the effective date of such reverse stock split, additional details regarding the reverse stock split, including the specific ratio the board of directors has selected.

If the board of directors does not implement the reverse stock split within one year from the special meeting, the authority granted by this proposal to implement the reverse stock split will terminate. The board of directors reserves its right to elect not to proceed with or to abandon a reverse stock split at any time prior to the effectiveness of a reverse stock split.

Effect of Reverse Stock Split on Outstanding Common Stock

Each share of the common stock issued and outstanding immediately prior to the effective time of a reverse stock split, which we refer to as the “old common stock,” will be, automatically and without any action on the part of the shareholders, converted into and reconstituted into a fraction of a share of our common stock, which we refer to as the “new common stock,” represented by the specific ratio approved by the board of directors. However, no fractional shares of common stock would be issued as a result of the reverse stock split. In lieu of any such fractional share interest, each holder of old common stock who would otherwise be entitled to receive a fractional share of new common stock would receive cash in lieu of such fractional share of new common stock in an amount equal to the product obtained by multiplying (i) the fractional share interest to which such shareholder would otherwise be entitled by (ii) the fair value of our new common stock as determined by the board of directors. For example, if the shareholders approve Proposal 4 and the board of directors authorizes a reverse stock split in the ratio of one-for-four, then, upon the date and the time of the filing of the Certificate of Amendment to the Articles of Incorporation to effect such reverse stock split, each share of old common stock will be converted into and reconstituted as one-fourth of a share of new common stock. Any shareholder who held less than four shares of the old common stock would no longer have any stock interest after the one-for-four reverse stock split but instead would receive cash for such shareholder’s fractional interest, the amount of which would be determined in the manner described above.

Our common stock is currently registered under Section 12(b) of the Exchange Act. A reverse stock split would not affect the registration of the common stock under the Exchange Act. After the reverse stock split, and provided the common stock continues to be listed on the NASDAQ Capital Market, the common stock would continue to be reported on such market under the symbol “OVRL,” although the letter “D” will be added to the end of the trading symbol for a period of 20 trading days to indicate that the reverse stock split has occurred.

Proportionate voting rights and other rights of the holders of common stock would not be affected by the reverse stock split. For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the effective time of a reverse stock split would continue to hold 2% of the voting power of the outstanding shares of common stock after a reverse stock split.

We have not in the past declared, nor do we have any plans to declare in the foreseeable future, any distributions of cash, dividends or other property, and we are not in arrears on any dividends. Therefore, we do not believe that a reverse stock split would have any effect with respect to future distributions, if any, to our shareholders.

Effect of Reverse Stock Split on Authorized Shares of Common Stock

A reverse stock split, if implemented, would not change the number of authorized shares of our common stock, which is 90,200,000 if Proposal 2 is not approved, or 125,000,000 if Proposal 2 is approved, under our Articles of Incorporation. Therefore, because the number of issued and outstanding shares of our common stock would decrease, the number of common shares remaining available for issuance would increase.

These additional shares of common stock would be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into common stock. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment.

The increased reserve of shares available for issuance may be used to facilitate public or private financings. If required operating funds cannot be generated by operations, we may need to, among other things, issue and sell unregistered common stock, or securities convertible into common stock, in private transactions. Such transactions might not be available on terms favorable to us, or at all. We may sell common stock at prices less than the public trading price of the common stock at the time, and we may grant additional contractual rights to purchase not available to other holders of common stock, such as warrants to purchase additional shares of common stock or anti-dilution protections.

The increased reserve of shares available for issuance also may be used in connection with potential acquisitions. The ability to use our stock as consideration provides us with negotiation benefits and increases our ability to execute our growth strategy which may include the acquisition of other businesses or technologies.

In addition, the increased reserve of shares available for issuance may be used for our equity incentive plans for grants to our employees, consultants and directors. Such equity incentive plans may be used to attract and retain employees or in connection with potential acquisitions as we grants options to the employees of the acquired companies.

The flexibility of the board of directors to issue additional shares of common stock could also enhance our ability to negotiate on behalf of the shareholders in a takeover situation. The authorized but unissued shares of common stock could be used by the board of directors to discourage, delay or make more difficult a change in the control of our company. For example, such shares could be privately placed with purchasers who might align themselves with the board of directors in opposing a hostile takeover bid. The issuance of additional shares could serve to dilute the stock ownership of persons seeking to obtain control and thereby increase the cost of acquiring a given percentage of the outstanding stock. Shareholders should therefore be aware that approval of this proposal could facilitate future efforts by our board of directors to deter or prevent changes in control of our company, including transactions in which the shareholders might otherwise receive a premium for their shares over then current market prices.

The availability of additional shares of common stock is particularly important in the event that the board of directors needs to undertake any of the foregoing actions on an expedited basis and therefore needs to avoid the time (and expense) of seeking shareholder approval in connection with the contemplated action. If this proposal is approved by the shareholders and a reverse stock split is effected, the board of directors does not intend to solicit further shareholder approval prior to the issuance of any additional shares of common stock, except as may be required by applicable law or rules. For example, under the rules and policies of the NASDAQ Stock Market, shareholder approval is required for any issuance of 20% or more of our outstanding shares in connection with acquisitions or discounted private placements. Additionally, under California law, shareholder approval is required for the issuance of securities in connection with certain acquisitions where shareholders, immediately before such issuance, do not continue to hold at least five-sixths of our combined voting power after such issuance. We reserve the right to seek a further increase in the authorized number of shares from time to time as considered appropriate by the board of directors.

We have no plans, proposals or arrangements, written or otherwise, at this time to issue any of the additional available authorized shares of common stock that would result from a reverse stock split.

Existing Anti-Takeover Mechanisms

Shareholder Rights Plan. Our board of directors adopted a shareholder rights plan in August 2005. The rights are attached to, and automatically trade with, the outstanding shares of our common stock. Under certain circumstances, the rights will detach from the common stock and become exercisable for one-third of a share of common stock at an exercise price of $37 per share, subject to adjustment. The rights will reverse split in the same proportion as any reverse split of the common stock. Accordingly, the number of shares of common stock that may be purchased upon exercise of each right will remain the same, but the exercise price of each right will adjust in inverse proportion to the specific ratio approved the board of directors. In the event that a person or group (subject to certain exceptions) acquires 15% or more of the outstanding common stock, each right will entitle its holder (other than the person or group which acquired the 15% interest) to purchase from us common stock having a market value equal to twice the exercise price of the right. Following such an event, we may also exchange some or all of the rights for one-third of a share of our common stock per right, subject to adjustment. The exchange ratio will remain the same following any reverse stock split. In addition, if after such an acquisition, our company is involved in a merger or other business combination with that person or group, or with any person if all our shareholders are not treated alike, each right will entitle its holder (other than the person or group which acquired the 15% interest) to purchase common shares of the acquiring company or its parent having a market value equal to twice the exercise price of the right. The rights expire in August 2015 unless earlier redeemed or exchanged. We are entitled to redeem all of the rights at $0.001 per right, subject to adjustment, at any time. The redemption price of the rights will adjust in inverse proportion to any reverse stock split. The rights do not have voting, dividend or distribution rights.

Employment Agreements and Equity Compensation Plans. Some of our employment agreements and equity compensation plans provide for acceleration of vesting and severance benefits under the circumstances described in “Employment, Severance and Change in Control Agreements” below. The acceleration of vesting and the payment of severance benefits upon a change of control may be viewed as an anti-takeover measure, and may have the effect of discouraging a merger proposal, tender offer or other attempt to gain control of our company.

Except as described above, there are no anti-takeover mechanisms present in our governing documents or otherwise, and we have no present plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Effect of Reverse Stock Split on Outstanding Options and Rights

All outstanding options and future or contingent rights to acquire common stock will be appropriately adjusted to reflect a reverse stock split. With respect to outstanding options to purchase common stock, the number of shares of common stock that such holders may purchase upon exercise of such options will decrease, and the exercise prices of such options will increase, in proportion to the fraction by which the number of shares of common stock underlying such options are reduced as a result of the reverse stock split. The number of rights associated with each outstanding share of common stock, and certain terms of the rights, will also be adjusted appropriately to reflect the reverse stock split. See “Existing Anti-Takeover Mechanisms — Shareholder Rights Plan” above.

Exchange of Stock Certificates

Shortly after the effective date of a reverse stock split, each holder of an outstanding certificate representing old common stock will receive from our transfer agent, Wells Fargo Bank, N.A., instructions for the surrender of such certificate to the transfer agent. Such instructions will include a form of transmittal letter to be completed and returned to the transfer agent. As soon as practicable after the surrender to the transfer agent of any certificate for old common stock, together with a duly executed transmittal letter and any other documents the transfer agent may specify, the transfer agent will deliver to the person in whose name such certificate had been issued certificates registered in the name of such person representing the number of full shares of new common stock into which the shares of old common stock previously represented by the surrendered certificate have converted.

Each certificate representing shares of new common stock issued in connection with a reverse stock split will continue to bear any legends restricting the transfer of such shares that were set forth on the surrendered certificates representing the old common stock. Until surrendered, each certificate for old common stock will be deemed at and after a reverse stock split to represent the number of full shares of new common stock contemplated by the preceding paragraph.

There will be no service charges, brokerage commissions or transfer taxes for the exchanges of certificates in connection with a reverse stock split. If any certificates are to be issued in a name other than that in which the certificates for shares of old common stock surrendered are registered, all of the requirements of the transfer agent in connection with transfer of shares, including any fees, will apply.

No Appraisal or Dissenter’s Rights

Under California law, shareholders will not be entitled to dissenter’s or appraisal rights in connection with a reverse stock split.

Certain U.S. Federal Income Tax Consequences

The following is a discussion of certain United States federal income tax considerations relating to the proposed reverse stock split that may be relevant to shareholders. The discussion does not address all of the tax consequences of the proposed reverse stock split that may be relevant to particular shareholders, such as non-United States persons, dealers in securities, or those shareholders who acquired their shares upon the exercise of stock options, nor does it address the tax consequences to holders of options to acquire common shares. Furthermore, no foreign, state or local tax considerations are addressed herein. THE U.S. FEDERAL INCOME TAX CONSIDERATIONS APPLICABLE TO THE PROPOSED REVERSE STOCK SPLIT ARE COMPLEX AND ARE SUBJECT TO CHANGE (EITHER ON A PROSPECTIVE OR RETROACTIVE BASIS), AND THIS SUMMARY DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF ALL THE POSSIBLE TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT. IN VIEW OF THE VARYING NATURE OF SUCH TAX CONSEQUENCES, EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS.

We believe that the proposed reverse stock split would, if effected, be treated as a tax-free “recapitalization” for federal income tax purposes. This should result in no material federal income tax consequences to our company or to our shareholders who do not receive cash in the transaction. However, if a shareholder receives cash in the transaction, such shareholder may recognize gain or loss for federal income tax purposes.

Shareholders who do not Receive Cash in Connection with the Reverse Stock Split

If you (a) continue to hold common stock directly immediately after the reverse stock split, and (b) receive no cash as a result of the reverse stock split, you should not recognize any gain or loss as a result of the reverse stock split for federal income tax purposes. Your aggregate adjusted tax basis in the new common stock will be equal to your aggregate adjusted tax basis in the old common stock and you will have the same holding period or periods in your new common stock as you had in the old common stock.

Stockholders who Receive Cash in Connection with the Reverse Stock Split

If you (a) receive cash in exchange for fractional shares as a result of the reverse stock split, (b) you do not continue to hold any common stock directly immediately after the reverse stock split, and (c) you are not related to any person or entity that holds common stock immediately after the reverse stock split, you will recognize capital gain or loss on the reverse stock split for federal income tax purposes, with such gain measured by the difference between the cash you received for your cashed-out shares and your aggregate adjusted tax basis in such common stock.

Assuming that the payment of cash in lieu of the issuance of fractional shares created as a result of the reverse stock split is treated merely as a means of rounding off such fractional shares, a shareholder that receives cash in exchange for fractional shares of common stock as a result of the reverse stock split, but either continues to directly own common stock immediately after the reverse stock split, or is related to a person or entity who continues to hold common stock immediately after the reverse stock split, will recognize capital gain or loss in the same manner as set forth in the previous paragraph, provided that such shareholder’s receipt of cash either is “not essentially equivalent to a dividend,” or constitutes a “substantially disproportionate redemption of stock,” as described below.

•

Not Essentially Equivalent to a Dividend. You will satisfy the “not essentially equivalent to a dividend” test if the reduction in your proportionate interest in our common stock resulting from the reverse stock split (taking into account for this purpose the common stock owned by persons related to you) is considered a “meaningful reduction” given your particular facts and circumstances. A small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of a corporation should satisfy this test.

•

Substantially Disproportionate Redemption of Stock. The receipt of cash in the reverse stock split will be a “substantially disproportionate redemption of stock” for you if the percentage of the outstanding shares of our common stock owned by you (and by persons related to you) immediately after the reverse stock split is (i) less than 50% of all outstanding shares and (ii) less than 80% of the percentage of shares of our common stock owned by you immediately before the reverse stock split.

In applying these tests, you will be treated as owning shares of common stock actually or constructively owned by certain individuals and entities related to you. If your receipt of cash in exchange for common stock is not treated as capital gain or loss under any of the tests, it will be treated first as ordinary dividend income to the extent of your ratable share of our current and accumulated earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in all of your shares of common stock, and any remaining amount will be treated as capital gain. However, since we do not have any accumulated earnings and profits for tax purposes, and do not anticipate having any earnings and profits for the current year, it is not expected that any portion of the gain recognized by a shareholder as a result of the proposed reverse stock split would be treated as a dividend for federal income tax purposes.

If you receive cash in exchange for fractional shares and you continue to hold common stock, it is possible that the cash you receive will not be treated as cash that is distributed merely as a means of rounding off fractional shares but rather as an integral part of the transaction. If your cash distribution were so treated, you may be treated as having received cash (in addition to shares of stock) in the recapitalization (as opposed to being treated as having received the cash after the recapitalization in exchange for fractional shares) and you would be required to recognize gain for U.S. federal income tax purposes equal to the lesser of the total gain you realize in the recapitalization or the amount of cash you receive. If you are a remaining stockholder who receives cash, please consult your tax advisor as to your tax treatment of the cash you receive.

Capital Gain and Loss

For individuals, net capital gain (defined generally as your total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months generally will be subject to tax at a rate not to exceed 15%. Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will continue to be subject to tax at ordinary income tax rates. Capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporations. There are limitations on the deductibility of capital losses.

Special Rate for Certain Dividends

In general, dividends are taxed at ordinary income rates. However, you may qualify for a 15% rate of tax on any cash received in the reverse stock split that is treated as a dividend as described above, if (a) you are an individual or other non-corporate shareholder, (b) you have held the shares of our common stock with respect to which the dividend was received for more than 60 days during the 120-day period beginning 60 days before the ex-dividend date, as determined under the Internal Revenue Code, and (c) you were not obligated during such period (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. You are urged to consult with your tax advisor regarding your applicability for, and the appropriate federal, state, local, foreign or other tax treatment of, any such dividend income. As noted above, however, since it is not anticipated that we will have any current or accumulated earnings and profits (as determined for federal income tax purposes), it is not expected that any income recognized by a shareholder as a result of the proposed reverse stock split would be treated as a dividend.

Backup Withholding

Shareholders will be required to provide their social security or other taxpayer identification numbers (or, in some instances, additional information) to the transfer agent in connection with the reverse stock split to avoid backup withholding requirements that might otherwise apply. The letter of transmittal will require each shareholder to deliver such information when the common stock certificates are surrendered following the effective date of the reverse stock split. Failure to provide such information may result in backup withholding at a rate of 28%.

As explained above, the amounts paid to you as a result of the reverse stock split may result in dividend income, capital gain income, or some combination of dividend and capital gain income to you depending on your individual circumstances. You should consult your tax advisor as to the particular federal, state, local, foreign and other tax consequences of the transaction in light of your specific circumstances.

Required Vote

Approval of an amendment to our Articles of Incorporation to effect a reverse stock split requires the affirmative vote of the holders of a majority of the outstanding shares of common stock. As a result, abstentions and broker non-votes will have the same effect as negative votes.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT IN A SPECIFIC RATIO RANGING FROM ONE-FOR-TWO TO ONE-FOR-TEN, TO BE DETERMINED BY THE BOARD OF DIRECTORS AND EFFECTED, IF AT ALL, WITHIN ONE YEAR FROM THE DATE OF THE SPECIAL MEETING.

PROPOSAL 5

APPROVAL OF AMENDMENTS TO OUR 2009 EQUITY INCENTIVE PLAN, INCLUDING

AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR AWARD

GRANT PURPOSES UNDER THE 2009 EQUITY INCENTIVE PLAN BY 7,000,000 SHARES

OF COMMON STOCK

Overview

At the special meeting, shareholders will be asked to approve the following amendments to our 2009 Equity Incentive Plan (“2009 Plan”), which were approved, subject to shareholder approval, by the Board of Directors on October 31, 2013:

•

Increase in Aggregate Share Limit. The 2009 Plan currently limits the aggregate number of shares of common stock that may be delivered pursuant to all awards granted under the 2009 Plan to 6,892,815 shares. The proposed amendments would increase this limit by an additional 7,000,000 shares so that the new aggregate share limit for the 2009 Plan would be 13,892,815 shares. The proposed amendments would also increase the limit on the number of shares that may be delivered pursuant to “incentive stock options” granted under the 2009 Plan to 15,297,584 shares. For purposes of clarity, any shares that are delivered pursuant to incentive stock options also count against (and are not in addition to) the aggregate 2009 Plan share limit described above.

•

Extension of Performance-Based Award Feature. The 2009 Plan offers the flexibility to grant certain performance-based awards designed to satisfy the requirements for deductibility of compensation under Section 162(m) of the U.S. Internal Revenue Code (the “Code”). These awards are referred to as “performance-based awards” and are in addition to other awards, such as stock options and stock appreciation rights, expressly authorized under the 2009 Plan which may also qualify as performance-based compensation for Section 162(m) purposes. If stockholders approve this 2009 Plan proposal, the performance-based award feature of the 2009 Plan will be extended through the first annual meeting of our stockholders that occurs in 2018 (this expiration time is earlier than the general expiration date of the 2009 Plan and is required under applicable tax rules). (See the section titled “Performance Conditions” below)

We believe that shareholder approval of the 2009 Plan amendments will allow us to continue to provide long-term incentives to key employees and other eligible service providers who are responsible for our success and growth. Increased stock ownership will further align their interests with the interests of shareholders and will assist us in attracting and retaining talented employees. If our shareholders do not approve the 2009 Plan amendments, the current share limits under the 2009 Plan will continue in effect.

The Board of Directors encourages shareholders to consider the following in voting to approve this Proposal 5, which the Board of Directors strongly believes are essential for our future success:

•

Achieving superior long-term results has always been a primary objective for us and therefore it is essential that our employees think and act like owners. Stock ownership helps enhance the alignment of the long-term economic interests of shareholders and employees. Accordingly, we have a history of issuing equity awards as a primary incentive to attract, motivate and retain employees.

•

Our employees are our most valuable asset. Our ability to grant equity compensation awards is vital (i) to attract and keep intact a talented management team and (ii) to attract and retain other talented and experienced individuals as we compete for employees against larger competitors.

The Compensation Committee (which administers the 2009 Plan) recognizes its responsibility to strike a balance between shareholder concerns regarding the potential dilutive effect of equity awards and the ability to attract, retain and reward employees whose contributions are critical to the long-term success of the Company.

The 2009 Plan is the Company’s only active employee equity plan (other than its Employee Stock Purchase Plan), and the current number of shares remaining available for grant under the 2009 Plan is expected to last until approximately [the end of the Company’s 2014 fiscal year]. The Compensation Committee anticipates that the additional shares requested (together with the 2,551,129 shares remaining available for new award grants under the 2009 Plan as of October 16, 2013) will provide the Company with flexibility to continue to grant equity awards under the 2009 Plan through approximately [the end of its 20     fiscal year] (subject to adjustment based on the factors noted under “Specific Benefits” below), accommodating anticipated grants relating to the hiring, retention and promotion of employees and providing reasonable flexibility for acquisitions and other corporate transactions.

Summary Description of the 2009 Plan

Following is a summary of the principal provisions of the 2009 Plan. If there is any inconsistency between the below summary and the 2009 Plan’s terms or if there is any inaccuracy in the below summary, the terms of the 2009 Plan shall govern. The 2009 Plan has been filed as Annex D to the copy of this proxy statement that was filed electronically with the SEC and can be reviewed on the SEC’s website at http://www.sec.gov. You may also obtain, free of charge, a copy of the 2009 Plan by writing to Investor Relations, Overland Storage, Inc., 9112 Spectrum Center Boulevard, San Diego, California 92123, or by calling 1-800-729-8725.

Background and Purpose of the 2009 Plan. The purpose of the 2009 Plan is to promote the long-term success of our company and the creation of shareholder value by:

•	encouraging employees, non-employee directors and consultants to focus on critical long-range objectives,

•	encouraging the attraction and retention of employees, outside directors and consultants with exceptional qualifications, and

•	linking employees, outside directors and consultants directly to shareholder interests through increased stock ownership.

The 2009 Plan permits the grant of the following types of equity-based incentive awards: (1) stock options (which can be either ISOs or nonstatutory stock options), (2) stock appreciation rights, (3) restricted shares, and (4) stock units.

Eligibility to Receive Awards. Employees, non-employee directors and consultants of our company and certain of our related companies are eligible to receive awards under the 2009 Plan. The 2009 Plan Committee (as defined below) generally selects, in its discretion, the individuals who will be granted awards under the 2009 Plan. As of October 16, 2013, approximately 162 of our employees (including each of our named executive officers) and the four non-employee members of our Board of Directors were eligible to participate in the 2009 Plan.

Shares Subject to the 2009 Plan. Currently, the maximum number of shares of common stock that can be issued under the 2009 Plan is equal to the sum of (i) 6,892,815 shares plus (ii) the number of shares (if any) that are subject to any outstanding awards under our prior stock incentive plans (the “Prior Plans”) that, at any time after January 5, 2010, are either forfeited or are repurchased at original cost by us plus any shares that are not issued to the award holder as a result of a Prior Plan outstanding award being exercised or settled for less than the full number of shares that are subject to such exercise or settlement. If our shareholders approve this 2009 Plan proposal, the number of shares referred to in clause (i) above will be increased by an additional 7,000,000 shares. It is worth noting that the shares covered by clause (ii) above have previously been approved by shareholders for issuance under the Prior Plans and so the only increase to potential shareholder dilution are the shares subject to this 2009 Plan proposal. For purposes of the 2009 Plan and this Proposal 5, our “Prior Plans” consist of our 1995 Stock Option Plan, 1997 Executive Stock Option Plan, 2000 Stock Option Plan, 2001 Supplemental Stock Option Plan, and 2003 Equity Incentive Plan.

Administration of the 2009 Plan. The 2009 Plan is generally administered by a committee comprised solely of independent members of our Board of Directors (“2009 Plan Committee”) whose composition must consist of two or more independent members of our Board of Directors. The members of the 2009 Plan Committee must be independent “non-employee directors” under Rule 16b-3 of the Exchange Act, and “outside directors” under Section 162(m) of the Internal Revenue Code. The Board of Directors has designated our Compensation Committee as the 2009 Plan Committee. A secondary committee of two or more directors, who need not all be independent, may be delegated authority to make grants to non-executive individuals who are not subject to Section 16 of the Exchange Act or Section 162(m) of the Internal Revenue Code. Subject to the terms of the 2009 Plan, the 2009 Plan Committee has the sole discretion, among other things, to:

•	select the individuals who will receive awards;

•	determine the terms and conditions of awards (for example, the exercise price and vesting schedule);

•	correct any defect, supply any omission, or reconcile any inconsistency in the 2009 Plan or any award agreement;

•	accelerate the vesting, extend the post-termination exercise term or waive restrictions of any awards at any time and under such terms and conditions as it deems appropriate; and

•	interpret the provisions of the 2009 Plan and outstanding awards.

The 2009 Plan Committee may also use the 2009 Plan to issue shares under other plans or subplans as may be deemed necessary or appropriate, such as to provide for participation by our non-U.S. employees and those of any of our subsidiaries and affiliates. The Board of Directors or the 2009 Plan Committee may suspend or terminate awards if they reasonably believe that a participant has committed an act of “cause” (as defined in the 2009 Plan). In addition, awards may be subject to any policy that we may implement on the recoupment of compensation (referred to as a clawback policy). The members of the Board of Directors, the 2009 Plan Committee and their delegates shall be indemnified by us to the maximum extent permitted by applicable law for actions taken or not taken regarding the 2009 Plan.

No Repricing. In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by our shareholders) will any adjustment be made to a stock option or stock appreciation right award under the 2009 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award.

Types of Awards

Stock Options. A stock option is the right to acquire shares of common stock at a fixed exercise price over a fixed period of time. The 2009 Plan Committee (or, if authorized for non-executive employees, the secondary committee) will determine the number of shares of common stock covered by each stock option and the exercise price of the shares of common stock subject to each stock option, but such per share exercise price cannot be less than the fair market value of our common stock on the date of grant of the stock option.

Stock options granted under the 2009 Plan may be either ISOs or nonstatutory stock options (NSOs). As required by the Internal Revenue Code and applicable regulations, ISOs are subject to various limitations. For example, the exercise price for any ISO granted to any employee owning more than 10% of our common stock may not be less than 110% of the fair market value of our common stock on the date of grant and such ISO must expire not later than five years after the grant date. The aggregate fair market value (determined at the date of grant) of our common stock subject to all ISOs held by a participant that are first exercisable in any single calendar year cannot exceed $100,000. ISOs may not be transferred other than upon death, or to a revocable trust where the participant is considered the sole beneficiary of the stock option while it is held in trust. The 2009 Plan provides that no more than 8,297,584 shares may be issued pursuant to the exercise of ISOs. If the shareholders approve this Proposal 5, this limit will increase by 7,000,000 shares.

A stock option granted under the 2009 Plan generally cannot be exercised until it becomes vested. The 2009 Plan Committee establishes the vesting schedule of each stock option at the time of grant. The maximum term life for stock options granted under the 2009 Plan may not exceed ten years from the date of grant.

The exercise price of each stock option granted under the 2009 Plan must be paid in full at the time of exercise, either with cash or through a broker-assisted “cashless” exercise and sale program, or through another method approved by the 2009 Plan Committee. The optionee must also make arrangements to pay any taxes we are required to withhold at the time of exercise.

Stock Appreciation Rights. A stock appreciation right is the right to receive, upon exercise, an amount equal to the excess of the fair market value of the shares of common stock on the date of exercise over the fair market value of the shares of common stock covered by the exercised portion of the stock appreciation right on the date of grant. The 2009 Plan Committee determines the terms of stock appreciation rights, including the exercise price, the vesting and the term of the stock appreciation right. The maximum term life for stock appreciation rights granted under the 2009 Plan may not exceed ten years from the date of grant. The 2009 Plan Committee may determine that a stock appreciation right will only be exercisable if our company satisfies performance goals established by the 2009 Plan Committee. Settlement of a stock appreciation right may be in shares of common stock or in cash, or any combination thereof, as the 2009 Plan Committee may determine.

Restricted Shares. Awards of restricted shares are shares of common stock that vest in accordance with the terms and conditions established by the 2009 Plan Committee. The 2009 Plan Committee also will determine any other terms and conditions of an award of restricted shares. In determining whether an award of restricted shares should be made, and/or the vesting schedule for any such award, the 2009 Plan Committee may impose whatever conditions to vesting as it determines to be appropriate. For example, the 2009 Plan Committee may determine that an award of restricted shares will vest only if our company satisfies performance goals established by the 2009 Plan Committee.

Stock Units. Stock units are the right to receive an amount equal to the fair market value of the shares of common stock covered by the stock unit at some future date after the grant. The 2009 Plan Committee will determine all of the terms and conditions of an award of stock units, including the vesting period. Upon each vesting date of a stock unit, a participant will be entitled to receive an amount equal to the then fair market value of the shares of common stock on the settlement date. The 2009 Plan Committee may determine that an award of stock units will vest only if our company satisfies performance goals established by the 2009 Plan Committee. Payment of stock units may be in shares of common stock or in cash, or any combination thereof, as the 2009 Plan Committee may determine.

Performance Conditions. The 2009 Plan specifies performance conditions that the 2009 Plan Committee may include in awards that are intended to qualify as performance-based compensation under Internal Revenue Code Section 162(m). Examples of these performance condition criteria include one or more of the following:

•   net order dollars

•   net profit dollars

•   net revenue dollars

•   profit/loss or profit margin

•   operating profit

•   net operating profit

•   operating margin

•   working capital

•   sales or revenue

•   revenue growth

•   gross margin

•   cost of goods sold

•   individual performance

•   cash

•   accounts receivables

•   write-offs

•   cash flow

•   liquidity

•   income

•   net income

•   operating income

•   net operating income

•   earnings

•   earnings before interest, taxes, depreciation and/or amortization

•   earnings per share

•   growth in earnings per share

•   price/earnings ratio

•   debt or debt-to-equity

•   economic value added

•   assets

•   return on assets

•   return on equity

•   stock price

•   shareholders’ equity

•   total shareholder return, including stand-alone or relative to a stock market or peer group index

•   return on capital

•   return on assets or net assets

•   return on investment

•   return on operating revenue

•   any other financial

•   objectives objective customer satisfaction indicators and efficiency measures

•   operations

•   research or related milestones

•   intellectual property (e.g., patents)

•   product development

•   site, plant or building development

•   internal controls

•   policies and procedures

•   information technology

•   human resources

•   corporate governance

•   business development

•   market share

•   strategic alliances, licensing and partnering

•   contract awards or backlog

•   expenses

•   overhead or other expense reduction

•   compliance programs

•   legal matters

•   accounting and reporting

•   credit rating

•   strategic plan development and implementation

•   mergers and acquisitions and divestitures

•   financings

•   management

•   improvement in workforce diversity

•   or any similar criteria.

Performance conditions must be satisfied for the applicable performance period for awards containing performance goals to vest.

Including one or more of the foregoing performance conditions in awards of stock and stock units to persons subject to the limitations of Internal Revenue Code Section 162(m) may enable us to grant awards intended to qualify as performance-based compensation. Approval of the material terms of the 2009 Plan (including participant eligibility, the foregoing specified performance condition criteria and the numerical limitations on the magnitude of grants) by shareholders is necessary for grants of stock options, stock appreciation rights, restricted shares and stock units to employees covered by Internal Revenue Code Section 162(m) to qualify for the performance-based compensation exception to the income tax deduction limitations of Section 162(m) of the Internal Revenue Code. See the section under the heading “Internal Revenue Code Section 162(m) Limits” below for further details.

Limited Transferability of Awards. Awards granted under the 2009 Plan generally are not transferrable other than upon death, or pursuant to a court-approved domestic relations order. However, the 2009 Plan Committee may in its discretion permit awards other than ISOs to be transferred. Generally, where transfers are permitted, they will be permitted only by gift to a member of the participant’s immediate family or to a trust or other entity for the benefit of the member(s) of the participant’s and/or his or her immediate family.

Termination of Employment, Death or Disability. The 2009 Plan Committee will determine the effect of the termination of employment on awards, which determination may be different depending on the nature of the termination, such as terminations due to cause, resignation, death, disability or retirement.

Corporate Transaction. In the event that we are a party to a merger or other reorganization, outstanding awards will be subject to the agreement of merger or reorganization. Such agreement may provide for (a) the continuation of the outstanding awards by our company, if our company is a surviving corporation, (b) the assumption of the outstanding awards by the surviving corporation or its parent or subsidiary, (c) the substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding awards, (d) full exercisability or vesting and accelerated expiration of the outstanding awards, (e) settlement of the full value of the outstanding awards in cash or cash equivalents followed by cancellation of such awards or (f) cancellation of outstanding awards with or without consideration. The Board of Directors need not adopt the same rules for each award or participant.

Adjustments. In the event of a stock split, reverse stock split, share dividend or similar transaction, the maximum aggregate number of shares of common stock reserved for issuance under the 2009 Plan , the number and kind of securities available for awards (and which can be issued as ISOs), the per person annual limitations on awards issued under the 2009 Plan, the number and kind of securities covered by each outstanding award, the exercise price under each outstanding stock option and stock appreciation right, and the number and kind of outstanding securities issued under the 2009 Plan will automatically adjust appropriately.

Change in Control. The 2009 Plan Committee will decide the effect of a change in control of our company on outstanding awards. The 2009 Plan Committee may, among other things, provide that awards will fully vest upon a change in control, or upon a change in control followed by an involuntary termination within a certain period of time.

Deferral of Awards. Subject to 2009 Plan Committee approval and compliance with applicable tax laws, participants may elect to (a) defer amounts (cash or shares) that would otherwise be paid or delivered from the exercise or settlement of certain awards to a deferred compensation account with our company, or (b) convert shares that would otherwise be delivered as a result of the exercise of a stock option or stock appreciation right to an equal number of stock units. Any deferred compensation account established on behalf of a participant will generally represent an unfunded and unsecured obligation of our company.

Governing Law. The governing state law of the 2009 Plan (except for choice of law provisions) is California which is the state of our corporate headquarters and where most of our employees are employed.

Amendment and Termination of the 2009 Plan. The Board of Directors generally may amend or terminate the 2009 Plan at any time and for any reason, except that the Board of Directors must obtain shareholder approval of material amendments, including any addition of shares, or repricing of stock options or stock appreciation rights after the date of their grant as required by the Listing Rules. The 2009 Plan is scheduled to terminate on November 14, 2019 if not terminated earlier by the Board of Directors.

Certain Federal Income Tax Information

The following is a general summary of the federal income tax consequences to us and to U.S. participants for awards granted under the 2009 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or provisions of income tax laws of any municipality, state or other country. We advise participants to consult with their own tax advisors regarding the tax implications of their awards under the 2009 Plan.

Incentive Stock Options. For federal income tax purposes, the holder of an ISO has no taxable income at the time of the grant or exercise of the ISO. If such person retains the shares of common stock for a period of at least two years after the stock option is granted and one year after the stock option is exercised, any gain upon the subsequent sale of the common stock will be taxed as a long-term capital gain. A participant who disposes of shares of common stock acquired by exercise of an ISO prior to the expiration of two years after the stock option is granted or before one year after the stock option is exercised will realize ordinary income as of the date of exercise equal to the difference between the exercise price and fair market value of the shares of common stock. Any additional gain or loss recognized upon any later disposition of the shares of common stock would be short or long term capital gain or loss depending on whether the shares had been held by the participant for one year or more. The difference between the option exercise price and the fair market value of the shares of common stock on the exercise date of an ISO is an adjustment in computing the holder’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the participant’s regular income tax for the year.

Nonstatutory Stock Options. A participant who receives an NSO generally will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the stock option equal to the difference between the option exercise price and the fair market value of the shares of common stock on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares of common stock would be short or long term capital gain or loss depending on whether the shares had been held by the participant for one year or more.

Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received plus the fair market value of any shares of common stock received. Any additional gain or loss recognized upon any later disposition of any shares of commons stock received would be short or long term capital gain or loss depending on whether the shares had been held by the participant for one year or more.

Restricted Shares. A participant will not have taxable income upon grant of unvested restricted shares unless he or she elects to be taxed at that time pursuant to an Internal Revenue Code Section 83(b) election. Instead, he or she will recognize ordinary income at the time(s) of vesting equal to the fair market value (on each vesting date) of the shares of common stock or cash received minus any amount paid for the shares.

Stock Units. No taxable income is reportable when unvested stock units are granted to a participant. Upon settlement of the vested stock units, the participant will recognize ordinary income in an amount equal to the value of the payment received pursuant to the stock units.

Income Tax Effects for our Company. We generally will be entitled to a tax deduction in connection with an award under the 2009 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of an NSO).

Excess Parachute Payments. The benefits of an award may be reduced if, as a result of an excise tax that would be imposed by Section 4999 of the Internal Revenue Code for “parachute payments,” the after-tax value of the award to the participant will be greater than if the award were not so reduced. In addition, the 2009 Plan Committee may determine at the time of granting an award or any time after grant to reduce an award so that the award will not be subject to the limitation on deductibility of parachute payments imposed by Section 280G of the Internal Revenue Code.

Internal Revenue Code Section 162(m) Limits. Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one fiscal year with respect to certain of our executive officers. However, qualified performance-based compensation is not subject to the deduction limit if it is granted pursuant to a plan approved by shareholders and certain other requirements are met. In this regard, the 2009 Plan imposes the following annual grant limits on awards that may be made to any one individual and that are intended to constitute qualified performance-based compensation under Internal Revenue Code Section 162(m):

Share Grant Limit Per Fiscal Year
Stock options and SARs	1,300,000
Stock Units	33,333
Restricted Shares	33,333

Our 2009 Plan is intended to enable certain awards to constitute performance-based compensation not subject to the annual deduction limitations of Section 162(m) of the Internal Revenue Code. However, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, our Compensation Committee has not adopted a policy that all compensation must be deductible.

Internal Revenue Code Section 409A. Section 409A of the Internal Revenue Code governs the federal income taxation of certain types of nonqualified deferred compensation arrangements. A violation of Section 409A of the Internal Revenue Code generally results in an acceleration of the recognition of income of amounts intended to be deferred and the imposition of an excise tax of 20% on the employee over and above the income tax owed plus possible penalties and interest. The types of arrangements covered by Section 409A of the Internal Revenue Code are broad and may apply to certain awards available under the 2009 Plan (such as stock units). The intent is for the 2009 Plan, including any awards available thereunder, to comply with the requirements of Section 409A of the Internal Revenue Code to the extent applicable.

Specific Benefits

The Company has not approved any awards that are conditioned on shareholder approval of the 2009 Plan proposal. The Company cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers and other employees and to directors under the 2009 Plan. If the proposed increase in the share limit for the 2009 Plan had been in effect in fiscal 2013, the Company expects that its award grants for fiscal 2013 would not have been substantially different from those actually made in that year under the plan. For information regarding past award grants under the 2009 Plan, see the “Aggregate Past Grants Under the 2009 Plan” table below.

As of 10/16/2013, a total of 1,837,829 shares of the Company’s common stock were subject to outstanding restricted stock unit awards granted under the 2009 Plan, 885,094 shares were subject to outstanding stock options granted under the 2009 Plan, and 2,551,129 shares were then available for new award grants under the 2009 Plan. The total number of shares of the Company’s common stock subject to awards that the Company granted under the 2009 Plan in each of the last three fiscal years, and to-date (as of 10/16/ 2013) for fiscal 2014, are as follows:

•	5,359,632 shares in fiscal 2011 (of which 624,600 shares were subject to stock option awards and 4,735,032 shares were subject to restricted stock unit awards);

•	1,430,742 shares in fiscal 2012 (of which 334,642 shares were subject to stock option awards and 1,096,100 shares were subject to restricted stock unit awards);

•	730,500 shares in fiscal 2013 (of which 484,000 shares were subject to stock option awards and 246,500 shares were subject to restricted stock unit awards); and

•	193,000 in fiscal 2014 (of which 33,000 shares were subject to stock option awards and 160,000 shares were subject to restricted stock unit awards).

As previously noted, the Compensation Committee anticipates that the 7,000,000 additional shares requested for the 2009 Plan (together with the shares available for new award grants under the 2009 Plan on 10/16/2013) will provide the Company with flexibility to continue to grant equity awards under the 2009 Plan

through approximately [the end of the Company’s 20    fiscal year], accommodating anticipated grants relating to the hiring, retention and promotion of employees and providing reasonable flexibility for acquisitions and other corporate transactions. However, this is only an estimate, in the Company’s judgment, based on current circumstances. The total number of shares that are awarded under the 2009 Plan in any one year or from year-to-year may change based on any number of variables, including, without limitation, the value of the Company’s common stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of our employees, changes in the number of our directors and officers, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the type of awards the Company grants and how the Company chooses to balance total compensation between cash and equity-based awards.

To help assess the potential dilutive impact of the 2009 Plan, the weighted-average number of shares of the Company’s common stock issued and outstanding in each of the last three fiscal years is 15,452,462 shares issued and outstanding in fiscal 2011, 24,487,080 shares issued and outstanding in fiscal 2012, and 28,840,809 shares issued and outstanding in fiscal 2013. The number of shares of the Company’s common stock issued and outstanding as of October 16, 2013 was 31,119,454 shares. The closing market price for a share of the Company’s common stock as of October 16, 2013 was $0.91 per share.

Aggregate Past Grants Under the 2009 Plan

As of October 16, 2013, awards covering 11,233,442 shares of our common stock had been granted under the 2009 Plan. (This number of shares includes shares subject to awards that expired or terminated without having been exercised and paid and became available for new award grants under the 2009 Plan.) The following table shows information regarding the distribution of all awards among the persons and groups identified below, option exercises and restricted stock vesting prior to that date, and option and unvested restricted stock holdings as of that date.

	STOCK OPTIONS				RESTRICTED STOCK/UNITS
Name and Position	Number of Shares Subject to Past Option Grants	Number of Shares Acquired On Exercise	Number of Shares Underlying Options as of [10/16/13]		Number of Shares/ Units Subject to Past Awards	Number of Shares/ Units Vested as of 10/16/13	Number of Shares/ Units Outstanding and Unvested as of 10/16/13
			Exercisable	Unexercisable
Named Executive Officers:
Eric L. Kelly	1,238,000	0	1,238,000	0	1,778,385	1,253,924	524,461
President and Chief Executive Officer
Kurt L. Kalbfleisch	177,000	0	177,000	0	713,160	504,108	209,052
Senior Vice President, Chief Financial Officer and Secretary
Jillian Mansolf(1)	178,356	0	178,356	0	625,420	445,614	179,806
Former Senior Vice President of Global Sales and Marketing
Total for All Current Executive Officers as a Group (2 persons):	1,415,000	0	1,415,000	0	2,491,545	1,758,032	733,513
Robert A. Degan	62,728	0	62,728	0	22,728	0	0
Joseph A. De Perio	62,728	0	62,728	0	22,728	0	0
Vivekanand Mahadevan	30,000	0	30,000	0	0	0	0
Scott McClendon	22,728	0	22,728	0	679,043	452,696	226,347
Total for all Current Non-Executive Directors as a Group (4 persons):	178,184	0	178,184	0	724,499	452,696	226,347
Each other person who has received 5% or more of the options, warrants or rights under the Plan:	0	0	0	0	0	0	0
All employees, including all current officers who are not executive officers or directors, as a group:	831,725	3,237	597,511	234,214	1,686,464	853,951	877,969
Total	2,424,909	3,237	2,190,695	234,214	4,902,508	3,064,679	1,837,829

(1)	Effective on September 3, 2013, Jillian Mansolf no longer serves as an executive officer of the Company. She remained employed by us as our Senior Vice President of Marketing until her resignation from employment on November 5, 2013.

Equity Compensation Plan Information

The following table provides information about our equity compensation plans at June 30, 2013.

Plan Category	(a) Number of common shares to be issued upon exercise of outstanding options	(b) Weighted-average exercise price of outstanding options (3)	(c) Number of common shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
Equity compensation plans approved by our shareholders (1)	3,932,278	$2.26	2,830,882
Equity compensation plans not approved by our shareholders (2)	500,022	$1.72	—

Total	4,432,300	$2.16	2,830,882

(1)	Of the aggregate number of shares that remained available for future issuance reported in column (c), 2,290,085 were available under the 2009 Plan and 540,797 were available under the 2006 Employee Stock Purchase Plan. The 2009 Plan permits the granting of the following types of incentive awards: stock options, stock appreciation rights, restricted shares, and stock units.
(2)	These figures represent options to purchase shares of our common stock granted to certain employees (including Ms. Mansolf) (the “Inducement Options”) and stock units (the “Inducement Stock Units”) as an inducement to their commencing employment with us. Neither the Inducement Options nor the Inducement Stock Units were granted under a plan and are administered by the Compensation Committee. The Inducement Options and Inducement Stock Units are generally subject to the same terms as options and stock units granted under the 2009 Plan. The Inducement Options have a six-year term and the Inducement Stock Units vest over three years and are subject to earlier termination in the case of termination of the employee’s employment or a change in control of us.
(3)	The weighted-average exercise prices do not reflect shares subject to outstanding awards of restricted stock units.

Summary

We believe strongly that the approval of the 2009 Plan amendments is essential to our future success. Awards such as those provided under the 2009 Plan constitute an important incentive for participants and will help us to attract and retain qualified individuals to serve on behalf of our company. Each of our executive officers and directors is eligible to participate in the 2009 Plan.

Vote Required

Approval of this Proposal 5 requires the affirmative vote of the holders of a majority of the shares casting votes in person or by proxy on this Proposal 5 at the special meeting. The number of such affirmative votes must be at least a majority of the required quorum for the special meeting.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF AMENDMENTS TO OUR 2009 EQUITY INCENTIVE PLAN, INCLUDING AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR AWARD GRANT PURPOSES UNDER THE 2009 EQUITY INCENTIVE PLAN BY 7,000,000 SHARES OF COMMON STOCK.

PROPOSAL 6

APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES

We may ask our shareholders to vote on a proposal to grant discretionary authority to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the adjournment to approve the other proposals set forth in this proxy statement. We currently do not intend to propose adjournment at the Special Meeting if there are sufficient votes to approve such other proposals. The approval of a majority of the votes cast is required to approve the adjournment of the Special Meeting for the purpose of soliciting additional proxies. If our shareholders approve this proposal, we may adjourn the Special Meeting and use the additional time to solicit additional proxies, including proxies from our shareholders who have previously voted against any other proposals.

If our shareholders do not approve Proposal 6:

•

We may not be able to consummate the Acquisition of Tandberg on the terms set forth in the Acquisition Agreement, and Tandberg and its shareholders may have the right to terminate the Acquisition Agreement.

•

We may not be able to maintain a minimum market value of listed securities, or MVLS, of $35 million as required for continued listing on the NASDAQ Capital Market under NASDAQ Listing Rule 5550(b)(2), and as a result our securities may be delisted from the NASDAQ Capital Market as a result of our failure to comply with the minimum MVLS requirement.

•

Our business would continue to incur significant operating losses, which would require us to seek additional capital in the form of debt or equity, which we may not able to secure. If we are unable to secure such financing, we may need to implement additional cost reduction efforts across our operations, which could materially harm our business, results of operations and future prospects.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL 6. PROXIES RECEIVED BY OUR BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may get copies of any of these documents (excluding exhibits), or this proxy statement, at no charge to you by writing or calling Investor Relations at Overland Storage, Inc., 9112 Spectrum Center Boulevard, San Diego, California 92123, or by calling 1-800-729-8725. You may also access these filings at our web site under the investor link at http://phx.corporate-ir.net/phoenix.zhtml?c=108165&p=irol-irhome.

You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street, N.E, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.

If you would like to request any of these documents from us, please do so by                 , 2013 to ensure you receive them before the special meeting. You will not be charged for any of these documents that you request. If you request any of these documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

THIS PROXY STATEMENT IS DATED             , 2013. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO THE SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the Special Meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By order of the Board of Directors,

KURT L. KALBFLEISCH

Secretary

Annex A

ACQUISITION AGREEMENT

AMONG

OVERLAND STORAGE, INC.,

TANDBERG DATA HOLDINGS S.À R.L.,

AND

THE COMPANY SHAREHOLDERS LISTED ON SCHEDULE I HERETO

November 1, 2013

- i -

- ii -

SCHEDULES AND EXHIBITS

Schedule I	Company Shareholders
Schedule II	Subsidiaries of the Company
Schedule III	Persons Included in the Definition of “Knowledge”
Schedule IV	Continuing Officers and Directors of the Group Companies

Exhibit A	Form of Registration Rights Agreement
Exhibit B	Form of Voting Agreement

- iii -

ACQUISITION AGREEMENT

THIS ACQUISITION AGREEMENT (this “Agreement”) is made and entered into as of November 1, 2013 (the “Agreement Date”) by and among Overland Storage, Inc., a California corporation (“Buyer”), on the one hand, and Tandberg Data Holdings S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, having a share capital of twelve thousand five hundred Euro (EUR 12,500.-), its registered office at 46A, avenue J.F. Kennedy, L-1855 Luxembourg, registered with the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) under number B 147.829 (the “Company”), and the persons listed on Schedule I attached hereto (collectively, the “Company Shareholders”), on the other hand (each a “Party” and together the “Parties”).

RECITALS

A. The Company Shareholders together own (i) 100% of the outstanding capital shares of the Company and (ii) an income sharing loan agreement granted by the Company Shareholders to the Company, and have approved and adopted this Agreement, the Acquisition (as defined below) and the other transactions contemplated hereby prior to the Agreement Date.

B. The Company Shareholders desire to sell to Buyer, and Buyer desires to purchase from the Company Shareholders, 100% of the Company Interests (as defined below), in each case on the terms and subject to the conditions of this Agreement (the “Acquisition”).

C. The Boards of Directors of the Company and Buyer have determined that the Acquisition is in the best interests of such Parties and their respective shareholders and have approved and declared advisable this Agreement and the Acquisition.

D As a condition to Buyer’s obligation to consummate the Acquisition, certain employees of the Group Companies (as defined below) shall execute and deliver to Buyer consulting agreements (each, a “Consulting Agreement”) at the Closing (as defined below).

E. Certain employees of the Group Companies may execute and deliver to Buyer employment agreements (each an “Employment Agreement”) at the Closing.

F. As a condition to Buyer’s obligation to consummate the Acquisition, certain employees and consultants of the Group Companies shall execute and deliver to Buyer Non-Solicitation Agreements (each, a “Non-Solicitation Agreement”) at the Closing.

G. Buyer, the Company and the Company Shareholders desire to make certain representations, warranties, covenants and agreements in connection with the Acquisition and to prescribe various conditions to the Acquisition.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and conditions contained herein, the Parties hereby agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below.

“Action” means any action, order, writ, injunction, or claim, suit, litigation, proceeding, arbitration, mediation, audit, investigation or dispute.

“Affiliate” shall have the meaning set forth in Rule 144 promulgated under the Securities Act.

“Alternative Buyer Transaction” means: (i) any acquisition or purchase of shares of Buyer Common Stock from Buyer by any person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) representing more than a 50% voting interest in any class or series of Equity Securities of Buyer or any tender offer or exchange offer that if consummated would result in any person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning Equity Securities of Buyer representing 50% or more of the voting interest in any class or series of Equity Securities of Buyer or any merger, consolidation, business combination or similar transaction involving Buyer pursuant to which the shareholders of Buyer immediately preceding such transaction hold less than 50% of the equity interests in any class or series of capital stock of the surviving or resulting entity of such transaction; (ii) any merger, consolidation, business combination or similar transaction involving Buyer, (iii) any sale, lease, exchange, transfer, license, acquisition or disposition of all or substantially all of the assets of Buyer and its Subsidiaries, considered as a whole; or (iv) any sale, lease, exchange, transfer, license or disposition to a third party of the business of Buyer.

“Alternative Transaction” means: (i) any acquisition or purchase of Company Shares from the Company by any person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) representing more than a 15% voting interest in any class or series of Company Shares or any tender offer or exchange offer that if consummated would result in any person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning Company Capital Stock representing 15% or more of the voting interest in any class or series of Company Shares or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the Company Shareholders immediately preceding such transaction hold less than 85% of the equity interests in any class or series of capital stock of the surviving or resulting entity of such transaction; (ii) any acquisition, directly or indirectly, of any capital stock of any Group Company or any merger, consolidation, business combination or similar transaction involving any Group Company, (iii) any sale, lease, exchange, transfer, license, acquisition or disposition of a substantial portion of the assets of any Group Company; (iv) any sale, lease, exchange, transfer, license or disposition to a third party of the Company Business; or (v) any initial public offering of capital stock or other securities of any Group Company pursuant to a registration statement filed under the Securities Act or any similar offering or filing in any foreign jurisdiction.

“Applicable Law” means, collectively, all supranational, international, national (of any jurisdiction), federal, state, local or municipal laws, statutes, ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments and decrees (and any regulations promulgated thereunder) applicable to the assets, properties and business of the applicable Person.

“Balance Sheet Date” means June 30, 2013.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by Applicable Law to be closed in New York, New York, San Francisco, California or the Grand Duchy of Luxembourg.

“Buyer Ancillary Agreements” means each agreement or document (other than this Agreement) that Buyer is to enter into as a party thereto pursuant to this Agreement.

“Buyer Common Stock” means common stock, no par value, of Buyer.

“Buyer Shareholders Additional Approval Matters” means (i) a proposal to authorize the board of directors of Buyer, in its discretion, to effect a reverse stock split of the Buyer Common Stock at a specific ratio, ranging from one-for-two to one-for-ten, to be determined by the board of directors of Buyer and effected, if at all, within one (1) year from the date of the Buyer Shareholders Meeting, and (ii) a proposal to approval the issuance of shares of Buyer Common Stock upon the conversion of Convertible Notes or New Convertible Notes held by Cyrus and/or its Affiliates.

“Buyer Shareholders Meeting” means the special meeting of the shareholders of Buyer to be held to consider, among other things, the issuance of the Acquisition Shares to the Company Shareholders and the Buyer Shareholders Additional Approval Matters.

“CFIUS Regulations” means the Regulations Pertaining to Mergers, Acquisitions, and Takeovers by Foreign Persons, 31 CFR Part 800.

“Charter Documents” means, with respect to a particular legal entity, the articles or certificate of incorporation, deed of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, rules of procedure for the management of any other corporate body, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

“Closing” means the closing of the transactions necessary to consummate the Acquisition.

“Closing Date” means a time and date to be specified by the Parties, which shall be (i) no later than the third (3rd) Business Day after the satisfaction or waiver (to the extent permitted by Applicable Law and this Agreement) of the conditions set forth in Article 9, or (ii) if later, 30 December 2013, or in each case at such other time or date as the Parties hereto agree in writing. Notwithstanding the foregoing, if the Closing would otherwise occur during the third month of any fiscal quarter of Buyer, absent the written waiver of Buyer, Buyer and the Company shall mutually agree in writing on an alternative date not occurring in such month.

“Closing Transaction Fees Certificate” means a certificate of the Company, executed by authorized representatives of the Company and dated as of the Closing Date, certifying the amount of the Transaction Fees that have been or will be paid by the Company at or prior to the Closing, together with the amount of the Transaction Fees that will remain unpaid by the Company as of the Closing (including an itemized list of each Transaction Fee and the Party to whom such amount has been or will be made at or prior to the Closing by the Company or to whom such amount will be owed as of the Closing). The Closing Transaction Fees Certificate shall include a representation of the Company, certified by authorized representatives of the Company, that such certificate includes all Transaction Fees previously paid by the Company and all Unpaid Transaction Fees payable following the Closing by the Company or any Affiliate of the Company (including Buyer).

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Ancillary Agreements” means each agreement or document (other than this Agreement) that any Group Company is to enter into as a party thereto pursuant to this Agreement.

“Company Balance Sheet” means the Company and its Subsidiaries’ unaudited consolidated balance sheet as of the Balance Sheet Date included in the Company Financial Statements.

“Company Business” means the business of the Group Companies taken as a whole as presently conducted and as presently proposed to be conducted.

“Company Employee Agreement” means each management, employment, retention, change in control, severance, consulting, relocation, repatriation or expatriation agreement or other similar Contract between any

Group Company or any of their respective Affiliates, on the one hand, and any current or former employee, independent contractor or director of any Group Company or any of their respective Affiliates, on the other hand.

“Company Employee Plan” means any plan, program, policy, practice (including, in respect of TD Germany, company practice (betriebliche Übung)), Contract or other arrangement providing for compensation, severance, vesting acceleration, change in control pay, termination pay, deferred compensation, profit-sharing, bonuses or other incentives, performance awards, stock or stock-related awards, insurance coverage (including any self-insured arrangements that are clearly identified as such), vacation or other paid-time off benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan), that is or has been maintained, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate for the benefit of any current or former employee, independent contractor or director of the Company or any Affiliate of the Company, or with respect to which the Company or any ERISA Affiliate has or may have any Liability or obligation, except such definition shall not include any Company Employee Agreement.

“Company Financial Statements” means (i) the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2011 and December 31, 2012; (ii) the Company and its Subsidiaries’ audited consolidated statements of operations, changes in shareholders’ equity and cash flows for the years ended December 31, 2011 and December 31, 2012; (iii) the Company and its Subsidiaries’ unaudited consolidated statements of operations, changes in shareholders’ equity and cash flows for the 6 months ended June 30, 2013; and (iv) the Company Balance Sheet.

“Company Intellectual Property” means any and all Intellectual Property that is used, held for use or practiced by the Company or any Group Company, including any Intellectual Property incorporated into or otherwise used, held for use or practiced in connection with (or planned to be incorporated into or otherwise used, held for use or practiced in connection with) any Company Offerings.

“Company Interests” means, collectively, the Company Shares and the ISL.

“Company Material Contract” means any Contract required to be listed on the Company Disclosure Letter pursuant to Section 4.10, Section 4.12 or Section 4.14.

“Company Offerings” means any products or services designed, developed, manufactured, offered, provided, sold or otherwise distributed by or for the Group Companies, or any products or service offerings under development that form the basis, in whole or in part, of any revenue or business projection provided to Buyer.

“Company-Owned Intellectual Property” means any and all Intellectual Property that is owned in whole or in part by the Company. Company-Owned Intellectual Property includes Registered Company Intellectual Property.

“Company Shareholder Ancillary Agreements” means each agreement or document (other than this Agreement) that any Company Shareholder is to enter into as a party thereto pursuant to this Agreement.

“Company Shares” means the capital shares of the Company that may be outstanding from time to time, taken together.

“Contract” means any written or oral contract, agreement, instrument, arrangement, commitment, understanding or undertaking (including leases, licenses, mortgages, notes, guarantees, sublicenses, subcontracts and purchase orders).

“Converted Buyer Shares” means any shares of Buyer Common Stock issued by Buyer pursuant to any conversion or exchange of any Convertible Notes or New Convertible Notes.

“Convertible Notes” means the convertible promissory notes issued by Buyer pursuant to the Note Purchase Agreement.

“Copyleft License” means any license that requires, as a condition of use, modification or distribution of Works of Authorship, that such Works of Authorship, or other software or other Intellectual Property incorporated into, derived from, used, or distributed with such Works of Authorship: (i) in the case of software, be made available or distributed in a form other than binary (e.g., source code form); (ii) be licensed for the purpose of preparing derivative works; (iii) be licensed under terms that allow the Company Offerings or portions thereof or interfaces therefore to be reverse engineered, reverse assembled or disassembled (other than by operation of law); or (iv) be redistributable at no license fee. Copyleft licenses include the GNU General Public License, the GNU Lesser General Public License, the Mozilla Public License, the Common Development and Distribution License, the Eclipse Public License, and all Creative Commons “sharealike” licenses.

“Copyleft Materials” means any software or other Intellectual Property subject to a Copyleft License.

“Copyrights” means copyrights and all other rights with respect to Works of Authorship and all registrations thereof and applications therefor (including moral and economic rights, however denominated).

“Cyrus” means Cyrus Capital Partners, L.P., a Delaware limited partnership.

“Damages” means losses, reductions in value, costs, damages, loss of revenue or profits, Liabilities, interest and expenses (including reasonable and documented out-of-pocket attorneys’ fees, other professionals’ and experts’ fees, costs of investigation and court costs).

“Databases” means databases and other compilations and collections of data or information.

“Debt” means the principal amount of the Group Companies’ outstanding indebtedness for borrowed money, including any interest accrued thereon, as of immediately prior to the Closing (as defined by and determined in accordance with GAAP) after taking into account any payments scheduled to be made pursuant to the terms of this Agreement on the Closing Date.

“Domain Names” means domain names, uniform resource locators and other names and locators associated with the Internet.

“Encumbrance” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, title retention device, collateral assignment or transfer, conditional assignment or transfer, adverse claim, restriction, usufruct or other encumbrance of any kind in respect of such asset (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset and any co-ownership of another Person). For purposes of clarification only, neither restrictions on transferability imposed by foreign, federal or state securities laws nor the grant of a license to Intellectual Property Rights shall constitute an Encumbrance.

“Environmental Law” means any supranational, international, national (of any jurisdiction), federal, provincial, state or local statute, law, regulation, guideline, rule, standard or other legal requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing, or any Contract providing for the acquisition of any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity (whether or not incorporated) other than the Company that, together with the Company, is required to be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FBC” means FBC Holdings S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) having its registered office at 46A, Avenue J.F. Kennedy, L-1855 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 142133.

“Fully Diluted Buyer Shares” means the sum, without duplication, of the aggregate number of shares of Buyer Common Stock that are issued and outstanding as of the date of this Agreement plus (i) any shares of Buyer Common Stock issuable in connection with the conversion, exercise or exchange of other Equity Securities of Buyer issued or issuable upon conversion of any New Convertible Notes, plus (ii) all Equity Securities of Buyer exercisable or convertible into shares of Buyer Common Stock at a per share price less than or equal to $1.30, plus (iii) any Converted Buyer Shares issued upon conversion of Convertible Notes occurring prior to the Closing Date, plus (iv) any shares of Buyer Common Stock issued after the date of this Agreement but before the Closing Date at a per share price of $1.00 or more, but excluding (x) all Equity Securities of Buyer exercisable or convertible into shares of Buyer Common Stock at a per share price greater than $1.30, (y) all unvested restricted stock units issued to employees or consultants of Buyer and its Subsidiaries and (z) any shares issuable upon conversion of the Convertible Notes and any Converted Buyer Shares issuable upon conversion thereof (other than any Converted Buyer Shares included in subsection (iii) above) and “Fully Diluted Buyer Share” means each of them.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis.

“Governmental Authority” means any court or tribunal, governmental, quasi-governmental or regulatory body, administrative agency or bureau, commission or authority or other body exercising similar powers or authority, including any regulatory body, administrative agency or bureau, commission or authority or other body of the European Union.

“Group Companies” means, collectively, the Company and its Subsidiaries as set forth in Schedule II attached hereto.

“Intellectual Property” means any and all: (i) technology, formulae, algorithms, procedures, processes, methods, techniques, know how, ideas, creations, inventions, discoveries, and improvements (whether patentable or unpatentable and whether or not reduced to practice); (ii) technical, engineering, manufacturing, product, marketing, servicing, financial, supplier, personnel and other information and materials; (iii) customer lists, customer contact and registration information, customer correspondence and customer purchasing histories; (iv) specifications, designs, models, devices, prototypes, schematics and development tools; (v) Works of Authorship; (vi) Databases; (vii) Trademarks; (viii) Domain Names; (ix) Trade Secrets; (x) tangible embodiments of any of the foregoing, in any form or media whether or not specifically listed herein; and (xi) all Intellectual Property Rights related thereto.

“Intellectual Property Rights” means any and all rights (anywhere in the world, whether statutory, common law or otherwise) relating to, arising from, or associated with Intellectual Property, including: (i) Patents; (ii) Copyrights; (iii) industrial design rights and registrations thereof and applications therefor; (iv) rights with respect to Trademarks, and all registrations thereof and applications therefor; (v) rights with respect to Domain Names, including registrations thereof and applications therefor; (vi) rights with respect to Trade Secrets, including rights to limit the use or disclosure thereof by any Person; (vii) rights with respect to Databases, including registrations thereof and applications therefor; (ix) publicity and privacy rights, including all rights with respect to use of a Person’s name, signature, likeness, image, photograph, voice, identity, personality, and biographical and Personal Information and materials; and (x) any rights equivalent or similar to any of the foregoing.

“Intervening Event” means a material event or circumstance that was not known to the board of directors of Buyer prior to the execution of this Agreement (or if known, the consequences of which were not known or reasonably foreseeable), which event or circumstance, or any consequence thereof, becomes known to the board of directors of Buyer after the execution of this Agreement by Buyer and prior to the receipt of the Buyer Shareholder Approval; provided, however, that in no event shall the receipt, existence or terms of an Alternative Buyer Transaction or any matter relating thereto constitute an Intervening Event.

“IRS” means the United States Internal Revenue Service.

“ISL” means an income sharing loan granted by FBC to the Company on October 26, 2009 for a total principal amount of one hundred fifty-five thousand three hundred ninety Euro and seventy-six cents (EUR 155,390.76), as partly assigned to TDM on September 7, 2010, as described in Schedule I below.

“Knowledge” or “Known” means, with respect to any Party, the knowledge of a particular fact, circumstance, event or other matter in question of any of the Persons identified underneath such Party’s name on Schedule III and of any other Persons that may, between the date of this Agreement and the Closing Date, succeed to any of the duties of the aforementioned individuals (collectively, the “Entity Representatives”). Any such Entity Representative will be deemed to have knowledge of a particular fact, circumstance, event or other matter if (i) such Entity Representative has actual knowledge of the fact, circumstance, event or other matter, (ii) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic, including e-mails sent to or by such Entity Representative) in, such Entity Representative’s actual possession, or (iii) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic) contained in books and records of the relevant Person that would reasonably be expected to be reviewed by a person who has the duties and responsibilities of such Entity Representative in connection with such Person’s entering into this Agreement, or (iv) such Entity Representative would reasonably be expected to have such knowledge in the ordinary and prudent course of performing their respective duties and roles on behalf of the relevant Person, including through responses to formal requests for information in relation to the subject matters set forth in this Agreement with the personnel that report to them who are responsible for the relevant subject matters.

“Liabilities” means debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, known or unknown, including those arising under any law, action or governmental order and those arising under any Contract.

“Licensed Company Intellectual Property” means all of the Company Intellectual Property that is not Company-Owned Intellectual Property and is licensed to the Company or any of its Subsidiaries.

“Luxembourg Company Law” means the law dated August 10, 1915 concerning the commercial companies as amended.

“Material Adverse Change” and “Material Adverse Effect” when used in connection with an entity means any change, event, circumstance, condition or effect that (i) is or is reasonably likely to be or become, individually or in the aggregate, materially adverse to the condition (financial or otherwise), prospects, assets (including Intellectual Property or other intangible assets), Liabilities (including those relating to Intellectual Property), business or results of operations of the Group Companies, taken as a whole or Buyer and its Subsidiaries, taken as a whole, as the case may be, or (ii) prevents, materially delays or materially impairs the ability of any Party to carry out their obligations under this Agreement and to consummate the Acquisition and the transactions contemplated by this Agreement; provided, however, that none of the following shall be deemed to constitute or be taken into account in determining pursuant to clause (i) above whether that has been or will or could be, a “Material Adverse Effect”: (A) any changes resulting from or arising out of general market, economic or political conditions (including any changes arising out of acts of terrorism, or war, weather conditions or other force majeure events), provided, that such changes do not have a substantially disproportionate impact on the relevant Party, (B) any changes resulting from or arising out of general market, economic or political conditions in the industries in which the relevant Party conducts business (including any changes arising out of acts of terrorism, or war, weather conditions or other force majeure events), provided, that such changes do not have a substantially disproportionate impact on the relevant Party, (C) any changes resulting from or arising out of actions taken pursuant to (and required by) this Agreement or at the request of the other Parties to this Agreement or the failure to take any actions due to restrictions set forth in this Agreement, (D) any changes in the price or trading volume of Buyer Common Stock, in and of itself, provided, that such exclusion shall not apply to any underlying fact, event or circumstance that may have caused or contributed to such change in market price or trading volume, (E) any failure of the Buyer Common Stock to be listed on The Nasdaq Capital Market, including as a result of or pursuant to the notice of deficiency received by Buyer from Nasdaq on January 2, 2013 and (F) any failure by the Company or Buyer to meet published revenue or earnings projections, in and of itself, provided, that such exclusion shall not apply to any underlying fact, event or circumstance that may have caused or contributed to such failure to meet published revenue or earnings projections.

“Materials of Environmental Concern” include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is currently regulated by an Environmental Law or that is otherwise a danger to health, reproduction or the environment.

“New Convertible Notes” means the convertible promissory notes having an aggregate principal amount of $7,000,000 issued or issuable by Buyer pursuant to the New Note Purchase Agreement (whether or not such notes are ultimately issued).

“New Note Purchase Agreement” means the amended and restated note purchase agreement dated November 1, 2013 amending and restating the Note Purchase Agreement, to be entered into by and among Buyer and Cyrus or its Affiliates and the other purchasers party thereto before the Closing Date, as amended from time to time.

“Note Purchase Agreement” means that certain note purchase agreement dated as of February 12, 2013 by and among Buyer and the purchasers party thereto, as amended by that certain amendment to the note purchase agreement dated March 5, 2013.

“Open Source License” means any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation), or any substantially similar license, including but not limited to any license approved by the Open Source Initiative, and any Creative Commons License. For avoidance of doubt, Open Source Licenses include Copyleft Licenses.

“Open Source Materials” means any software or other Intellectual Property subject to an Open Source License.

“Ordinary Course of Business” means a course of business that is (i) in the ordinary course of the Group Companies’ or the Buyer Group’s business and consistent with its past practices, as applicable (ii) is consistent with the Buyer’s or the Company’s (or other Group Company’s, as applicable) business plan (including the capital investment and business expansion components thereof), as applicable, previously provided to Buyer or the Company Shareholders, as applicable, and (iii) consistent with prudent business practices for an entity that is of a similar size and in a similar industry.

“Patents” means patents and patent applications, utility models and applications for utility models, inventor’s certificates and applications for inventor’s certificates, and invention disclosure statements.

“Permitted Encumbrances” means (i) statutory liens for Taxes that are not yet due and payable; (ii) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements; (iii) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by Applicable Law; (iv) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens; (v) any minor imperfection of title or similar liens, charges or encumbrances which individually or in the aggregate with other such liens, charges and encumbrances does not impair the value of the property subject to such lien, charge or encumbrance or the use of such property in the conduct of the Company Business; and (vi) any liens or Encumbrances which are to be, and will be, released at the Closing without the payment of any consideration by Buyer and/or any of the Group Companies.

“Person” means any individual, corporation, company, limited liability company, partnership, limited liability partnership, trust, estate, proprietorship, joint venture, association, organization, entity or Governmental Authority.

“Personal Information” means information from or about an individual person the use, aggregation, holding or management of which is restricted under any Applicable Law, including, but not limited to, an individual person’s: (a) personally identifiable information (e.g., name, address, telephone number, email address, financial account number, government-issued identifier, and any other data used or intended to be used to identify, contact or precisely locate a person); and (b) Internet Protocol address or other persistent identifier.

“Prohibited Person” means any Person that is (a) a national or resident of any U.S. embargoed or restricted country, (b) included on, or Affiliated with any Person on, the United States Commerce Department’s Denied Parties List, Entities and Unverified Lists; the U.S. Department of Treasury’s Specially Designated Nationals, Specially Designated Narcotics Traffickers or Specially Designated Terrorists, or the Annex to Executive Order No. 13224; the Department of State’s Debarred List; UN Sanctions, (c) a member of any PRC military organization, or (d) a Person with whom business transactions, including exports and re-exports, are restricted by a U.S. Governmental Authority, including, in each clause above, any updates or revisions to the foregoing and any newly published rules.

“Public Official” means any executive, official, or employee of a Governmental Authority, political party or member of a political party, political candidate; executive, employee or officer of a public international organization; or director, officer or employee or agent of a wholly owned or partially state-owned or controlled enterprise.

“Registered Company Intellectual Property” means: (i) all Patents, registered Trademarks, applications to register Trademarks (including intent-to-use applications), registered Copyrights, applications to register Copyrights, and all Domain Names included in the Company-Owned Intellectual Property that are registered, recorded or filed by, for, or under authorization from (or in the name of) the Company; and (ii) any other applications, registrations, recordings and filings by the Company (or otherwise authorized by or in the name of the Company) with respect to any Company-Owned Intellectual Property.

“Registration Rights Agreement” means a registration rights agreement in substantially the form attached hereto as Exhibit A to be entered into by Buyer and the Company Shareholders in respect of the Acquisition Shares.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means with respect to any Person, any corporation, association, business entity, partnership, limited liability company or other Person of which such Person, either alone or together with one or more Subsidiaries or by one or more other Subsidiaries (i) directly or indirectly owns or controls securities or other interests representing at least fifty percent (50%) of the voting power of such Person, or (ii) is entitled, by Contract or otherwise, to elect, appoint or designate directors or other members constituting a majority of the members of such Person’s board of directors, board of managers or other governing body.

“Superior Proposal” means a written Alternative Buyer Transaction that the board of directors of Buyer has determined, after consultation with its outside legal counsel and financial advisor, in its good faith judgment, taking into account the conditionality, expected timing and likelihood of consummation of the proposal and all other factors the board of directors of Buyer determines in good faith to be relevant, (i) is reasonably likely to be consummated and (ii) if consummated, would result in a transaction more favorable to Buyer’s shareholders from a financial point of view than the transactions contemplated by this Agreement.

“Tax” (and, with correlative meaning, “Taxes”) means (i) any federal, state, local or foreign net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, estimated or windfall profit tax, custom duty, national insurance tax, health tax or other tax or other like assessment or charge of any kind whatsoever, including social security contributions, in each case together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such tax (domestic or foreign), whether disputed or not, (ii) any Liability for the payment of any amounts of the type described in clause (i) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any Tax period, and (iii) any Liability for the payment of any amounts of the type described in clause (i) or (ii) of this sentence as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to indemnify any other Person, by Contract or otherwise. Taxes include any taxes within the meaning of Section 3 of the German Tax Code.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Tax Ruling” means the letter from the Luxembourg tax authorities issued on the establishment of the Company.

“TD Germany” means Tandberg Data GmbH with its legal seat in Dortmund, Germany, registered with the commercial register of local court of Dortmund, Germany, under HRB 5589.

“TDM” means Tandberg Data Management S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) having its registered office at L-1855 Luxembourg, 46A, avenue J.F. Kennedy, registered with the Luxembourg Register of Commerce and Companies under number B 151.395.

“Trade Secrets” means information and materials not generally known to the public, including trade secrets and other confidential and proprietary information.

“Trademarks” means trademarks, service marks, logos and design marks, trade dress, trade names, fictitious and other business names, brand names, together with all goodwill associated with any of the foregoing.

“Transaction Fees” means all out-of-pocket costs and expenses of the Group Companies , any employee of any Group Company or any Company Shareholder incurred by, paid by, or to be paid by, any Group Company in connection with the Acquisition and this Agreement (and the related term sheet and the related discussions and negotiations between the Parties with respect thereto) and the transactions contemplated hereby, including, any fees and expenses of investment bankers, financial advisors, legal counsel, accountants or other professional advisors.

“Transfer Pricing Policy” means the transfer pricing policy applicable to the Group Companies disclosed by the Company to the Buyer prior to the date of this Agreement.

“Treasury Regulations” means the United States Treasury Regulations promulgated under the Code.

“Unpaid Transaction Fees” means any Transaction Fees, or portions thereof, that are not paid in full prior to the Closing.

“WARN Act” means the Workers Adjustment and Retraining Notification Act, as amended.

“Voting Agreement” means a voting rights agreement in substantially the form attached hereto as Exhibit B to be entered into by Buyer and the Company Shareholders in respect of the Acquisition Shares.

“Works of Authorship” means software (whether in source code, object code form, including user interfaces, command structures, menus, buttons and icons, flow-charts, and related documentation), websites, content, images, graphics, text, photographs, artwork, audiovisual works, sound recordings, graphs, drawings, reports, analyses, writings, and other works of authorship and copyrightable subject matter.

Other capitalized terms defined elsewhere in this Agreement and not defined in this Article 1 shall have the meanings assigned to such terms in this Agreement in the sections referenced below:

Defined Term	Section
10-K	6.6
401(k) Plan	7.11
Acquisition Shares	2.2(a)
Acquisition Subsidiary	2.1(b)
Agreement	Preamble
Agreement Date	Preamble
Articles of Incorporation	6.3
Board	4.3(a)
Board Approval	4.3(d)
Buyer	Preamble
Buyer Disclosure Letter	Article 6
Buyer Representatives	8.3(a)
Company	Preamble
Company Benefit Arrangement	4.16(h)
Company Certificates	2.4(b)(iii)
Company Disclosure Letter	Article 4
Company Intellectual Property Contracts	4.14(e)
Company Representative	4.22(a)
Company Shareholders	Preamble
Compliance Laws	4.22(a)
Consulting Agreement	Recitals
Consideration	2.2(a)

Defined Term	Section
Employment Agreement	Recitals
Evaluation Date	6.24
Export Approvals	4.23(a)
FCPA	4.22(a)
Governmental Permits	4.15(c)
Inbound Intellectual Property Contracts	4.14(e)
Leased Real Property	4.10(a)
Leases	4.10(a)
Non-Solicitation Agreement	Recitals
Outbound Intellectual Property Contracts	4.14(e)
Owned Real Property	4.10(a)
Party	Preamble
Payee	2.5
Real Property	4.10(a)
Rights Plan	6.3
Significant Customer	4.20(b)
Significant Supplier	4.20(c)
SEC Filings	6.6
Systems	4.14(p)
Takeover Proposal	8.3(b)
TD Corp	7.10

ARTICLE 2

THE ACQUISITION

2.1 Purchase and Sale of Company Interests.

(a) Subject to the terms and conditions set forth herein, at the Closing and effective as of the Closing Date, the Company Shareholders shall sell to Buyer, and Buyer shall purchase from the Company Shareholders, the Company Interests, free and clear of all Encumbrances, for the consideration specified in Section 2.2(a).

(b) Prior to the Closing, Buyer shall form a wholly-owned subsidiary of Buyer incorporated under the laws of the Grand Duchy of Luxembourg (“Acquisition Subsidiary”), and Buyer shall assign its right to acquire and receive the Company Shares from the Company Shareholders pursuant to this Agreement to Acquisition Subsidiary. Following the formation of Acquisition Subsidiary, any obligation of Buyer to the Company or the Company Shareholders under this Agreement which is performed, satisfied or fulfilled by Acquisition Subsidiary (which, for the avoidance of doubt, shall not include the obligation to issue the Acquisition Shares pursuant to Section 2.1(a) at the Closing), shall be deemed to have been performed, satisfied or fulfilled in all respects by Buyer.

2.2 Purchase Price.

(a) The aggregate consideration payable by Buyer to the Company Shareholders (the “Consideration”) in respect of the Company Interests shall consist of one (1) share of fully paid and nonassessable Buyer Common Stock for each Fully Diluted Buyer Share (the “Acquisition Shares”).

(b) The issuance of the Acquisition Shares to the Company Shareholders pursuant to Section 2.2(a) shall be made in accordance with an allocation to be provided by the Company Shareholders to Buyer five (5) Business Days prior to the Closing Date.

(c) Adjustments. In the event of any share split, reverse share split, share dividend (including any dividend or distribution of securities convertible into capital shares), reorganization, reclassification, combination, recapitalization or other like change with respect to the Company Shares or the shares of Buyer Common Stock occurring after the date of this Agreement and prior to the Closing, all references in this Agreement to specified numbers of shares of any class or series affected thereby, and all calculations provided for that are based upon numbers of shares of any class or series (or trading or other prices therefor or relating thereto) affected thereby, shall be equitably adjusted to the extent necessary to provide the Parties the same economic effect as contemplated by this Agreement prior to such share split, reverse share split, share dividend, reorganization, reclassification, combination, recapitalization or other like change. Unless indicated otherwise, all mathematical calculations contemplated by this Agreement shall be made to the fifth decimal place.

(d) No Fractional Shares. Notwithstanding any other provision of this Agreement, no certificates for fractional shares of Buyer Common Stock shall be issued in the Acquisition. Each holder of Company Shares who otherwise would have been entitled to a fraction of a share of Buyer Common Stock shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled (after taking into account all Company Shares owned by such holder at the Closing) by the closing market price of the Buyer Common Stock on the date that is three (3) Business Days prior to the Closing Date. No such holder shall be entitled to any dividends, voting rights or any other rights in respect of any fractional share.

(e) Transfer Formalities. Buyer and the Company Shareholders instruct and authorise the Company to register at the Closing, in the name and on behalf of Buyer, the transfer of the Company Shares in the shareholders’ register of the Company and to file as soon as practicable a notice with the Luxembourg Register of Commerce and Companies in respect of the transfer of the Company Shares from the Company Shareholders to Buyer. The Company Shareholders, Buyer and the Company hereby jointly empower and authorise any manager of the Company, acting individually, to (i) proceed, at the Closing, with the entry of the transfer of the Company Shares in accordance with this Agreement in the shareholders’ register of the Company and to sign the shareholders’ register of the Company in accordance with article 185 of the Luxembourg Company Law, (ii) file a Company Shares transfer notice with the Luxembourg Register of Commerce and Companies and (iii) perform any operation or act which might be necessary or useful for the performance and the execution of this Agreement, in particular the Company Shares and ISL transfer formalities.

2.3 Closing. Subject to the earlier termination of this Agreement pursuant to Article 10, the Closing shall take place at the offices of O’Melveny & Myers LLP, 2765 Sand Hill Road, Menlo Park, California 94025, at 10:00 a.m. local time on the Closing Date, provided, however, that to the extent possible pursuant to Applicable Law, the Closing may take place by exchange of executed documents by facsimile or email transmission.

2.4 Transactions to be Effected at the Closing.

(a) At the Closing Buyer shall:

(i) deliver to the Company and the Company Shareholders a duly executed counterpart of this Agreement and each of the Buyer Ancillary Agreements to which Buyer is a party;

(ii) deliver to the Company and FBC all other agreements, documents, instruments or certificates and other items required to be delivered by Buyer at or prior to the Closing;

(iii) provide the Company Shareholders with duly executed shareholders’ resolutions (i) accepting the resignation of the current managers of the Company and (ii) appointing as of the Closing, new managers of the Company;

(iv) provide the evidence that following the transfer of the Company Shares to Buyer, the registered office of the Company will be transferred and the domiciliation agreement be terminated, or as the case may be, provide evidence that transfer of the Company Shares to Buyer and related change of control of the Company has been accepted by the trust company with which the Company has its office registered and the domiciliation agreement continued; and

(v) issue the Acquisition Shares to FBC pursuant to Section 2.2(a).

(b) At the Closing the Company and each Company Shareholder shall:

(i) deliver to Buyer a duly executed counterpart of this Agreement and each of the Company Ancillary Agreements or Company Shareholder Ancillary Agreements to which the Company or such Company Shareholder is a party;

(ii) deliver to Buyer all other agreements, documents, instruments or certificates and other items required to be delivered by the Company or such Company Shareholder, or any of their respective Affiliates, at or prior to the Closing;

(iii) surrender its share certificate or certificates (if any) which as of the Closing represented the Company Shares (the “Company Certificates”); provided, that in the event any Company Certificate shall have been lost, stolen or destroyed, the owner of such lost, stolen or destroyed Company Certificate shall provide to Buyer an indemnity agreement or bond against any claim that may be made against Buyer with respect to the Company Certificate alleged to have been lost, stolen or destroyed;

(iv) deliver to Buyer a certified true copy of the resolutions of the Company Shareholders approving the Acquisition in accordance with and pursuant to this Agreement and the Buyer as the new shareholder of the Company for the purpose of article 189 of the Luxembourg Company Law;

(v) deliver to Buyer a certified true copy of the duly updated shareholders’ register of the Company evidencing the registration of the transfer of the Company Shares from the Company Shareholders to Buyer, along with all other corporate books and records and registers (complete and duly written up-to-date) of the Company;

(vi) deliver to Buyer transfer forms for all of the Company Shares duly executed in favour of Buyer as transferee, free and clear of all Encumbrances, duly executed by the registered holders as transferors; and

(vii) written evidence of due corporate action taken to effect the termination of each 401(k) Plan sponsored or maintained by TD Corp, effective as of no later than one day prior to Closing (but such termination may be contingent upon the Closing).

2.5 Tax Withholding. Buyer shall be entitled to deduct and withhold, or cause to be deducted and withheld, from the Consideration or any other payment otherwise payable pursuant to this Agreement, to each Company Shareholder (each, the “Payee”), the amounts required to be deducted and withheld under the Code, or any provision of state, local or foreign Tax law, with respect to the making of such payment and, to the extent that amounts are so deducted and withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the Payee in respect of whom such deduction and withholding was made. The Parties agree to cooperate to allow Buyer, at its election, to effectuate such withholding by means acceptable to Buyer, including by paying the applicable portion of the Consideration for which such withholding is required to the Company or any of its Subsidiaries and causing the Company or such Subsidiary to withhold the applicable amounts through the Company’s or such Subsidiary’s payroll system. If any deduction or withholding is required as contemplated by this Section 2.5, then the Parties shall take all reasonable steps to reduce the rate of withholding Tax as provided under relevant Tax law and practice. The Parties shall cooperate reasonably in completing and filing documents required under the provisions of any Applicable Law in connection with reducing the rate of withholding Tax due under the laws of the relevant territory or relevant double tax treaties, or in connection with any claim to a refund of, or credit for, any required deduction or withholding.

2.6 Further Assurances. If, at any time before or after the Closing, any of the Parties hereto reasonably believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary to consummate the Acquisition or to carry out the purposes and intent of this Agreement at or after the Closing, then the Company, Buyer, the Company Shareholders and their respective officers and directors shall execute and deliver all such proper deeds, assignments, instruments (including not limited to a notice of the transfer of the Company Shares with the Luxembourg Register of Commerce and Companies, in order to make the transfer of the Company Shares enforceable vis-à-vis third parties) and assurances and do all other things (including but not limited to the publication of the aforementioned notice of transfer in the Luxembourg official gazette, in accordance with applicable provisions of the Luxembourg Company Law) reasonably necessary to consummate the Acquisition and to carry out the purposes and intent of this Agreement.

ARTICLE 3

[RESERVED]

ARTICLE 4

REPRESENTATIONS AND WARRANTIES CONCERNING THE GROUP COMPANIES

Subject to the exceptions set forth in a numbered or lettered section of the disclosure letter of the Company addressed to Buyer, dated as of the Agreement Date and delivered to Buyer concurrently with the Parties’ execution of this Agreement (the “Company Disclosure Letter”) specifically referencing a representation or warranty herein, the Company represents and warrants to Buyer that the statements contained in this Article 4 (each of which exceptions and disclosures set forth in any section or subsection of the Company Disclosure Letter will apply to any other section or subsection of the Company Disclosure Letter to the extent the relevance to such other section or subsection is reasonably apparent from a reading of the text of such disclosure to a reader unfamiliar with the Company Business) are true and correct on and as of the Agreement Date and shall be true and correct as of immediately prior to the Closing. For purposes of this Agreement, a document shall be deemed to have been “made available” by the Company to Buyer only if it has been posted in the electronic data site at https://oursite.reedsmith.com in connection with the Acquisition.

4.1 Organization and Good Standing. All Group Companies, their respective jurisdictions of incorporation and their respective legal form are identified in Schedule II. Each Group Company is duly incorporated or organized, validly existing, and in good standing under the laws of the jurisdiction where such Group Company is incorporated or organized. Each Group Company has all power and authority to own, operate and lease its properties and to carry on its business as currently conducted and proposed to be conducted. Each Group Company is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified, licensed and in good standing would not result, or reasonably be expected to result, in a Material Adverse Effect on the Company. The Company has made available to Buyer true and complete copies of the currently effective Charter Document of each Group Company, each, as amended to date. The minute books (containing the records of meetings of the shareholders, the board of directors or other governing body and any committee thereof), the stock certificate books, and the stock record books, to the extent kept, of each Group Company are correct and complete. No Group Company is in default under or in violation of any provision of its Charter Documents. Schedule 4.1(a) contains a true and complete list of each jurisdiction where the Group Companies are organized and qualified to do business. Schedule 4.1(b) lists the managers, directors and officers of each Group Company. Schedule 4.1(c) contains a true and correct copy, as of October 17, 2013, of an excerpt from the commercial register (Handelsregisterauszug) of TD Germany. No registrations or applications for registration in such register are pending and there are no matters which are not registered therein, but with respect to which a registration would be required under Applicable Law.

4.2 Subsidiaries. Except as set forth on Schedule II, no Group Company has any Subsidiaries, and no Group Company owns or controls, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, or have any commitment or obligation to invest in, purchase any securities or obligations of, fund, guarantee, contribute or maintain the capital of or otherwise financially support any corporation, partnership, limited liability company, trust, joint venture or other business association or entity. Each Subsidiary is, directly or indirectly, wholly owned by the Company. Any former Subsidiary of any Group Company that is no longer in existence has been duly dissolved in accordance with its charter documents and the laws of the jurisdiction of its incorporation or organization and there are no outstanding Liabilities, including Taxes, with respect to any such entity for which any Group Company is responsible. TD Germany is not a party to any enterprise agreement (Unternehmensvertrag) within the meaning of Sections 291 et seq. of the German Stock Corporation Act (AktG), nor is TD Germany obliged to enter into any such agreement. No bankruptcy, insolvency, liquidation or similar proceedings (whether mandatory or voluntary) are pending and no filing for such proceeding has been made or is required, with respect to TD Germany. TD Germany has not stopped or suspended payment of its debts, become unable to pay its debts or otherwise become insolvent. TD Germany is not over-indebted (überschuldet). No assets of TD Germany have been seized or confiscated by or on behalf of any third party nor are any foreclosure, forfeiture, execution or enforcement proceedings pending or threatened with respect to TD Germany or its assets. To the Knowledge of the Company, there are no facts or events which may reasonably be expected to result in any such proceedings or other events as referred to in this Section 4.2.

4.3 Power, Authorization and Validity.

(a) Power and Authority. The Company has the capacity as well as all requisite corporate power and corporate authority to enter into, execute, deliver and perform its obligations under this Agreement and each of the Company Ancillary Agreements and to consummate the Acquisition, subject to the approval of the Company Shareholders. The Acquisition and the execution, delivery and performance by the Company of this Agreement, each of the Company Ancillary Agreements and all other agreements, transactions and actions contemplated hereby or thereby, have been duly and validly approved and authorized by the Company’s managers (the “Board”).

(b) No Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to any (i) Governmental Authority or (ii) any other Person is necessary or required to be made or obtained by the Company to enable the Company to lawfully execute and deliver, enter into, and perform its obligations under this Agreement and each of the Company Ancillary Agreements or to consummate the Acquisition (including the consent of or notice to any Person required pursuant to the terms of such Contract to be obtained or given in order to keep any Contract between such Person and the Company in effect following the Acquisition or to provide that the Company is not in breach or violation of any such Contract following the Acquisition, in each case, as a result of failure to obtain such consent or provide such notice), except for filings required to be made pursuant to the provisions of the Luxembourg Company Law.

(c) Enforceability. This Agreement has been duly executed and delivered by the Company. This Agreement and each of the Company Ancillary Agreements are, or when executed by the Company will be, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors generally and (ii) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

(d) Board Approval. The Board has, at a meeting duly called and held, by a unanimous vote of those directors voting on such matters, or by a unanimous written consent in lieu thereof: (i) approved and declared advisable this Agreement; (ii) determined that the Acquisition and other transactions contemplated by this Agreement are advisable, fair to, and in the best interests of the Company; (iii) resolved to recommend to the Company Shareholder’s the approval of this Agreement and the Acquisition; and (iv) directed that this Agreement be submitted to the Company Shareholders for their adoption (collectively, the “Board Approval”). No takeover statute or similar statute or regulation of any jurisdiction applies or purports to apply to the Acquisition.

(e) Required Vote of Company Shareholders. The affirmative vote or consent of the Company Shareholders (the “Shareholder Approval”) are the only votes or consents of the holders of any class or series of Company Shares necessary to adopt this Agreement. Such votes and consents have been obtained in a manner fully in accordance with Applicable Law. Other than the Shareholder Approval, no other votes or consents of any Company Shareholder, holder of any Debt or holder of any other Equity Securities of the Company or any of its Subsidiaries is required to adopt or approve this Agreement and the transactions contemplated hereby.

4.4 Capitalization. As of the date of this Agreement, the entire subscribed share capital of the Company consists of twelve thousand five hundred (12,500) Company Shares. As of the date of this Agreement, there are 12,500 Company Shares issued and outstanding and no Company Shares that are authorized but not issued. All of the issued and outstanding Company Shares have been duly authorized, are validly issued and fully paid in compliance with all the requirements of Applicable Law and all requirements set forth in applicable organizational documents and as of the date of this Agreement are held beneficially and of record by the respective Company Shareholders as set forth in Schedule 4.4 of the Company Disclosure Letter. Schedule 4.4 of the Company Disclosure Letter contains a true, correct and complete description of the share capital and the Equity Securities issued by each of the Subsidiaries. The Equity Securities of the Subsidiaries are held as indicated in Schedule 4.4 of the Company Disclosure Letter, free and clear of any Encumbrances. All of the issued and outstanding Equity Securities of each other Group Company have been duly authorized, are validly issued, fully paid not been repaid, neither in whole nor in part, and nonassessable, in compliance with all the requirements of Applicable Law and all requirements. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other Contracts or commitments that could require any Group Company to issue, sell, or otherwise cause to become outstanding any of its Equity Securities. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to any Group Company. No Group Company is a party to and there is not, and immediately after the Closing there will not be, any Contract, right of first refusal, right of first offer, proxy, voting agreement, voting trust or agreement, sub-participation agreement, registration rights agreement or shareholders agreement, whether or not such Group Company is a party thereto, with respect to the purchase, sale, creating of Encumbrances or voting or other shareholder rights of or in respect of any Equity Securities of any Group Company. No Group Company holds any treasury shares. There are no unvested shares of capital stock of the Company or shares of capital stock of the Company that are subject to a repurchase right of the Company. There is no Liability for dividends accrued and unpaid by the Company. Each Company Shareholder is ultimately solely controlled by U.S. persons within the meaning of the CFIUS Regulations.

4.5 No Conflict. Neither the execution and delivery of this Agreement or any of the Company Ancillary Agreements by the Company, nor the consummation of the Acquisition or any other transaction contemplated hereby or thereby, shall conflict with, result in a termination, breach, impairment or violation of (with or without notice or lapse of time, or both), or constitute a default, or require the consent, release, waiver or approval of, or notice to, any third party, under: (i) any provision of the Charter Document of any Group Company, each as currently in effect; (ii) any Applicable Law applicable to any Group Company or any of its assets or properties; or (iii) any Company Material Contract. Neither the Company’s entering into this Agreement nor the consummation of the Acquisition shall change the obligations or rights of the Company as they exist at the Closing and without giving effect to any action taken by Buyer after the Closing to make payments to or receive payments from any customer or supplier of the Company.

4.6 Litigation. There is no Action pending against any Group Company (and there is no Action pending against any officer, director, employee or agent of any Group Company in their capacity as such or relating to their employment, services or relationship with such Group Company) before any Governmental Authority, arbitrator or mediator, nor, to the Knowledge of the Company, has any such Action been threatened. There is no judgment, decree, injunction, rule or order of any Governmental Authority, arbitrator or mediator outstanding against any Group Company. To the Knowledge of the Company, there is no reasonable basis for any person to assert a claim against any Group Company based upon the Company’s entering into this Agreement or any Company Ancillary Agreement or consummating the Acquisition or any of the transactions contemplated by this

Agreement or any Company Ancillary Agreement. No Group Company has an Action pending against any Governmental Authority or other Person.

4.7 Taxes.

(a) Tax Returns and Audits.

(i) Each Group Company (A) has properly completed and timely filed all Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete in all material respects, (B) has timely paid all Taxes required to be paid by it for which payment was due (whether or not shown on any Tax Returns), (C) in accordance with generally accepted accounting practice, has established an adequate accrual or reserve for the payment of all Taxes expect to be payable in respect of the periods or portions thereof prior to the Balance Sheet Date (which accrual or reserve as of the Balance Sheet Date is fully reflected on the face of the Company Balance Sheet (rather than in any notes thereto) and will establish an adequate accrual or reserve for the payment of all Taxes payable in respect of the periods or portion thereof through the Closing Date, (D) has made (or will make on a timely basis) in all material respects all estimated Tax payments required to be made, (E) has no Liability for Taxes in excess of the amount so paid or accruals or reserves so established, and (F) since the Balance Sheet Date has not incurred any material Liability for Taxes outside the Ordinary Course of Business or otherwise inconsistent with past custom and practice other than as a result of the transactions contemplated by this Agreement. The Company has made available to Buyer correct and complete copies of all federal income and other material Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any Group Company filed or received for all taxable years remaining open under the applicable statute of limitations.

(ii) None of the Group Companies is materially delinquent in the payment of any Tax or in the filing of any Returns, no material deficiencies for any Tax have been threatened, claimed, proposed or assessed against any Group Company or any of its officers, employees or agents in their capacity as such, where such threat, claim, proposal or assessment remains outstanding.

(iii) Within the three years prior to Closing, no Group Company has received from the IRS or any other Governmental Authority (including any sales or use Tax authority) any written and outstanding (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment of or any amount of Tax proposed, asserted, or assessed by any Governmental Authority against any Group Company. No Tax Return of any Group Company is under audit by the IRS or any other Governmental Authority and any such past audits (if any) have been completed and fully resolved to the satisfaction of the applicable Governmental Authority conducting such audit and all Taxes determined by such audit to be due from such Group Company have been paid in full to the applicable Governmental Authorities or adequate reserves therefor have been established and are reflected on the face of the Company Balance Sheet (rather than in any notes thereto). To the Knowledge of the Company, no claim has ever been made by a Governmental Authority in a jurisdiction where any Group Company does not file Tax Returns that such Group Company is or may be required to file any such Tax Returns in that jurisdiction.

(iv) No material Tax liens are currently in effect against any of the assets of any Group Company other than liens for Taxes not yet due and payable. There is not in effect any waiver by any Group Company of any statute of limitations with respect to any Taxes nor has any Group Company agreed to any extension of time for filing any Tax Return that has not been filed. No Group Company has consented to extend the period in which any Tax may be assessed or collected by any Tax agency or authority which extension is still in effect.

(v) Each Group Company has in its possession official foreign government receipts for any Taxes paid by it to any foreign Governmental Authorities.

(vi) Except as set forth on Schedule 4.7(a) of the Company Disclosure Letter, no consideration payable pursuant to this Agreement is subject to withholding in any jurisdiction.

(vii) No Group Company will be required to include any item of income in, or exclude any item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of: (A) the application of Section 481 or Section 263A of the Code (or any corresponding or similar provisions of state, local or foreign Tax laws) to transactions, events or accounting methods employed prior to the Closing, (B) any “closing agreement,” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) executed on or prior to the Closing Date, (C) any “intercompany transaction” or any “excess loss account” (within the meaning of Treasury Regulations Sections 1.1502-13 and 1502-19, respectively) (or any corresponding or similar provisions of state, local or foreign Tax law); (D) any installment sale, open transaction or other transaction made on or prior to the Closing Date, or (E) any prepaid amount received on or prior to the Closing Date.

(b) Withholding. Each Group Company has materially complied with all Applicable Law relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445 and 1446 of the Code or any corresponding or similar provisions of state, local or foreign Tax law), and has, substantially within the time and in the manner prescribed by Applicable Law, withheld from employee wages and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over under all Applicable Law (including the Federal Insurance Contribution Act, Medicare, Federal Unemployment Tax Act and relevant state income and employment Tax withholding laws), including federal, state, local and foreign Taxes, and has timely filed or provided all withholding Tax Returns in accordance with Applicable Law.

(c) Special Tax Status.

(i) No Group Company is a party to or bound by any Tax sharing, indemnity, or allocation Contract (other than with another Group Company), and no Group Company has any Liability to another party (other than with another Group Company) under any such Contract.

(ii) No Group Company is now, or has ever been, a member of a consolidated, combined, unitary or aggregate group of which the Company was not the ultimate parent corporation. No Group Company has any Liability for the Taxes of any Person (other than another Group Company) under Treasury Regulations Section 1.1502-6 (or any corresponding or similar provision of state, local or foreign Tax law), as a transferee or successor, by Contract or otherwise.

(iii) Within the three years prior to Closing, the Company has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(iv) Each Group Company is, and has been at all times within the past two (2) years, in compliance with the Transfer Pricing Policy in all material respects.

(v) Each Group Company is in compliance with all terms and conditions of any Tax exemptions expressly granted by the IRS or any other Governmental Authority, and to the Knowledge of the Company the consummation of the Acquisition shall not have any adverse effect on the continued validity and effectiveness of any such Tax exemptions.

(vi) No Group Company has a permanent establishment (within the meaning of an applicable Tax treaty) in any country other than the country in which it is incorporated. No Group Company operates or conducts business through any branch in any country other the country in which it is incorporated.

(vii) No Group Company has ever requested or received a material ruling from any Tax authority (other than the Tax Ruling) or signed a closing or other agreement with any Tax authority.

(viii) To the Knowledge of the Company, there is no limitation on the utilization by any Group Company of its net operating losses, built-in losses, Tax credits or similar items under Sections 382, 383 or 384 of the Code or comparable provisions of foreign, state or local law (other than any such limitation arising as a result of the consummation of the transactions contemplated by this Agreement).

(d) Nonqualified Deferred Compensation.

(i) Except as set forth in Schedule 4.7(d) of the Company Disclosure Letter, the Company is not a party to any contract, agreement or arrangement that is a “nonqualified deferred compensation plan” subject to Section 409A of the Code. Each such nonqualified deferred compensation plan, if any, has since January 1, 2005 been operated in compliance in all material respects with Section 409A of the Code, and the applicable Treasury Regulations and IRS guidance thereunder so as to avoid any Tax pursuant to Section 409A of the Code. The document or documents that evidence each such plan substantially conform to the provisions of Section 409A of the Code and the Treasury Regulations thereunder.

(e) Additional Tax Representations. Except as set forth on Schedule 4.7(e) of the Company Disclosure Letter, the Company is not a party to any Contract or any Company Benefit Arrangement that, to the knowledge of the Company, could give rise to payments with respect to the performance of services that are nondeductible under Sections 162(m), 404 or 280G of the Code or subject to the excise tax under Section 4999 of the Code, and no amount payable as a result of or in connection with the consummation of the Acquisition by any employee or director of the Company who is a “disqualified individual” (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Company Employee Plan could be characterized as an “excess parachute payment” (as defined in Section  280G(b)(1) of the Code).

4.8 Related Party Transactions. None of the Group Companies has, or, to the Knowledge of the Company, has been deemed to have for purposes of any Applicable Law, engaged in or been party to any transaction with any of its officers, directors, employees or direct or indirect shareholders or, to the Knowledge of the Company, any member of their immediate families (i) acquired or have the use of property for proceeds greater than the fair market value thereof, (ii) received services or have the use of property for consideration other than the fair market value thereof, or (iii) received interest or any other amount other than at a fair market value rate from any person with whom it does not deal at arm’s length within the meaning of applicable taxation acts. None of the Group Companies has, or, to the Knowledge of the Company, has been deemed to have for purposes of any Applicable Law, engaged in or been party to any transaction with any of its officers, directors, employees or direct or indirect shareholders or, to the Knowledge of the Company, any member of their immediate families (i) disposed of the property for proceeds less than the fair market value thereof, (ii) performed services for consideration other than the fair market value thereof or (iii) paid interest or any other amount other than at a fair market value rate to any person with whom it does not deal at arm’s length within the meaning of applicable acts. To the Knowledge of the Company, none of the officers, directors and employees of any Group Company, any Company Shareholder, nor any immediate family member of an officer, director, employee or such beneficial owner, has a direct ownership interest of more than five percent (5%) of the equity ownership of any firm or corporation that competes with, or does business with, or has any contractual arrangement with, the Group Companies.

4.9 Company Financial Statements.

(a) Schedule 4.9(a) of the Company Disclosure Letter includes the Company Financial Statements. The Company Financial Statements: (a) are derived from and are in accordance with the books and records of the Group Companies; (b) fairly present in all material respects the financial condition of the Company and its Subsidiaries at the dates therein indicated and the results of operations and cash flows of the Group Companies for the periods therein specified; and (c) have been prepared in accordance with GAAP (except that the unaudited Company Financial Statements do not have notes and are subject to normal recurring year-end adjustments, the effect of which are not, individually or in the aggregate, material to the Group Companies). Except for (i) Liabilities shown on the Company Balance Sheet, (ii) Liabilities that were incurred after the Balance Sheet Date in the Ordinary Course of Business, (iii) executory Liabilities expressly provided for in any of the Company’s Contracts that have been made available to Buyer and that are not required to be reflected in the Company Financial Statements under GAAP, (iv) Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement, which have been or will be taken into account in the calculation of Transaction Fees and (v) Liabilities identified in the Company Disclosure Letter, the Group Companies have no

Liabilities, individually or in the aggregate, that are or could reasonably be expected to have a Material Adverse Effect. All reserves established by the Group Companies that are set forth in or reflected in the Company Balance Sheet have been established in accordance with GAAP.

(b) Except as disclosed in Schedule 4.9(b) of the Company Disclosure Letter, the Company has established and maintains a system of internal control over financial reporting (within the meaning of Rules 13a-15(f) and 15d-15(f) of the Exchange Act) which is effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of management and the Board, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries. The Company has disclosed to the Company’s outside auditors and Board (x) any Known significant deficiencies and Known material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. A summary of any of these disclosures made by management to the Company’s auditors and Board is set forth as Schedule 4.9(b) of the Company Disclosure Letter. Except as disclosed in Schedule 4.9(b) of the Company Disclosure Letter, the Company does not have any Knowledge of any “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls and procedures that would reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial data.

(c) The Company has filed and published all its annual accounts in compliance with the Luxembourg Company Law.

4.10 Title to Properties.

(a) The Group Companies have good and valid title to, or in the case of leased assets and properties, valid leasehold interests in, all of the respective tangible assets and properties used, possessed or occupied by them (including those shown on the Company Balance Sheet), free and clear of all Encumbrances, other than Permitted Encumbrances. Such assets are sufficient for the continued operation of the Company Business. All properties used in the operations of the Company Business are reflected on the Company Balance Sheet to the extent required under GAAP to be so reflected. All machinery, vehicles, equipment and other tangible personal property owned or leased by each Group Company or used in the Company Business are in good condition and repair, normal wear and tear excepted. All leases of real or personal property to which a Group Company is a party are fully effective and afford such Group Company, as applicable, a valid leasehold possession of the real or personal property that is the subject of the lease. Schedule 4.10(a)-1 of the Company Disclosure Letter sets forth a complete and accurate list of all real property owned by any Group Company, including rights equivalent to real property (grundstücksgleiche Rechte) (the “Owned Real Property”). Schedule 4.10(a)-2 of the Company Disclosure Letter sets forth a complete and accurate list of all real property leased or subleased to any Group Company (the “Leased Real Property” and together with the Owned Real Property, the “Real Property”), with correct and completed copies of each lease or sublease thereof (the “Leases”) has been delivered by the Company to Buyer. Schedule 4.10(a)-3 of the Company Disclosure Letter sets forth a complete and accurate listing of the locations of all sales offices and any other offices or facilities of the Group Companies and a true and complete and accurate list of all states or foreign jurisdictions in which any Group Company maintains employees.

(b) With respect to each Owned Real Property listed in Schedule 4.10(a)-1 of the Company Disclosure Letter:

(i) the Group Company that is shown as the owner of such real property in Schedule 4.10(a)-1 has good and marketable indefeasible fee simple title, free and clear of all Encumbrances, except for Permitted Encumbrances;

(ii) no Group Company has leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof;

(iii) there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein; and

(iv) Schedule 4.10(b)(iv) contains up-to-date copies of any land register (Grundbuch), register of heritable building rights (Erbbaugrundbuch) and public encumbrance register (Baulastenverzeichnis) existing in respect of Owned Real Property owned by TD Germany. No registrations or applications for registration in such registers are pending and there are no matters which are not registered therein, but with respect to which a registration in any of such registers would be required or permitted under Applicable Law. No Owned Real Property owned by TD Germany is encroached (überbaut) and no buildings on such Owned Real Property encroach over neighboring properties. None of the Group Companies has received any written notice from any Governmental Authority or Person of any pending or threatened condemnations (Enteignung), planned public redevelopment measures (Sanierungsmaßnahmen), annexation, special assessments charged on the premises (Erschließungskostenbeiträge), zoning or subdivision changes (Änderungen der Bauleitplanung und Parzellierung), affecting such Owned Real Property.

(c) With respect to each Lease listed in Schedule 4.10(a)-2 of the Company Disclosure Letter:

(i) such Lease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

(ii) no Group Company is in breach or default under such leases or subleases, and to the Knowledge of the Company, no other party thereto is in breach of default thereof, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

(iii) no Group Company has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

(iv) to the Knowledge of the Company, the owner of the Leased Real Property has good and marketable title to such Leased Property, and such owners of the sublessor of the Leased Real Property has full right, power and authority to lease the Leased Real Property and improvements thereon to the applicable Group Company on the terms set forth in such Lease; and

(v) no Group Company is obligated to pay any leasing or brokerage commission relating to such lease or will have any obligation to pay any leasing or brokerage commission upon the renewal of the lease.

(d) All facilities located on the Real Property have received all approvals of Governmental Authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained by the applicable Group Company in accordance with Applicable Law.

(e) The Real Property is in compliance with all applicable building, zoning, subdivision, health and safety and other land use laws, including, if applicable, the Americans with Disabilities Act of 1990, as amended, and all insurance requirements affecting such Real Property.

(f) All facilities located on the Real Property are supplied with all water, gas, electrical, sewer, storm and waste water systems and all other utilities and other services necessary for the operation of said facilities, and such utilities and services are operational and sufficient.

(g) All buildings, structures, fixtures, building systems and equipment located on the Real Property and used in the business of the applicable Group Company are in good condition and repair and sufficient for the operation of the business of the applicable Group Company and there are no material defects in design, construction or structure of any premises or other improvements utilized by applicable Group Company.

(h) There is no condemnation, expropriation or other proceeding in eminent domain, pending or, to the Knowledge of the Company, threatened, affecting any parcel of Real Property or any portion thereof or interest therein.

(i) The Real Property comprises all of the real property used or intended to be used in the Company Business.

(j) With respect to each such owned personal property in Schedule 4.10(a)-2 of the Company Disclosure Letter, to the Knowledge of the Company, there are no Parties (other than the Group Companies and its officers, directors, employees, consultants and agents) who are in possession of or who are using any such item of personal property.

4.11 Absence of Certain Changes. Since the Balance Sheet Date, the Company Business has been operated in the Ordinary Course of Business, and since such date there has not been with respect to any Group Company any:

(a) Material Adverse Change or any change, event, circumstance, condition or effect that would reasonably be expected to result in a Material Adverse Change;

(b) amendment or change in its Charter Documents;

(c) incurrence, creation or assumption of (i) any Encumbrance on any of its assets or properties (other than Permitted Encumbrances) or (ii) any Liability as a guarantor or surety with respect to the obligations of any Person other than another Group Company;

(d) material damage, destruction or loss of any property or asset, whether or not covered by insurance;

(e) declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, its capital stock, other than the issuance of Company Shares in connection with the conversion of outstanding Debt to equity by the Company and the Company Shareholders prior to the Closing;

(f) any material change with respect to its senior management or other key personnel;

(g) any actual or threatened material employee strikes, work stoppages, slowdowns or lockouts or, to the Knowledge of the Company, any labor union organization activity;

(h) making or entering into of any Contract with respect to any acquisition, sale or transfer of all or substantially all of the assets of the Company;

(i) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates or revenue recognition policies) or any revaluation of any of its assets;

(j) commencement of any action, suit, arbitration, mediation, proceeding, claim or investigation, or receipt notice of or, to the Knowledge of the Company, a threat of any action, suit, arbitration, mediation, proceeding, claim or investigation against a Company Entity relating to any of its business, properties or assets;

(k) any negotiation with respect to, or any entry into, any Contract to do any of the things described in the preceding clauses (a) - (j) (other than negotiations and agreements with Buyer and its representatives regarding the transactions contemplated by this Agreement).

4.12 Contracts, Agreements, Arrangements, Commitments and Undertakings. Schedule 4.12 of the Company Disclosure Letter sets forth a list of each of the following Contracts to which any Group Company is a party or to which any Group Company or any of its assets or properties is bound:

(a) any material dealer, distributor, OEM (original equipment manufacturer), VAR (value added reseller), sales representative or similar Contract under which any third party is authorized to sell, sublicense, lease, distribute, market or take orders for any of its products, services or technology;

(b) any Contract providing for the development of any software, content (including textual content and visual, photographic or graphics content), technology or Intellectual Property for (or for the benefit or use of) it, or providing for the purchase by or license to (or for the benefit or use of) it of any software, content (including textual content and visual, photographic or graphics content), technology or Intellectual Property, which software, content, technology or Intellectual Property is in any manner used or incorporated (or is contemplated by it to be used or incorporated) in connection with any aspect or element of any product, service or technology of any Group Company;

(c) any Contract that relates to a partnership (including silent partnership (Stille Gesellschaft), joint venture, joint marketing, joint development or similar arrangements with any other Person, and any cash-pooling agreements or similar agreements;

(d) any Company Employee Agreement or other Contract for or relating to the employment by it of any director, managing director, officer, employee or consultant or any other type of Contract with any of its officers, employees or consultants that is not immediately, or, in the case of TD Germany, in compliance with such notice period as required under mandatory Applicable Law, terminable by it without cost or other Liability, including any contract requiring it to make a payment to any director, managing director, officer, employee or consultant in connection with the Acquisition, any transaction contemplated by this Agreement or any Contract that is entered into in connection with this Agreement;

(e) any Contract with any labor union, organization or association or any works council, including any collective bargaining agreement, works agreement (Betriebsvereinbarung) or similar Contract with respect to employees of any Group Company;

(f) any indenture, mortgage, trust deed, promissory note, loan agreement, security agreement, guarantee or other Contract for or with respect to the borrowing of money, a line of credit, any currency exchange, commodities or other hedging arrangement, or a leasing transaction of a type required to be capitalized in accordance with GAAP which will remain in place after the Closing;

(g) any Contract that, following the Closing, will restrict Buyer or any of its Subsidiaries from (i) engaging in any aspect of its business, (ii) participating or competing in any line of business, market or geographic area, (iii) freely setting prices for its products, services or technologies (including most favored customer pricing provisions), or (iv) soliciting potential employees, consultants, contractors or other suppliers or customers;

(h) any Contract under which any Group Company grants any exclusive rights, non-competition rights, rights of refusal or rights of first negotiation to any Person;

(i) any Contract relating to the sale, issuance, grant, exercise, award, purchase, repurchase or redemption of any shares of its capital stock or other securities or any options, warrants or other rights to purchase or otherwise acquire any such shares of capital stock, other securities or options, warrants or other rights therefor;

(j) any Contract with any labor union or works council or any collective bargaining agreement or works agreement or similar Contract with its employees or representatives of its employees

(k) any Contract with a third party that leases temporary employees or independent contractors to work for a Group Company;

(l) any settlement agreement (including any agreement under which any employment-related claim is settled);

(m) any Contract of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, Liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any Person other than another Group Company;

(n) any Contract in which its officers, directors, employees or shareholders or, to the Knowledge of the Company, any member of their immediate families is directly or indirectly interested (whether as a party or otherwise) other than a Company Employee Agreement;

(o) any Contract pursuant to which it has acquired a business or entity, or substantially all of the assets of a business or entity, whether by way of merger, consolidation, purchase of stock, purchase of assets, license or otherwise;

(p) any Contract with any Person with whom any Group Company does not deal at arm’s length;

(q) any Contract that involves the sharing of profits with other Persons or the payment of royalties to any other Person other than another Group Company or an employee as part of their employment arrangements, excluding non-exclusive software licenses entered into in the Ordinary Course of Business;

(r) any Contract containing any support, maintenance or service obligations on the part of any Group Company that has been entered into outside of the Ordinary Course of Business;

(s) any Contract that does not contain a limitation of the liability of a Group Company for money damages thereunder for any purpose, or that purports to expose a Group Company to unlimited liability for money damages thereunder under any circumstances;

(t) any Contract that relates to any interest rate or currency, swap, cap, collar or other derivative or hedging arrangement;

(u) any Contract subjecting any Group Company to an employee or customer non-solicitation provision;

(v) any Contracts or subcontracts to which a Governmental Authority is a party; or

(w) any other Contract that is material to it or its business, operations, financial condition, properties or assets.

All Contracts to which any Group Company is a party are in written form.

4.13 No Default; No Restrictions.

(a) Each of the Company Material Contracts is in full force and effect. Each Group Company is performing all of the obligations required to be performed by it and is entitled to all of the benefits under, and is not alleged to be in default in respect of, any Company Material Contract to which it is a party or by which it is bound. There exists no default or event of default or event, occurrence, condition or act, with respect to any Group Company or, to the Knowledge of the Company, with respect to any other contracting party, which, with the giving of notice or the lapse of time, would reasonably be expected to (i) become a default or event of default under any Company Material Contract to which such Group Company is a party or by which such Group Company is bound or (ii) give any third party (A) the right to declare a default or exercise any remedy under such Company Material Contract, (B) the right to a rebate, chargeback, refund, credit, penalty or change in delivery schedule under such Company Material Contract, (C) the right to accelerate the maturity or performance of any obligation of the Group Company under such Company Material Contract, or (D) the right to cancel, terminate or modify such Company Material Contract. No Group Company has not received any written, or, to the Knowledge of the Company, oral notice or other communication regarding any actual or possible violation or breach of or default under, or intention to cancel or modify, any Company Material Contract.

(b) No Group Company is a party to, nor any asset or property of any Group Company is bound or affected by, any judgment, injunction, order or decree, that restricts or prohibits any Group Company or, following the Closing, will restrict or prohibit the Company or Buyer, from freely engaging in the Company Business or from competing anywhere in the world (including any judgments, injunctions, orders or decrees, restricting the geographic area in which any Group Company may sell, license, market, distribute or support any products or technology or provide services or restricting the markets, customers or industries that any Group Company may address in operating the Company Business or restricting the prices which any Group Company may charge for its products, technology or services (including most favored customer pricing provisions)), or includes any grants by the Company of exclusive rights or licenses, non-competition rights, rights of refusal, rights of first negotiation or similar rights.

4.14 Intellectual Property.

(a) Schedule 4.14(a)(i) of the Company Disclosure Letter contains a complete and accurate list of all Company Offerings, including, where applicable, the title and most current version. Each of the Company Offerings or services performs in all material respects, free of significant defects, bugs or errors (other than those listed in any documentation delivered with the Company Offerings or services, or which are disclosed in Schedule 4.14(a)(ii) of the Company Disclosure Letter), in compliance with the functions, performance and other requirements described in any applicable warranty, published specifications or end user documentation provided by the Company or its Subsidiaries to customers of the Company or its Subsidiaries acquiring such Company Offerings or services.

(b) Schedule 4.14(b) of the Company Disclosure Letter contains a complete and accurate list of all Registered Company Intellectual Property, in each case listing, as applicable: (i) for each Patent, the name of the current owner, the Patent number or application serial number and the jurisdiction in which each Patent was filed; (ii) for each registered Trademark or Trademark application, the name of the applicant/registrant/creator, the jurisdiction where the application/registration/creation is located (by country, province and state) and the application serial number or registration number; (iii) for each Domain Name, the name of the registrant and expiration date of the registration; and (iv) for each Copyright or Copyright application, the name of the applicant/registrant, the jurisdiction where the application/registration is located (by country, province and state) and the application or registration number. Schedule 4.14(b) of the Company Disclosure Letter also contains a complete and accurate list of all material unregistered Trademarks used or held for use by the Company and its Subsidiaries to indicate the source or origin of the Company Offerings and all material unregistered Copyrights that are Company-Owned Intellectual Property. All Registered Company Intellectual Property is exclusively owned by and registered or applied for solely in the name of the Company or its Subsidiaries. All Registered Company Intellectual Property is valid, has not been abandoned and, except for applications for the foregoing, is enforceable. There are no pending disputes regarding such Registered Company Intellectual Property, including disputes with regard to the validity of such right, the scope thereof, or any (alleged) violation thereof.

(c) Except as set forth in Schedule 4.14(c) of the Company Disclosure Letter: (i) all necessary registration, maintenance, employee inventor and renewal fees with respect to the Registered Company Intellectual Property have been paid; (ii) and all documents and instruments necessary for the purposes of obtaining, maintaining, perfecting, preserving and renewing such Registered Company Intellectual Property have been validly executed, delivered and filed with the appropriate Governmental Authority; (iii) each item of Registered Company

Intellectual Property has been prosecuted in compliance with all applicable rules, policies, and procedures of the applicable Governmental Authority, and (iv) there are no actions that must be taken for the purposes of obtaining, maintaining, preserving or renewing any Registered Company Intellectual Property within ninety (90) days following the date of this Agreement, including the payment of any registration, maintenance or renewal fees or the filing of any affidavits, responses, recordations, certificates or other documents. Neither the Company, any of its Subsidiaries nor any of their respective employees, officers or directors has taken any actions or failed to take any actions that would cause any of the Registered Company Intellectual Property to be invalid, unenforceable or not subsisting.

(d) To the Knowledge of the Company, there are no facts, circumstances, or information that would or reasonably could be expected to: (i) render any of the Intellectual Property Rights in the Company-Owned Intellectual Property invalid or unenforceable; or (ii) adversely affect, limit, restrict, impair, or impede the ability of the Company to use and practice the Company Intellectual Property upon the Closing in the same or similar manner as currently used and practiced by the Company prior to the Closing.

(e) Schedule 4.14(e)(i) of the Company Disclosure Letter contains a complete and accurate list of all Contracts to which the Company or its Subsidiaries is a party, or by which the Company or its Subsidiaries is otherwise bound, under which the Company or one of its Subsidiaries has granted or agreed to grant to any other Person any license, covenant, release, immunity or other right that applies to any Company-Owned Intellectual Property (“Outbound Intellectual Property Contracts”), other than nondisclosure agreements entered into in the Ordinary Course of Business. Schedule 4.14(e)(ii) of the Company Disclosure Letter contains a complete and accurate list of all Contracts to which the Company or its Subsidiaries is a party, or by which the Company or its Subsidiaries is otherwise bound, under which any other Person has granted or agreed to grant to the Company or its Subsidiaries any license, covenant, release, immunity or other right with respect to Intellectual Property (“Inbound Intellectual Property Contracts”), other than non-exclusive inbound end user licenses of generally commercially available software with license fees under $5,000 that do not relate to software incorporated into any Company Offering. The Inbound Intellectual Property Contracts and Outbound Intellectual Property Contracts, together, are referred to herein as the “Company Intellectual Property Contracts.” All Company Intellectual Property Contracts are in full force and effect, and enforceable in accordance with their terms. The Company or its Subsidiaries, as applicable, is in compliance with, and have not breached any term of, any such Company Intellectual Property Contracts and, to the Knowledge of the Company, all other Parties to such Company Intellectual Property Contracts are in compliance with, and have not breached any term of, such Company Intellectual Property Contracts. There are no pending disputes regarding such Company Intellectual Property Contracts, including disputes with respect to the scope thereof, performance thereunder, or payments made or received in connection therewith. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of, acceleration of any payments or loss of any rights under, any of the Company Intellectual Property Contracts.

(f) Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Buyer or the Company, by operation of law or otherwise, of any Contracts to which the Company or any of its Subsidiaries is a party, will result in: (i) any third party being granted rights or access to, or the placement in or release from escrow, of any Intellectual Property; (ii) Buyer or the Company granting to any third party any right in any Intellectual Property; (iii) Buyer or the Company being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses; or (iv) Buyer or the Company being obligated to pay any amounts, or offer discounts, in connection with Intellectual Property, to any Person, in each case in a manner other than that in which the Company or any of its Subsidiaries would be obligated had such transactions contemplated hereby not occurred.

(g) The Company or one of its Subsidiaries solely and exclusively owns all right, title and interest in and to (including the sole right to enforce) the Company-Owned Intellectual Property, including any improvements made by or for the Company or one of its Subsidiaries, free and clear of all Encumbrances (other than Permitted Encumbrances), and have not: (i) licensed any such Company-Owned Intellectual Property, or any other

Company Intellectual Property, to any Person, except pursuant to an Outbound Intellectual Property Contract listed in Schedule 4.14(e)(i) of the Company Disclosure Letter, or a nondisclosure agreement entered into in the Ordinary Course of Business; or (ii) exclusively licensed any such Company-Owned Intellectual Property, or any other Company Intellectual Property, to any Person. To the extent that any Company-Owned Intellectual Property is not solely and exclusively owned by Company or one of its Subsidiaries, such Company-Owned Intellectual Property is licensed exclusively to Company or one of its Subsidiaries pursuant to an Inbound Intellectual Property Contract for use in the manner in which it is currently used and is planned to be used by the Company or the applicable Subsidiary. All Licensed Company Intellectual Property is licensed to Company or one of its Subsidiaries pursuant to a Company Intellectual Property Contract for use in the manner in which it is currently used and is planned to be used by the Company or the applicable Subsidiary.

(h) The Intellectual Property included in the Company-Owned Intellectual Property and Licensed Company Intellectual Property include all of the Intellectual Property that is necessary to enable Buyer and the Company and its Subsidiaries to conduct the Company Business in the same manner as currently conducted by the Company and its Subsidiaries, and following the Closing, the Company and its Subsidiaries will own or have (pursuant to the Company Intellectual Property Contracts) the same rights that the Company and its Subsidiaries have immediately prior to the Closing with respect to such Intellectual Property.

(i) The Company and its Subsidiaries have taken steps consistent with generally accepted industry standards, and in any event no less than reasonable steps, to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all information and materials not generally known to the public that are included in the Company Intellectual Property (including any Trade Secrets provided by or to third Persons). Neither the Company nor any of its Subsidiaries has authorized the disclosure of any Trade Secret included in the Company Intellectual Property or Company-Owned Intellectual Property, nor has any such Trade Secret been disclosed, other than pursuant to a valid and enforceable confidentiality agreement with respect thereto. No Person has misappropriated or made any unauthorized disclosure of any Trade Secret included in the Company Intellectual Property or Company-Owned Intellectual Property (or claimed or understood to be so included), or breached any obligations of confidentiality with respect to the Company Intellectual Property or Company-Owned Intellectual Property.

(j) Each current, and to the Knowledge of the Company, each former, employee, officer, consultant and contractor of the Company and each of its Subsidiaries, who is or has been involved in the development of any Company Intellectual Property or Company-Owned Intellectual Property, has executed and delivered to the Company or one of its Subsidiaries employment or contractor agreements, non-disclosure agreements, and assignment of invention and Works of Authorship agreements that assign to the Company or one of its Subsidiaries all right, title and interest in and to any Intellectual Property arising from or developed or delivered to the Company or one of its Subsidiaries in connection with such Person’s work for or on behalf of the Company or one of its Subsidiaries and provide reasonable protection for Trade Secrets of the Company or its Subsidiaries. No current, or to the Knowledge of the Company, former, employee, officer, consultant or contractor is party to any agreement, non-disclosure agreement, assignment agreement, or similar agreement with any Person, according to which any Person (including, but not limited to, any Governmental Authority, government-owned institution, university, college, other educational institution or research center) has ownership, license or other right, title or interest, directly or indirectly, in whole or in part, in any Company Intellectual Property or Company-Owned Intellectual Property. No current, or to the Knowledge of the Company, former, employee, officer, consultant or contractor is in default or breach of any material term of any employment or contractor agreement, non-disclosure agreement, assignment agreement, or similar agreement. No current, or to the Knowledge of the Company, former, employee, officer, consultant or contractor of the Company or its Subsidiaries has any ownership, license or other right, title or interest, directly or indirectly, in whole or in part, in any Company Intellectual Property or Company-Owned Intellectual Property. In each case in which the Company or one of its Subsidiaries has acquired ownership (or claimed or purported to acquire ownership) of any Intellectual Property from any Person (including any employee, officer, consultant and contractor of the Company or one of its Subsidiaries), the Company or such Subsidiary has obtained a valid and enforceable written assignment sufficient to irrevocably transfer ownership of and all rights with respect to such Intellectual Property to the Company or such Subsidiary. No current, or to the Knowledge of the Company, former, employee, officer, consultant or contractor of the Company or one of its Subsidiaries who was involved in, or who contributed to, the creation or development of any of the Company Intellectual Property or Company-Owned Intellectual Property, has performed services for or was an employee of any Governmental Authority, government-owned institution, university, college, other educational institution or research center while such employee, consultant or independent contractor was also performing services for the Company or such Subsidiary or during the time period in which such employee, consultant or independent contractor invented, created or developed any Company Intellectual Property or Company-Owned Intellectual Property.

(k) No government funding, facilities or funding of a university, college, other educational institution or research center or funding from a granting agency was used in the development of any Company-Owned Intellectual Property.

(l) The Company Business, including the design, development, use, provision, import, branding, advertising, promotion, marketing, manufacture and sale of any Company Offerings: (i) does not infringe, misappropriate, use or disclose without authorization, or otherwise violate any Intellectual Property Rights of any third Person; and (ii) does not constitute unfair competition or trade practices under the laws of any relevant jurisdiction.

(m) Except as set out in Schedule 4.14(m) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has received any Claim (or notice of any related Action) that the Company, any Company Offering, Company-Owned Intellectual Property, Licensed Intellectual Property or Company Intellectual Property infringes, misappropriates, uses or discloses without authorization, or otherwise violates any Intellectual Property Rights of any Person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does the Company have Knowledge of any facts, circumstances or information that could reasonably be the basis for such a Claim). No Claim of infringement of Intellectual Property Rights is pending or, to the Knowledge of the Company, threatened, against any Person who may be entitled to be indemnified, defended, held harmless, or reimbursed by the Company or one of its Subsidiaries with respect to such Claim. Without limiting the foregoing, except as set out in Schedule 4.14(m) of the Company Disclosure Letter, the Company and each of its Subsidiaries have not received any correspondence asking or inviting the Company or one of its Subsidiaries to enter into a Patent license or similar agreement, to obtain a release or a covenant not to sue for Patent infringement, or otherwise to enter into other arrangements with respect to the Patents of any other Person.

(n) Schedule 4.14(n) of the Company Disclosure Letter contains a complete and accurate list of all Open Source Materials incorporated into, distributed with or used in connection with the development of any Company Offerings, including a listing of the Open Source Licenses applicable to each such Open Source Material and the manner in which such Open Source Material is used. Neither the Company nor any of its Subsidiaries has used or is using any Open Source Materials in connection with the software included in the Company Offerings in such a manner that could cause any such software, in whole or in part, to be (i) disclosed, distributed, licensed or made available in source code form, (ii) licensed for the purpose of making derivative works, (iii) made available for free or for a nominal fee or (iv) licensed, sold or otherwise made available on terms that limit the ability to charge fees for use or grant the rights to reverse engineer, decompile or otherwise derive source code of such software. All use and distribution of Company Offerings or any Open Source Materials by or through the Company or one of its Subsidiaries is in full compliance with all Open Source Licenses applicable thereto, including all copyright notice and attribution requirements.

(o) To the Knowledge of the Company no Person has infringed or misappropriated, or is infringing or misappropriating, any Intellectual Property Right in the Company-Owned Intellectual Property. Except as set out in Schedule 4.14(o) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has made any Claims with respect to infringement of any Intellectual Property Right in the Company-Owned Intellectual Property against any Person, nor has the Company or its Subsidiaries issued any written communication inviting any Person to take a license, ownership interest, release, covenant not to sue or the like with respect to any Intellectual Property Right in the Company-Owned Intellectual Property.

(p) To the Knowledge of the Company, the software included in the Company Offerings, or used by Company or each of its Subsidiaries to provide the Company Offerings, and the internal computer systems used in connection with the operation of the Company Business (consisting of hardware, software, Databases or embedded control systems, collectively, the “Systems”) are free of any material defects, bugs and errors in accordance with generally accepted industry standards, and does not contain or make available any disabling codes or instructions, backdoors, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, software, data or other materials. The Company and each of its Subsidiaries have taken commercially reasonable steps to safeguard its Systems and restrict unauthorized access thereto.

(q) The Company and each of its Subsidiaries operate their websites, communicate with customers and otherwise conduct the Company Business in compliance in all material respects with all Applicable Law and any contractual obligations relating to privacy, data protection, and the collection and use of Personal Information.

4.15 Compliance with Laws.

(a) Each Group Company has complied in all material respects, and is in material compliance, with all Applicable Law.

(b) All materials, products and services distributed or marketed by any Group Company have at all times made all material disclosures to users or customers required by Applicable Law, and none of such disclosures made or contained in any such materials have been inaccurate, misleading or deceptive in any material respect.

(c) The Company holds all permits, licenses and approvals from, and have made all filings with, Governmental Authorities, that are legally required to be held to conduct the Company Business without any violation of Applicable Law (“Governmental Permits”), and all such Governmental Permits are valid and in full force and effect. The Company has never received any written notice or other written communication, or to the Knowledge of the Company, any oral notice or other oral communication, from any Governmental Authority regarding (i) any actual or possible violation of law or any Governmental Permit or any failure to comply with any term or requirement of any Governmental Permit or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Permit.

4.16 Employees, ERISA and Other Compliance.

(a) Schedule 4.16(a)(i) of the Company Disclosure Letter accurately lists all current managing directors or officers and employees of each Group Company as of the Agreement Date, and for each such managing director, officer and employee, his or her: (i) job position, (ii) hourly rate of compensation or base salary (as applicable), and (iii) employing entity. Schedule 4.16(a)(ii) of the Company Disclosure Letter accurately lists all independent contractors and persons that have a consulting or advisory relationship of each Group Company and each of their respective Affiliates as of the Agreement Date, and for each such independent contractor and person with a consulting or advisory relationship, his or her: (x) terms of compensation; and (y) contracting entity.

(b) Each Group Company has correctly classified employees as exempt employees and nonexempt employees under the Fair Labor Standards Act and other Applicable Law. All employees of each Group Company are legally permitted to be employed by such Group Company in the jurisdiction in which such employee is employed in their current job capacities for the maximum period permitted by Applicable Law. All independent contractors or persons that have a consulting or advisory relationship providing services to any Group Company have been properly classified as independent contractors for purposes of federal and applicable state tax laws, laws applicable to employee benefits and other Applicable Law. No Group Company has any employment or consulting or advisory Contracts currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions) or, as applicable, by applying any mandatory notice period. No temporary worker has the right to demand employment by any Group Company.

(c) Each Group Company and each of its respective Affiliates and ERISA Affiliates: (i) are, and at all times have been, in compliance in all material respects with all Applicable Law respecting employment, employment practices, terms and conditions of any managing director’s service agreements, consulting or advisory agreements, agreements with free-lancers and employment, employee safety and wages and hours, including the health care continuation requirements of COBRA, the requirements of the Family and Medical Leave Act of 1993, as amended, the requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and any similar provisions of state law; (ii) have withheld and reported all amounts required by Applicable Law or by Contract to be withheld and reported with respect to compensation, wages, salaries and other payments to managing directors or officers, employees, consultants or advisors of such Group Company or Affiliate; (iii) are not liable for any arrears of wages or any taxes or any penalty for failure to comply with any Applicable Law; and (iv) are not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority with respect to unemployment compensation benefits, social security or any other applicable social insurance, or other benefits or obligations for managing directors, officers or employees of the Company or any Affiliate of the Company (other than routine payments to be made in the Ordinary Course of Business). There are no pending or, to the Knowledge of the Company, threatened claims or Legal Proceedings against any Group Company or any of their respective Affiliates under any compensation policy or long-term disability policy.

(d) No Group Company is now, nor to the Knowledge of the Company has it ever been, subject to a union organizing effort. No Group Company is subject to any collective bargaining agreement with respect to any of its employees, subject to any other Contract with any trade or labor union, employees’ association or similar organization, or subject to any current labor disputes. To the Knowledge of the Company, no employee of any Group Company presently intends to terminate his or her employment with such Group Company and no employee of any Group Company has received an offer to join a business that may be competitive with the Company Business.

(e) To the Knowledge of the Company, no Group Company has been a party to any action, or received written notice of any threatened action, in which such Group Company was, or is, alleged to have violated any Contract or Applicable Law relating to employment, including, but not limited to, equal opportunity, discrimination, retaliation, harassment, immigration, wages, hours, unpaid compensation, classification of employees as exempt from overtime or minimum wage laws, benefits, collective bargaining, works agreements, the payment of social security and similar taxes, occupational safety and health, and/or privacy rights of employees.

(f) In the past two years, there has been no “mass layoff,” “employment loss,” or “plant closing” as defined by the WARN Act or any similar Applicable Law in any jurisdiction in respect of any Group Company nor has any Group Company been affected by any transaction or engaged in any lay-offs or employment terminations sufficient in number to trigger application of any such law.

(g) To the Knowledge of the Company, no employee, consultant or advisor of any Group Company is in material violation of (i) any term of any employment or consulting Contract or (ii) any term of any other Contract or any restrictive covenant relating to the right of any such employee, consultant or advisor to be employed by or to render services to such Group Company or to use trade secrets or proprietary information of others. To the Knowledge of the Company, the employment of any employee or engagement of any consultant, advisor or temporary worker by each Group Company does not subject it to any Liability to any third party.

(h) Schedule 4.16(h) of the Company Disclosure Letter contains an accurate and complete list as of the Agreement Date of each Company Employee Plan and each Company Employee Agreement (collectively, the

“Company Benefit Arrangements” and each a “Company Benefit Arrangement”). The Company has not committed to establish or enter into any new Company Benefit Arrangement, or to modify any Company Benefit Arrangement (except to conform any such Company Benefit Arrangement to the requirements of any Applicable Law, in each case as previously disclosed to Buyer in writing or as required by this Agreement).

(i) The Company has made available to Buyer: (i) correct and complete copies of all documents establishing the terms of each Company Benefit Arrangement, including all amendments thereto and all related trust documents; (ii) the three most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Benefit Arrangement; (iii) if the Company Benefit Arrangement is subject to the minimum funding standards of Section 302 of ERISA, the most recent annual and periodic accounting of Company Benefit Arrangement assets; (iv) the most recent summary plan description together with the summaries of material modifications thereto, if any, required under ERISA with respect to each Company Benefit Arrangement; (v) for the past three (3) years, all correspondence to or from any Governmental Authority relating to any Company Benefit Arrangement; (vi) all COBRA forms and related notices; (vii) all insurance policies in the possession of any Group Company or any of their respective Affiliates pertaining to fiduciary liability insurance covering the fiduciaries for each Company Benefit Arrangement; (viii) all discrimination tests required under the Code for each Company Benefit Arrangement intended to be qualified under Section 401(a) of the Code for the three most recent plan years; and (ix) the most recent IRS determination (or opinion letter, as applicable) issued with respect to each Company Benefit Arrangement intended to be qualified under Section 401(a) of the Code.

(j) To the Knowledge of the Company, each Company Benefit Arrangement has been established and maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all Applicable Law that is applicable to such Company Benefit Arrangement, including ERISA and the Code. Each Group Company and each of their respective Affiliates have performed in all material respects all obligations required to be performed by them under each Company Benefit Arrangement and are not in default or violation in any material respect of, and to the Knowledge of the Company there are no defaults or violations in any material respect by any other party to, the terms of any Company Benefit Arrangement. Each such Company Benefit Arrangement that is intended to qualify under Section 401(a) of the Code has received a favorable opinion, advisory, notification and/or determination letter, as applicable, as to its qualified status under the Code, and nothing has occurred since the date of such letter that would adversely affect such favorable determination. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Benefit Arrangement. There is no claim, suit, administrative proceeding, action or other litigation pending, or, to the Knowledge of the Company, threatened (other than routine claims for benefits), against any Company Benefit Arrangement or against the assets of any Company Benefit Arrangement. Each Company Benefit Arrangement can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms and Applicable Laws, without material Liability to Buyer, the Company or any ERISA Affiliate (other than ordinary administration expenses). There is no audit, inquiry, administrative proceeding, or action pending or, to the Knowledge of the Company, threatened by the IRS, U.S. Department of Labor, or any other Governmental Authority with respect to any Company Benefit Arrangement. Neither the Company nor any ERISA Affiliate has ever incurred any penalty or tax with respect to any Company Benefit Arrangement under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. No Company Benefit Arrangement shall be subject to any surrender fees or services fees upon termination other than the normal and reasonable administrative fees associated with the termination of benefit plans.

(k) None of the Group Companies or any of their respective Affiliates or any of their respective current or former ERISA Affiliates has ever maintained, established, sponsored, participated in, or contributed to any: (i) pension plan subject to Title IV of ERISA; (ii) a “multiemployer plan” within the meaning of Section (3)(37) of ERISA; (iii) a “multiple employer plan” as defined in Section 413(c) of the Code; (iv) a plan subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA; or (v) a plan maintained in connection with any trust described in Section 501(c)(9) of the Code. None of the Group Companies or any of their respective Affiliates has ever maintained, established, sponsored, participated in or contributed to, any Company Benefit Arrangement in which stock of any Group Company or any their respective Affiliates is or was held as a plan asset.

(l) All Contributions due from any Group Company or any of their respective Affiliates with respect to any of the Company Benefit Arrangements have been timely made or have been accrued on the Company Balance Sheet as required under Applicable Law, and no further contributions shall be due or are required to be accrued thereunder as of the Closing Date (other than contributions accrued in the Ordinary Course of Business, after the Balance Sheet Date as a result of the operations of the Company after the Balance Sheet Date).

(m) There has been no amendment to, written interpretation or announcement (whether or not written) by any Group Company or any of their respective Affiliates relating to, or change in employee participation or coverage under, any Company Benefit Arrangement that would increase materially the expense of maintaining such Company Benefit Arrangement above the level of the expense incurred in respect thereof during the calendar year 2013 (other than increased insurance premiums and/or statutory premiums), except any such amendments that are required under Applicable Law.

(n) Unless otherwise indicated in Schedule 4.16(n) of the Company Disclosure Letter, none of the Group Companies or any of their respective Affiliates is a party to any Company Benefit Arrangement: (i) with any current or former managing director, officer, employee, consultant or advisor of any Group Company or any of their respective Affiliates (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving such Group Company or Affiliate in the nature of the Acquisition or any of the other transactions contemplated by this Agreement or any Company Ancillary Agreement, (B) providing any term of employment or compensation guarantee, or (C) providing severance benefits or other benefits after the termination of employment of such managing director, officer or employee (including death or medical benefits, whether or not insured, with respect to any former or current employer or any spouse or dependent of any such managing director, officer or employee) regardless of the reason for such termination of employment other than as required by COBRA (or similar state laws) or other Applicable Law; or (ii) the benefits of which shall be materially increased, or the vesting of benefits of which shall be accelerated, by the occurrence of the Acquisition or any of the other transactions contemplated by this Agreement, or any event subsequent to the Acquisition, or the value of any of the benefits of which shall be calculated on the basis of any of the transactions contemplated by this Agreement. None of the Group Companies or any of their respective Affiliates has any obligation to pay any material amount or provide any material benefit to any former managing director, officer or employee, other than obligations (1) for which the Company has established a reserve for such amount on the Company Balance Sheet and (2) pursuant to Contracts entered into after the Balance Sheet Date and disclosed on Schedule 4.16(n) of the Company Disclosure Letter.

4.17 Books and Records.

(a) The books, records and accounts of the Group Companies (i) are in all material respects true, complete and correct, (ii) have been maintained in accordance with good business practices on a basis consistent with prior years, (iii) accurately and fairly reflect the basis for the Company Financial Statements and (iv) to the extent reasonably requested by Buyer, have been made available to Buyer and its counsel.

(b) The minute books of the Company previously made available to Buyer or its counsel accurately and adequately reflect in all material respects all action previously taken by the shareholders, the Board and any committees of the Board.

(c) Schedule 4.17(c) of the Company Disclosure Letter sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which each Group Company maintains accounts of any nature and the names of all Persons authorized to draw thereon or make withdrawals therefrom.

(d) Each Group Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed by such Group Company in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary (1) to permit preparation of financial statements in conformity with GAAP and Applicable Law or any other criteria applicable to such statements and (2) to maintain accountability for assets; and (iii) the amount recorded for assets on such Group Company’s books and records is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.18 Insurance. The Group Companies maintain the policies of insurance and bonds set forth in Schedule 4.18 of the Company Disclosure Letter, including all legally required workers’ compensation and other insurance, correct and complete copies of which have been made available to Buyer. Schedule 4.18 of the Company Disclosure Letter sets forth the name of the insurer under each such policy and bond, the type of policy or bond, and the coverage amount thereunder. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been timely paid, and the Company is otherwise in compliance in all material respects with the terms of such policies and bonds. All such policies and bonds remain in full force and effect, and the Company has no Knowledge of any threatened termination of, or material premium increase with respect to, any of such policies or bonds.

4.19 Environmental Matters. Each Group Company and its predecessors and Affiliates are in material compliance with all Environmental Laws, which compliance includes the possession by each Group Company of all Governmental Permits and other governmental authorizations required under Environmental Laws and material compliance with the terms and conditions thereof. No Group Company has received any written notice or other written communication, whether from a Governmental Authority, citizens groups, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and to the Knowledge of the Company, there are no circumstances that may prevent or interfere with the compliance by the Group Companies with any current Environmental Law in the future. No current or prior owner of any property leased or possessed by any Group Company has received any written notice or other written communication, whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that such current or prior owner or any Group Company is not in compliance with any Environmental Law. All Governmental Permits held by the Group Companies pursuant to any Environmental Law (if any) are identified in Schedule 4.19 of the Company Disclosure Letter.

4.20 Customers and Suppliers.

(a) The Company Offerings or services are only provided to third Parties under the terms of the warranty described in Schedule 4.20(a) of the Company Disclosure Letter.

(b) Schedule 4.20(b) of the Company Disclosure Letter sets forth the top 25 customers and distributors of the Group Companies based on payments received or due over the twelve (12) complete calendar months ended December 31, 2012 and the six (6) complete calendar months ended June 30, 2013 (each a “Significant Customer”). All Significant Customers are current in their payment of invoices and the Group Companies do not have, and have not had, any material disputes with any Significant Customer that arose or remained unresolved during such period. To the Knowledge of the Company, there is no dissatisfaction on the part of any Significant Customer or any facts or circumstances that would reasonably be expected to lead to such material dissatisfaction. No Group Company has received written or, to the Knowledge of the Company, oral notice from any Significant Customer that such customer will not continue as a customer or distributor, as the case may be, of a Group Company (or the Company or Buyer) or that such customer or distributor, as the case may be, intends to terminate or request a material modification to existing Contracts with the a Group Company (or the Company or

Buyer). None of any Group Company’s products have been returned by any such Significant Customer except for normal warranty returns consistent with past history and such returns that would not result in a reversal of any material amount of revenue by any Group Company.

(c) Schedule 4.20(c) of the Company Disclosure Letter sets forth the top 25 suppliers of technical products and services to the Group Companies based on amounts paid or payable by any Group Company to such suppliers over the twelve (12) complete calendar months ended December 31, 2012 and the six (6) complete calendar months ended June 30, 2013 (each, a “Significant Supplier”). The Group Companies are current in their payments to all Significant Suppliers and no Group Company has, or has had, any material dispute concerning Contracts with or products or services provided by any Significant Supplier that arose or remained unresolved during such period. To the Knowledge of the Company, there is no material dissatisfaction on the part of any Significant Supplier or any facts or circumstances that could reasonably lead to such material dissatisfaction. No Group Company has received any written or, to the Knowledge of the Company, oral notice from any Significant Supplier that such supplier shall not continue as a supplier to a Group Company (or the Company or Buyer) or that such supplier intends to terminate or breach existing Contracts with a Group Company (or the Company or Buyer). The Company has access, on commercially reasonable terms, to all products and services reasonably necessary to carry on the Company Business, and the Company has no Knowledge of any reasonable reason why it would not continue to have such access on commercially reasonable terms.

4.21 Accounts Receivable. Schedule 4.21 of the Company Disclosure Letter sets forth the accounts receivable listing of the Group Companies (other than accounts receivable from other Group Companies) as of June 30, 2013. All accounts receivable of the Group Companies are reflected properly on their books and records, represent bona fide, current and valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business, subject to no material setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the allowance for doubtful accounts set forth in the Company Balance Sheet as adjusted for the passage of time through the Closing Date consistent with the past custom and practice of the relevant Group Company. No Group Company has received written notice from any obligor of any material accounts receivable that such obligor is refusing to pay or contesting payment of which has not been resolved prior to the date of this Agreement, other than in the Ordinary Course of Business under any Contract with any obligor of any accounts receivable.

4.22 Foreign Corrupt Practices Act.

(a) Each of the Group Companies and their respective officers, directors, employees, shareholders, Affiliates, agents, advisors (including any attorneys, financial advisors, investment bankers or accountants) or other representatives (collectively, the “Company Representatives”) are familiar with and are and have been in compliance with all Applicable Laws relating to anti-bribery, anti-corruption, anti-money laundering, record keeping and internal control laws (collectively, the “Compliance Laws”) including the Foreign Corrupt Practice Act of 1977, as amended (“FCPA”), as if it were a U.S. Person. Furthermore, no Public Official (i) holds an ownership or other economic interest, direct or indirect, in any Group Company or in the contractual relationship formed by this Agreement, or (ii) serves as an officer, director or employee of any Group Company. Without limiting the foregoing, no Group Company or Company Representative has, directly or indirectly, offered, authorized, promised, condoned, participated in, consummated, or received notice of any allegation of,

(i) the making of any gift or payment of anything of value to any Public Official by any Person to obtain any improper advantage, affect or influence any act or decision of any such Public Official, or assist any Group Company in obtaining or retaining business for, or with, or directing business to, any Person;

(ii) the taking of any action by any Person which (i) would violate the FCPA, if taken by an entity subject to the FCPA, or (ii) could reasonably be expected to constitute a violation of any applicable Compliance Law;

(iii) the making of any false or fictitious entries in the books or records of any Group Company by any Person; or

(iv) the using of any assets of any Group Company for the establishment of any unlawful or unrecorded fund of monies or other assets, or the making of any unlawful or undisclosed payment.

(b) No Group Company or any Company Representative has ever been found by a Governmental Authority to have violated any criminal or securities law or is subject to any indictment or any government investigation for bribery. None of the beneficial owners of any Equity Securities or other interest in any Group Company or the current or former Company Representatives are or were Public Officials.

(c) No Group Company or any Company Representative is a Prohibited Person, and no Prohibited Person will be given an offer to become an employee, officer, consultant or director of any Group Company. No Group Company has conducted or agreed to conduct any business, or entered into or agreed to enter into any transaction with a Prohibited Person.

(d) If the Group Companies have beneficial owners or Company Representatives who are Public Officials, no such Public Official has been involved on behalf of a Governmental Authority in decisions as to whether any Group Company would be awarded business or that otherwise could benefit any Group Company, or in the appointment, promotion, or compensation of persons who will make such decisions.

4.23 Export Controls. Each Group Company has at all times conducted its export and related transactions in all material respects in accordance with (i) all applicable U.S. export, re-export, and anti-boycott laws and regulations, including the Export Administration Regulations, the Arms Export Control Act and International Traffic in Arms Regulations, and U.S. economic sanctions laws and regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control and (ii) all other applicable import and export controls in the other countries in which each Group Company conducts business. Without limiting the foregoing:

(a) Each Group Company has obtained all material export licenses and other material consents, authorizations, waivers, approvals, and orders, and has made or filed any and all necessary notices, registrations, declarations and filings with any Governmental Authority, and has met the requirements of any license exceptions or exemptions, as required by Applicable Law for any Group Company in connection with (i) the export and re-export of products, services, software or technologies, and (ii) releases of technology, technical data or software to foreign nationals located in the United States and abroad (“Export Approvals”).

(b) Each Group Company is in compliance in all material respects with the terms of all applicable Export Approvals.

(c) There are no pending or, to the Knowledge of the Company, threatened inquiries, investigations, enforcement actions, voluntary disclosure or other claims against any Group Company with respect to Export Approvals.

(d) To the Knowledge of the Company, there are no actions, conditions or circumstances pertaining to any Group Company’s export and related transactions that may give rise to any future inquiries, investigations, enforcement actions, voluntary disclosures or other claims.

(e) No Export Approvals for the transfer of export licenses to Buyer or the Company are required, or such Export Approvals can be obtained expeditiously without material cost.

(f) Schedule 4.23(f) of the Company Disclosure Letter sets forth the true, complete and accurate export control classification numbers applicable to the Group Companies’ products, services, software and technologies.

4.24 Product Warranty. Each product designed, manufactured, processed, sold, distributed or delivered by a Group Company or service provided by a Group Company has been in conformity with all applicable contractual commitments and specifications, government safety standards and other Applicable Law, all express and implied warranties and are substantially free from contamination, deficiencies or defects. There has not been, nor is there under consideration by a Group Company, any product recall or post-sale warning conducted by or on behalf of any Group Company concerning any product. No Group Company has any Liability (and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) for replacement or repair thereof or other Damages in connection therewith, subject only to the reserve for product warranty claims set forth in the Company Balance Sheet. No product manufactured, sold, or delivered by a Group Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. The Company has provided Buyer with copies of the standard terms and conditions of sale used by all Group Companies.

4.25 Inventory. Subject to reserves reflected in the Company Balance Sheet, the inventory of the Company and each Subsidiary is of good merchantable quality and salable (in the case of inventory held for sale) or usable (in the case of other inventory) in the Ordinary Course of Business. The value of damaged or obsolete inventory and of inventory below standard quality has been written down on the Company Balance Sheet to ascertainable market value, and the value at which inventories are carried reflects the customary inventory valuation policy of the Company or the Subsidiaries, as applicable. Since the Balance Sheet Date, the Company and each Subsidiary have continued to replenish inventories in a normal and customary manner consistent with past practices. Neither the Company nor any Subsidiary has received written or, to the Knowledge of the Company, oral notice that it will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality and at reasonable prices and upon reasonable terms and conditions, the raw materials, supplies or component products required for the manufacture, assembly or production of its products.

4.26 No Existing Discussions. None of the Group Companies or, to the Knowledge of the Company, any director, officer, shareholder, employee or agent (or any investment banker, broker, finder or similar party) of any Group Company is engaged, directly or indirectly, in any discussions or negotiations with any third party relating to any Alternative Transaction.

4.27 Corporate Documents. The Company has provided to Buyer for examination by posting prior to the Agreement Date in the virtual data room maintained by the Group Companies and as to which Buyer and its representatives have been provided full access to all documents listed in the Company Disclosure Letter (including any Schedule thereto).

4.28 Transaction Fees. Except for the fees payable to the Persons set forth on Schedule 4.28 of the Company Disclosure Letter, none of the Group Companies or any Affiliate of any Group Company is obligated for the payment of any fees or expenses of any investment banker, broker, finder or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the Acquisition or any other transaction contemplated by this Agreement. The legal and accounting advisors and any other persons to whom the Company currently expects to owe fees and expenses that will constitute Transaction Fees are set forth on Schedule 4.28 of the Company Disclosure Letter, and other than the Transaction Fees that will be due to the entities set forth on Schedule 4.28 of the Company Disclosure Letter, there are no Transaction Fees.

4.29 Disclosure. The representations and warranties in this Agreement (including the Company Disclosure Letter) and in each other document delivered or made available by any Group Company or the Company Shareholders to Buyer or its advisors in connection with this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading. The information provided in writing to Buyer by or on behalf of the Company, any Company Shareholder or any of their respective Affiliates for inclusion in the Proxy Statement will not, at the time the Proxy Statement is first mailed to the shareholders of Buyer or at the time of the Buyer Shareholders Meeting, and the Offer Documents will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF COMPANY SHAREHOLDERS

Each Company Shareholder, jointly and severally, represents and warrants to Buyer that the statements contained in this Article 5 are true and correct on and as of the Agreement Date and shall be true and correct as of immediately prior to the Closing.

5.1 Organization of Company Shareholders. Each Company Shareholder is duly incorporated or organized, validly existing, and in good standing under the laws of Luxembourg with full entity power and authority to conduct its business as it is now being conducted.

5.2 Power, Authorization and Validity.

(a) Power and Authority. Each Company Shareholder has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement and each of the Company Shareholder Ancillary Agreements and to consummate the Acquisition. The execution, delivery and performance by each Company Shareholder of this Agreement, each of the Company Shareholder Ancillary Agreements and all other agreements, transactions and actions contemplated hereby or thereby have been duly and validly approved and authorized by all necessary corporate action on the part of each Company Shareholder.

(b) No Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority, or any other Person, governmental or otherwise, is necessary or required to be made or obtained by any Company Shareholder to enable it to lawfully execute and deliver, enter into, and perform its obligations under this Agreement and each of the Company Shareholder Ancillary Agreements or to consummate the Acquisition, except for such consents, approvals, orders, authorizations, registrations, declarations and filings, if any, that if not made or obtained by any Company Shareholder would not be material to such Company Shareholder’s ability to consummate the Acquisition or to perform their respective obligations under this Agreement and the Company Shareholder Ancillary Agreements.

(c) Enforceability. This Agreement has been duly executed and delivered by each Company Shareholder. This Agreement and each of the Company Shareholder Ancillary Agreements are, or when executed by each Company Shareholder shall be, valid and binding obligations of such Company Shareholder, enforceable against such Company Shareholder in accordance with their respective terms, subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors generally and (ii) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

5.3 No Conflict. Neither the execution and delivery of this Agreement or any of the Company Shareholder Ancillary Agreements by each Company Shareholder, nor the consummation of the Acquisition or any other transaction contemplated hereby or thereby, shall conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, or constitute a default under: (a) any provision of the Charter Documents of such Company Shareholder, each as currently in effect; (b) any Applicable Law applicable to such Company Shareholder or any of their respective material assets or properties; or (c) any Contract to which such Company Shareholder is a party or by which such Company Shareholder or any of their respective material assets or properties are bound, except in the cases of clauses (b) and (c) where such conflict, termination, breach, impairment, violation or default would not be material to such Company Shareholder’s ability to consummate the Acquisition or to perform its obligations under this Agreement and the Company Shareholder Ancillary Agreements.

5.4 Company Interests. Each Company Shareholder owns of record and beneficially the Company Interests set forth next to its name in Schedule I attached hereto, and has good and marketable title to such Company Interests, free and clear of any Encumbrance whatsoever and with no restrictions on the rights and other incidents of record and beneficial ownership pertaining thereto. The Company Shares held by each Company Shareholder are duly authorized, validly issued and fully paid. None of the Company Shareholders is a party to any option, warrant, right (preemptive or otherwise),call, or other Contract or commitment, oral or in writing, that could require the Company Shareholder to sell, assign, transfer, or otherwise dispose of any Company Interests. None of the Company Shareholders is a party to any contract, right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement or shareholders agreement with respect to the purchase, sale or voting of any Equity Securities of any Group Company.

5.5 Brokers’ Fees. None of the Company Shareholders is obligated for the payment of any fees or expenses of any investment banker, broker, finder or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the Acquisition or any other transaction contemplated by this Agreement.

5.6 Information Supplied. The information provided in writing to Buyer by or on behalf of the Company Shareholders for inclusion in the Proxy Statement will not, at the time the Proxy Statement is first mailed to the shareholders of Buyer or at the time of the Buyer Shareholders Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF BUYER

Subject to the exceptions set forth in a numbered or lettered section of the disclosure letter of the Buyer addressed to the Company Shareholders, dated as of the Agreement Date and delivered to the Company Shareholders concurrently with the Parties’ execution of this Agreement (the “Buyer Disclosure Letter”) specifically referencing a representation or warranty herein, Buyer represents and warrants to the Company Shareholders that the statements contained in this Article 6 (each of which exceptions and disclosures set forth in any section or subsection of the Buyer Disclosure Letter will apply to any other section or subsection of the Buyer Disclosure Letter to the extent the relevance to such other section or subsection is reasonably apparent from a reading of the text of such disclosure to a reader unfamiliar with the business of Buyer and its Subsidiaries, taken as a whole) are true and correct on and as of the Agreement Date. For purposes of this Agreement, a document shall be deemed to have been “made available” by the Buyer to the Company Shareholders only if it is publicly available through the EDGAR system or has been posted in the electronic data site at https://omm.firmex.com/projects/59/documents in connection with the Acquisition.

6.1 Organization, Good Standing and Qualification. Each of Buyer and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties, in each case as described in the SEC Filings. Each of Buyer and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect.

6.2 Authorization. Buyer has the corporate power and authority to enter into this Agreement and, subject only to the approval of the issuance of the Acquisition Shares by the holders of a majority of the shares of Buyer Common Stock at the Buyer Shareholders Meeting (the “Buyer Shareholder Approval”), has taken all requisite action on its part, its officers, directors and shareholders necessary for (i) the authorization, execution and delivery of this Agreement, (ii) the authorization of the performance of all obligations of Buyer hereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Acquisition Shares. This Agreement constitutes the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

6.3 Capitalization. Buyer has duly and validly authorized capital stock as set forth in the SEC Filings and in the Amended and Restated Articles of Incorporation of Buyer, as amended and as in effect as of the date of this Agreement (the “Articles of Incorporation”). All of the issued and outstanding shares of Buyer’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with Applicable Law and any rights of third parties. Except as described in the SEC Filings, all of the issued and outstanding shares of capital stock of each Subsidiary of Buyer have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable state and federal securities Law and any rights of third parties and are owned by Buyer, beneficially and of record, subject to no Encumbrance. Except as described in the SEC Filings, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of Buyer. Except as described in the SEC Filings, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which Buyer or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither Buyer nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except as described in the SEC Filings, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among Buyer and any of the security holders of Buyer relating to the securities of Buyer held by them. Except as described in the SEC Filings, no Person has the right to require Buyer to register any securities of Buyer under the Securities Act, whether on a demand basis or in connection with the registration of securities of Buyer for its own account or for the account of any other Person.

Except as described in the SEC Filings, the issuance and sale of the Acquisition Shares hereunder will not obligate Buyer to issue shares of Common Stock or other securities to any other Person and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

Except as described in the SEC Filings, Buyer does not have outstanding shareholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in Buyer upon the occurrence of certain events (a “Rights Plan”).

6.4 Valid Issuance. Upon the issuance of the Acquisition Shares in accordance with Section 2.2(a), the shares of Buyer Common Stock constituting such Acquisition Shares will be validly issued, fully paid and nonassessable, and shall be free and clear of all Encumbrances (other than any Encumbrances created by Applicable Law or the Company Shareholders).

6.5 Consents. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities Laws and post-sale filings pursuant to applicable state and federal securities Laws which Buyer undertakes to file within the applicable time periods, including the filing of the Proxy Statement with the SEC in accordance with the Exchange Act and such reports under the Exchange Act as may be required in connection with this Agreement, the Acquisition and the other transactions contemplated by this Agreement.

6.6 Delivery of SEC Filings; Business. Buyer has made available to the Company and the Company Shareholders through the EDGAR system, true and complete copies of Buyer’s most recent Annual Report on Form 10-K for the fiscal year ended July 1, 2013 (as amended prior to the date of this Agreement, the “10-K”), and all other reports filed by Buyer pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act since the filing of the 10-K and during the twelve (12) months preceding the date of this Subscription Agreement (collectively, the “SEC Filings”). The SEC Filings are the only filings required of Buyer pursuant to the Exchange Act for such period. Buyer and its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of Buyer and its Subsidiaries, taken as a whole.

6.7 Absence of Certain Changes. Between July 1, 2013 and the date of this Agreement, except as described in the SEC Filings, there has not been with respect to Buyer, any:

(a) Material Adverse Change or any change, event, circumstance, condition or effect that would reasonably be expected to result in a Material Adverse Change;

(b) amendment or change in Buyer’s Charter Documents;

(c) incurrence, creation or assumption of (i) any Encumbrance on any of its assets or properties (other than Permitted Encumbrances) or (ii) any Liability as a guarantor or surety with respect to the obligations of any Person other than a Subsidiary of Buyer;

(d) material damage, destruction or loss of any property or asset, whether or not covered by insurance;

(e) declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, its capital stock;

(f) any material change with respect to its senior management or other key personnel;

(g) any actual or threatened material employee strikes, work stoppages, slowdowns or lockouts or, to the Knowledge of Buyer, any labor union organization activity;

(h) making or entering into of any Contract with respect to any acquisition, sale or transfer of all or substantially all of the assets of Buyer;

(i) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates or revenue recognition policies) or any revaluation of any of its assets;

(j) commencement of any action, suit, arbitration, mediation, proceeding, claim or investigation, or receipt notice of or, to the Knowledge of Buyer, a threat of any action, suit, arbitration, mediation, proceeding, claim or investigation against a Buyer relating to any of its business, properties or assets;

(k) any negotiation with respect to, or any entry into, any Contract to do any of the things described in the preceding clauses (a) - (j) (other than negotiations and agreements with the Company and its representatives regarding the transactions contemplated by this Agreement).

6.8 SEC Filings.

(a) At the time of filing thereof, each of the SEC Filings complied as to form in all material respects with the requirements of the Exchange Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b) Each registration statement and any amendment thereto filed by Buyer since January 1, 2010 pursuant to the Securities Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the Securities Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

6.9 No Conflict, Breach, Violation or Default. The execution, delivery and performance of this Agreement by Buyer and the issuance of the Acquisition Shares will not (a) conflict with or result in a breach or violation of (i) any of the terms and provisions of, or constitute a default under the Articles of Incorporation or the bylaws of Buyer, or (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over Buyer, any of its Subsidiaries or any of their respective assets or properties, or (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Encumbrance upon any of the properties or assets of Buyer or any of its Subsidiaries or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, except in the case of clauses (a)(i) and (b) above, such as could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

6.10 Tax Matters. Buyer and each of its Subsidiaries have prepared and filed (or filed applicable extensions therefor) all Tax Returns required to have been filed by Buyer or any such Subsidiary with all appropriate Governmental Authorities and paid all Taxes shown thereon or otherwise due for payment, other than any such Taxes which Buyer or any Subsidiary are contesting in good faith and for which adequate reserves have been provided and reflected in Buyer’s financial statements included in the SEC Filings. The charges, accruals and reserves on the books of Buyer in respect of Taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against Buyer or any of its Subsidiaries nor, to Buyer’s Knowledge, any basis for the assessment of any additional Taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to Buyer and its Subsidiaries, taken as a whole. All Taxes and other assessments and levies that Buyer or any of its Subsidiaries is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper Governmental Authority or third party when due, other than any such Taxes which Buyer or any of its Subsidiaries are contesting in good faith and for which adequate reserves have been provided and reflected in Buyer’s financial statements included in the SEC Filings. There are no Tax liens or claims pending or, to Buyer’s Knowledge, threatened in writing against Buyer or any of its Subsidiaries or any of their respective assets or property. Except as described in the SEC Filings, there are no outstanding Tax sharing agreements or other such arrangements between Buyer and any of its Subsidiaries, on the one hand, and any other corporation or entity, on the other hand.

6.11 Title to Properties. Except as disclosed in the SEC Filings, Buyer and each of its Subsidiaries have good and marketable title to all real properties and all other properties and assets (excluding Intellectual Property assets which are the subject of Section 6.14) owned by it, in each case free from Encumbrances that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, Buyer and each of its Subsidiaries holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

6.12 Certificates, Authorities and Permits. Buyer and each of its Subsidiaries possess adequate certificates, authorities or permits issued by appropriate Governmental Authorities necessary to conduct the business now operated by it, except to the extent failure to possess such certificates, authorities or permits could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, and neither Buyer nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to Buyer or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.

6.13 Labor Matters.

(a) Except as set forth in the SEC Filings, Buyer is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations. Buyer has not violated in any material respect any Laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any Laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.

(b) (i)   There are no labor disputes existing, or to Buyer’s Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by Buyer’s employees, (ii) there are no unfair labor practices or petitions for election pending or, to Buyer’s Knowledge, threatened before the National Labor Relations Board or any other federal, state or local labor commission relating to Buyer’s employees, (iii) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to Buyer and (iv) to Buyer’s Knowledge, Buyer enjoys good labor and employee relations with its employees and labor organizations.

(c) Buyer is, and at all times has been, in compliance with all Applicable Laws respecting employment (including Laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. There are no claims pending against Buyer before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. §§ 1981 or 1983 or any other federal, state or local Law, statute or ordinance barring discrimination in employment.

(d) To Buyer’s Knowledge, Buyer has no liability for the improper classification by Buyer of its employees as independent contractors or leased employees prior to the date of this Agreement.

6.14 Intellectual Property. Buyer and its Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the Intellectual Property necessary for the conduct of the business of Buyer and its Subsidiaries as currently conducted and as described in the SEC Filings, except where the failure to own, license or have such rights could not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate. Except as described in the SEC Filings, (i) to Buyer’s Knowledge, there are no third parties who have or will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to Buyer or where such rights could not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate; (ii) there is no pending or, to Buyer’s Knowledge, threat of any, action, suit, proceeding or claim by others challenging Buyer or any of its Subsidiaries’ rights in or to, or the validity, enforceability, or scope of, any Intellectual Property owned by or licensed to Buyer or any of its Subsidiaries or claiming that the use of any Intellectual Property by Buyer or any Subsidiary in their respective businesses as currently conducted infringes, violates or otherwise conflicts with the intellectual property rights of any third party; and (iii) to Buyer’s Knowledge, the use by Buyer or any of its Subsidiaries of any Intellectual Property by Buyer or any of its Subsidiaries in their respective businesses as currently conducted does not infringe, violate or otherwise conflict with the intellectual property rights of any third party.

6.15 Environmental Matters. To Buyer’s Knowledge, neither Buyer nor any of its Subsidiaries is in violation of any Environmental Laws, owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to Buyer’s Knowledge, threatened investigation that might lead to such a claim.

6.16 Litigation. There are no pending actions, suits or proceedings against or affecting Buyer, any of its Subsidiaries or any of its or their properties; and to Buyer’s Knowledge, no such actions, suits or proceedings are threatened, except (i) as described in the SEC Filings or (ii) any such proceeding, which if resolved adversely to Buyer or any of its Subsidiaries, could not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate. Neither Buyer nor any of its Subsidiaries, nor any director or officer thereof, is or since January 1, 2005 has been the subject of any action involving a claim of violation of or liability under federal or state securities Laws or a claim of breach of fiduciary duty. There has not been, and to Buyer’s Knowledge, there is not pending or contemplated, any investigation by the SEC involving Buyer or any current or former director or officer of Buyer. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by Buyer or any Subsidiary under the Securities Act or the Exchange Act.

6.17 Financial Statements. The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of Buyer as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with GAAP (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act). Except as set forth in the SEC Filings, neither Buyer nor any of its Subsidiaries has incurred any Liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

6.18 Insurance Coverage. Buyer and each of its Subsidiaries maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by Buyer and its Subsidiaries.

6.19 Compliance with Nasdaq Continued Listing Requirements. Except as disclosed in the SEC Filings, (a) Buyer is in compliance with applicable Nasdaq continued listing requirements, (b) there are no proceedings pending or, to Buyer’s Knowledge, threatened against Buyer relating to the continued listing of the Buyer Common Stock on Nasdaq, and (c) Buyer has not received any currently pending notice of the delisting of the Buyer Common Stock from Nasdaq other than the notice of deficiency received by Buyer on January 2, 2013.

6.20 Brokers and Finders. Except for fees and expenses of Roth Capital Partners and of the Company’s legal counsel and independent auditors, no Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon Buyer or any of its Subsidiaries for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of Buyer.

6.21 Questionable Payments. Neither Buyer nor any of its Subsidiaries nor, to Buyer’s Knowledge, any of their respective current or former shareholders, directors, officers, employees, agents or other Persons acting on behalf of Buyer or any of its Subsidiaries, has on behalf of Buyer or any of its Subsidiaries or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of Buyer or any of its Subsidiaries; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

6.22 Board Approval. The board of directors of Buyer, by resolutions duly adopted by unanimous vote at a meeting of all directors of Buyer duly called and held and, as of the date hereof, not subsequently rescinded or modified in any way, has, as of the date hereof (i) determined that this Agreement and the transactions contemplated hereby, including the Acquisition and the issuance of the Acquisition Shares to the Company

Shareholders, are fair to, and in the best interests of, Buyer and Buyer’s shareholders, (ii) directed that the issuance of the Acquisition Shares to the Company Shareholders pursuant to and in accordance with this Agreement be submitted to Buyer’s shareholders for approval, and (iii) resolved to recommend that Buyer’s shareholders approve the issuance of the Acquisition Shares to the Company Shareholders pursuant to and in accordance with this Agreement (collectively, the “Buyer Board Recommendation”) and directed that such matter be submitted for consideration of the shareholders of Buyer at the Buyer Shareholders Meeting.

6.23 Proxy Statement. The Proxy Statement will comply in all material respects with the requirements of the Exchange Act and, on the date filed with the SEC, on the date first published, sent or given to Buyer’s shareholders and at the time of the Buyer Shareholder Meeting, the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Buyer with respect to any information provided in writing by or on behalf of the Company or the Company Shareholders for inclusion in the Proxy Statement.

6.24 Internal Controls. Buyer is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to Buyer. Buyer and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Buyer has established disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) for Buyer and designed such disclosure controls and procedures to ensure that material information relating to Buyer, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which Buyer’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared. Buyer’s certifying officers have evaluated the effectiveness of Buyer’s controls and procedures as of December 31, 2012 (such date, the “Evaluation Date”) and concluded that such controls and procedures are effective to ensure that material information relating to Buyer, including its Subsidiaries, is made known to certifying officers in a timely, accurate and complete manner. Since the Evaluation Date, there have been no significant changes in Buyer’s internal controls (as such term is defined in Item 308 of Regulation S-K) or, to Buyer’s Knowledge, in other factors that could significantly affect Buyer’s internal controls. Buyer maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the Exchange Act.

6.25 Investment Company. Buyer is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

6.26 Compliance with Laws. Buyer and each of its Subsidiaries is in compliance in all material respects with all requirements imposed by Law, regulation or rule, whether foreign, federal, state or local, that are applicable to it, its operations, or its properties and assets, including applicable requirements of the Foreign Corrupt Practices Act of 1977 (FCPA) (15 U.S.C. § 78dd-1, et seq.).

6.27 Disclosure. No representation or warranty of Buyer or any of its Subsidiaries contained in this Agreement and none of the statements contained in any other document, certificate, report, financial statement or written statement furnished to the Company by or on behalf of Buyer or any of its Subsidiaries pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Buyer, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Buyer to be reasonable at the time made.

6.28 Buyer 401(k) Plan. Subject to the delivery to Buyer of a currently effective IRS determination letter with respect to the 401(k) Plan, and to the extent necessary under the Buyer 401(k) Plan (as defined below) and Applicable Law, Buyer shall adopt (or shall cause there to be adopted), effective as of the Closing Date, resolutions amending (or directing the appropriate officers of Buyer to amend) Buyer’s employee pension benefit plan intended to be qualified under Section 401(a) of the Code that includes a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (the “Buyer 401(k) Plan”) so as to permit such Buyer 401(k) Plan to accept rollover contributions attributable to the termination of the 401(k) Plan contemplated by Section 7.10 of this Agreement, including any promissory notes presently representing outstanding participant loans under such 401(k) Plan.

6.29 No Other Representations or Warranties. Each of the Company and the Company Shareholders hereby acknowledges and agrees that neither Buyer nor any of its Subsidiaries has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article 6.

ARTICLE 7

COMPANY COVENANTS

During the time period from the Agreement Date until the earlier to occur of (a) the Closing or (b) the termination of this Agreement in accordance with the provisions of Article 10, the Company and the Company Shareholders, as applicable, covenant and agree with Buyer as follows:

7.1 Advice of Changes. The Company shall promptly advise Buyer in writing of (a) any material event occurring subsequent to the Agreement Date that would render any representation or warranty of the Company contained in Article 4 untrue or inaccurate such that the condition set forth in Section 9.2(a) would not be satisfied, (b) any breach of any covenant or obligation of the Company pursuant to this Agreement or any Company Ancillary Agreement such that the condition set forth in Section 9.2(b) would not be satisfied, (c) any Material Adverse Change in the Company, or (d) any change, event, circumstance, condition or effect that would reasonably be expected to result in a Material Adverse Effect on the Company or cause any of the conditions set forth in Section 9.2 not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 7.1 shall not be deemed to amend or supplement the Company Disclosure Letter and shall not any right of Buyer to claim a failure of a condition to Closing set forth in Section 9.1 or 9.2, as applicable, with respect to any matters disclosed pursuant to this Section 7.1.

7.2 Maintenance of Business.

(a) The Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to carry on and preserve the Company Business and its business relationships with customers, advertisers, suppliers, employees and others with whom each Group Company has contractual relations. If the Company or any of its Subsidiaries becomes aware of any material deterioration in the relationship with any Significant Customer, Significant Supplier or employee of the Company or such Subsidiary, the Company shall, and shall cause the relevant Subsidiary to, promptly bring such information to Buyer’s attention in writing and, if reasonably requested by Buyer, shall exert commercially reasonable efforts to promptly restore the relationship.

(b) The Company shall, and shall cause each of its Subsidiaries to, use commercially reasonable efforts to assure that each Contract to which the Company is a party that is entered into after the Agreement Date will not require the procurement of any consent, waiver or novation or provide for any material change in the obligations of any party in connection with, or terminate as a result of the consummation of, the Acquisition.

(c) The Company shall, and shall cause each of its Subsidiaries to, continue to collect accounts receivable and pay accounts payable with respect to the Company Business in the Ordinary Course of Business.

7.3 Conduct of Business. The Company shall, and shall cause each of its Subsidiaries to, continue to conduct the Company Business in the Ordinary Course of Business and the Company shall not, and shall cause each of its Subsidiaries not to, without Buyer’s prior written consent:

(a) declare, set aside or pay any cash or stock dividend or other distribution (whether in cash, stock or property) in respect of its capital stock, or redeem, repurchase or otherwise acquire any of its capital stock or other securities, or pay or distribute any cash or property to any of its shareholders or securityholders or make any other cash payment to any of its shareholders or securityholders in their capacity as such;

(b) merge, consolidate or reorganize with, acquire, or enter into any other business combination with any corporation, partnership, limited liability company or any other entity (other than Buyer or any of its Affiliates), acquire any portion of the assets of any such entity, or form any Subsidiary, or enter into any negotiations, discussions or agreement for such purpose;

(c) amend its Charter Documents;

(d) change any of its accounting methods or practices;

(e) (i) agree to do any of the things described in the preceding clauses (a)-(d), (ii) take or agree to take any action which would reasonably be expected to make any of the Company’s representations or warranties contained in this Agreement materially untrue or incorrect, or (iii) take or agree to take any action which would reasonably be expected to prevent the Company from performing or cause the Company not to perform one or more covenants required hereunder to be performed by the Company.

7.4 Regulatory Approvals. The Company shall promptly execute and file, or join in the execution and filing of, any application, notification or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Authority, whether federal, state, local or foreign, which may be required in connection with the consummation of the Acquisition and the other transactions contemplated by this Agreement or any Company Ancillary Agreement. The Company shall make all filings required of it under any applicable antitrust laws with respect to the transactions contemplated hereby as promptly as reasonably practicable and shall comply as soon as reasonably practicable and to the extent necessary with any formal or informal request under any applicable antitrust laws for additional information, documents or other materials received from any Governmental Authority acting pursuant to its antitrust authority. The Company shall use commercially reasonable efforts to obtain, and to cooperate with Buyer to promptly obtain, all such authorizations, approvals and consents and shall pay any associated filing fees payable by the Company with respect to such authorizations, approvals and consents. The Company shall promptly inform Buyer of any communication between the Company and any Governmental Authority regarding any of the transactions contemplated hereby. The Company shall consult with and cooperate with Buyer in advance of any such written or oral communication to any Governmental Authority. The Company shall use commercially reasonable efforts to resolve questions or objections, if any, of any Governmental Authority and to take such actions as may be required to cause expiration of the waiting periods under the applicable antitrust laws.

7.5 Necessary Consents. The Company shall use commercially reasonable efforts to obtain prior to the Closing such consents and authorizations of third Parties, give notices to third parties and take such other actions as may be necessary or appropriate in order to effect the consummation of the Acquisition and the other transactions contemplated by this Agreement, to enable the Company (or Buyer) to carry on the Company Business immediately after the Closing, and to keep in effect and avoid the breach, violation of, termination of, or adverse change to, any Contract to which the Company is party, including the consents, authorizations, notices and actions which are listed on Schedule 7.5 of the Company Disclosure Letter.

7.6 Litigation. The Company shall notify Buyer in writing promptly after learning of any material claim, action, suit, arbitration, mediation, proceeding or investigation by or before any court, arbitrator or arbitration panel, board or governmental agency, initiated by or against it, or known by the Company to be pending or threatened against any Group Company or any of its officers, directors, employees or shareholders in their capacity as such.

7.7 No Other Negotiations.

(a) The Company and the Company Shareholders shall not, and shall not authorize, encourage or permit any of its Subsidiaries or Company Representatives to, directly or indirectly: (a) solicit, initiate, or knowingly encourage, facilitate or induce the making, submission or announcement of any inquiry, offer or proposal from any Person (other than Buyer) concerning any Alternative Transaction; (b) furnish any nonpublic information regarding any Group Company to any Person (other than Buyer and its agents and advisors) in connection with or in response to any inquiry, offer or proposal for or regarding any Alternative Transaction (other than to respond to such inquiry, offer or proposal solely by indicating that the Company is subject to this Section 7.7); (c) enter into, participate in, entertain, maintain or continue any discussions or negotiations with any Person (other than Buyer and its agents and advisors) with respect to any Alternative Transaction (other than to respond to such inquiry, offer or proposal solely by indicating that the Company is subject to this Section 7.7); (d) otherwise cooperate with, facilitate or encourage any effort or attempt by any Person (other than Buyer and its agents and advisors) to effect any Alternative Transaction; or (e) execute, enter into or become bound by any letter of intent, memorandum of understanding, other Contract or understanding between any Group Company and any Person (other than Buyer) that is related to, provides for or concerns any Alternative Transaction. If any Company Representative, whether in his or her capacity as such or in any other capacity, takes any action that the Company is obligated pursuant to this Section 7.7(a) to cause such Company Representative not to take, then the Company shall be deemed for all purposes of this Agreement to have breached this Section 7.7(a).

(b) The Company or the Company Shareholders, as applicable, shall notify Buyer within twenty-four (24) hours after receipt by the Company Shareholders or any Group Company or by any of the Company Representatives of any inquiry, offer or proposal that constitutes an Alternative Transaction, or any other notice that any Person is considering making an Alternative Transaction, or any request for nonpublic information relating to any Group Company or for access to any of the properties, books or records of any Group Company by any Person or Persons other than Buyer (which notice shall identify the Person or Persons making, or considering making, such inquiry, offer or proposal) in connection with a potential Alternative Transaction and shall keep Buyer fully informed of the status and details of any such inquiry, offer or proposal and any correspondence or communications related thereto and shall provide to Buyer a correct and complete copy of such inquiry, offer or proposal and any amendments, correspondence and communications related thereto, if it is in writing, or a written summary of the material terms thereof, if it is not in writing. The Company shall provide Buyer with forty-eight (48) hours prior notice (or such lesser prior notice as is initially provided to the Board) of any meeting of the Board, at which the Board is reasonably expected to discuss any Alternative Transaction. The Company shall, and shall cause each of its Subsidiaries and the Company Representatives to, immediately cease and cause to be terminated any and all existing activities, discussions and negotiations with any Persons conducted heretofore with respect to an Alternative Transaction.

7.8 Access to Information. Subject to Applicable Law and reasonable notice, the Company shall allow Buyer and its agents and advisors access at reasonable times to the files, books, records, technology, Contracts, personnel and offices of any Group Company, including any and all information relating to the Taxes, Contracts, Liabilities, financial condition and real, personal and intangible property of any Group Company. The Company shall cause its accountants to cooperate with Buyer and Buyer’s agents and advisors in making available all financial information reasonably requested by Buyer and its agents and advisors, including the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

7.9 Satisfaction of Conditions Precedent. The Company shall, and shall cause each other Group Company to, use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent set forth in Article 9, and the Company shall use commercially reasonable efforts to cause the Acquisition and the other transactions contemplated by this Agreement to be consummated in accordance with the terms of this Agreement.

7.10 Company Benefit Arrangements. The Board or the board of directors of Tandberg Data Corporation, a Delaware corporation (“TD Corp”), as applicable, shall adopt (or shall cause there to be adopted) no later than the day before the Closing Date resolutions terminating each Company Benefit Arrangement intended to be qualified under Section 401(a) of the Code that includes a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (the “401(k) Plan”), such termination to be effective no later than the day before the Closing Date, and authorizing the appropriate officers of TD Corp to make such amendments to the 401(k) Plan that is sufficient to assure that the tax-qualified status of such plan shall be maintained at the time of its termination. The Company shall provide a draft of such resolutions to Buyer prior to their adoption and address, to the reasonable satisfaction of Buyer, any comments Buyer may have as to such resolutions. Immediately prior to such termination, the Company will cause TD Corp to make all necessary payments to the trust for the 401(k) Plan to fund the contributions: (a) necessary or required to maintain the tax-qualified status of the 401(k) Plan; (b) for elective deferrals made pursuant to the 401(k) Plan for the period through and including the time of termination; and (c) for all employer contributions (if any) for the period through and including the time of termination. All participants and former participants in such 401(k) Plan (and in any other Company Benefit Arrangement that is an “employee pension benefit plan” as defined in Section 3(2) of ERISA) shall become fully vested in their account balances under the 401(k) Plan (and any other employee pension benefit plan) to the extent required by law.

7.11 Repayment of Debt. On or prior to the Closing Date, the Company shall (i) convert, or cause to be converted, the Debt into Company Shares; provided, that the Company shall repay in full all of the Debt set forth on Schedule 7.11, which shall not be converted into Company Shares; and (ii) obtain executed UCC-2 or UCC-3 termination statements (or any other applicable termination statement) executed by each Person holding a security interest in any assets of any Group Company as of the Closing Date terminating any and all such security interests and evidence reasonably satisfactory to Buyer that all Encumbrances on assets of any Group Company shall have been released prior to, or shall be released simultaneously with, the Closing.

7.12 Notices to Company Shareholders and Employees.

(a) The Company shall timely provide to the Company Shareholders all advance notices required to be given to such Company Shareholders in connection with this Agreement, the Acquisition and the transactions contemplated by this Agreement under the Charter Documents of the Company or other applicable Contracts and under Applicable Law.

(b) The Company shall give all notices and other information required to be given by the Company to the employees of the Company, any collective bargaining unit or any works council representing any group of employees of the Company, and any applicable Governmental Authority under the WARN Act, the National Labor Relations Act, as amended, the Code, COBRA and other Applicable Law in connection with the transactions contemplated by this Agreement or other applicable Contracts.

7.13 Closing Certificates. The Company shall prepare and deliver to Buyer a draft Closing Transaction Fees Certificate not later than five (5) Business Days prior to the scheduled Closing Date. The Company shall provide to Buyer copies of the documents or instruments evidencing the amounts set forth on any such drafts and the Company shall consider in good faith any comments or proposed changes to such documents and certificates that may be suggested by Buyer in the period following delivery thereof but prior to the Closing.

7.14 Cooperation. Each of the Group Companies and the Company Shareholders shall use commercially reasonable efforts to, and shall cause each other Group Company (including internal and external legal and accounting representatives and outside auditors) to use commercially reasonable efforts to, provide all such reasonable assistance and cooperation in connection with Buyer’s efforts to consummate the transactions contemplated hereby as may be reasonably requested by Buyer, including (i) furnishing Buyer with such pertinent and customary information, regarding the Group Companies as may be reasonably requested by Buyer, (ii) furnishing Buyer financial statements and pro forma financial statements of the Group Companies that are reasonably requested by Buyer, (iii) furnishing any information reasonably requested by Buyer in connection with any filings under the Securities Act or the Exchange Act in connection with the transactions contemplated by this Agreement and (iv) causing the Group Companies’ auditors to confer with Buyer’s auditors regarding the financial statements of any of them. In addition the Company hereby consents to the use and disclosure of all information contained in the Company’s financial statements and other financial or other information regarding the Company in any report or registration statement required to be filed by Buyer under the Securities Act or the Exchange Act as may be deemed necessary or appropriate by Buyer in connection with the transactions contemplated hereby. The Company also hereby agrees that it will provide (or will cause the other Group Companies to provide, as needed) and will not unreasonably withhold or delay the issuance of those representation letters as required under GAAP or other standards in connection with the issuance by Buyer’s auditors of any pro forma or other financial statements or as may be otherwise necessary in connection with the filing of any document with the SEC under the Securities Act or the Exchange Act. If requested by Buyer, the Company shall (and shall cause each other applicable Group Company to) use its reasonable best efforts to cause its auditors to consent to the inclusion of its financial statements in any registration statement or other filing required to be filed under the Securities Act or the Exchange Act by the Company. The Company shall use commercially reasonable efforts to, and to cause the other Group Companies, internal accountants and auditors to, support Buyer and its auditors and legal advisors with respect to information reasonably necessary to (i) respond to any inquiry of the SEC in connection with any filing by Buyer under the Securities Act or the Exchange Act and (ii) assist investor in ensuring that the Company’s consolidated financial statements comply with the provisions of Regulation S-X, or any applicable accounting standards or rules which have been introduced or become effective after the delivery by the Company of its financial statements.

7.15 Additional Financial Statements.

(a) The Company, at its sole cost and expense, and commencing with the month ended October 31, 2013, will prepare and furnish to Buyer as soon as they become available, but in any event, not later than twenty-five (25) calendar days after the end of the month of October 2013, and not later than fifteen (15) Business Days after the end of each month thereafter, (i) an unaudited balance sheet and an unaudited income statement and an unaudited statement of cash flows for the Company for each full monthly period prior to the Closing and for the elapsed portion of the Company’s fiscal year and (ii) all other material or formal monthly reports delivered to management of the Company in the Ordinary Course of Business. The Company will prepare each of the additional unaudited financial statements on a basis consistent with the Company Financial Statements.

(b) The Company, at its sole cost and expense, will prepare and furnish to Buyer as soon as they become available, but in any event, not later than November 20, 2013, the Company’s unaudited consolidated statements of operations, changes in shareholders’ equity and cash flows for the nine (9) months ended September 30, 2013. The Company will prepare such unaudited financial statements on a basis consistent with the Company Financial Statements.

7.16 Nasdaq Listing. The Company and FBC shall use their commercially reasonable efforts to assist Buyer in causing the Buyer Common Stock to be approved for listing on The Nasdaq Capital Market following the Closing and in causing the Acquisition Shares to be listed on The Nasdaq Capital Market following the Closing.

ARTICLE 8

BUYER COVENANTS

During the time period from the Agreement Date until the earlier to occur of (a) the Closing or (b) the termination of this Agreement in accordance with the provisions of Article 10, Buyer covenants and agrees with the Company as follows:

8.1 Advice of Changes. Buyer shall promptly advise the Company in writing of (a) any event occurring subsequent to the Agreement Date that would render any representation or warranty of Buyer contained in Article 6 untrue or inaccurate such that the condition set forth in Section 9.3(a) would not be satisfied, or (b) any breach of any covenant or obligation of Buyer pursuant to this Agreement or any Buyer Ancillary Agreement such that the condition set forth in Section 9.3(b) would not be satisfied.

8.2 Regulatory Approvals. Buyer and the Company shall promptly execute and file, or join in the execution and filing of, any application, notification or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Authority, whether foreign, federal, state, local or municipal, which may be required in connection with the consummation of the Acquisition and the other transactions contemplated by this Agreement or any Buyer Ancillary Agreement. Buyer shall make all filings required of it under applicable antitrust laws with respect to the transactions contemplated hereby as promptly as reasonably practicable and shall comply as soon as reasonably practicable and to the extent necessary with any formal or informal request under applicable antitrust laws for additional information, documents or other materials received from the Governmental Authority acting pursuant to its antitrust authority. Each Party shall use commercially reasonable efforts to obtain all such authorizations, approvals and consents, and Buyer and the Company shall equally split any associated filing fees payable by either of them with respect to such authorizations, approvals and consents. Each Party shall promptly inform the other Parties of any communication between the initiating Party and any Governmental Authority regarding any of the transactions contemplated hereby. Each Party shall use commercially reasonable efforts to resolve questions or objections, if any, of any Governmental Authority. Notwithstanding anything in this Agreement to the contrary, if any administrative or judicial action or proceeding is instituted (or threatened in writing to be instituted) challenging any transaction contemplated by this Agreement as violative of any Applicable Law, it is expressly understood and agreed that neither Buyer nor any of its Subsidiaries or Affiliates shall be under any obligation to: (a) litigate or contest any administrative or judicial action or proceeding or any decree, judgment, injunction or other order, whether temporary, preliminary or permanent; or (b) make proposals, execute or carry out agreements or submit to orders providing for (i) the sale, divestiture or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Buyer, any of its Subsidiaries or Affiliates (including the Company) or the Company, or the holding separate of the Company Shares or (ii) the imposition of any limitation on the ability of Buyer or any of its Subsidiaries or Affiliates to freely conduct their business or own such assets or to acquire, hold or exercise full rights of ownership of the Company Shares.

8.3 No Other Negotiations.

(a) Buyer shall not, and shall not authorize, encourage or permit any of its Subsidiaries or any of their respective officers, directors, employees, shareholders, Affiliates, agents, advisors (including any attorneys, financial advisors, investment bankers or accountants) or other representatives (collectively, the “Buyer Representatives”) to, directly or indirectly: (a) solicit, initiate, or knowingly encourage, facilitate or induce the making, submission or announcement of any inquiry, offer or proposal from any Person (other than Cyrus, the Company Shareholders or the Company) concerning any Alternative Buyer Transaction; (b) furnish any nonpublic information regarding Buyer to any Person (other than Buyer and its agents and advisors) in connection with or in response to any inquiry, offer or proposal for or regarding any Alternative Buyer Transaction (other than to respond to such inquiry, offer or proposal solely by indicating that Buyer is subject to this Section 8.3); (c) enter into, participate in, entertain, maintain or continue any discussions or negotiations with any Person (other than Cyrus, the Company Shareholders or the Company and their agents and advisors) with respect to any Alternative Buyer Transaction (other than to respond to such inquiry, offer or proposal solely by indicating that Buyer is subject to this Section 8.3); (d) otherwise cooperate with, facilitate or encourage any effort or attempt by any Person (other than Cyrus, the Company Shareholders or the Company and their agents and advisors) to effect any Alternative Buyer Transaction; or (e) execute, enter into or become bound by any letter of intent, memorandum of understanding, other Contract or understanding between Buyer and any Person (other than Cyrus, the Company Shareholders or the Company) that is related to, provides for or concerns any Alternative Buyer Transaction. If any Buyer Representative, whether in his or her capacity as such or in any other capacity, takes any action that Buyer is obligated pursuant to this Section 8.3(a) to cause such Buyer Representative not to take, then Buyer shall be deemed for all purposes of this Agreement to have breached this Section 8.3(a). Buyer shall, and shall cause each of its Subsidiaries and the Buyer Representatives to, immediately cease and cause to be terminated any and all existing activities, discussions and negotiations with any Persons conducted heretofore with respect to an Alternative Buyer Transaction.

(b) Notwithstanding the provisions of Sections 8.3(a), at any time prior to the Closing, if the board of directors of Buyer receives a bona fide written proposal relating to an Alternative Buyer Transaction (a “Takeover Proposal”) after the date of this Agreement that was not solicited by Buyer or the Buyer Representatives and did not otherwise result from a breach or deemed breach of Sections 8.3(a) and a majority of the disinterested directors of the Company Board reasonably determines in its good faith judgment, after consultation with and based upon the advice from outside legal counsel, that it is required to take the actions specified in the following clauses (x), (y) and/or (z) of this sentence with respect to such Takeover Proposal in order to avoid a breach of its fiduciary duties to the shareholders of Buyer under Applicable Law, then subject to providing written notice of its decision to take such action to the Company, the board of directors of Buyer may (x) furnish information with respect to Buyer to the Person making such Takeover Proposal and its representatives and advisors, (y) participate in discussions or negotiations with such Person and its representatives and advisors regarding any Takeover Proposal and (z) consummate an Alternative Buyer Transaction with respect to such Takeover Proposal.

(c) Except as set forth in this Section 8.3, neither the board of directors of Buyer nor any committee thereof shall:

(i) withhold, withdraw, qualify or modify, in a manner adverse to the Company, the Buyer Board Recommendation with respect to the issuance of the Acquisition Shares, fail to include the Buyer Board Recommendation in the Proxy Statement, or adopt, approve or recommend or propose to adopt, approve or recommend (publicly or otherwise) an Alternative Buyer Transaction; or

(ii) make any recommendation or public statement in connection with a tender offer or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act (it being understood that the board of directors of Buyer may refrain from taking a position with respect to an Alternative Buyer Transaction until the close of business on the tenth (10th) Business Day after the commencement of a tender offer or exchange offer in connection with such Alternative Buyer Transaction pursuant to Rule 14d-9(f) under the Exchange Act without such action being considered an adverse modification of the Buyer Board Recommendation) (each action set forth in clauses (i) and (ii) of this Section 8.3(c), a “Change of Recommendation”).

(d) Notwithstanding any other provisions of this Section 8.3 to the contrary, at any time prior to the time the Buyer Shareholder Approval is obtained, if the board of directors of Buyer has received a proposal relating to an Alternative Buyer Transaction (that has not been withdrawn) that the board of directors of Buyer determines constitutes a Superior Proposal, the board of directors of Buyer may effect a Change of Recommendation or terminate this Agreement pursuant to Section 10.2(d)(iii) if, and only if, prior to the board of directors of Buyer taking any such action:

(i) Buyer shall have (A) provided to FBC a written notice, which notice shall (1) state that Buyer has received a proposal relating to an Alternative Buyer Transaction which the board of directors of the Company has determined is a Superior Proposal and that the board of directors of Buyer intends to take such action and (2) include the identity of the Person making such Superior Proposal, the most current written draft agreement relating to the transaction that constitutes such Superior Proposal and all related transaction agreements, (B) provided such notice to FBC at least four (4) Business Days prior to taking any such action (it being understood that any material amendment to the terms of such Superior Proposal shall require a new notice and a new two (2) Business Day period) and (C) if requested by FBC, negotiated in good faith with FBC during such four (4) Business Day period regarding revisions to this Agreement which would permit Buyer not to effect a Change of Recommendation or take action pursuant to this Section 8.3 in response to such a Superior Proposal; and

(ii) if FBC shall have delivered to Buyer, within four (4) Business Days after receipt by FBC of the notice described in Section 8.3(d)(i), a written proposal capable of being accepted to amend the terms contemplated by this Agreement, the board of directors of Buyer shall have in good faith determined (after consultation with outside legal counsel), after considering the terms of such proposal by FBC, that the proposal relating to an Alternative Buyer Transaction continues to constitute a Superior Proposal.

(e) The board of directors of Buyer may also effect a Change of Recommendation at any time prior to the time the Buyer Shareholder Approval is obtained in the absence of a Superior Proposal if an Intervening Event shall have occurred and be continuing and prior to effecting such Change of Recommendation the board of directors of Buyer in good faith determines (after consultation with its outside legal counsel) that, in light of such Intervening Event, the failure to take such action would reasonably be expected to result in a breach of the fiduciary duties of the board of directors of Buyer under Applicable Law.

(f) Nothing contained in this Section 8.3 or elsewhere in this Agreement shall prohibit Buyer or its board of directors from complying with Rule 14d-9, Rule 14e-2 or Item 1012 of Regulation M-A under the Exchange Act, or from making any disclosures to the holders of Buyer Common Stock if the board of directors of Buyer in good faith determines (after consultation with its outside legal counsel) that the failure to make such disclosure would reasonably be expected to result in a breach of its fiduciary duties under applicable Law (including any “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act); provided, however, that any such disclosure shall be deemed to be a Change of Recommendation unless the board of directors of Buyer expressly reaffirms its recommendation to Buyer’s shareholders to vote in favor of the adoption of this Agreement in such disclosure.

8.4 Shareholders Meeting; Preparation of Proxy Materials.

(a) As promptly as reasonably practicable following the date of this Agreement, Buyer shall (i) prepare and file with the SEC a preliminary proxy statement (as amended or supplemented from time to time, the “Proxy Statement”) with respect to the Buyer Shareholders Meeting; and (ii) set a record date for the Buyer Shareholders Meeting. The Company and its counsel shall be given a reasonable opportunity to review and comment upon the Proxy Statement prior to the filing thereof with the SEC and Buyer shall consider in good faith any comments reasonably proposed by the Company and it counsel. The Company and the Company Shareholders shall furnish to Buyer all information regarding the Company and its Affiliates that may be required (pursuant to the Exchange Act and other applicable Laws) to be set forth in the Proxy Statement. Buyer shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after the Proxy Statement is filed with the SEC. Buyer shall (to the extent required by applicable federal securities Laws): (x) promptly correct any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect and (y) take all steps necessary to cause the Proxy Statement as so corrected to be filed with the SEC and to the extent required by Law, disseminated to the shareholders of Buyer. Buyer shall promptly provide the Company and its counsel with a copy of any comments received by Buyer from the SEC or its staff with respect to the Proxy Statement. The Company and its counsel shall be given a reasonable opportunity to review and comment upon the response to any comment letter and any amendment or supplement to the Proxy Statement prior to the filing thereof with the SEC, and Buyer shall consider in good faith any comments reasonably proposed by the Company and its counsel.

(b) As promptly as reasonably practicable after the SEC or its staff advises that it has no further comments on the Proxy Statement or that Buyer may commence mailing the Proxy Statement, Buyer shall (subject to applicable Laws, rules and regulations of Nasdaq and the requirements of Buyer’s Charter Documents) take all action reasonably necessary to convene the Buyer Shareholders Meeting and to cause the Proxy Statement to be mailed to Buyer’s shareholders. Notwithstanding anything to the contrary contained in this Agreement, Buyer may delay convening, postpone or adjourn the Buyer Shareholders Meeting if Buyer determines in good faith that the delay, postponement or adjournment of Buyer Shareholders Meeting is necessary or appropriate in order to obtain sufficient votes to obtain the Buyer Shareholder Approval or, with respect to disclosure matters, is required by Buyer to comply with Applicable Law. Without limiting the generality of the foregoing, Buyer agrees that its obligations pursuant to the first sentence of this Section 8.4(b) shall not be affected by the commencement, public proposal, public disclosure or communication to Buyer or any other Person of any Alternative Buyer Transaction or the occurrence of any Change of Recommendation.

(c) Subject to Section 8.3 and Section 8.4, (i) the board of directors of Buyer shall include the Buyer Board Recommendation in the Proxy Statement, and (ii) Buyer shall use reasonable best efforts to obtain the Buyer Shareholder Approval.

8.5 Board of Directors of Buyer. Within three (3) Business Days after the Closing, Buyer shall cause the size of the board of directors of Buyer to be set at seven (7) directors. In connection with the increase of the size of the board of directors of Buyer from five (5) directors to seven (7) directors, Buyer shall cause the board of directors of Buyer to appoint two (2) directors approved by the Company Shareholders to fill the additional director positions. Such directors shall serve for the same term as the other directors, or until their earlier death, resignation or removal in accordance with the Charter Documents of Buyer.

8.6 Conduct of Business. Buyer shall, and shall cause each of its Subsidiaries to, continue to conduct its business in the Ordinary Course of Business and Buyer shall not, and shall cause each of its Subsidiaries not to, without the Company’s prior written consent:

(a) declare, set aside or pay any cash or stock dividend or other distribution (whether in cash, stock or property) in respect of its capital stock, or redeem, repurchase or otherwise acquire any of its capital stock or other securities, or pay or distribute any cash or property to any of its shareholders or securityholders or make any other cash payment to any of its shareholders or securityholders in their capacity as such;

(b) merge, consolidate or reorganize with, acquire, or enter into any other business combination with any corporation, partnership, limited liability company or any other entity (other than the Company or any of its Affiliates), acquire any portion of the assets of any such entity, or form any Subsidiary, or enter into any negotiations, discussions or agreement for such purpose;

(c) amend its Charter Documents;

(d) change any of its accounting methods or practices (which, for the avoidance of doubt, shall not include any change to Buyer’s fiscal year or any fiscal month);

(e) (i) agree to do any of the things described in the preceding clauses (a)-(d), (ii) take or agree to take any action which would reasonably be expected to make any of Buyer’s representations or warranties contained in this Agreement materially untrue or incorrect, or (iii) take or agree to take any action which would reasonably be expected to prevent Buyer from performing or cause Buyer not to perform one or more covenants required hereunder to be performed by Buyer.

8.7 Satisfaction of Conditions Precedent. Buyer shall use commercially reasonable efforts to satisfy or cause to be satisfied all of the conditions precedent set forth in Article 9, and Buyer shall use its commercially reasonable efforts to cause the Acquisition and the other transactions contemplated by this Agreement to be consummated in accordance with the terms of this Agreement.

8.8 Litigation. Buyer shall notify the Company Shareholders in writing promptly after learning of any material claim, action, suit, arbitration, mediation, proceeding or investigation by or before any court, arbitrator or arbitration panel, board or governmental agency, initiated by or against it, or known by the Buyer to be pending or threatened against Buyer or any of its Subsidiaries or any of its officers, directors, employees or shareholders in their capacity as such.

8.9 Rights Plan. Buyer shall amend or waive the provisions of the Rights Plan to the extent reasonably necessary to accommodate this Agreement and the transactions contemplated hereby, including the issuance of the Acquisition Shares, but not with respect to any Alternative Buyer Transaction.

8.10 Nasdaq Listing. Buyer shall use its commercially reasonable efforts to cause the Buyer Common Stock to be approved for listing on The Nasdaq Capital Market following the Closing, and to cause the Acquisition Shares to be listed on The Nasdaq Capital Market following the Closing.

8.11 Evidence of Transfer of Company Shares. After the Closing, Buyer shall cause the Company to provide to the Company Shareholders evidence that the transfer of the Company Shares to Buyer has been registered and filed with the Luxembourg Register of Commerce and Companies.

ARTICLE 9

CONDITIONS TO CLOSING OF ACQUISITION

9.1 Conditions to Each Party’s Obligation to Effect the Acquisition. The respective obligations of each Party to this Agreement to effect the Acquisition shall be subject to the satisfaction prior to the Closing Date of the following conditions:

(a) Governmental Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Authority shall have been filed, occurred or been obtained, and there shall have been taken all such other actions by any Governmental Authority or other regulatory authority having jurisdiction over the Parties and the actions herein proposed to be taken, as may be required to consummate the Acquisition and the transactions contemplated hereby.

(b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory action, restraint or prohibition preventing or challenging the consummation of the Acquisition or limiting or restricting the conduct or operation of the business of any Group Company by Buyer after the Acquisition shall have been issued, nor shall any proceeding brought by an administrative agency or commission or other Governmental Authority or other third party, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition which makes the consummation of the Acquisition illegal.

9.2 Additional Conditions to Obligations of Buyer. The obligations of Buyer to effect the Acquisition are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Buyer:

(a) Representations and Warranties. (i)  The representations and warranties of the Company set forth in this Agreement that are qualified by materiality or Material Adverse Effect shall be true and correct in all respects, and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and Buyer shall have received a certificate of the Company to such effect, and (ii) all representations and warranties of the Company Shareholders set forth in this Agreement shall be true and correct in all material respects, in each case as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and Buyer shall have received a certificate of the Company to such effect.

(c) No Material Adverse Effect. From and after the Agreement Date, there shall not have occurred any event and no circumstance shall exist which, alone or together with any one or more other events or circumstances has had, is having or would reasonably be expected to have a Material Adverse Effect.

(d) Consulting Agreements. Each of the Persons set forth in Schedule 9.2(d) shall have entered into and delivered to Buyer a Consulting Agreement in a form reasonably acceptable to Buyer.

(e) Non-Solicitation Agreements. Each of the employees set forth in Schedule 9.2(e) shall have entered into and delivered to Buyer a Non-Solicitation Agreement in a form reasonably acceptable to Buyer.

(f) Registration Rights Agreement. FBC shall have executed and delivered the Registration Rights Agreement.

(g) Voting Agreement. FBC shall have executed and delivered the Voting Agreement.

(h) Consents. Buyer shall have received duly executed copies of all third-party consents, approvals, assignments, notices, waivers, authorizations or other certificates set forth in Schedule 9.2(h).

(i) Termination, Modification or Satisfaction of Company Shareholder Documents and Rights. Each of the agreements identified on Schedule 9.2(i) shall have been terminated, effective as of the Closing, in accordance with their respective terms, and the Parties to the agreements identified on such Schedule 9.2(i) shall have waived all of their respective rights thereunder, effective as of, and contingent upon, the Closing.

(j) Resignations of Directors and Officers. Except as set forth on Schedule IV, the persons holding the positions of a director or officer of each Group Company, including the Company, in office immediately prior to the Closing, shall have resigned from such positions in writing effective as of the Closing (for the avoidance of doubt, the persons set forth on Schedule IV shall not be required to resign the positions held by such persons for the applicable Group Companies as set forth on Schedule IV).

(k) Registered Office. The registered office of the Company shall have been transferred effective as of the Closing, or the transfer of the Company Shares to Buyer and the change of control of the Company resulting therefrom shall have been accepted by the trust company with which the office of the Company is registered in Luxembourg.

(l) Closing Transaction Fees Certificate. Buyer shall have received the Closing Transaction Fees Certificate from the Company, provided, however, that such receipt shall not be deemed to be an agreement by Buyer that the Closing Transaction Fees Certificate is accurate and shall not diminish Buyer’s remedies hereunder if the Closing Transaction Fees Certificate is not accurate.

(m) Good Standing Certificates. Each Group Company shall have delivered to Buyer a certificate of good standing or other applicable certificates or documents from such Group Company’s jurisdiction of incorporation or formation (e.g., a certificate from the Luxembourg Register of Commerce and Companies for the Company) and each state or jurisdiction in which such Group Company is qualified to do business as a foreign corporation, to the extent provided by any such jurisdiction, certifying as of a date no more than seven (7) Business Days prior to the Closing Date that such Group Company is in good standing and, to the extent provided by any such jurisdiction, that all applicable Taxes and fees of such Group Company through such certification date have been paid.

(n) Termination of Company Benefit Arrangements. The Company shall have delivered to Buyer (i) a true, correct and complete copy of resolutions adopted by the Board and the board of directors of TD Corp, certified by the Secretary of the Company, authorizing the termination of the 401(k) Plan, and terminating the 401(k) Plan, respectively, and authorizing the appropriate officers of TD Corp to make such amendments to the 401(k) Plan that is sufficient to assure compliance with all applicable requirements of the Code and regulations thereunder so that the tax-qualified status of the 401(k) Plan shall be maintained at the time of its termination.

(o) Repayment of Debt. Buyer shall have received evidence reasonably satisfactory to it that all of the Debt converted or to be converted into Company Shares shall have been converted into Company Shares. Buyer shall have received evidence reasonably satisfactory to it that all of the Debt not converted or to be converted into Company Shares shall have been repaid in full. Buyer shall have received evidence reasonably satisfactory to Buyer that all Encumbrances on assets of any Group Company shall have been released prior to, or shall be released simultaneously with, the Closing.

(p) Termination of Agreements. The agreements set forth on Schedule 9.2(p) shall have been terminated to the satisfaction of Buyer.

9.3 Additional Conditions to Obligations of the Company Shareholders. The obligation of the Company Shareholders to effect the Acquisition is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by the Company Shareholders:

(a) Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement that are qualified by materiality or Material Adverse Effect shall be true and correct in all respects, and the representations and warranties of Buyer set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; and the Company shall have received a certificate signed on behalf of Buyer by an authorized officer or director of Buyer to such effect.

(b) Performance of Obligations of Buyer. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and the Company Shareholders shall have received a certificate signed on behalf of Buyer by an authorized officer or director of Buyer to such effect.

(c) Registration Rights Agreement. Buyer shall have executed and delivered the Registration Rights Agreement.

(d) Voting Agreement. Buyer shall have executed and delivered the Voting Agreement.

(e) No Material Adverse Effect. From and after the Agreement Date, there shall not have occurred any event and no circumstance shall exist which, alone or together with any one or more other events or circumstances has had, is having or would reasonably be expected to have a Material Adverse Effect.

ARTICLE 10

TERMINATION OF AGREEMENT

10.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of Buyer and FBC.

10.2 Unilateral Termination.

(a) Either Buyer or FBC, by giving written notice to the other Parties, may terminate this Agreement if a court of competent jurisdiction or other Governmental Authority shall have issued a final judgment or taken any action (and the appeal of such judgment or action has been denied) having the effect of permanently restraining or enjoining or otherwise prohibiting the Acquisition or any other material transaction contemplated by this Agreement.

(b) Either Buyer or FBC, by giving written notice to the other Parties, may terminate this Agreement if the Acquisition shall not have been consummated by midnight California time on February 28, 2014; provided, however, that the right to terminate this Agreement pursuant to this Section 10.2(b) shall not be available to any Party whose breach of a representation or warranty or covenant made under this Agreement by such Party results in the failure of any condition set forth in Article 9 to be fulfilled or satisfied on or before such date.

(c) FBC, by giving written notice to the other Parties, may terminate this Agreement at any time prior to the Closing if (i) Buyer has committed a breach of (A) any of the representations and warranties under Article 6, or (B) any of its covenants under or Article 8, and (x) has not cured such breach within ten (10) Business Days after the Party seeking to terminate this Agreement has given the other Party written notice of such breach and its intention to terminate this Agreement pursuant to this Section 10.2(c) (provided, however, that no such cure period shall be available or applicable to any such breach which by its nature cannot be cured) and (y) if not cured on or prior to the Closing Date, such breach would result in the failure of any of the conditions set forth in Article 9 to be fulfilled or satisfied; provided, however, that the right to terminate this Agreement under this Section 10.2(c) shall not be available to FBC if the Company or any Company Shareholder is at that time in material breach of this Agreement, or (ii) any event has occurred or any circumstance exists which, alone or together with any one or more other events or circumstances has had, is having or would reasonably be expected to have a Material Adverse Effect on Buyer.

(d) Buyer, by giving written notice to the Company and the Company Shareholders, may terminate this Agreement at any time prior to the Closing if (i) if the Company has committed a breach of (A) any of the representations and warranties under Article 4, or (B) any of its covenants under or Article 7, and (x) has not cured such breach within ten (10) Business Days after the Party seeking to terminate this Agreement has given the other Party written notice of such breach and its intention to terminate this Agreement pursuant to this Section 10.2(d)(i) (provided, however, that no such cure period shall be available or applicable to any such breach which by its nature cannot be cured) and (y) if not cured on or prior to the Closing Date, such breach would result in the failure of any of the conditions set forth in Article 9 to be fulfilled or satisfied; provided, however, that the right to terminate this Agreement under this Section 10.2(d)(i) shall not be available to Buyer if Buyer is at that time in material breach of this Agreement, (ii) any Company Shareholder has committed a material breach of any of such Company Shareholder’s representations and warranties under Article 5, (iii) Buyer elects to consummate an Alternative Buyer Transaction pursuant to any Takeover Proposal or (iv) any event has occurred or any circumstance exists which, alone or together with any one or more other events or circumstances has had, is having or would reasonably be expected to have a Material Adverse Effect.

(e) Either Buyer or FBC, by giving written notice to the other Parties, may terminate this Agreement at any time prior to the Effective Time if the Buyer Shareholders Meeting is convened and the Buyer Shareholder Approval is not obtained.

10.3 Effect of Termination.

(a) In the event of termination of this Agreement as provided in Section 10.2, this Agreement shall forthwith become void and there shall be no Liability or obligation on the part of Buyer, the Company Shareholders or the Company or their respective officers, directors, shareholders or Affiliates; provided, however, that (i) the provisions of this Section 10.3 and Article 11 shall remain in full force and effect and survive any termination of this Agreement and (ii) subject to Section 10.3(b), nothing herein shall relieve any Party hereto from Liability in connection with any fraud or willful or intentional breach of any of such Party’s representations, warranties or covenants contained herein.

(b) If this Agreement is terminated by Buyer pursuant to Section 10.2(d)(iii), then Buyer shall pay to the Company (by wire transfer of immediately available funds), at or prior to such termination, a fee of $900,000 (the “Termination Fee”). Notwithstanding anything to the contrary in this Agreement, the Parties hereby acknowledge that in the event that the Termination Fee becomes payable and is paid by Buyer pursuant to this Section 10.3(b), the Termination Fee shall be the sole and exclusive remedy of the Company and the Company Shareholders under this Agreement.

ARTICLE 11

MISCELLANEOUS

11.1 Survival; Indemnification. None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Closing; provided, however, that the representations and warranties of the Company set forth in Section 4.29 and the representations and warranties of the Company Shareholders set forth in Article 5 will remain operative and in full force and effect, regardless of any investigation or disclosure made by or on behalf of any of the parties to this Agreement, without expiration. This Section 11.1 does not limit any covenant of the Parties to this Agreement which, by its terms, contemplates performance after the Closing. Each Company Shareholder shall jointly and severally indemnify and hold harmless Buyer, the Company and their respective officers, directors, agents, representatives, shareholders and employees, and each Person, if any, who controls or may control Buyer within the meaning of the Securities Act or the Exchange Act from and against any Damages to Buyer or its Affiliates arising out of or resulting (directly or indirectly) from (i) the failure of the representations and warranties of the Company set forth in Section 4.29 and the representations and warranties of the Company Shareholders set forth in Article 5 to be true and correct as of the date of this Agreement or as of the Closing Date (as though such representation or warranty were made as of the Closing Date rather than the date of this Agreement, except in the case of any individual representation and warranty which by its terms speaks only as of a specific date or dates), and (ii) any breach of any covenant, obligation or agreement of the Company or the Company Shareholders contained in this Agreement or any other certificate or instrument delivered pursuant to this Agreement.

11.2 Governing Law; Resolution of Conflicts. The internal laws of the State of Delaware, irrespective of its conflicts of law principles, shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the Parties hereto.

11.3 Consent to Jurisdiction and Venue. Each Party hereby irrevocably submits to the exclusive jurisdiction of, and venue in, any state or federal court located in the State of Delaware for the purposes of any Action arising out of this Agreement or any transaction contemplated hereby, and shall commence any such Action only in such courts. Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth herein will be effective service of process for any such Action. Each Party hereby irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of this Agreement or any transaction contemplated hereby in such courts, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum.

11.4 Assignment; Binding Upon Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of each Party, including any successor to, or assignee of, all or substantially all of the business and assets of a Party. Except as set forth in the preceding sentence, no Party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other Parties hereto; provided, however, that Buyer may assign any of its rights and obligations hereunder (other than its obligation to issue the Acquisition Shares pursuant to Section 2.2) to Acquisition Subsidiary; provided, further, that Buyer shall not be relieved of any of its obligations hereunder as a result of any such assignment to Acquisition Subsidiary. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Any assignment in violation of this provision shall be void.

11.5 Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, then the remainder of this Agreement and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the Parties hereto. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

11.6 Counterparts. This Agreement may be executed in any number of counterparts (including via facsimile, .pdf or other electronic means), each of which shall be an original as regards any Party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all Parties reflected hereon as signatories.

11.7 Other Remedies. Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a Party hereunder shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such Party, and the exercise of any one remedy shall not preclude the exercise of any other. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction.

11.8 Amendments and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by Buyer, the Company and the Company Shareholders. The waiver by a Party of any breach hereof or default in the performance hereof shall not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may be amended by the Parties hereto as provided in this Section 11.8 at any time before or after adoption of this Agreement by the Company Shareholders, but, after such adoption, no amendment shall be made which by Applicable Law requires the further approval of the Company Shareholders without obtaining such further approval. At any time prior to the Closing, each of the Company and Buyer, by action taken by its board of directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for its benefit contained herein. No such waiver or extension shall be effective unless signed in writing by the Party against whom such waiver or extension is asserted. The failure of any Party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such Party thereafter to enforce such provisions. Notwithstanding the foregoing, the Parties agree to work together in good faith to agree any administrative modifications to this Agreement which may be required by any local Applicable Law to give effect to the transactions contemplated by this Agreement.

11.9 Expenses. Except as expressly provided otherwise herein, whether or not the Acquisition is successfully consummated, each Party shall bear its respective legal, accountants, and financial advisory fees and other expenses incurred with respect to this Agreement, the Acquisition and the transactions contemplated hereby, it being the intention of the Parties that if the Acquisition is consummated, the Transaction Fees be regarded for purposes of this Section 11.9 as expenses of the Company Shareholders and not of the Company.

11.10 Attorneys’ Fees. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing Party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys’ fees to be fixed by the court (including costs, expenses and fees on any appeal). The prevailing Party shall be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

11.11 Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be either hand delivered in person, sent by facsimile, sent by electronic mail, sent by certified or registered first-class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications shall be effective upon receipt if hand delivered or sent by facsimile or electronic mail, three (3) Business Days after mailing if sent by mail, and one (1) Business Day after dispatch if sent by next-day courier service, to the following addresses, or such other addresses as any Party may notify the other Parties in accordance with this Section 11.11:

If to Buyer:

Overland Storage, Inc.

9112 Spectrum Center Boulevard

San Diego, CA 92123

Attention: Eric L. Kelly, Chief Executive Officer

Facsimile:     +1 (858) 495 4267

with a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP

2765 Sand Hill Road

Menlo Park, CA 95014

Attention:   Steven Tonsfeldt, Esq.

                      Paul L. Sieben, Esq.

Facsimile:   +1 (650) 473-2601

If to the Company:

Tandberg Data Holdings S.à r.l.

46A, avenue J.F. Kennedy

L-1855 Luxembourg

Grand Duchy of Luxembourg

Attention:	The Managers
Telephone:	+352 42 71711
Facsimile:	+352 42 1961

with a copy (which shall not constitute notice) to:

Reed Smith LLP

The Broadgate Tower

20 Primrose Street

London EC2A 2RS

Attention:     Georgia M. Quenby

Facsimile:    +44 20 3116 3999

If to Company Shareholders:

FBC Holdings S.à r.l.

46A, avenue J.F. Kennedy

L-1855 Luxembourg

Grand Duchy of Luxembourg

Attention:	The Managers
Telephone:	+352 42 71711
Facsimile:	+352 42 1961

Tandberg Data Management S.à r.l.

46A, avenue J.F. Kennedy

L-1855 Luxembourg

Grand Duchy of Luxembourg

Attention:	The Managers
Telephone:	+352 42 71711
Facsimile:	+352 42 1961

in each case with a copy (which shall not constitute notice) to:

Reed Smith LLP

The Broadgate Tower

20 Primrose Street

London EC2A 2RS

Attention:    Georgia M. Quenby

Fax No.:       +44 20 3116 3999

11.12 Waiver of Jury Trial. Each Party hereto acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions contemplated by this Agreement. Each Party hereto certifies and acknowledges that (i) no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such Party understands and has considered the implications of this waiver, (iii) each such Party makes this waiver voluntarily, and (iv) each such Party has been induced to enter into this Agreement by, among other things, the waivers and certifications in this Section 11.12.

11.13 Interpretation; Rules of Construction. When a reference is made in this Agreement to Exhibits, Sections or Articles, such reference shall be to an Exhibit to, Section of or Article of this Agreement, respectively, unless otherwise indicated. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” When a reference is made to a specific law, act or statute, such reference shall include any regulations promulgated thereunder. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The terms defined herein have the meanings assigned to them in this Agreement and include plural as well as the singular. Terms to which a German translation has been added shall be interpreted throughout this Agreement according to the meaning assigned to them by the German translation. Pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms. The Parties hereto agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the Party drafting such agreement or document. References in this Agreement to dollars ($) shall be to United States dollars and to cash shall be to cash in U.S. dollars. When a reference is made to FBC in reference to any time after the date hereof in which FBC is not the sole shareholder of the Company, such reference to FBC shall be deemed to refer to all Company Shareholders at such time.

11.14 Third-Party Beneficiary Rights. No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, employee, affiliate, shareholder, partner or any Party hereto or any other Person unless specifically provided otherwise herein and, except as so provided, all provisions hereof shall be personal solely between the Parties to this Agreement.

11.15 Public Announcement. Buyer may issue such press releases, and make such other disclosures regarding the Acquisition, as it determines are required under applicable securities laws or regulatory rules or as, with the prior written consent of the Company, as it otherwise deems appropriate. The Company shall not make any public announcement relating to this Agreement or the transactions contemplated hereby, without the prior written consent of Buyer.

11.16 Entire Agreement. This Agreement, the exhibits and schedules hereto, the Company Ancillary Agreements and the Buyer Ancillary Agreements constitute the entire understanding and agreement of the Parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the Parties with respect hereto. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

BUYER OVERLAND STORAGE, INC.

/s/ Eric L. Kelly
Name: Eric L. Kelly Title: President and Chief Executive Officer

[SIGNATURE PAGE TO ACQUISITION AGREEMENT]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

COMPANY

By executing this Agreement, the Company, in

accordance with article 190 of the Luxembourg

Company Law and article 1690 of the

Luxembourg Civil Code, also accepts and

acknowledges the transfer of the Company

Interests from the Company Shareholders to

Buyer and undertakes to record or cause to be

recorded, on the Closing Date, in its

shareholders‘ register the ownership rights of

the Buyer in respect of the Company Shares.

TANDBERG DATA HOLDINGS S.À R.L.

By:	/s/ Manacor Luxembourg
Name: Manacor (Luxembourg) S.A.
Title: Manager A

By:	/s/ James Tucker
Name: Cyrus Capital Partners L.P.
Title: Manager B

COMPANY SHAREHOLDER FBC HOLDINGS S.À R.L.

By:	/s/ Manacor Luxembourg
Name: Manacor (Luxembourg) S.A.
Title: Manager A

By:	/s/ James Tucker
Name: Cyrus Capital Partners L.P.
Title: Manager B

COMPANY SHAREHOLDER TANDBERG DATA MANAGEMENT S.À R.L.

By:	/s/ Manacor Luxembourg
Name: Manacor (Luxembourg) S.A.
Title: Manager A

By:	/s/ James Tucker
Name: Cyrus Capital Partners L.P.
Title: Manager B

[SIGNATURE PAGE TO ACQUISITION AGREEMENT]

SCHEDULE I

COMPANY SHAREHOLDERS

Company Shareholders	Company Shares	ISL	Pro Rata Interest
FBC Holdings S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) having its registered office at L-1855 Luxembourg, 46A, avenue J.F. Kennedy	10,122	EUR 125,818.9	80.976%
Tandberg Data Management S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) having its registered office at L-1855 Luxembourg, 46A, avenue J.F. Kennedy	2,378	EUR 29,570.86	19.024%

SCHEDULE II

SUBSIDIARIES

The Company

Guangzhou Tandberg Electronic Components Co., Ltd.

Tandberg Data (Asia) Pte Ltd

Tandberg Data (Hong Kong) Limited

Tandberg Data (Japan) Inc.

Tandberg Data Corporation

Tandberg Data GmbH

Tandberg Data Norge AS

Tandberg Data S.A.S.

SCHEDULE III

PERSONS INCLUDED IN THE DEFINITION OF “KNOWLEDGE”

Each of the Group Companies

Patrick Clarke, Chief Executive Officer

Nils Hoff, Chief Financial Officer

Kevin Devlin, Chief Operating Officer

Scott Petersen, Senior Vice President, Americas

Graham Paterson, Senior Vice President, EMEA

Buyer

Eric Kelly, Chief Executive Officer

Kurt Kabfleisch, Chief Financial Officer

Jillian Mansolf, Senior Vice President of Marketing

Randy Gast, Senior Vice President of Worldwide Operations and Service

SCHEDULE IV

CONTINUING OFFICERS AND DIRECTORS OF THE GROUP COMPANIES

Masayoshi Matsusawa (Tandberg Data (Japan) Inc.)

K.T. Fok (Guangzhou Tandberg Electronic Components Co., Ltd. and Tandberg Data (Hong Kong) Limited)

Friedhelm Schopp (TD Germany)

Nils Hoff (TD Germany)

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of the [•] day of [•], [•], by and among Overland Storage, Inc., a California corporation (the “Company”) and FBC Holdings S.àr.l. and Tandberg Data Management S.àr.l., each a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg(together with any permitted assignees under Section 9, the “Shareholders”).

WITNESSETH

WHEREAS, the Company, the Shareholders and Cyrus Capital Partners, L.P. are parties to that certain Acquisition Agreement dated as of November 1, 2013 (the “Acquisition Agreement”), pursuant to which, among other things, the Company will issue to the Shareholders at the Closing (as defined in the Acquisition Agreement) [•] shares of common stock, no par value, of the Company (the “Registrable Shares”) on the date hereof; and

WHEREAS, the obligations of the Company and the Shareholders under the Acquisition Agreement are conditioned, among other things, upon the execution and delivery of this Agreement by the Shareholders and the Company.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. For purposes of this Agreement:

(a) The term “1934 Act” means the Securities Exchange Act of 1934, as amended.

(b) The term “Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

(c) The term “Form S-4” means such form under the Act as in effect on the date hereof or any successor registration form under the Act subsequently adopted by the SEC.

(d) The term “Form S-8” means such form under the Act as in effect on the date hereof or any successor registration form under the Act subsequently adopted by the SEC.

(e) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(f) The term “Rule 144” shall mean Rule 144 under the Act.

(g) The term “SEC” shall mean the Securities and Exchange Commission.

(h) The term “securities” means “securities” as defined in Section 2(a)(1) of the Act and includes, with respect to any person, such person’s capital stock or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such person’s capital stock.

2. Company Registration.

(a) If (but without any obligation to do so) the Company proposes to register any of its securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration effected on Form S-4 or Form S-8, and any registration pursuant to any registration statement that has been declared effective on or prior to the date hereof together with any post-effective amendments or supplements thereto (other than such a registration statement pertaining to shares held by a Shareholder or its Affiliates)), the Company shall, at such time, give each Shareholder written notice of such registration. Upon the written request of each Shareholder given within ten (10) Business Days after delivery of such notice by the Company in accordance with Section 12 (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Company shall, subject to the provisions of Section 2(c), use its commercially reasonable efforts to cause to be registered under the Act all such Registrable Shares requested to be included in such registration to be included on the same terms and conditions as the securities otherwise being sold by the Company in such registration.

(b) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2 prior to the effectiveness of such registration, or to terminate the effectiveness of any such registration, whether or not any Shareholder has elected to include Registrable Shares in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 5 hereof.

(c) In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 2 to include any of the Shareholders’ securities in such underwriting unless the Shareholders accept the terms of the underwriting as reasonably agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Shares, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Shares, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In no event shall any Registrable Shares be excluded from such offering unless all other shareholders’ securities (other than Registrable Shares) have been first excluded.

(d) In the event that less than all of the Registrable Shares requested to be registered can be included in such offering, then the number of Registrable Shares included in the offering shall equal the total number of Registrable Shares included in the offering, as determined pursuant to the immediately preceding paragraph, multiplied by a fraction (i) the numerator of which is the number of Registrable Shares then held by all Shareholders that request to include Registrable Shares in the offering and (ii) the denominator of which is the sum of the number of Registrable Shares then held by all Shareholders that request to include Registrable Shares in the offering. The number of Registrable Shares included in the offering pursuant to the immediately preceding sentence shall be apportioned pro rata among the selling Shareholders based on the number of Registrable Shares held by all selling Shareholders or in such other proportions as shall mutually be agreed to by all such selling Shareholders. For purposes of the preceding sentence concerning apportionment, for any selling shareholder that is a Shareholder holding Registrable Shares and that is a partnership or limited liability company, the partners and members of such Shareholder, or the estates and family members of any such partners and members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Shareholder,” and any pro rata reduction with respect to such “selling Shareholder” shall be based upon the aggregate amount of Registrable Shares owned by all such related entities and individuals.

3. Obligations of the Company. Whenever required under Section 2 to effect the registration of any Registrable Shares, except as otherwise expressly provided herein, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC such amendments and supplements to the registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement and provide copies to and permit counsel designated by the Shareholders to review each Registration Statement and all amendments and supplements thereto no fewer than five (5) days prior to their filing with the SEC and not file any document to which such counsel reasonably objects;

(b) furnish to the Shareholders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them;

(c) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Shareholders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(d) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(e) notify each Shareholder of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and promptly prepare, file with the SEC and furnish to each Shareholder a supplement to or an amendment of such prospectus as may be necessary so that such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(f) cause all such Registrable Shares registered pursuant to Section 2 to be listed on each securities exchange and trading system on which similar securities issued by the Company are then listed; and

(g) provide a transfer agent and registrar (which may be the same entity) for all Registrable Shares registered pursuant hereunder and a CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration.

Notwithstanding the provisions of this Agreement, the Company shall be entitled to postpone or suspend the filing, effectiveness or use of, or trading under, any registration statement at any time and for any reason or no reason.

4. Information from Shareholder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2 with respect to the Registrable Shares of any selling Shareholder that such Shareholder shall furnish to the Company such information regarding itself, the Registrable Shares held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Shareholder’s Registrable Shares.

5. Expenses of Registration. All expenses (other than (i) underwriting discounts and commissions relating to the Registrable Shares that are being sold by the Shareholders and (ii) fees of any counsel for the selling Shareholders) that are incurred in connection with registrations, filings or qualifications pursuant to Section 2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company.

6. Delay of Registration. No Shareholder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

7. Indemnification. In the event any Registrable Shares are included in a registration statement under this Agreement:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Shareholder, the partners, officers, directors and shareholders of each Shareholder, legal counsel and accountants for each Shareholder, any underwriter (as defined in the Act) for such Shareholder and each person, if any, who controls such Shareholder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, and the Company will reimburse each such Shareholder, underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to a person claiming indemnification in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Shareholder, underwriter, controlling person or other aforementioned person that is claiming indemnification.

(b) To the extent permitted by law, each selling Shareholder will, severally and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Shareholder selling securities in such registration statement and any controlling person of any such underwriter or other Shareholder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Shareholder expressly for use in connection with such registration; and each such Shareholder will reimburse any person intended to be indemnified pursuant to this Section 7(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Shareholder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this Section 7(b) exceed the net proceeds from the offering received by such Shareholder.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 7 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.

(d) If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that no contribution by any Shareholder, when combined with any amounts paid by such Shareholder pursuant to Section 7(b), shall exceed the net proceeds from the offering received by such Shareholder. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into by any Shareholder claiming indemnification in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control with respect to such Shareholder.

(f) The obligations of the Company and Shareholders under this Section 7 shall survive the completion of any offering of Registrable Shares in a registration statement under this Agreement or otherwise.

8. Reports Under the 1934 Act. With a view to making available to the Shareholders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Shareholder to sell securities of the Company to the public without registration, the Company agrees, to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act after the date hereof;

(c) furnish to any Shareholder, so long as the Shareholder owns any Registrable Shares, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to avail any Shareholder of any rule or regulation of the SEC that permits the selling of any such securities without registration.

9. Assignment of Registration Rights. The rights to cause the Company to register Registrable Shares pursuant to this Agreement may be assigned (but only with all related obligations) by a Shareholder to any transferee or assignee of such Registrable Shares; provided that: (a) prior to such transfer the Company is furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and (b) prior to such transfer such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement pursuant to an agreement reasonably acceptable to the Company. Any permitted assignee under this Section 9 shall, after the effective date of such assignment, be deemed a “Shareholder” under this Agreement.

10. Termination of Registration Rights. No Shareholder shall be entitled to exercise any right provided for in this Agreement (i) as to any Shareholder, such earlier time after the date of this Agreement during which such Shareholder (A) can sell all shares held by it in compliance with Rule 144 and without restriction thereunder (including any restrictions imposed on affiliates of the issuer) or (B) holds one percent (1%) or less of the Company’s outstanding Common Stock and all Registrable Shares held by such Shareholder (together with any affiliate of the Shareholder with whom such Shareholder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration in compliance with Rule 144 and without restriction thereunder or (ii) after such time at which such Shareholder receives freely-tradable securities in connection with any consolidation, reorganization or merger of the Company with or into any other corporation or corporations or a sale, conveyance, or other disposition of all or substantially all of the Company’s property or business.

11. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

12. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be either hand delivered in person, sent by facsimile, sent by electronic mail, sent by certified or registered first-class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications shall be effective upon receipt if hand delivered or sent by facsimile or electronic mail, three (3) business days after mailing if sent by mail, and one (1) business day after dispatch if sent by next-day courier service, to the following addresses, or such other addresses as any party may notify the other parties in accordance with this Section 12:

If to the Company:

Overland Storage, Inc.

9112 Spectrum Center Boulevard

San Diego, CA 92123

Attention: Eric L. Kelly, Chief Executive Officer

Facsimile: +1 (858) 495 4267

with a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP

2765 Sand Hill Road

Menlo Park, CA 95014

Attention: Steven Tonsfeldt, Esq.

Paul L. Sieben, Esq.

Facsimile: +1 (650) 473-2601

If to the Shareholders:

FBC Holdings S.à r.l.

46A, avenue J.F. Kennedy

L-1855 Luxembourg

Grand Duchy of Luxembourg

Attention:	The Managers
Telephone:	+352 42 71711
Facsimile:	+352 42 1961

Tandberg Data Management S.à r.l.

46A, avenue J.F. Kennedy

L-1855 Luxembourg

Grand Duchy of Luxembourg

Attention:	The Managers
Telephone:	+352 42 71711
Facsimile:	+352 42 1961

in each case with a copy (which shall not constitute notice) to:

Reed Smith LLP

The Broadgate Tower

20 Primrose Street

London EC2A 2RS

Attention:	Georgia M. Quenby
Fax No.:	+44 20 3116 3999

13. Governing Law. The internal laws of the State of California, irrespective of its conflicts of law principles, shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

14. Specific Enforcement. Each party hereto agrees that its obligations hereunder are necessary and reasonable to protect the other parties to this Agreement, and each party expressly agrees and understands that monetary damages would inadequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that, in addition to any other remedies that may be available at law, in equity or otherwise, any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order, without the necessity of proving actual damages. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

15. Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

16. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

17. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

18. Amendments and Waivers. Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (a) the Company and (b) the holders of a majority of the Registrable Shares.

19. Enforceability/Severability. The parties hereto agree that each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision of this Agreement shall nevertheless be held to be prohibited by or invalid under applicable law, (a) such provision shall be invalid only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement and (b) the parties shall, to the extent permissible by applicable law, amend this Agreement so as to make effective and enforceable the intent of this Agreement.

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first written.

COMPANY:

OVERLAND STORAGE, INC.

By:
Name: Eric L. Kelly
Title: President and Chief Executive Officer

SHAREHOLDER:

FBC HOLDINGS S.À R.L.

By:
Name:
Title:

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

EXHIBIT B

FORM OF VOTING AGREEMENT

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), by and among Overland Storage, Inc., a California corporation (the “Company”), on the one hand, and FBC Holdings S.àr.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, and Tandberg Data Management S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (each, a “Shareholder” and together, the “Shareholders”), on the other hand, is entered into as of this [•] day of [•], [•].

WITNESSETH

WHEREAS, the Company and the Shareholders are parties to that certain Acquisition Agreement dated as of November 1, 2013 (the “Acquisition Agreement”), pursuant to which, among other things, the Company shall issue to the Shareholders [•] shares of common stock, no par value, of the Company (the “Acquisition Shares”) on or about the date hereof;

WHEREAS, the obligations of the Company and the Shareholders under the Acquisition Agreement are conditioned, among other things, upon the execution and delivery of this Agreement by the Shareholders and the Company;

WHEREAS, the Company’s Amended and Restated Bylaws (as amended from time to time, the “Bylaws”) provide that (i) the specific number of directors comprising the Company’s board of directors (the “Board”) shall be set by resolution of the Board or the shareholders and (ii) vacancies in the Board may be filled by a majority of the remaining directors; and

WHEREAS, the Company and the Shareholders desire to enter into this Agreement in order to provide for certain rights and obligations with respect to the ownership of the Acquisition Shares by the Shareholders as set forth below.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Increase in Size of Board. Effective upon the closing of the transactions contemplated by the Acquisition Agreement (the “Closing”), the Company shall cause the size of the Board to be set at seven (7) directors by increasing increase the size of the Board from five (5) directors to seven (7) directors (the “Board Increase”). The Company agrees not to increase the size of the Board to more than seven (7) directors without the written consent of the Shareholders.

2. Board Appointments. Effective upon the Closing, the Company shall cause the Board to appoint [•] and [•] as directors of the Company (the “Appointed Directors”) to fill the vacancies created by the Board Increase, and each Appointed Director shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified, or until their earlier death, resignation or removal, in each case in accordance with the Bylaws.

3. Director Nominations.

(a) Until the earlier of (i) the filing by the Company of its annual report on Form 10-K for the fiscal year ending on or about June 30, 2015 with the U.S. Securities Exchange Commission or (ii) September 30, 2015 (the “Expiration Date”), at each of meeting of shareholders of the Company at which members of the Board are to be elected, the Board or the Nominating and Corporate Governance Committee of the Board, as applicable, shall nominate for election to the Board up to two (2) persons (the “Director Nominees”) who are designated by the Shareholders for election to the Board and who are reasonably acceptable to the then-current members of the Board (it being agreed that [•] and [•] shall be deemed acceptable); provided, however, that the Shareholders shall provide the Company the names of such Director Nominees and any other information with respect to such Director Nominees reasonably requested by the Company no later than the date (the “Nomination Deadline”) set forth in the Company’s then most recently filed proxy statement for its annual meeting of shareholders before which shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be submitted in order to be considered for inclusion in the Company’s proxy materials for the applicable shareholder meeting; provided, further, that if persons previously appointed or designated by the Shareholders are serving as directors of the Company, such individuals shall automatically be Director Nominees unless the Shareholders elect to designate another person to be a Director Nominee. The Company agrees to provide the Shareholders with written notice specifying the Nomination Deadline at least thirty (30) days prior to each applicable Nomination Deadline. If a person designated by the Shareholders is not reasonably acceptable to the Board, the Shareholders shall have thirty (30) days from written notice from the Board specifying the reasons a designee is not acceptable to refute such reasons or to designate another person to serve as a Director Nominee.

(b) Until the Expiration Date, neither the Shareholders nor any of their Affiliates (as defined in Rule 12b-2 under the Exchange Act) shall nominate any person for election to the Board other than the Director Nominees pursuant to Section 3(a) of this Agreement.

(c) In the event an Appointed Director or a Director Nominee who has been elected or appointed to the Board, resigns, dies, is removed from or is otherwise unable to serve on the Board, the Company shall cause the Board to promptly appoint a person designated by the Shareholders, who is reasonably acceptable to the then-current members of the Board, to fill the vacancy on the Board to hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified, or until their earlier death, resignation or removal.

4. Agreement to Vote. Each Shareholder, as a holder of Acquisition Shares and/or any other shares of common stock and other voting securities of the Company currently held or subsequently acquired by such Shareholder (collectively, the “Shares”), including, without limitation, any securities of the Company issued with respect to, upon conversion of or in exchange or substitution of the Shares, hereby agrees to hold all of the Shares registered in its name subject to, and to vote the Shares at meetings of shareholders and to give written consent with respect to such Shares in accordance with, and shall take all other reasonably necessary or desirable actions within its control (including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings) in connection with, the provisions of this Agreement.

5. Shareholder Votes for Directors. Until the Expiration Date, in any election of members of the Board, the each Shareholder shall vote all Shares held by such Shareholder and eligible to vote in such election (a) for the election of each nominee (other than the Director Nominees) for election to the Board in the same proportion that the number of shares of capital stock of the Company owned by Unaffiliated Shareholders (as defined below) that are voted in favor of the election of such nominee bears to the total number of shares of capital stock of the Company held by Unaffiliated Shareholders voting with respect to the election of such nominee and (b) against the election of each nominee (other than the Director Nominees) for election to the Board in the same proportion that the number of shares of capital stock of the Company owned by Unaffiliated Shareholders (as defined below) that are voted against the election of such nominee bears to the total number of shares of capital stock of the Company held by Unaffiliated Shareholders voting with respect to the election of such nominee. For purposes of clarity, it is agreed that the Shareholders and their Affiliates may vote all of their Shares in favor of the election or retention of the Director Nominees.

For purposes of the foregoing, “Unaffiliated Shareholders” means holders of Shares other than the Shareholders and any of their respective Affiliates. The Company shall timely provide to each Shareholder sufficient information to confirm the manner in which the Shares shall be, or have been, voted at any shareholder meeting pursuant to Section 5 of Section 6.

6. Proxy. To secure the obligations to vote the Shares in accordance with the provisions of this Agreement, each Shareholder does hereby constitute and appoint the then current Chief Executive Officer and the then current Chief Financial Officer, and either of them, as each of its true and lawful proxy and attorney-in-fact, with full power of substitution in its name, place and stead to vote all of such Shareholder’s Shares in the manner provided in Section 5, but only to the extent provided herein, and to make, execute, sign, deliver and file all instruments, documents and certificates which may from time to time be required by the laws of the United States of America, the State of California or any other state, or any political subdivision or agency thereof, to effectuate, implement and/or continue the provisions of Section 5, but only to the extent provided herein. For purposes of clarity, it is expressly agreed that such proxies shall vote all of the Shareholders’ Shares in favor of the election or retention of the Director Nominees. It is expressly intended by the Shareholders that the foregoing power of attorney is coupled with an interest, is irrevocable, and shall survive the death, incapacity, dissolution, bankruptcy or insolvency of any Shareholder or the transfer of any portion of such Shareholder’s Shares.

7. Prohibition of Certain Actions. Until the Expiration Date, except as otherwise specifically permitted by this Agreement or as specifically approved in advance by the Board, the Shareholders will not, directly or indirectly, through one or more intermediaries or otherwise, and will cause each of their Affiliates not to, directly or indirectly, singly or as part of a partnership, limited partnership, syndicate (as those terms are used within the meaning of Section 13(d)(3) of the Exchange Act, which meanings shall apply for all purposes of this Agreement) or other Group (each of the actions referred to in the following provisions of this Section 7 being referred to as “Prohibited Actions”):

(a) make, or in any way participate in, any “solicitation” of “proxies” (as such terms are defined or used in Regulation 14A under the Exchange Act) with respect to any voting securities of the Company (including by the execution of actions by written consent), become a “participant” in any “election contest” (as such terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to the Company or seek to advise, encourage or influence any person or entity (other than any Affiliate of the Shareholders, including for this purpose its officers and directors) with respect to the voting of any voting securities of the Company; provided, however, that the Shareholders shall not be prevented hereunder from being a “participant” in support of the management of the Company, by reason of the membership of the Appointed Directors or the Director Nominees on the Board or the inclusion of the Director Nominees on the slate of nominees for election to the Board proposed by the Company;

(b) initiate, propose or otherwise solicit, or participate in the solicitation of shareholders for the approval of, one or more shareholders proposals with respect to the Company as described in Rule 14a-8 under the Exchange Act or knowingly induce any other individual or entity to initiate any shareholders proposal relating to the Company; or

(c) publicly disclose any proposal regarding any of the actions enumerated in this Section 7.

8. Transfer of Shares. Each Shareholder covenants and agrees that during the term of this Agreement, such Shareholder will not, directly or indirectly, transfer, assign, sell, pledge, encumber, hypothecate or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of or consent to any of the foregoing (“Transfer”), or cause to be Transferred, any of the Shares to (i) any of its Affiliates or (ii) any person or entity who, immediately after such Transfer, would hold, together with its Affiliates, more than twenty percent (20%) of the outstanding voting securities of the Company, without, in either case, such Affiliate or other Person first agreeing in writing to be bound by the terms of this Agreement as a Shareholder hereunder.

9. Representations and Warranties of each Shareholder. Each Shareholder on its own behalf hereby represents and warrants to the Company, severally and not jointly, with respect to such Shareholder and such Shareholder’s ownership of the Shares as follows:

(a) Such Shareholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by such Shareholder and constitutes a valid and binding obligation of such Shareholder enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law). Other than any filings by Shareholder with the Securities and Exchange Commission, the execution, delivery and performance by such Shareholder of this Agreement does not require any consent, approval, authorization or permit of, action by, filing with or notification to any governmental entity, other than any consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, be reasonably expected to prevent or materially adversely affect such Shareholder’s ability to observe and perform such Shareholder’s obligations hereunder.

(b) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will violate, conflict with or result in a breach of, or constitute a default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to such Shareholder or to such Shareholder’s property or assets.

(c) Such Shareholder is the record and beneficial owner of and has good and marketable title to the Shares set forth opposite such Shareholder’s name on Schedule A hereto, free and clear of any and all security interests, liens, changes, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Shares), other than any of the foregoing that would not prevent or delay such Shareholder’s ability to perform such Shareholders obligations hereunder. Such Shareholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Shares set forth opposite such Shareholder’s name on Schedule A hereto (except that such Shareholder may be deemed to beneficially own Shares owned by other Shareholders). The Shareholders have, and will have at the time of any applicable shareholder meeting, the sole right to vote or direct the vote of, or to dispose of or direct the disposition of, such Shares, and none of the Shares is subject to any agreement, arrangement or restriction with respect to the voting of such Shares that would prevent or delay a Shareholder’s ability to perform its obligations hereunder. There are no agreements or arrangements of any kind, contingent or otherwise, obligating such Shareholder to Transfer, or cause to be Transferred, any of the Shares set forth opposite such Shareholder’s name on Schedule A hereto (other than a Transfer from one Shareholder to another Shareholder) and no person has any contractual or other right or obligation to purchase or otherwise acquire any of such Shares.

10. Representations and Warranties of the Company. The Company represents and warrants to the Shareholders as follows: The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of California and has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board, and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. The Company has duly and validly executed this Agreement, and this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

11. Termination. This Agreement shall terminate upon the earliest to occur of:

(a) the Expiration Date;

(b) the date on which no Shareholder (nor any of its Affiliates) holds any Shares or any other securities of the Company;

(d) the liquidation, dissolution or winding up of the Company; and

(e) upon mutual agreement of such parties as would be required to amend this Agreement.

12. No Liability for Election of Directors. None of the parties hereto and no officer, director, stockholder, partner, employee or agent of any party makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Board by virtue of such party’s execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

13. Amendments and Waivers. Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of (a) the Company and (b) the holders of at least a majority of the Acquisition Shares.

14. Enforceability/Severability. The parties hereto agree that each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision of this Agreement shall nevertheless be held to be prohibited by or invalid under applicable law, (a) such provision shall be invalid only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement and (b) the parties shall, to the extent permissible by applicable law, amend this Agreement so as to make effective and enforceable the intent of this Agreement.

15. Governing Law. The internal laws of the State of California, irrespective of its conflicts of law principles, shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

16. Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto, including any successor to, or assignee of, all or substantially all of the business and assets of a party.

17. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be either hand delivered in person, sent by facsimile, sent by electronic mail, sent by certified or registered first-class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications shall be effective upon receipt if hand delivered or sent by facsimile or electronic mail, three (3) business days after mailing if sent by mail, and one (1) business day after dispatch if sent by next-day courier service, to the following addresses, or such other addresses as any party may notify the other parties in accordance with this Section 17:

If to the Company:

Overland Storage, Inc.

9112 Spectrum Center Boulevard

San Diego, CA 92123

Attention: Eric L. Kelly, Chief Executive Officer

Facsimile: +1 (858) 495 4267

with a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP

2765 Sand Hill Road

Menlo Park, CA 95014

Attention: Steven Tonsfeldt, Esq.

Paul L. Sieben, Esq.

Facsimile: +1 (650) 473-2601

If to the Shareholders:

FBC Holdings S.à r.l.

46A, avenue J.F. Kennedy

L-1855 Luxembourg

Grand Duchy of Luxembourg

Attention:	The Managers
Telephone:	+352 42 71711
Facsimile:	+352 42 1961

Tandberg Data Management S.à r.l.

46A, avenue J.F. Kennedy

L-1855 Luxembourg

Grand Duchy of Luxembourg

Attention:	The Managers
Telephone:	+352 42 71711
Facsimile:	+352 42 1961

in each case with a copy (which shall not constitute notice) to:

Reed Smith LLP The Broadgate Tower

20 Primrose Street

London EC2A 2RS

Attention:	Georgia M. Quenby
Fax No.:	+44 20 3116 3999.

18. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

19. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party hereunder, upon any breach, default or noncompliance under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under the Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law or otherwise afforded to parties hereunder, shall be cumulative and not alternative.

20. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

22. Specific Enforcement. Each party hereto agrees that its obligations hereunder are necessary and reasonable to protect the other parties to this Agreement, and each party expressly agrees and understands that monetary damages would inadequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that, in addition to any other remedies that may be available at law, in equity or otherwise, any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order, without the necessity of proving actual damages. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

23. Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first written.

COMPANY:

OVERLAND STORAGE, INC.

By:
Name:
Title:

SHAREHOLDERS:

TANDBERG DATA HOLDINGS S.À R.L.

By:
Name:
Title:

FBC HOLDINGS S.À R.L.

By:
Name:
Title:

[SIGNATURE PAGE TO VOTING AGREEMENT]

SCHEDULE A

SHAREHOLDERS

Shareholders	Shares

FBC Holdings S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) having its registered office at L-1855 Luxembourg, 46A, avenue J.F. Kennedy

Tandberg Data Management S.à r.l., a Luxembourg private limited liability company (société à responsabilité limitée) having its registered office at L-1855 Luxembourg, 46A, avenue J.F. Kennedy

Annex B

October 31, 2013

CONFIDENTIAL

The Board of Directors

Overland Storage, Inc.

4820 Overland Ave.

San Diego, California 92123-1599

Members of the Board:

Roth Capital Partners, LLC (“Roth” or “we” or “us”) understands that Overland Storage, Inc., a California corporation (the “Company”) proposes to acquire 100% of the outstanding equity (such acquisition, the “Share Exchange”) of Tandberg Data Holdings S.À r.l. (“Tandberg” or the “Target”) from FBC Holdings S.à r.l., a Luxembourg private limited liability company, and Tandberg Data Management S.à r.l., a Luxembourg private limited liability company (the “Selling Shareholders”) pursuant to an Acquisition Agreement (the “Acquisition Agreement”) among the Company, Tandberg and the Selling Shareholders. The Selling Shareholders are each affiliated with Cyrus Capital Partners, L.P. (together with the Selling Shareholders, “Cyrus”). The aggregate consideration to be paid by the Company in the Share Exchange (the “Aggregate Consideration”) is, as of the date of this opinion, expected to consist of 47,152,630 shares of Company common stock. We are advised by the Company that the foregoing shares, which will be issued to Cyrus, represent more than a majority of the Company’s outstanding shares of common stock after giving effect to the Share Exchange and to the expected issuance of shares of Company common stock (“Conversion Shares”) upon the conversion of, and in respect of the payment of interest on, certain convertible promissory notes, and therefore the Share Exchange may be deemed to be a change of control of the Company.

The Board of Directors of the Company (the “Board”) has requested that Roth provide an opinion to the Board (in its capacity as such) as to whether, as of the date hereof, the Aggregate Consideration to be paid by the Company in the Share Exchange is fair, from a financial point of view, to the Company.

For purposes of the opinion set forth herein, we have, among other things:

(i)	reviewed and analyzed the financial terms of the draft Acquisition Agreement dated October 30, 2013 (the “Latest Draft Agreement”);

(ii)	reviewed certain internal financial statements and other financial and operating data concerning the Target prepared by the management of the Target;

(iii)	reviewed certain pro forma financial projections prepared jointly by the management of the Company and the Target (the “Forecasts”);

(iv)	compared selected market valuation metrics of certain publicly-traded companies with those same metrics implied by the Share Exchange;

(v)	compared the financial terms, to the extent publicly available, of certain comparable acquisition transactions with those same metrics implied by the Share Exchange;

(vi)	compared the financial performance of the Target with that of certain other publicly-traded companies we deemed comparable with the and its securities;

The Board of Directors of

Overland Storage, Inc.

October 31, 2013

(vii)	compared the relative contributions of the Company and the Target to certain pro forma combined historical and forecasted income statement items with the pro forma relative ownership implied by the Share Exchange;

(viii)	compared forecasted pro forma combined company financial performance prepared jointly by the management of the Company and the Target (the “Forecast”) with the stand-alone financial forecasts of the Company;

(ix)	participated in certain discussions with management of the Company and the Target, and with representatives of the Board and its legal advisor; and

(x)	performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

In conducting our review and arriving at our opinion, at your direction, we have not independently verified any of the foregoing information, and we have assumed and relied upon such information being accurate and complete in all material respects, and we have further relied upon the assurances of management of the Company that they are not aware of any facts that would make any of the information reviewed by us inaccurate, incomplete or misleading in any material respect. With respect to the Forecasts, we have assumed, upon the direction of the management of the Company, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Target and the Company as to the future financial performance of the Company and the Target. We have not been engaged to assess the achievability of any projections or the assumptions on which they were based, and we express no view as to such projections or assumptions. In addition, we have not assumed any responsibility for any independent valuation or appraisal of the assets or liabilities, including any ongoing litigation and administrative investigations, of the Target or the Company, nor have we been furnished with any such valuation or appraisal, nor have we made any physical inspection of the properties or assets of the Target or the Company. We have not evaluated the solvency or creditworthiness of the Target or the Company under any applicable law relating to bankruptcy, insolvency, fraudulent transfer or similar matters. We express no opinion regarding the liquidation value of the Target, the Company or any other entity. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Target, the Company or any of their affiliates is a party or may be subject, and at the direction of the Board and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

We also have assumed, at your direction, that (i) the Aggregate Consideration will consist entirely of 47,152,630 shares of Company common stock (the “Acquisition Shares”) and that there will be no subsequent adjustment to the number of Acquisition Shares issued in the Share Exchange, (ii) that the Company will issue 8,264,273 Conversion Shares at or prior to the closing of the Share Exchange and (iii) the Share Exchange will be consummated in accordance with the terms set forth in the Latest Draft Agreement and any related documents (collectively the “Transaction Documents”) without waiver, modification or amendment of any material term, and in compliance with applicable federal, state and local statutes, rules, regulations and ordinances, that such Transaction Documents are enforceable against each of the parties thereto in accordance with their respective terms, that the representations and warranties of each party in the Transaction Documents are true and correct, that each party will perform on a timely basis all covenants and agreements required to be performed by it under the Transaction Documents and that all conditions to the consummation of the Share Exchange will be satisfied without waiver thereof. Additionally, we have assumed, at your direction, that all necessary governmental,

The Board of Directors of

Overland Storage, Inc.

October 31, 2013

regulatory and other approvals, consents, releases and waivers required for the Share Exchange will be obtained and that in the course of obtaining any of the foregoing, no modification, delay, limitation, restriction or condition will be imposed or waivers made that would have an adverse effect on the Company or on the contemplated benefits of the Share Exchange. We have further assumed, at your direction, that the Transaction Documents when signed will conform to the last drafts of the Transaction Documents provided to us in all respects material to our analysis.

Our opinion addresses only the fairness, from a financial point of view, to the Company, of the Aggregate Consideration to be paid by the Company in the Share Exchange to the holders of the capital stock of the Target in their capacity as such, and no opinion or view is expressed with respect to any other consideration paid or received in connection with the Share Exchange or any other transaction by the holders of any class of securities, creditors or other constituencies of any party. Our opinion does not in any manner address the post-closing ownership amounts of Cyrus or any other beneficial shareholder or any other term, condition, aspect or implication of the Share Exchange or the Acquisition Agreement (other than the Aggregate Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Share Exchange, the timing or other terms or conditions related to the Share Exchange, any conversion of the convertible promissory notes due February 2017 (the “Notes”) held by Cyrus into shares of the Company, any pre-closing payment of interest on the Notes in the form of shares of the Company, any issuance of convertible securities of the Company to Cyrus or any other person or the conversion of any such securities into shares of the Company, any tender offer for any of the Company’s shares, any distributions to the stockholders or other security holders of the Company, or any other transaction, agreement, arrangement or understanding referenced in the Acquisition Agreement or related to the Share Exchange, the Acquisition Agreement or otherwise, including, without limitation, the fairness of the amount or nature of, or any other aspect relating to any compensation to any officers, directors or employees of any party to the Share Exchange or any related transaction, or any class of such persons. Our opinion also does not address the relative merits of the Share Exchange as compared to any alternative business strategies or transactions that might exist for the Company, the underlying business decision of the Company to proceed with the Share Exchange, or the effects of any other transaction in which the Company will or might engage. Our opinion is necessarily based on economic, market and other conditions as they exist and can be evaluated on, and the information made available to us on, the date hereof. We express no opinion as to the underlying valuation, future performance or long-term viability of the Target or the Company (either before or giving effect to the Share Exchange and any related transactions). In addition, we express no opinion or recommendation as to how any stockholder should vote or act in connection with the Share Exchange, any related matter or any other transactions. No opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, tax or other similar professional advice. We have assumed that such opinions, counsel or interpretation have been or will be obtained by the Company from the appropriate professional sources. Furthermore, we have relied, with your consent, on the assessments by the Company and its advisors, as to all legal, regulatory, accounting and tax matters with respect to the Company and the Share Exchange.

We have acted as financial advisor to the Board in connection with the Share Exchange and will receive a fee for our services, part of which is contingent upon the closing of the Share Exchange. The fee for this opinion is not contingent upon the consummation of the Share Exchange or any other transaction. In addition, the Company has agreed to indemnify us for certain liabilities and other items arising out our engagement and to reimburse us for certain expenses in connection with our services.

Roth, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed

The Board of Directors of

Overland Storage, Inc.

October 31, 2013

and unlisted securities, private placements and valuations for estate, corporate and other purposes. We and our affiliates have in the past have provided, are currently providing, and may continue in the future provide investment banking and other financial services to the Company for which we and our affiliates have received and would expect to receive compensation, including serving as issuer agent, underwriter and/or financial advisor on public or private capital raises and/or mergers and acquisitions. We are a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and other financial services. Accordingly, we may, in the future, provide investment banking and other financial services to entities that are affiliated with the Company, or other parties to the Acquisition Agreement, for which we would expect to receive compensation. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates’ own accounts and for the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company and the other parties to the Acquisition Agreement, and, accordingly, may at any time hold a long or a short position in such securities.

This opinion is furnished for the use of the Board (in its capacity as such) in connection with its consideration of the Share Exchange and may not be used for any other purpose without our written consent. The opinion is not intended to be, and does not constitute advice or a recommendation to, the Board, any shareholder or any other person as to how to vote or act on any matter relating to the Share Exchange or otherwise. This opinion may not be reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent, provided that it may be reproduced in its entirety in the proxy materials that the Company employs in connection with the solicitation of its stockholders for the approval of the issuance of the Acquisition Shares as part of the Share Exchange, with the understanding that Roth and its advisors will be given a reasonable opportunity to review and comment on such proxy materials prior to their dissemination to the Company’s stockholders. In furnishing this opinion, we do not admit that we are experts within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act. Furthermore, this opinion shall not be construed as creating or implying the existence of any fiduciary duty on Roth’s part to any party.

Our opinion is based on financial, economic, monetary and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. It should be understood that, although subsequent developments (including, without limitation, an adjustment to the number of Acquisition Shares to be issued in the Share Exchange) may affect our opinion, we do not have any obligation to update, revise, reaffirm or withdraw our opinion, or otherwise comment on or consider events occurring after the date hereof, and we expressly disclaim any responsibility to do so. The issuance of this opinion was approved by a committee which is authorized to approve opinions of this nature.

[Remainder of Page Intentionally Left Blank]

The Board of Directors of

Overland Storage, Inc.

October 31, 2013

On the basis of and subject to the foregoing, and such other factors as we deemed relevant, we are of the opinion as of the date hereof that the Aggregate Consideration to be paid by the Company in the Share Exchange is fair, from a financial point of view, to the Company.

Very truly yours,

ROTH Capital Partners

Annex C

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF OVERLAND STORAGE, INC.

Eric L. Kelly and Kurt L. Kalbfleisch certify that:

1. They are the President and Chief Executive Officer and the Chief Financial Officer and Secretary, respectively, of Overland Storage, Inc., a California corporation (the “Corporation”).

2. Article III of the Corporation’s Articles of Incorporation (the “Articles”) is hereby amended to read in its entirety as follows:

“The Corporation is authorized to issue two classes of shares to be designated Common Stock (“Common Stock”) and Preferred Stock (“Preferred Stock”). The total number of shares of Common Stock that the Corporation is authorized to issue is one hundred twenty five million (125,000,000). The total number of shares of Preferred Stock that the Corporation is authorized to issue is one million (1,000,000).

Authority is vested in the Board of Directors to divide any or all of the authorized shares of Preferred Stock into series and, within the limitations provided by law, to fix and determine the rights, preferences, privileges and restrictions of each such series, including but not limited to the right to fix and determine the designation of and the number of shares issuable in each such series and any and all such other provisions as may be fixed or determined by the Board of Directors of the Corporation pursuant to California law; provided that the holders of shares of Preferred Stock will not be entitled (A) to more than one vote per share, when voting as a class with the holders of shares of Common Stock, or (B) to vote on any matter separately as a class or series, except where expressly required by California law. The Board of Directors may increase or decrease the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.”

3. The foregoing amendment to the Articles has been duly approved by the Board of Directors of the Corporation.

4. The foregoing amendment to the Articles has been duly approved by the required vote of the shareholders of the Corporation in accordance with Sections 902 and 903 of the California Corporations Code. At the record date for the meeting of shareholders at which the vote occurred, shares of Common Stock were issued and outstanding and no shares of Preferred Stock were issued or outstanding. The number of shares of Common Stock voting in favor of the foregoing amendment equaled or exceeded the vote required. The percentage vote required was more than 50% of the shares of Common Stock.

The undersigned, Eric L. Kelly and Kurt L. Kalbfleisch, declare this                day of                ,                , at the City and County of San Diego, California, under penalty of perjury under the laws of the State of California that each has read the foregoing certificate and knows the contents hereof and that the same is true of his own knowledge.

Eric L. Kelly President and Chief Executive Officer

Kurt L. Kalbfleisch Chief Financial Officer and Secretary

C-1

Annex D

OVERLAND STORAGE, INC.

2009 EQUITY INCENTIVE PLAN

(AS AMENDED EFFECTIVE AUGUST 8, 2011)

(All share numbers herein are presented after giving effect to the Company’s December 2009 1-for-3 reverse stock split)

i

ii

iii

Overland Storage, Inc.

2009 Equity Incentive Plan

ARTICLE 1    INTRODUCTION.

The Board adopted the Plan effective as of the Effective Date conditioned upon and subject to approval by the Company’s shareholders on or before the first anniversary of the Effective Date. The purpose of the Plan is to promote the long-term success of the Company and the creation of shareholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to shareholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions).

ARTICLE 2    ADMINISTRATION.

2.1 Committee Composition. The Committee shall administer the Plan. The Committee shall consist exclusively of two or more Directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy:

(a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

2.2 Committee Authority. Subject to the specific provisions and limitations of the Plan, and Applicable Law, the Committee shall have the authority and power to (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements, performance conditions (if any) and their degree of satisfaction, and other features and conditions of such Awards, (c) correct any defect, supply any omission, and reconcile any inconsistency in the Plan or any Award agreement, (d) accelerate the vesting, or extend the post-termination exercise term, or waive restrictions, of Awards at any time and under such terms and conditions as it deems appropriate, (e) interpret the Plan and any Award agreements, (f) adopt such plans or subplans as may be deemed necessary or appropriate to provide for the participation by non-U.S. employees of the Company and its Subsidiaries and Affiliates, which plans and/or subplans shall be attached hereto as appendices, and (g) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan.

2.3 Committee for Non-Officer Grants. The Board may also appoint a secondary committee of the Board, which shall be composed of two or more Directors of the Company who need not satisfy the requirements of Sections 2.1(a) and 2.1(b). Such secondary committee may administer the Plan with respect to Employees and Consultants who are not Officers or Directors of the Company, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee.

2.4 Scope of Discretion. On all matters for which the Plan confers the authority, right or power on the Board, the Committee, or a secondary committee to make decisions, that body may make those decisions in its sole and absolute discretion. Those decisions will be final, binding and conclusive and shall be afforded the maximum deference under Applicable Law. In making its decisions, the Board, Committee or secondary committee need not treat all persons eligible to receive Awards, all Participants, or all Awards the same way. Notwithstanding anything herein to the contrary, and except as provided in Section 16.2, the discretion of the Board, Committee or secondary committee is subject to the specific provisions and specific limitations of the Plan, as well as all rights conferred on specific Participants by Award agreements and other agreements entered into pursuant to the Plan.

2.5 Rules of Interpretation. Any reference to a “Section” or “Article,” without more, is to a Section or Article of the Plan. Captions and titles are used for convenience in the Plan and shall not, by themselves, determine the meaning of the Plan. Except when otherwise indicated by the context, the singular includes the plural and vice versa. Any reference to a statute is also a reference to the applicable rules and regulations adopted under that statute. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the Effective Date and including any successor provisions.

2.6 Unfunded Plan. The Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants, any such accounts will be used merely as a convenience. The Company shall not be required to segregate any assets on account of the Plan, the grant of Awards, or the issuance of Common Shares. The Company and the Committee shall not be deemed to be a trustee of stock or cash to be awarded under the Plan. Any obligations of the Company to any Participant shall be based solely upon contracts entered into under the Plan. No such obligations shall be deemed to be secured by any pledge or other encumbrance on any assets of the Company. Neither the Company nor the Committee shall be required to give any security or bond for the performance of any such obligations.

2.7 Limitation of Liability. The Company (or members of the Board, Committee or secondary committee) shall not be liable to a Participant or other persons as to: (i) the non-issuance or sale of Common Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder; and (ii) any unexpected or adverse tax consequence realized by any Participant or other person due to the grant, receipt, exercise or settlement of any Award granted hereunder.

2.8 Electronic Communications. Subject to compliance with Applicable Law and/or regulations, an Award agreement or other documentation or notices relating to the Plan and/or Awards may be communicated to Participants by electronic media.

2.9 Indemnification. To the maximum extent permitted by applicable law, each member of the Committee, or of the Board, or any persons (including without limitation Employees and Officers) who are delegated by the Board or Committee to perform administrative functions in connection with the Plan, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

2.10 Suspension or Termination of Awards. If at any time (including after a notice of exercise has been delivered) the Committee (or the Board), reasonably believes that a Participant has committed an act of Cause (which includes a failure to act), the Committee (or Board) may suspend the Participant’s right to exercise any Option or SAR (or payment of a Cash Award or vesting of Restricted Stock Grants or Stock Units) pending a determination of whether there was in fact an act of Cause. If the Committee (or the Board) determines a Participant has committed an act of Cause, neither the Participant nor his or her estate shall be entitled to exercise any outstanding Option or SAR whatsoever and all of Participant’s outstanding Awards shall then terminate without consideration. Any determination by the Committee (or the Board) with respect to the foregoing shall be final, conclusive and binding on all interested parties.

2.11 Clawback Policy. The Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a Participant and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with Company policies and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with the Clawback Policy.

ARTICLE 3    SHARES AVAILABLE FOR GRANTS.

3.1 Basic Limitation. Common Shares issued pursuant to the Plan shall be authorized but unissued or reacquired shares. The maximum aggregate number of Common Shares reserved for issuance under the Plan is equal to the sum of: (i) 6,892,815 Common Shares plus (ii) any Common Shares subject to any outstanding awards under the Prior Plans that on or after the Shareholder Approval Date are either forfeited or are repurchased at original cost by the Company plus any Common Shares that are not issued to the award holder as a result of a Prior Plan outstanding award being exercised or settled on or after the Shareholder Approval Date for less than the full number of Common Shares that are subject to such exercise or settlement, subject to maximum of 1,404,769 Common Shares for this clause (ii). The aggregate number of Common Shares that may be issued under the Plan through ISOs is 8,297,584 Common Shares. The limitations of this Section 3.1 shall be subject to adjustment pursuant to Article 10.

3.2 Dividend Equivalents. Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Common Shares available for Awards.

3.3 Share Utilization. If Common Shares issued upon the exercise of Options are forfeited, then such Common Shares shall again become available for Awards under the Plan. If Restricted Shares are forfeited, then such Common Shares shall again become available for Awards under the Plan. If Options or SARs are forfeited or terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for Awards under the Plan. Subject to Article 12, if Stock Units are forfeited or terminate for any other reason before being settled, then the corresponding Common Shares shall again become available for Awards under the Plan. Subject to Article 12, if Stock Units are settled, then only the number of Common Shares (if any) actually issued in settlement of such Stock Units shall reduce the number of Common Shares available under Section 3.1 and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs shall reduce the number of Common Shares available under Section 3.1 and the balance shall again become available for Awards under the Plan. The provisions of this Section 3.3 shall be subject to adjustment pursuant to Article 10.

ARTICLE 4    ELIGIBILITY.

4.1 Incentive Stock Options. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs.

4.2 Other Grants. Employees, Outside Directors and Consultants, including prospective Employees, Directors and Consultants conditioned on the beginning of their Service, shall be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs.

4.3 Section 162(m) Limitation.

(a) Options And SARs. For so long as the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code and with respect to grants of Options or SARs that are intended to qualify as performance-based compensation under Code Section 162(m), no Employee may be granted one or more SARs and Options within any Fiscal Year under the Plan to purchase more than 1,300,000 Common Shares under Options or to receive compensation calculated with reference to more than that number of Common Shares under SARs, with such limit subject to adjustment pursuant to Article 10. If an Option or SAR is cancelled without being exercised, that cancelled Option or SAR shall continue to be counted against the limit on Options and SARs that may be granted to any individual under this Section 4.3(a).

(b) Cash Awards And Stock Awards. Any Award intended as “qualified performance-based compensation” within the meaning of section 162(m) of the Code must vest or become exercisable contingent on the achievement of one or more Objectively Determinable Performance Conditions. The Committee shall have the discretion to determine the time and manner of compliance with section 162(m) of the Code.

ARTICLE 5    OPTIONS.

5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation.

5.2 Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 10.

5.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an Option shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant (and shall not be less than 110% of the Fair Market Value for an ISO granted to a Ten Percent Shareholder).

5.4 Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed 10 years from the date of grant (and shall not exceed 5 years from the date of an ISO grant for a Ten Percent Shareholder). If an Optionee changes status from an Employee to a Consultant or Outside Director, that Optionee’s ISOs will become NSOs if not exercised within the three-month period beginning with the Optionee’s termination of Service as an Employee for any reason other than the Optionee’s death or Disability. An ISO shall be treated as an NSO if it remains exercisable after, and is not exercised within, the three-month period described above. If an Optionee’s Service terminates due to Disability, any ISO held by such Optionee shall be treated as an NSO if it remains exercisable after, and is not exercised within, one year after termination of the Optionee’s Service. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, Disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. No Option granted to an individual who is subject to the overtime pay provisions of the Fair Labor Standards Act may be exercised before the expiration of six months after the Grant Date.

5.5 Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company or in the event that the Optionee is subject to an Involuntary Termination after a Change in Control. In addition, acceleration of exercisability may be required under Section 10.3.

5.6 Nonassignability of Options. Except as determined by the Committee, no Option shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution. However, Options may be transferred and exercised in accordance with a Domestic Relations Order and may be exercised by a guardian or conservator appointed to act for the Participant. No rights under an ISO may be transferred by the Participant, other than to a trust where under section 671 of the Code and other Applicable Law the Participant is considered the sole beneficial owner of the Option while it is held in trust, or by will or the laws of descent and distribution. The Company’s compliance with a Domestic Relations Order, or the exercise of an ISO by a guardian or conservator appointed to act for the Participant, shall not violate this Section 5.6.

5.7 Substitute Options. The Board may cause the Company to grant Substitute Options in connection with the acquisition by the Company or a Parent, Subsidiary or Affiliate of equity securities of any entity (including by merger, tender offer, or other similar transaction) or of all or a portion of the assets of any entity. Any such substitution shall be effective on the effective date of the acquisition. Substitute Options may be NSOs or ISOs. Unless and to the extent specified otherwise by the Board, Substitute Options shall have the same terms and conditions as the options they replace, except that (subject to the provisions of Article 10) Substitute Options shall be Options to purchase Common Shares rather than equity securities of the granting entity and shall have an Exercise Price adjusted appropriately, as determined by the Board.

5.8 Limitation on ISOs. Options intended to be ISOs that are granted to any single Optionee under all incentive stock option plans of the Company and its Parents or Subsidiaries, including ISOs granted under the Plan, may not first become exercisable for more than $100,000 in Fair Market Value of stock (measured on the grant dates of the Options) during any calendar year.

ARTICLE 6    PAYMENT FOR OPTION SHARES.

6.1 General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents denominated in U.S. dollars (except as specified by the Committee for non-U.S. Employees or non-U.S. sub-plans) at the time when such Common Shares are purchased, except as follows:

(a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

(b) In the case of an NSO granted under the Plan, the Committee may at any time permit payment to be made in any form(s) described in this Article 6.

6.2 Exercise/Sale. To the extent that this Section 6.2 is made applicable to an Option by the Committee, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company; provided that to the extent the Company would be deemed to extend or arrange for the extension of credit in the form of a personal loan to an Optionee under the foregoing procedure, no Officer or Director may use the foregoing procedure to pay the Exercise Price.

6.3 Other Forms of Payment. To the extent that this Section 6.3 is made applicable to an Option by the Committee, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with Applicable Law, regulations and rules.

ARTICLE 7    STOCK APPRECIATION RIGHTS.

7.1 SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

7.2 Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 10.

7.3 Exercise Price. Each SAR Agreement shall specify the Exercise Price provided that the Exercise Price under a SAR shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

7.4 Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR provided that the term of a SAR shall in no event exceed 10 years from the date of grant. The grant or vesting of a SAR may be made contingent on the achievement of performance conditions. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, Disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

7.5 Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that the Company is subject to a Change in Control or in the event that the Optionee is subject to an Involuntary Termination after a Change in Control. In addition, acceleration of exercisability may be required under Section 10.3.

7.6 Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine, over the period or periods set forth in the SAR Agreement. A SAR Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a SAR, on an aggregate basis or as to any Participant. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion.

7.7 Nonassignability of SARs. Except as determined by the Committee, no SAR shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution. However, SARs may be transferred and exercised in accordance with a Domestic Relations Order and may be exercised by a guardian or conservator appointed to act for the Participant.

7.8 Substitute SARs. The Board may cause the Company to grant Substitute SARs in connection with the acquisition by the Company or a Parent, Subsidiary or Affiliate of equity securities of any entity (including by merger, tender offer, or other similar transaction) or of all or a portion of the assets of any entity. Any such substitution shall be effective on the effective date of the acquisition. Unless and to the extent specified otherwise by the Board, Substitute SARs shall have the same terms and conditions as the SARs they replace, except that (subject to the provisions of Article 10) Substitute SARs shall be exercisable with respect to the Fair Market Value of Common Shares rather than equity securities of the granting entity and shall be on terms that, as determined by the Board in its sole and absolute discretion, properly reflect that substitution.

ARTICLE 8    RESTRICTED SHARES.

8.1 Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

8.2 Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, labor done, services actually rendered to the Company or for its benefit or in its reorganization, debts or securities cancelled, tangible or intangible property actually received either by the Company or a wholly-owned subsidiary, and promissory notes (provided the recipient is an Employee who is not a Director or Officer at the time of grant). All cash and cash equivalents shall be dominated in U.S. dollars except as specified by the Committee for non-U.S. Employees or non-U.S. sub-plans.

8.3 Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. The Committee may include among such conditions the achievement of Objectively Determinable Performance Conditions A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company or in the event that the Participant is subject to an Involuntary Termination after a Change in Control.

8.4 Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other shareholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. Notwithstanding the foregoing, dividends awarded with respect to Restricted Shares subject to unsatisfied performance-based conditions shall accumulate until all applicable performance-based conditions have been satisfied and will be paid, if at all, as soon as reasonably practicable following the satisfaction of the applicable performance-based conditions.

8.5 Nonassignability of Restricted Shares. Except as determined by the Committee, no Restricted Shares shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution until such time as the Restricted Shares have vested. Notwithstanding anything to the contrary herein, Restricted Shares may be transferred and exercised in accordance with a Domestic Relations Order.

8.6 Substitute Restricted Shares. The Board may cause the Company to grant Substitute Restricted Shares in connection with the acquisition by the Company or a Parent, Subsidiary or Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Unless and to the extent specified otherwise by the Board, Substitute Restricted Shares shall have the same terms and conditions as the restricted shares they replace, except that (subject to the provisions of Article 10) Substitute Restricted Shares shall be Common Shares rather than equity securities of the granting entity and shall be on terms that, as determined by the Board in its sole and absolute discretion, properly reflect the substitution. Any such Substituted Restricted Shares shall be granted effective on the effective date of the acquisition.

8.7 Section 162(m) Limitation. For so long as the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code and with respect to grants of Restricted Shares that are intended to qualify as performance-based compensation under Code Section 162(m), no Employee may be granted within any Fiscal Year under the Plan more than 33,333 Restricted Shares which are subject to the achievement of Objectively Determinable Performance Conditions, with such limit subject to adjustment pursuant to Article 10.

ARTICLE 9    STOCK UNITS.

9.1 Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.

9.2 Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

9.3 Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. The Committee may include among such conditions the achievement of Objectively Determinable Performance Conditions. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, Disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that the Company is subject to a Change in Control or in the event that the Participant is subject to an Involuntary Termination after a Change in Control. In addition, acceleration of vesting may be required under Section 10.3.

9.4 Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both, as determined by the Committee. Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach. Notwithstanding the foregoing, dividend equivalents awarded with respect to Stock Units subject to unsatisfied performance-based conditions shall accumulate until all applicable performance-based conditions have been satisfied and will be paid, if at all, as soon as reasonably practicable following the satisfaction of the applicable performance-based conditions.

9.5 Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Committee, over the period or periods established by the Committee. A Stock Units Award may place limits on the amount that may be paid over any specified period or periods, on an aggregate basis or as to any Participant. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on performance criteria. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Distribution on settlement may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 10.

9.6 Death of Recipient. Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

9.7 Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

9.8 Nonassignability of Stock Units. Except as determined by the Committee, no Stock Units Award shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution. Notwithstanding anything to the contrary herein, Stock Units Awards may be transferred and exercised in accordance with a Domestic Relations Order.

9.9 Substitute Stock Units. The Board may cause the Company to grant Substitute Stock Units in connection with the acquisition by the Company or a Parent, Subsidiary or Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Unless and to the extent specified otherwise by the Board, Substitute Stock Units shall have the same terms and conditions as the stock units they replace, except that (subject to the provisions of Article 10) Substitute Stock Units shall be settled with respect to the Fair Market Value of the Common Shares rather than equity securities of the granting entity and shall be on terms that, as determined by the Board in its sole and absolute discretion, properly reflect the substitution.

9.10 Section 162(m) Limitation. For so long as the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code and with respect to grants of Stock Units that are intended to qualify as performance-based compensation under Code Section 162(m), no Employee may be granted within any Fiscal Year under the Plan more than 33,333 Stock Units which are subject to the achievement of Objectively Determinable Performance Condition, with such limit subject to adjustment pursuant to Article 10.

ARTICLE 10    PROTECTION AGAINST DILUTION.

10.1 Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Shares, a stock split, a reverse stock split, a reclassification or other distribution of the Common Shares without the receipt of consideration by the Company, of or on the Common Stock, a recapitalization, a combination, a spin-off or a similar occurrence, the Committee shall make equitable and proportionate adjustments to:

(a) the maximum aggregate number of Common Shares reserved for issuance under the Plan as specified in Section 3.1 and to be issued as ISOs as set forth under Section 3.1 and the number of Common Shares under the Prior Plans that may become available for award under this Plan pursuant to Section 3.1(ii);

(b) the number and kind of securities available for Awards (and which can be issued as ISOs) under Section 3.1;

(c) the limitations set forth in Sections 4.3(a), 8.7 and 9.10;

(d) the number and kind of securities covered by each outstanding Award;

(e) the Exercise Price under each outstanding Option and SAR; or

(f) the number and kind of outstanding securities issued under the Plan.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such proportionate adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Except as provided in this Article 10, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. Any adjustment of Common Shares pursuant to this Section 10.1 shall be rounded down to the nearest whole number of Common Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares and no consideration shall be provided as a result of any fractional shares not being issued or authorized.

10.2 Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs, unvested Restricted Shares and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company and be forfeited to the Company.

10.3 Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for (a) the continuation of the outstanding Awards by the Company, if the Company is a surviving corporation, (b) the assumption of the outstanding Awards by the surviving entity or its parent or subsidiary, (c) the substitution by the surviving entity or its parent or subsidiary of its own awards for the outstanding Awards, (d) full exercisability or vesting and accelerated expiration of the outstanding Awards, (e) settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards (with the “full value” of Options and SARs to be determined based on the spread of the Award at the time of the transaction), and in all cases without needing consent of any Participant. In the event of a Divestiture, the Board may, but need not, direct that one or more of the foregoing actions be taken with respect to Awards held by, for example, Employees, Outside Directors or Consultants for whom the transaction or event resulted in a termination of Service. The Board need not adopt the same rules for each Award or Participant.

ARTICLE 11    DEFERRAL OF AWARDS.

The Committee (in its sole discretion) may permit or require a Participant to:

(a) Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(b) Have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

(c) Have Common Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Common Shares as of the date when they otherwise would have been delivered to such Participant.

A deferred compensation account established under this Article 11 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Article 11.

Any and all arrangements under this Article 11 must comply with the rules and requirements of Section 409A of the Code including, without limitation, the requirements for the timing of deferral elections and the Delay In Payments to Specified Employees.

ARTICLE 12    AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under the Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3. Notwithstanding the foregoing, each Common Share issued pursuant to this Article 12 shall be counted against the Plan reserve in Section 3.1 as one (1) Common Share to the extent such shares are issued in respect of awards under other plans or programs that have substantially similar terms and conditions to Options or SARs granted under the Plan, including, with respect to stock options or equivalent securities, an exercise price at least equal to the fair market value of the securities for which the stock option or equivalent security is exercisable, measured at the date of grant.

ARTICLE 13    PAYMENT OF DIRECTORS’ FEES IN SECURITIES.

13.1 Effective Date. No provision of this Article 13 shall be effective unless and until the Board has determined to implement such provision.

13.2 Elections to Receive NSOs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Article 13 must be timely filed with the Company on the prescribed form.

13.3 Number and Terms of NSOs, Restricted Shares or Stock Units. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The Board shall also determine the terms of such NSOs, Restricted Shares or Stock Units.

ARTICLE 14    LIMITATION ON RIGHTS.

14.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to Applicable Law, the Company’s articles of incorporation and by-laws and a written employment agreement (if any).

14.2 Shareholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by satisfying all requirements for exercise at a time when the Company is obligated to deliver such Common Shares under the terms of the Award agreement and this Plan. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

14.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all Applicable Law. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all Applicable Law relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

14.4 Code Section 409A. Notwithstanding anything in the Plan to the contrary, the Plan and Awards granted hereunder are intended to comply with the requirements of Code Section 409A and shall be interpreted in a manner consistent with such intention.

ARTICLE 15    WITHHOLDING TAXES.

15.1 General. To the extent required by Applicable Law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

15.2 Share Withholding. To the extent that Applicable Law subjects a Participant to tax withholding obligations, the Committee may establish procedures that may permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered.

ARTICLE 16    FUTURE OF THE PLAN.

16.1 Term of the Plan. The Plan was effective on the Effective Date. The Plan, as may be amended or restated from time to time, shall remain in effect until the tenth anniversary of the Effective Date or until such earlier date as provided under Section 16.2. Except as provided in Section 3.1, this Plan will not in any way affect outstanding awards that were issued under the Prior Plans or other Company equity compensation plans. No further awards may be granted under the Prior Plans as of the date of approval of this Plan by the Company’s shareholders.

16.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company’s shareholders only to the extent required by Applicable Law. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not impair the rights of any Participant under any Award previously granted under the Plan unless the Participant consents to such amendment. The Board or the Committee may amend the terms of any existing Award, prospectively or retroactively, but no such amendment shall impair the rights of any Participant unless the Participant consents to such amendment. The Board or the Committee may not amend the terms of any Option or SAR to reduce the Exercise Price (except pursuant to Article 10), or cancel any Option or SAR and grant a new Option or SAR with a lower Exercise Price such that the effect would be the same as reducing the Exercise Price, without the approval of the Company’s shareholders. Notwithstanding anything herein to the contrary, no consent of a Participant shall be required if the Board determines, in its sole and absolute discretion, that the amendment, suspension, termination, or modification: (a) is required or advisable in order for the Company, the Plan or the Award to satisfy Applicable Law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any transaction or event described in Article 10, is in the best interests of the Company or its shareholders. The Board may, but need not, take the tax or accounting consequences to affected Participants into consideration in acting under the preceding sentence. Those decisions shall be final, binding and conclusive. Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it under the Plan with respect to Awards granted before the termination notwithstanding that Awards become exercisable or are to be settled after the termination.

ARTICLE 17    DEFINITIONS.

17.1 “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

17.2 “Applicable Law” means any and all laws of whatever jurisdiction, within or without the United States, and the rules of any stock exchange or quotation system on which Common Shares are listed or quoted, applicable to the taking or refraining from taking of any action under the Plan, including the administration of the Plan and the issuance or transfer of Awards.

17.3 “Award” means any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

17.4 “Board” means the Company’s Board of Directors, as constituted from time to time.

17.5 “Cause” means, except as may otherwise be provided in an applicable Award agreement, (a) acts or omissions constituting gross negligence, recklessness or willful misconduct with respect to the Participant’s obligations or otherwise relating to the business of the Company; (b) the Participant’s material breach of a written agreement between the Participant and the Company (or a Parent, Subsidiary or Affiliate); (c) conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude; (d) dishonesty or involvement in any conduct that adversely affects the Company’s name or public image or is otherwise detrimental to the Company’s business interests; (e) willful neglect of duties; or (f) unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use or disclosure causes material harm to the Company. The foregoing, however, shall not be deemed an exclusive list of all acts or omissions that the Company (or the Parent, Subsidiary or Affiliate employing the Participant) may consider as grounds for the discharge of the Participant without Cause. The Committee shall be entitled to determine “Cause” based on the Committee’s good faith belief.

17.6 “Change in Control” means, except as may otherwise be provided in an applicable Award agreement:

(a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

(b) The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(c) A change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors;

(d) Any transaction as a result of which the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which a majority of the Continuing Directors who are not affiliated with the offeror do not recommend such shareholders accept; or

(e) A Divestiture; provided that a Divestiture shall be a Change in Control only to the extent that the Board determines that such Divestiture constitutes a Change in Control, and then only for those Participants for whom the Board has expressly resolved that such Divestiture constitutes a Change in Control for such Participants. In making such determination, the Board need not adopt the same rules for each Award or Participant.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction. The Committee shall determine whether an event shall be treated as a Change in Control.

17.7 “Code” means the Internal Revenue Code of 1986, as amended.

17.8 “Committee” means a committee of the Board, as described in Article 2.

17.9 “Common Share” means one share of the common stock of the Company.

17.10 “Company” means Overland Storage, Inc., a California corporation.

17.11 “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor.

17.12 “Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

17.13 “Delay In Payments to Specified Employees” means if a Participant is a “specified employee” (as defined under Code Section 409A) on separation from Service, to the extent any Award or arrangement needs to comply with Code Section 409A, then certain payments may be delayed and not be paid during the first six months following the separation from Service but will instead be paid on the earlier of the first business day of the 7th month following the separation from Service, or ten (10) days after the Company receives written confirmation of the Participant’s death. Any such delayed payments shall be made without interest.

17.14 “Director” means a member of the Board of Directors of the Company.

17.15 “Disability” means that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The Disability of a Participant shall be determined solely by the Committee on the basis of such medical evidence as the Committee deems warranted under the circumstances.

17.16 “Divestiture” means a transaction or event where the Company or a Parent, Subsidiary or Affiliate sells or otherwise transfers its equity securities to a person or entity other than the Company or a Parent, Subsidiary or Affiliate, or leases, exchanges or transfers all or any portion of its assets to such a person or entity, where the Board specifies that such transaction or event constitutes a “Divestiture.”

17.17 “Domestic Relations Order” means a “domestic relations order” as defined in, and otherwise meeting the requirements of, section 414(p) of the Code, except that reference to a “plan” in that definition shall be to the Plan.

17.18 “Effective Date” means November 14, 2009 which was the date on which the Plan was adopted by the Board.

17.19 “Employee” means a common law employee of the Company, a Parent, a Subsidiary or an Affiliate. Notwithstanding the foregoing, individuals who are classified by the Company or a Parent, Subsidiary or Affiliate as (i) leased from or otherwise employed by a third party, (ii) independent contractors, or (iii) intermittent or temporary workers, shall not be deemed Employees. The Company’s or a Parent’s, Subsidiary’s or Affiliate’s classification of an individual as an “Employee” (or as not an “Employee”) for purposes of the Plan shall not be altered retroactively even if that classification is changed retroactively for another purpose as a result of an audit, litigation or otherwise. A Participant shall not cease to be an Employee due to transfers between locations of the Company, or among the Company and a Parent, Subsidiary or Affiliate, or to any successor to the Company or a Parent, Subsidiary or Affiliate that assumes an Optionee’s Options under Section 10.3. Neither service as a Director nor receipt of a director’s fee shall be sufficient to make a Director an “Employee.”

17.20 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

17.21 “Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

17.22 “Fair Market Value” means the market price of a Common Share determined by the Committee as follows:

(i) If the Common Shares were traded on a stock exchange (such as the New York Stock Exchange, NYSE Amex, the NASDAQ Global Market or NASDAQ Capital Market) at the time of determination, then the Fair Market Value shall be equal to the regular session closing price for such stock as reported by such exchange (or the exchange or market with the greatest volume of trading in the Common Shares) on the date of determination, or if there were no sales on such date, on the last date preceding such date on which a closing price was reported;

(ii) If the Common Shares were traded on the OTC Bulletin Board at the time of determination, then the Fair Market Value shall be equal to the last-sale price reported by the OTC Bulletin Board for such date of determination, or if there were no sales on such date, on the last date preceding such date on which a sale was reported; and

(iii) If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith using a reasonable application of a reasonable valuation method as the Committee deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported by the applicable exchange or the OTC Bulletin Board, as applicable, or a nationally recognized publisher of stock prices or quotations (including an electronic on-line publication). Such determination shall be conclusive and binding on all persons.

17.23 “Fiscal Year” means the Company’s fiscal year.

17.24 “Involuntary Termination” means the termination of the Participant’s Service by reason of:

(a) The involuntary discharge of the Participant by the Company (or the Parent, Subsidiary or Affiliate employing him or her) for reasons other than Cause; or

(b) The voluntary resignation of the Participant following (i) a material adverse change in his or her title, stature, authority or responsibilities with the Company (or the Parent, Subsidiary or Affiliate employing him or her), (ii) a material reduction in his or her base salary or (iii) receipt of notice that his or her principal workplace will be relocated by more than 90 miles.

17.25 “ISO” means an incentive stock option described in section 422(b) of the Code.

17.26 “NSO” means a stock option not described in sections 422 or 423 of the Code.

17.27 “Objectively Determinable Performance Condition” shall mean a performance condition (i) that is established (A) at the time an Award is granted or (B) no later than the earlier of (1) 90 days after the beginning of the period of Service to which it relates, or (2) before 25% of the period of Service to which it relates has elapsed, (ii) that is substantially uncertain of achievement at the time it is established, and (iii) the achievement of which would be determinable by a third party with knowledge of the relevant facts. Examples of measures that may be used in Objectively Determinable Performance Conditions include net order dollars, net profit dollars, net profit growth, net revenue dollars, profit/loss or profit margin, operating profit, net operating profit, operating margin, working capital, sales or revenue, revenue growth, gross margin, cost of goods sold, individual performance, cash, accounts receivables, writeoffs, cash flow, liquidity, income, net income, operating income, net operating income, earnings, earnings before interest, taxes, depreciation and/or amortization, earnings per share, growth in earnings per share, price/earnings ratio, debt or debt-to-equity, economic value added, assets, return on assets, return on equity, stock price, shareholders’ equity, total shareholder return, including stand-alone or relative to a stock market or peer group index, return on capital, return on assets or net assets, return on investment, return on operating revenue, any other financial objectives, objective customer satisfaction indicators and efficiency measures, operations, research or related milestones, intellectual property (e.g., patents), product development, site, plant or building development, internal controls, policies and procedures, information technology, human resources, corporate governance, business development, market share, strategic alliances, licensing and partnering, contract awards or backlog, expenses, overhead or other expense reduction, compliance programs, legal matters, accounting and reporting, credit rating, strategic plan development and implementation, mergers and acquisitions and divestitures, financings, management, improvement in workforce diversity, or any similar criteria, each with respect to the Company and/or a Parent, Subsidiary or Affiliate, and/or an individual business unit.

17.28 “Officer” means an officer of the Company as defined in Rule 16a-1 adopted under the Exchange Act.

17.29 “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

17.30 “Optionee” means an individual or estate who holds an Option or SAR.

17.31 “Outside Director” means a member of the Board who is not an Employee.

17.32 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

17.33 “Participant” means (i) a person to whom an Award has been granted, including a holder of a Substitute Award; or (ii) a person to whom an Award has been transferred in accordance with the applicable requirements of Sections 5.6, 7.7, 8.5, or 9.8

17.34 “Plan” means this Overland Storage, Inc. 2009 Equity Incentive Plan, as amended from time to time.

17.35 “Prior Plans” means the Company’s 1995 Stock Option Plan, 1997 Executive Stock Option Plan, 2000 Stock Option Plan, 2001 Supplemental Stock Option Plan, and 2003 Equity Incentive Plan, each as in effect on the Effective Date.

17.36 “Restricted Share” means a Common Share awarded pursuant to Article 8 of the Plan.

17.37 “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

17.38 “SAR” means a stock appreciation right granted under the Plan.

17.39 “SAR Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.

17.40 “Service” means service as an Employee, Outside Director or Consultant. Unless otherwise determined by the Committee or otherwise provided in the Plan or Award agreement, Service shall continue notwithstanding a change in status from an Employee, Consultant or Outside Director to another such status. An event that causes a Parent, Subsidiary or Affiliate to cease having status as a Parent, Subsidiary or Affiliate shall be deemed to discontinue the Service of that entity’s Employees, Outside Directors and Consultants unless such persons retain the status of Employee, Outside Director or Consultant of the Company or a remaining Parent, Subsidiary or Affiliate.

17.41 “Shareholder Approval Date” means January 5, 2010 which was the date on which the adoption of the Plan was approved by the Company’s shareholders.

17.42 “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

17.43 “Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

17.44 “Stock Unit Agreement” means the agreement between the Company and the recipient of Stock Units that contains the terms, conditions and restrictions pertaining to such Stock Units.

17.45 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

17.46 “Substitute Award” means a Substitute Option, Substitute SAR, Substitute Restricted Share or Substitute Stock Unit granted in accordance with the terms of the Plan.

17.47 “Substitute Option” means an Option granted in substitution for, or upon the conversion of, an option granted by another entity to purchase equity securities in the granting entity.

17.48 “Substitute SAR” means a SAR granted in substitution for, or upon the conversion of, a stock appreciation right granted by another entity with respect to equity securities in the granting entity.

17.49 “Substitute Restricted Share” means a Restricted Share granted in substitution for a restricted share granted by another entity with respect to equity securities in the granting entity.

17.50 “Substitute Stock Unit” means a Stock Unit granted in substitution for, or upon the conversion of, a stock unit granted by another entity with respect to equity securities in the granting entity.

17.51 “Ten Percent Shareholder” means any person who, directly or by attribution under Section 424(d) of the Code, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary on the date of Option grant.

OVERLAND STORAGE, INC.

SPECIAL MEETING OF SHAREHOLDERS

                ,                 ,

p.m.

CityView Plaza Conference Center

100 W. San Fernando Street

San Jose, CA 95113

Special Meeting Proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I appoint Eric L. Kelly and Kurt L. Kalbfleisch, or either of them, with power of substitution to each, to vote all shares of common stock which I have power to vote at the special meeting of shareholders of Overland Storage, Inc. to be held on                 ,                ,                 at                 ., or at any adjournment or postponement thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though I were present in person and voting such shares. My appointed proxies are authorized in their discretion to vote upon such other business as may properly come before the special meeting.

(CONTINUED, AND TO BE SIGNED AND DATED ON REVERSE SIDE)

Thank You For Voting

Shareowner ServicesSM P.O. Box 64945, St. Paul, MN 55164-0945

COMPANY #

There are three ways

to vote your Proxy.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE – TOLL FREE – 1-800-560-1965

QUICK ««« EASY ««« IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 9:00 p.m., Pacific Time, on .

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Payer Identification Number available. Follow the simple instructions the voice provides you.

VOTE VIA INTERNET – http://www.eproxy.com/ovrl/

QUICK ««« EASY ««« IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week until 9:00 p.m., Pacific Time, on .

•

Please have your proxy card and the last four digits of your Social Security Number or Tax Payer Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Overland Storage, Inc., c/o Wells Fargo Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

ò     Please detach here    ò

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTES “FOR”
PROPOSALS 1, 2, 3, 4, 5 AND 6

1.	APPROVE THE ISSUANCE OF 47,152,630 SHARES OF OUR COMMON STOCK AS THE ACQUISITION SHARES AT THE CLOSING OF OUR PROPOSED ACQUISITION OF TANDBERG DATA HOLDINGS S.À R.L.	☐ For ☐ Against ☐ Abstain

2.	APPROVE THE AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 90,200,000 SHARES TO 125,000,000 SHARES:	☐ For ☐ Against ☐ Abstain

3.	APPROVE THE ISSUANCE OF UP TO 17,192,304 SHARES OF THE COMPANY’S COMMON STOCK, WHICH WERE ISSUED OR ARE ISSUABLE UPON THE CONVERSION OF OUTSTANDING PROMISSORY NOTES ISSUED IN FEBRUARY 2013 AND NOVEMBER 2013 AND ADDITIONAL CONVERTIBLE PROMISSORY NOTES TO BE ISSUED PURSUANT TO THE NPA:	☐ For ☐ Against ☐ Abstain

4.	APPROVE THE PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A SPECIFIC RATIO, RANGING FROM ONE-FOR-TWO TO ONE-FOR-TEN, TO BE DETERMINED BY THE BOARD OF DIRECTORS AND EFFECTED, IF AT ALL, WITHIN ONE YEAR FROM THE DATE OF THE SPECIAL MEETING:	☐ For ☐ Against ☐ Abstain

5.	APPROVE THE AMENDMENTS TO OUR 2009 EQUITY INCENTIVE PLAN, INCLUDING AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR AWARD GRANT PURPOSES UNDER THE 2009 EQUITY INCENTIVE PLAN BY 7,000,000 SHARES OF COMMON STOCK:	☐ For ☐ Against ☐ Abstain

6.	APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES:

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, 5, AND 6, AND IN THE DISCRETION OF THE APPOINTED PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Address change? Mark box ☐ Indicate changes below		Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.